As filed with the Securities and Exchange Commission on February 27, 2026

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Steakholder Foods Ltd.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

State of Israel	2000	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

22 Einstein St., PO Box 4061

Ness Ziona, Israel 7403686

Tel +972 73-332-2853

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steakholder Foods USA, Inc.

1007 North Orange Street, 10th Floor

Wilmington, Delaware 19801

(302) 485-5218

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gary Emmanuel, Esq. David Huberman, Esq. Michael Soumas, Esq. Greenberg Traurig, P.A. One Azrieli Center Round Tower, 30th floor 132 Menachem Begin Rd Tel Aviv 6701101 Tel: +972 3-636-6000	Shachar Hadar, Adv. Matthew Rudolph, Adv. Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 5250608, Israel Tel: +972-3-610-3100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED FEBRUARY 27, 2026

5,693,950 American Depositary Shares, each representing four thousand (4,000) Ordinary Shares

This prospectus relates to resale from time to time by the selling shareholder identified in this prospectus, or Selling Shareholder, of our American Depositary Shares, or ADSs, each ADS representing four thousand (4,000) ordinary shares, no par value, in an offering amount of up to USD 8 million, or the ELOC ADSs, which represent 5,693,950 ADSs based on the closing price of the ADSs on the Nasdaq Capital Market, LLC, or Nasdaq, on February 23, 2026 of USD 1.405 per ADS, that may be issued by us to the Selling Shareholder pursuant to the Any Market Purchase Agreement dated as of February 27, 2025, by and between us and the Selling Shareholder, or ELOC Purchase Agreement, establishing a committed equity facility, or ELOC. We previously issued 874 ADSs, or the Commitment ADSs, as the Commitment Fee (as defined below) pursuant to the ELOC Purchase Agreement. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the ELOC ADSs by the Selling Shareholder. However, we may receive up to USD 8 million in aggregate gross proceeds from the Selling Shareholder under the ELOC Purchase Agreement in connection with sales of the ELOC ADSs to the Selling Shareholder pursuant to the ELOC Purchase Agreement after the date of this prospectus. See “Plan of Description” for a description of the ELOC Purchase Agreement and the Facility and “Selling Shareholder” for additional information regarding the Selling Shareholder.

The Selling Shareholder is identified in the table commencing on page 82. The Selling Shareholder may offer, sell or distribute all or a portion of the ELOC ADSs hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will bear all costs, expenses and fees in connection with the registration of these ELOC ADSs, including with regard to compliance with state securities or “blue sky” laws. The timing and amount of any sale are within the sole discretion of the Selling Shareholder. The Selling Shareholder is an underwriter under the Securities Act of 1933, as amended, or Securities Act, and will pay or assume any discounts, commissions or concessions received by them except as set forth in the ELOC Purchase Agreement. Although the Selling Shareholder is obligated to purchase our ELOC ADSs under the terms of the ELOC Purchase Agreement to the extent we choose to sell such ELOC ADSs to it (subject to certain conditions), there can be no assurances that the Selling Shareholder will sell any or all of the ELOC ADSs purchased under the ELOC Purchase Agreement pursuant to this prospectus.

This prospectus describes the general manner in which the ADSs may be offered and sold by the Selling Shareholder. If necessary, the specific manner in which the ADSs may be offered and sold will be described in a supplement to this prospectus. Any such prospectus supplement may also add, update or change information in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement carefully before you invest. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

Given the relative lack of liquidity in our stock, sales of our ADSs under the registration statement of which this prospectus is a part could result in a significant decline in the market price of our securities.

Our ADSs are listed on the Nasdaq Capital Market under the symbol “STKH.” The last reported sale price of our ADSs on February 26, 2026 was $1.41 per ADS.

The securities offered in this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus to read about factors you should consider before purchasing any of our securities.

Neither the U.S. Securities and Exchange Commission, the Israel Securities Authority nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2026.

i

About This Prospectus

Unless the context suggests otherwise, all references to “Steakholder Foods,” “we,” “us,” “our,” the “Company,” the “Registrant” and all similar designations refer to Steakholder Foods Ltd., an Israeli company, and its consolidated subsidiaries.

You should rely only on the information contained in this prospectus, including information incorporated by reference herein, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling shareholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

For investors outside of the United States: We and the selling shareholders have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

The terms “dollar,” “U.S. dollar” and “$” refer to the United States dollar, the lawful currency of the United States of America.

We are incorporated under Israeli law and under the rules of the Securities and Exchange Commission, or the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

INDUSTRY AND MARKET DATA

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we are responsible for all of the disclosures contained in this prospectus, including such statistical, market and industry data, we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. In addition, while we believe the market opportunity information included in this prospectus is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties, including those discussed under the heading “Risk Factors.”

ii

PRESENTATION OF FINANCIAL INFORMATION

We report under generally accepted accounting principles in the United States, or U.S. GAAP.

On January 26, 2020, Steakholder Foods (then called Ophectra Real Estate and Investment Ltd., or Ophectra), a company incorporated under the laws of the State of Israel whose shares were traded on the Tel Aviv Stock Exchange, or TASE, merged with MeaTech Ltd., or MeaTech, a privately-held Israeli company developing cultivated meat technologies, whereupon the name Ophectra was changed to Meat-Tech 3D Ltd., and later changed to MeaTech 3D Ltd., or MeaTech 3D, and then to Steakholder Foods Ltd. in July 2022. In connection with the merger, MeaTech’s shareholders transferred 100% of MeaTech’s share capital to Steakholder Foods, and in return Steakholder Foods allotted such shareholders 60% of the Company’s issued and paid-up share capital, as well as milestone-based warrants at no exercise price. At the closing of the merger, MeaTech’s directors and officers were appointed to equivalent positions at Steakholder Foods.

As Steakholder Foods was the surviving entity of the merger, and continued the pre-merger business operations, utilizing the pre-merger management and employees of MeaTech, the transaction was treated as a reverse acquisition that does not constitute a business combination.

Therefore, our consolidated financial statements and financial data included herein for all periods through and including December 31, 2019 were adjusted retroactively to reflect the financial statements of MeaTech (now called Steakholder Foods Ltd.), other than the information concerning earnings per share, which is presented according to the equity information of Steakholder Foods and our consolidated financial statements and financial data included herein from January 1, 2020 onward relate to Steakholder Foods.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

ADS Ratio Changes

Effective as of April 28, 2025, we adjusted the ratio of the ADSs in relation to our ordinary shares. The adjustment changed the ratio from one (1) ADS representing one hundred (100) ordinary shares to a new ratio of one (1) ADS representing five hundred (500) ordinary shares. This ratio adjustment effectively served as a one-for-five reverse ADS split for ADS holders.

Effective as of September 10, 2025, we adjusted the ratio of the ADSs in relation to our ordinary shares. The adjustment changed the ratio from one (1) ADS representing five hundred (500) ordinary shares to a new ratio of one (1) ADS representing four thousand (4,000) ordinary shares. This ratio adjustment effectively served as a one-for-eight reverse ADS split for ADS holders.

Unless otherwise noted, the financial information, share numbers, option numbers, warrant numbers, other derivative security numbers and exercise prices appearing in this prospectus, including those as of dates prior to the completion of the ADS ratio changes, have been adjusted to give effect to such changes. Documents incorporated by reference into the registration statement of which this prospectus forms a part that were filed prior to the respective effective dates of the ADS ratio changes, do not give effect to such changes.

TRADEMARKS AND TRADENAMES

We own or have rights to trademarks, service marks and trade names that we use in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are listed without the ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks, service marks and trade names.

We have not taken any action to permit a public offering of the securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus outside of the United States.

iii

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the SEC, listed in the section of the prospectus entitled “Incorporation of Certain Information by Reference.” Because it is only a summary, it does not contain all of the information that you should consider before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before making an investment decision. Some of the statements in this prospectus and the documents incorporated by reference herein constitute forward-looking statements that involve risks and uncertainties. See information set forth under the section “Cautionary Note Regarding Forward-Looking Statements.”

Our Company

We are an international deep-tech company that initiated activities in 2019 and are listed on the Nasdaq Capital Market under the ticker “STKH”. We are focusing on developing and selling 3D-printing production machines, utilizing advanced technologies to revolutionize the food industry, and on launching our own branded alternative protein foods in 2026.

We have developed alternative protein machinery, initially for three-dimensional printing of meat and seafood analogs, followed by hybrid meats that combine cultivated and plant-based elements. We believe that our alternative protein and cultivated meat technologies hold significant potential to reduce the environmental impact of food production (including reducing carbon footprint and promoting biodiversity), improve the supply chain, and offer consumers a range of new product offerings.

We provide production technology and associated supplies needed to commercially produce structured alternative protein products. To that end, we have developed three-dimensional printing capabilities that can mimic meat and seafood texture, flavor, nutritional values and more. Our initial commercial offering combines three-dimensional printers and their supplies, primarily plant-based ingredient blends for printing plant-based meat and fish analogs. So far, we have developed two main types of three-dimensional printer: (1) meat printer - a food production machine that produces meat analogs with a fibrous texture, mimicking meats such as beef, pork and chicken; and (2) fish printer – a food production machine that produces fish and seafood analogs with a flaky texture, such as fish and seafood. These first commercial offerings are intended to affordably generate revenues for our partners and customers by manufacturing plant-based meat and fish analogs, which are not expected to require the lengthy regulatory processes associated with cultivated meats and other novel foods.

We are led by our Chief Executive Officer, Arik Kaufman, who has founded various Nasdaq- and TASE - traded foodtech companies, and is a founding partner of BlueOcean Sustainability Fund, LLC, led by Ashton Kutcher, Guy Oseary and Effie Epstein, which has partnered with us to assist in attempting to accelerate our growth. Mr. Kaufman holds extensive personal experience in the fields of food-tech and bio-tech, and has led and managed numerous complex commercial negotiations, as part of local and international fundraising, mergers and acquisitions, or M&A, transactions. We have carefully selected personnel for the rest of our executive management team who possess substantial industry experience and share our core values.

Corporate Information

We were incorporated in May 2018 in Israel as DocoMed Ltd., and originally provided digital health services. In July 2019, we changed our name to MeaTech, and commenced our cultured meat technology development operations. In January 2020, MeaTech completed a merger with Ophectra, whereupon the name Ophectra was changed to Meat-Tech 3D Ltd., and later changed to MeaTech 3D Ltd. and then Steakholder Foods Ltd.

Our principal executive offices are located at 22 Einstein St., Ness Ziona 7403686 Israel. The phone number at our principal executive offices is +972-8-974-0000. We maintain a corporate website at www.steakholderfoods.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Recent Developments

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Developments.”

The Offering

Ordinary shares currently outstanding	5,522,396,659 ordinary shares, represented or representable by 1,380,599 ADSs.

ADSs offered by the selling shareholder	The ELOC ADSs that we may elect, in our sole discretion, to issue and sell to the Selling Shareholder, from time to time from, in a maximum offering amount of up to USD 8 million which represents approximately 5,693,950 ADSs based on the closing price of our shares on the Nasdaq on February 23, 2026, of USD 1.405 per share. The selling shareholder is identified in the table commencing on page 82.

Ordinary shares to be outstanding assuming full sale of the ADSs	28,298,196,659 ordinary shares, represented or representable by 7,074,549 ADSs.

Use of proceeds	We will not receive any proceeds from any sale of the ELOC ADSs by the Selling Shareholder. However, we may receive up to USD 8 million in aggregate gross proceeds from the Selling Shareholder under the ELOC Purchase Agreement in connection with sales of our ELOC ADSs after the date of this prospectus. We intend to use any proceeds from the facility for working capital and general corporate purposes. For more information on the use of proceeds, see “Use of Proceeds”.

Nasdaq Capital Market Symbol	Our ADSs are listed on the Nasdaq Capital Market under the symbol “STKH.”

Risk factors	Before investing in our securities, you should carefully read and consider the “Risk Factors” beginning on page 3 of this prospectus.

Unless otherwise indicated, the information above is based on 5,522,396,659 Ordinary Shares representable by approximately 1,380,599 ADSs outstanding as of February 23, 2026, and excludes:

●	1,183,064 ADSs issuable upon the exercise of investor warrants, pre-funded milestone warrants and warrants issued to placement agents (or their designees) to purchase ADSs, at a weighted-average exercise price of $18.77 per ADS;

●	21,908 ADSs issuable upon the exercise of options and restricted share units to purchase ADSs, at a weighted average exercise price of $12.44 per ADS;

●	190,996 of our ADSs representing shares reserved for future issuance under the Steakholder Foods Ltd. 2022 Share Incentive Plan, or the 2022 Share Incentive Plan; and

●	1,554 ADSs issuable to a consultant upon exercise of options at an exercise price to be determined at the time of exercise using a pre-determined formula; and
●	up to 5,693,950 ADSs that we may issue from time to time to the Selling Shareholder as ELOC ADSs pursuant to the ELOC Purchase Agreement should we elect to sell such ordinary shares to the Selling Shareholder.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options or warrants into ordinary shares as described above.

RISK FACTORS

An investment in our securities involves significant risks. Before making an investment in our securities, you should carefully read all of the information contained in this prospectus and in the documents incorporated by reference herein. For a discussion of risk factors that you should carefully consider before deciding to purchase any of our securities, please review the additional risk factors disclosed below, the information under the heading “Risk Factors” and the section entitled “Risk Factors” contained in our annual report on Form 20-F for the year ended December 31, 2024 filed with the SEC on March 31, 2025. In addition, please read “About this Prospectus” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial also may adversely affect our business, operations results of operations, financial condition and prospects.

Summary of Risks Associated with our Business

Our business is subject to a number of risks of which you should be aware. You should carefully consider all the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth in the sections titled “Risk Factors”. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. Among these important risks are, but not limited to, the following:

RISKS RELATED TO OUR FINANCIAL CONDITION AND LIQUIDITY REQUIREMENTS

●	We expect to continue incurring significant losses for the foreseeable future.

●	We may require substantial additional funds to complete our research, development and commercialization activities.

●	There is substantial doubt as to whether we can continue as a going concern.

●	Raising additional capital may cause dilution to our existing shareholders or restrict our operations.

RISKS RELATED TO OUR BUSINESS AND STRATEGY

●	We have a limited operating history to date.

●	The research and development associated with alternative protein manufacturing is a lengthy process.

●	We may engage in future acquisitions, joint ventures or collaborations, which may not be successful.

●	We may not be able to successfully manage our planned growth, and if the market does not grow as we expect, we may not achieve sustainable revenues.

RISKS RELATED TO COMPETITION AND COMMERCIALIZATION OF OUR TECHNOLOGIES AND PRODUCTS

●	We are an early-stage company with an unproven business model.

●	We may suffer reputational harm due to issues with products manufactured by our licensees.

●	Failure to improve our technologies may adversely affect our ability to continue to grow.

●	We may face difficulties if we expand our operations into new geographic regions.

●	Consumer preferences for alternative proteins in general are difficult to predict and may change.

●	We have limited manufacturing experience or resources, and we may have issues in obtaining raw materials.

●	Litigation or legal proceedings, government investigations or other regulatory enforcement actions could subject us to civil and criminal penalties or otherwise expose us to significant liabilities.

RISKS RELATED TO OUR OPERATIONS

●	We expect that a small number of customers will account for a significant portion of our revenues, and we may be exposed to the credit risks of our customers.

●	If we are unable to attract and retain qualified employees, our ability to implement our business plan may be adversely affected, and we may not be able to enforce covenants not to compete under applicable employment laws.

●	Insurance policies may not fully cover the risk of loss to which we are exposed.

●	Our business, reputation and operations could suffer in the event of information technology system failures or a cybersecurity incident.

●	Food safety and food-borne illness incidents may materially adversely affect our business.

RISKS RELATED TO GOVERNMENT REGULATION

●	Products utilizing our technologies will be subject to regulations that could adversely affect our business and results of operations.

●	Any changes in, or failure by our supplier to comply with, applicable laws, regulations or policies could adversely affect our business.

RISKS RELATED TO OUR INTELLECTUAL PROPERTY AND POTENTIAL LITIGATION

●	If we are unable to obtain and maintain our intellectual property rights, we may not be able to compete effectively in our markets.

●	Intellectual property rights of third parties could adversely affect our ability to successfully commercialize our products and may prevent or delay our development and commercialization.

●	Patent policy and rule changes could increase uncertainties and costs.

●	We may be involved in lawsuits to protect or enforce our or third party intellectual property rights.

RISKS RELATED TO OUR OPERATIONS IN ISRAEL

●	Political, economic and military conditions in Israel could have an adverse impact on our business.

●	We are exposed to fluctuations in currency exchange rates.

●	Enforcing a U.S. judgment against us and our executive officers and directors, or asserting U.S. securities law claims in Israel, may be difficult.

●	Our articles of association provide that unless we consent to an alternate forum, the federal district courts of the United States shall be the exclusive forum of resolution of any claims arising under the Securities Act.

●	Our articles of association provide that unless we consent otherwise, the competent courts of Tel Aviv, Israel shall be the sole and exclusive forum for substantially all disputes between the Company and its shareholders under the Companies Law and the Israeli Securities Law.

●	Your rights and responsibilities as our shareholder will be governed by Israeli law, which may differ in some respects from the rights and responsibilities of shareholders of U.S. corporations.

●	Our articles of association and Israeli law could prevent a takeover that shareholders consider favorable and could also reduce the market price of our ADSs.

RISKS RELATED TO THIS OFFERING AND OWNERSHIP OF THE ADSs

●	It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to the Selling Shareholder, or the actual gross proceeds resulting from those sales.

●	The sale of a substantial amount of our ADSs, including resale of the ELOC ADSs to be held by the Selling Shareholder in the public market, could adversely affect the prevailing market price of our ADSs.

●	Investors who buy shares at different times will likely pay different prices.

●	We may require additional financing to sustain our operations and without it we will not be able to continue operations.

●	Sales and issuances of our ADSs or other securities might result in significant dilution and could cause the price of our ADSs to decline.

●	The ADS price may be volatile, and you may lose all or part of your investment.

●	We have never paid dividends on our share capital, nor do we intend to pay dividends for the foreseeable future.

●	ADS holders may not receive the same distributions or dividends as those we make to the holders of our ordinary shares.

●	ADS holders do not have the same rights as our shareholders.

●	ADS holders may be subject to limitations on transfer of their ADSs.

●	We follow certain home country corporate governance practices instead of certain Nasdaq and Exchange Act requirements.

●	If we are a “passive foreign investment company” for U.S. income tax purposes, there may be adverse tax consequences to U.S. investors.

●	If we are a controlled foreign corporation, there could be adverse U.S. income tax consequences to certain U.S. holders.

RISKS RELATED TO OUR FINANCIAL CONDITION AND LIQUIDITY REQUIREMENTS

We expect to continue incurring significant losses for the foreseeable future and may never become profitable.

We have experienced net losses in every period since the inception of our predecessor entity, Steakholder Innovation Ltd., or Steakholder Innovation. We anticipate that we will continue to incur significant losses for the foreseeable future until our commercialization activities become profitable. These activities may prove more expensive than we anticipate. We incur significant expenses in continuing to develop and commercialize our technologies and products. Accordingly, we may not be able to achieve or sustain profitability, and we expect to incur significant losses for the foreseeable future.

Steakholder Innovation commenced food technology development operations in September 2019, and for most of the period since then, we engaged in researching and developing our technologies. Our initial revenues were generated in late 2024, and we cannot guarantee whether or when we will generate substantial revenue from operations. We may not be able to successfully commercialize our technologies and products. In addition, there is no certainty that there will be sufficient demand to justify the production and marketing of our food production machines. The market for alternative proteins may be small or may not develop.

We have recently updated our strategy to prepare for the manufacturing, distributing and selling of branded end products for consumer consumption in various territories, utilizing the services of local distributors. If food production machines utilizing our technologies or our products do not gain wide market acceptance, we may not be able to achieve our anticipated growth, revenues or profitability and we may not be able to continue our business operations.

We may require substantial additional funds to complete our research, development and commercialization activities and, if additional funds are not available on acceptable terms or at all, we may need to significantly scale back or cease our operations.

A significant portion of our activities has been financed by the issuance of equity securities. We believe that we will continue to expend substantial resources for the foreseeable future as we work to commercialize our technologies and products. These expenditures are expected to include costs associated with continued development, manufacturing and supply, as well as general operating expenses. In addition, other unanticipated costs may arise.

There is no certainty that we will be able to obtain funding for our commercialization activities when we need it, on acceptable terms or at all. A lack of adequate funding may force us to reduce or cease all or part of our commercialization activities and business operations. Our operating plan may change because of factors currently unknown to us, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings or other sources, such as strategic collaborations. Such financing may result in dilution to shareholders, imposition of debt covenants and repayment obligations, or other restrictions that may adversely affect our business. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

Our future capital requirements depend on many factors, including:

●	our progress with current research, development and commercialization activities;

●	the number and characteristics of any products or manufacturing processes we develop or acquire;

●	the expenses associated with our marketing initiatives;

●	the timing, receipt and amount of milestone, royalty and other payments from future customers and collaborators, if any;

●	the scope, progress, results and costs of researching and developing future products or improvements to existing products or manufacturing processes;

●	any lawsuits related to our products or commenced against us;

●	the expenses needed to attract, hire and retain skilled personnel;

●	the costs associated with being a public company in the United States; and

●	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing intellectual property claims, including litigation costs and the outcome of such litigation.

If our estimates and predictions relating to any of these factors are incorrect, we may need to modify our operating plan. Additional funds may not be available to us when needed on acceptable terms, or at all. If adequate funds are not available to us on a timely basis, we may be required to delay, limit, reduce or terminate our manufacturing, commercialization activities or other activities that may be necessary to generate revenue and achieve profitability.

There is substantial doubt as to whether we can continue as a going concern.

Our consolidated financial statements as of December 31, 2024 contain an explanatory paragraph that states that our recurring losses from operations raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any measurement or presentation adjustment for assets or liabilities that might result if we would be unable to continue as a going concern. We have incurred operating losses since inception, have only generated initial revenues in 2024, and have not achieved profitable operations. Our net loss, accumulated during the development stage through December 31, 2024 and June 30, 2025, totaled approximately USD 78.7 million and USD 82.5 million, respectively, and we expect to continue to incur substantial losses in future periods while we continue our research, development and commercialization activities.

Raising additional capital may cause dilution to our existing shareholders, restrict our operations or require us to relinquish rights to our technologies or products.

Until such time, if ever, as we can generate substantial product revenues, we expect to finance our cash needs through equity offerings, debt financings, government contracts, government and/or other third-party grants or other third-party funding, marketing and distribution arrangements and other collaborations, strategic alliances and licensing arrangements. We will require substantial funding to fund our anticipated commercialization efforts and fund our operating expenses and other activities. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest may be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a shareholder. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we are unable to obtain funding on a timely basis, we may be required to significantly curtail our development or commercialization programs, or a part thereof, which would adversely impact our potential revenues, results of operations and financial condition.

RISKS RELATED TO OUR BUSINESS AND STRATEGY

We have a limited operating history to date and our business prospects will be dependent on our ability to meet a number of challenges.

Our business prospects are difficult to predict due to a lack of operational history, and our success will be dependent on our ability to meet a number of challenges. We are focused on commercializing technologies to manufacture alternative foods without the need for animal butchery. If we are unable to successfully commercialize our alternative protein manufacturing technologies, we may not be able to achieve our anticipated growth, revenues or profitability, and we may not be able to continue our business operations.

We are an early commercialization stage company that has a limited operating history. Accordingly, while we have generated initial revenues, you may not be able to evaluate our future prospects accurately. Our prospects will be primarily dependent on our ability to successfully market and sell food production machines and products to our customers. If we are not able to successfully meet these challenges, our prospects, business, financial condition and results of operations could be adversely impacted.

We are dependent on the success of our food manufacturing technologies, and we have limited data on the performance of our technologies to date.

To date, we have limited data on the ability of our technologies to successfully manufacture alternative proteins, towards which we have devoted substantial resources. We may not be successful in developing our technologies in a manner sufficient to support our expected scale-ups and future growth, or at all. While we have recently updated our strategy to prepare for the manufacturing, distributing and selling of branded end products for consumer consumption in various territories, utilizing the services of local distributors, we expect that a substantial portion of our efforts and expenditures will also be devoted to the commercialization of technologies designed to enable us to market industrial-scale food production machines and related products. We cannot ensure that upon commercialization, our technologies and products will achieve market acceptance. Any such delay or failure would materially and adversely affect our financial condition, results of operations and prospects.

We may engage in future acquisitions, joint ventures or collaborations, which may increase our capital requirements, dilute our shareholders, cause us to incur debt or assume contingent liabilities, and subject us to other risks. We may not realize the benefits of these acquisitions, joint ventures or collaborations.

We may evaluate various acquisitions and collaborations, including licensing or acquiring complementary technologies, intellectual property rights, or businesses. Any potential acquisition, joint venture or collaboration will entail numerous potential risks, including:

●	increased operating expenses and cash requirements;

●	the assumption of additional indebtedness or contingent liabilities;

●	assimilation of operations, intellectual property and products of an acquired company, including difficulties associated with integrating new personnel;

●	the diversion of our management’s attention from our existing programs and initiatives in pursuing such a strategic merger or acquisition;

●	retention of key employees, the loss of key personnel, and uncertainties in our ability to maintain key business relationships;

●	risks and uncertainties associated with the other party to such a transaction, including the prospects of that party and their existing technologies; and

●	our inability to generate revenue from acquired technologies or products sufficient to meet our objectives in undertaking the acquisition or even to offset the associated acquisition and maintenance costs.

In addition, if we undertake acquisitions, we may utilize our cash, issue dilutive securities, assume or incur debt obligations, incur large one-time expenses and acquire intangible assets that could result in significant future amortization expenses.

Moreover, we may not be able to locate suitable acquisition or collaboration opportunities, and this inability could impair our ability to grow or obtain access to technologies that may be important to the development of our business.

In 2025, we purchased all of the outstanding equity on a fully-diluted basis of Twine Solutions Ltd., or Twine, in return for securities that we allocated former shareholders of Twine. In January 2026, our board of directors decided to discontinue additional funding of Twine, following a strategic review of the latter’s financial performance and capital requirements, following which Twine requested and received an order to commence proceedings pursuant to the Israeli Insolvency and Financial Rehabilitation Law, 2018, from the Central District Court of the State of Israel. The insolvency proceedings are at a preliminary stage and, while we cannot currently assess the effects of such proceedings on our business, we are considering our next steps and plan to remain focused on strengthening our core operations and advancing initiatives that support near- and long-term shareholder value.

Our existing potential collaborations, or any future collaboration arrangements into which we may enter, may not be successful, which could significantly limit the likelihood of receiving the potential economic benefits of the collaboration and adversely affect our ability to develop and commercialize our product candidates.

We have entered into collaborations with partner organizations, and may enter into future collaborations under which our collaborators may provide funding and other resources for developing and commercializing our alternative protein manufacturing technologies. We expect to enter into additional collaborations to access additional funding, capabilities and expertise in the future. Our existing collaborations, and any future collaborations into which we may enter, may pose a number of risks, including the following:

●	collaborators may not perform or prioritize their obligations as expected;

●	collaborators may not pursue development and commercialization of any of our alternative protein manufacturing technologies and products or may elect not to continue or renew development or commercialization, changes in the collaborators’ focus or available funding, or external factors, such as an acquisition, that divert resources or create competing priorities;

●	collaborators may provide insufficient funding for the successful development or commercialization of our alternative protein manufacturing technologies and products;

●	collaborators could independently develop, or develop with third parties, products or technologies that compete directly or indirectly with our products or alternative protein manufacturing technologies if the collaborators believe that competitive products are more likely to be successfully developed or can be commercialized under terms that are more economically attractive than ours;

●	alternative protein manufacturing technologies developed in collaborations with us may be viewed by our collaborators as competitive with their own products or technologies, which may cause collaborators to cease to devote resources to the development or commercialization of our products;

●	a collaborator with marketing and distribution rights to one or more of our products or technologies that achieve regulatory approval may not commit sufficient resources to the marketing and distribution of any such product;

●	disagreements with collaborators, including disagreements over proprietary rights, contract interpretation or the preferred course of development of alternative protein manufacturing technologies, may cause delays or termination of the research, development or commercialization of such technologies, may lead to additional responsibilities for us with respect to such technologies, or may result in litigation or arbitration, any of which would be time-consuming and expensive;

●	collaborators may not properly maintain, protect, defend or enforce our intellectual property rights or may use our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential litigation;

●	disputes may arise with respect to the ownership of intellectual property developed pursuant to our collaborations;

●	collaborators may infringe, misappropriate or otherwise violate the intellectual property rights of third parties, which may expose us to litigation and potential liability;

●	collaborations may be terminated for the convenience of the collaborator and, if terminated, the development of our alternative protein manufacturing technologies may be delayed, and we could be required to raise additional capital to pursue further development or commercialization ;

●	future relationships may require us to incur non-recurring and other charges, increase our near- and long-term expenditures, issue securities that dilute our existing shareholders, or disrupt our management and business; and

●	we could face significant competition in seeking appropriate collaborators, and the negotiation process is time-consuming and complex.

If our collaborations do not result in the successful development of our products, or if one of our collaborators terminates its agreement with us, we may not receive any future research funding or milestone, earn-out, royalty or other contingent payments under the collaborations. If we do not receive the funding we expect under these agreements, our development of our alternative protein manufacturing technologies and products could be delayed and we may need additional resources to develop and commercialize our technologies and products. If one of our collaborators terminates its agreement with us, we may find it more difficult to attract new collaborators and the perception of us in the business and financial communities could be adversely affected. All of the risks relating to product development, regulatory approval and commercialization described in this report apply to the activities of our collaborators.

We may not be able to successfully manage our planned growth.

We expect to continue to make investments in our alternative protein manufacturing technologies. We expect that our annual operating expenses may increase as we invest in further development activities, sales and marketing efforts and customer service and support resources. Our failure to expand operational and financial systems in a timely or efficient manner could result in operating inefficiencies, which could increase our costs and expenses more than we had planned and prevent us from successfully executing our business plan. We may not be able to offset the costs of operation expansion by leveraging the economies of scale from our growth in negotiations with our suppliers and contract manufacturers. Additionally, if we increase our operating expenses in anticipation of the growth of our business and this growth does not meet our expectations, our financial results will be negatively impacted.

If our business grows, we may have to manage additional product design projects, materials procurement processes, and sales efforts and marketing for an increasing number of products, as well as expand the number and scope of our relationships with suppliers, distributors and end customers. If we fail to manage these additional responsibilities and relationships successfully, we may incur significant costs, which may negatively impact our operating results. Additionally, in our efforts to be first to market with new products with innovative functionality and features, we may devote significant research and development resources to products and product features for which a market does not develop quickly, or at all. If we are not able to predict market trends accurately, we may not benefit from such research and development activities, and our results of operations may suffer.

As our future development and commercialization plans and strategies develop, we expect to need additional managerial, operational, sales, marketing, financial and legal personnel. Our management may need to divert a disproportionate amount of its attention away from our day-to-day activities and devote a substantial amount of time to managing these growth activities. We may not be able to effectively manage the expansion of our operations, which may result in weaknesses in our infrastructure, operational mistakes, loss of business opportunities, failure to deliver and timely deliver our products to customers, loss of employees and reduced productivity among remaining employees. Our expected growth could require significant capital expenditures and may divert financial resources from other projects, such as the development of additional new products. If our management is unable to manage our growth effectively, our expenses may increase more than expected, our ability to generate and/or grow revenue could be reduced, and we may not be able to implement our business strategy.

If the market does not grow as we expect, we may not achieve sustainable revenues.

The marketplace for alternative protein manufacturing plants, which we expect to be our primary market, is dominated by methods that do not involve three-dimensional printing technology. If the market does not broadly accept three-dimensional printing of alternative protein as an alternative for conventional meat harvesting, or if it adopts three-dimensional printing based on a technology other than our proprietary technology, we may not be able to achieve a sustainable level of revenues, and our results of operations would be adversely affected as a result. Additionally, alternative proteins may be more expensive than conventional meat. If the price of alternative proteins remains high, this may limit the consumer demand for, and market acceptance of, our products and products manufactured using our technologies, and we may never be able to compete successfully or generate sufficient revenue or sustained profitability.

RISKS RELATED TO COMPETITION AND COMMERCIALIZATION OF OUR TECHNOLOGIES AND PRODUCTS

We are an early-stage company with an unproven business model, which makes it difficult to evaluate our current business and future prospects.

We have no established basis to assure investors that our business strategies will be successful. We are dependent on unproven technologies and we have no basis to predict acceptance of our technologies and products by potential licensees, collaboration partners and their respective customers. The market for printed alternative proteins is new and untested. As a result, the revenue and income potential of our business and our market are unproven. Further, because of our limited operating history and stage of development, and because the market for alternative proteins is relatively new and rapidly evolving, we have limited insight into trends that may emerge and affect our business. We may make errors in predicting and reacting to relevant business trends, which could harm our business.

Our business model is evolving, and we may not successfully execute this transition, which could adversely affect our results of operations and financial condition.

We are in the process of evolving our business model, including changes to our product offerings, target markets, revenue streams, pricing strategies, and strategic partnerships. This transition may require significant investments in research and development, sales and marketing, personnel, and infrastructure, and may involve shifting resources away from existing initiatives. There can be no assurance that our revised strategy will achieve market acceptance, generate sustainable revenues, or improve profitability.

As we implement these changes, we may experience increased operating expenses, long sales cycles, customer uncertainty, disruption to existing relationships, or delays in revenue generation. If we are unable to effectively manage this evolution, respond to market feedback, or adapt to competitive and technological developments, our business, financial condition, results of operations and share price could be materially adversely affected.

We may not be able to compete successfully in our highly competitive market.

The alternative protein market is expected to be highly competitive, with numerous brands and products competing for limited retailer shelf space, foodservice and restaurant customers and consumers. For us to compete successfully, we expect that our products and the alternative proteins printed using our technologies will need to be competitive in taste, ingredients, texture, ease of integration into the consumer diet, nutritional claims, convenience, brand recognition and loyalty, product variety, product packaging and package design, shelf space, reputation, price, advertising and access to restaurant and foodservice customers.

Generally, the food industry is dominated by multinational corporations with substantially greater resources and operations than we. We cannot be certain that we will successfully compete with larger competitors that have greater financial, marketing, sales, manufacturing, distributing and technical resources than we do. Conventional food companies may acquire our competitors or launch their own competing products, and they may be able to use their resources and scale to respond to competitive pressures and changes in consumer preferences by introducing new products, reducing prices or increasing promotional activities, among other things. Competitive pressures or other factors could prevent us from acquiring market share or cause us to lose market share, which may require us to lower prices, or increase marketing and advertising expenditures, either of which would adversely affect our margins and could result in a decrease in our operating results and profitability. We cannot assure you that we will be able to maintain a competitive position or compete successfully against such sources of competition.

We may suffer reputational harm due to real or perceived quality or health issues with products manufactured by our customers using our technology.

Any real or perceived quality or food safety concerns or failures to comply with applicable food regulations and requirements, whether or not ultimately based on fact and whether or not involving us, or even merely involving unrelated manufacturers, could cause negative publicity and reduced confidence in our company, or the industry as a whole, which could in turn harm our reputation and sales, and could adversely impact our business, financial condition and operating results. There can be no assurance that products manufactured by our customers will always comply with regulatory standards. Although we expect that our customers will strive to manufacture products free of pathogenic organisms, these may not be easily detected and cross-contamination can occur. We cannot assure you that this health risk will always be preempted by quality control processes.

We will have no control over the products manufactured by our customers, especially once they are purchased by consumers, who may prepare these products in a manner that is inconsistent with directions or store them for excessive periods of time, which may adversely affect their quality and safety. If the products manufactured by our licensees are not perceived as safe or of high quality, then our business, results of operations and financial condition could be adversely affected.

The growing use of social and digital media increases the speed and extent that information or misinformation and opinions can be shared. Negative publicity about alternative proteins could seriously damage our reputation.

Failure to improve our technologies and products may adversely affect our ability to continue to grow.

In order to continue to grow, we expect we will need to continue to innovate by developing new technologies and products or improving existing ones, in ways that meet our standards for quality and will enable our customers to manufacture products that appeal to consumer preferences. Such innovation will depend on the technical capability of our staff in developing and testing product prototypes, including complying with applicable governmental regulations, and the success of our management, sales and marketing teams and collaboration partners in introducing and marketing new technologies and products. Failure to develop and market new technologies and products may cause a negative impact on our business and results of operations.

Additionally, the development and introduction of new technologies requires substantial research, development and marketing expenditures, which we may be unable to recoup if the new technologies do not lead to products that gain widespread market acceptance. If we are unsuccessful in meeting our objectives with respect to new or improved technologies, our business could be harmed.

We may face difficulties if we expand our operations into new geographic regions, in which we have no prior operating experience.

We intend to commercialize our technologies and products in numerous geographical markets. International operations involve a number of risks, including foreign regulatory compliance, tariffs, taxes and exchange controls, economic downturns, inflation, foreign currency fluctuations and political and social instability in the countries in which we will operate. Expansion may involve expanding into less developed countries, which may have less political, social or economic stability and less developed infrastructure and legal systems. It is costly to establish, develop and maintain international operations and develop and promote our brands in international markets. As we expand our business into other countries, we may encounter regulatory, legal, personnel, technological and other difficulties that increase our expenses and/or delay our ability to become profitable in such countries, which may have an adverse impact on our business and brand.

Consumer preferences for alternative proteins are difficult to predict and may change, and, if we are unable to respond quickly to new trends, our business may be adversely affected.

Our business is focused on the development and marketing of alternative protein manufacturing technologies and products. Consumer demand for the alternative proteins manufactured using these technologies and alternative protein products could change based on a number of possible factors, including dietary habits and nutritional values, concerns regarding the health effects of ingredients and shifts in preference for various product attributes. If consumer demand for our technologies and products decreases, our business and financial condition may suffer. Consumer trends that we believe favor sales of products manufactured using our technologies and alternative protein products could change based on a number of possible factors, including a shift in preference from animal-based protein products, economic factors and social trends. A significant shift in consumer demand away from products manufactured using our technologies and alternative protein products could reduce our sales or our market share and the prestige of our brand, which would harm our business and financial condition.

We have limited manufacturing experience and resources and we expect we will incur significant costs to develop this expertise or need to rely on third parties for manufacturing.

We have limited manufacturing experience. In order to develop and commercialize our technologies, we will need to develop, contract for or otherwise arrange for the necessary manufacturing capabilities. We may experience difficulty in obtaining adequate and timely manufacturing capacity for our proprietary alternative protein printers and blends. Even if we develop or obtain the necessary manufacturing capacity, if we fail to comply with regulations, to obtain the necessary licenses and knowhow or to obtain the requisite financing in order to comply with all applicable regulations and to own or lease the required facilities in order to manufacture products, we could be forced to cease operations.

Our limited manufacturing capabilities are nascent, and if we fail to effectively develop manufacturing and production capabilities, our business and operating results and our brand reputation could be harmed.

If we are unable to develop manufacturing capacity to commence alternative protein production, we may not be able to expedite our market entry or develop industrial production processes. Additionally, there is risk in our ability to effectively scale production processes, if developed, to optimize manufacturing capacity for specific products and effectively manage our supply chain requirements, which involves accurately forecasting demand for each of our products and inventory needs in order to ensure we have adequate available manufacturing capacity for each such product and to ensure we are effectively managing our inventory. Our forecasts may be based on multiple assumptions that may cause our estimates to be inaccurate and affect our ability to obtain adequate manufacturing capacity (whether our own manufacturing capacity or co-manufacturing capacity) and adequate inventory supply in order to meet the demand for our products, which could prevent us from developing our industrial process and harm our business and prospects.

However, if we overestimate our demand and overbuild our capacity or inventory, we may have significantly underutilized assets, experience reduced margins, and have excess inventory which we may be required to write down or write off. If we do not accurately align our manufacturing capabilities and inventory supply with demand, if we experience disruptions or delays in our supply chain, or if we cannot obtain raw materials of sufficient quantity and quality at reasonable prices and in a timely manner, our business, financial condition and results of operations may be adversely affected.

Our manufacturing and production operations will be subject to additional risks and uncertainties.

The interruption in, or the loss of operations at, our pilot facility, which may be caused by work stoppages, labor shortages, strikes or other labor unrest, production disruptions, product quality issues, local economic and political conditions, restrictive governmental actions, border closures, disease outbreaks or pandemics, the outbreak of hostilities, acts of war, terrorism, fire, earthquakes, severe weather, flooding or other natural disasters at one or more of these facilities, could delay, postpone or reduce production of some of our products, could impede our ability to develop an industrial process for producing alternative proteins or could otherwise have an adverse effect on our business, results of operations and financial condition until such time as such interruption is resolved or an alternate source of production is secured.

The failure of third parties to meet their contractual, regulatory, and other obligations could adversely affect our business.

We have recently updated our strategy to prepare for the manufacturing, distributing and selling of branded end products for consumer consumption in various territories, utilizing the services of local distributors. Using a third party poses a number of risks, such as: (i) they may not perform to our standards or legal requirements; (ii) they may not produce reliable results; (iii) they may not perform in a timely manner; (iv) they may not maintain confidentiality of our proprietary information; (v) disputes may arise with respect to ownership of rights to our technologies and products; and (vi) disagreements could cause delays in, or termination of, the research, development or commercialization of our technologies and products or result in litigation or arbitration. Moreover, some third parties are located in markets subject to political and social risk, corruption, violence, infrastructure problems and natural disasters, in addition to country-specific privacy and data security risk given current legal and regulatory environments. Failure of third parties to meet their contractual, regulatory, and other obligations may materially affect our business.

Because we rely on a limited number of third-party suppliers, we may not be able to obtain raw materials on a timely basis or in sufficient quantities at competitive prices to produce our products or meet the demand for our products.

We rely on a limited number of vendors, a portion of which are located internationally, to supply us with raw materials. Our financial performance depends in large part on our ability to arrange for the purchase of raw materials in sufficient quantities at competitive prices. We are not assured a continued supply or pricing of raw materials. Any of our other suppliers could discontinue or seek to alter their relationship with us. We could experience similar delays in the future from any of our suppliers. Any disruption in the supply of raw materials would have a material adverse effect on our business if we cannot replace these suppliers in a timely manner, on commercially reasonable terms, or at all.

In addition, our suppliers manufacture their products at a limited number of facilities. A natural disaster, severe weather, fire, power interruption, work stoppage or other calamity affecting any of these facilities, or any interruption in their operations, could negatively impact our ability to obtain required quantities of raw materials in a timely manner, or at all, which could materially increase our cost and delay our timeline, and have a material effect on our business and financial condition.

Events that adversely affect our suppliers of raw materials could impair our ability to obtain raw material inventory in the quantities at competitive prices that we desire. Such events include problems with our suppliers’ businesses, finances, labor relations and/or shortages, strikes or other labor unrest, ability to import raw materials, product quality issues, costs, production, insurance and reputation, as well as local economic and political conditions, restrictive U.S. and foreign governmental actions, such as restrictions on transfers of funds and trade protection measures, including export/import duties and quotas and customs duties and tariffs, adverse fluctuations in foreign currency exchange rates, changes in legal or regulatory requirements, border closures, disease outbreaks or pandemics, acts of war, terrorism, natural disasters, fires, earthquakes, flooding, severe weather, agricultural diseases or other catastrophic occurrences. We continuously seek alternative sources of raw materials to use in our products, but we may not be successful in diversifying the raw materials we use in our products.

If we need to replace an existing supplier, there can be no assurance that supplies of raw materials will be available when required on acceptable terms, or at all, or that a new supplier would allocate sufficient capacity to us in order to meet our requirements, fill our orders in a timely manner or meet our strict quality standards.

Litigation or legal proceedings, government investigations or other regulatory enforcement actions could subject us to civil and criminal penalties or otherwise expose us to significant liabilities and have a negative impact on our reputation or business.

We operate in a constantly evolving legal and regulatory framework. Consequently, we are subject to heightened risk of legal claims, government investigations or other regulatory enforcement actions. Although we have implemented policies and procedures designed to ensure compliance with existing laws and regulations, we cannot assure you that our employees, temporary workers, contractors or agents will not violate our policies and procedures. Moreover, a failure to maintain effective control processes could lead to violations, unintentional or otherwise, of laws and regulations. Legal claims, government investigations or regulatory enforcement actions arising out of our failure or alleged failure to comply with applicable laws and regulations could subject us to civil and criminal penalties that could materially and adversely affect our product sales, reputation, financial condition and operating results.

RISKS RELATED TO OUR OPERATIONS

We expect that a small number of customers will account for a significant portion of our revenues, and the loss of one or more of these customers could adversely affect our financial condition and results of operations.

We expect to generate revenue through four primary streams: (i) selling alternative protein food products to the public in various territories, utilizing the services of local distributors; (ii) selling alternative protein manufacturing machines, including three-dimensional printers; (iii) brokering the supply of materials needed in the manufacturing process; and (iv) providing consulting and implementation services to customers. These streams may arise in the context of product co-development. Under parts of this model, we initially expect to derive a significant portion of our revenues from a few customers. Our financial condition and results of operations could be adversely impacted if any one of these customers interrupt or curtail their activities, fail to pay for the services that have been performed, terminate their alternative protein operations, or if we are unable to enter into agreements with new customers on favorable terms. The loss of customers could adversely affect our financial condition and results of operations.

We may be exposed to the credit risks of our customers, and nonpayment by these customers and other parties could adversely affect our financial position, results of operations and cash flows.

We may be subject to risks of loss resulting from nonpayment by our customers. Any material nonpayment by these entities could adversely affect our financial position, results of operations and cash flows. If customers default on their obligations to us, our financial results and condition could be adversely affected. Some of these customers may be highly leveraged and subject to their own operating and regulatory risks.

If we are unable to attract and retain qualified employees, our ability to implement our business plan may be adversely affected.

The loss of the service of our employees, such as Mr. Arik Kaufman, our Chief Executive Officer, would likely delay our achievement of product development and other business objectives, as we may not be able to find suitable individuals to replace them on a timely basis, if at all. In addition, any such departure could be viewed in a negative light by investors and analysts, which may cause the price of our securities to decline. Although we have employment agreements with our key employees, these employees could terminate their employment with us at any time on relatively short notice. We do not carry key man life insurance on any of our executive officers.

Recruiting and retaining qualified engineering, manufacturing and sales and marketing personnel will also be critical to our success. We may not be able to attract and retain these personnel on acceptable terms given the competition among high technology and life sciences companies for similar personnel. In addition, we rely on consultants and advisors, including scientific advisors, to assist us in formulating our research and development and commercialization strategy. Our consultants and advisors may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us.

Under applicable employment laws, we may not be able to enforce covenants not to compete.

Our employment agreements generally include covenants not to compete. These agreements prohibit our employees, if they cease working for us, from competing directly with us or working for our competitors for a limited period. We may be unable to enforce these agreements under the laws of the jurisdictions in which our employees work. For example, Israeli courts have required employers seeking to enforce covenants not to compete to demonstrate that the competitive activities of a former employee will harm one of a limited number of material interests of the employer, such as the secrecy of a company’s confidential commercial information or the protection of its intellectual property. If we cannot demonstrate that such an interest will be harmed, we may be unable to prevent our competitors from benefiting from the expertise of our former employees or consultants and our competitiveness may be diminished.

We are exposed to a risk of substantial loss due to claims that may be filed against us in the future because our insurance policies may not fully cover the risk of loss to which we are exposed.

We are exposed to the risk of having claims seeking monetary damages being filed against us, for example with regard to securities-related claims. In the event that we are required to pay damages for any such claim, we may be forced to seek bankruptcy or to liquidate because our asset base and revenue base may be insufficient to satisfy the payment of damages and any insurance that we have obtained may not provide sufficient coverage against potential liabilities.

Our business and operations would suffer in the event of information technology system failures, including security breaches.

Despite the implementation of security measures, our internal computer systems and those of our contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. While we have not experienced any such system failure, accident or security breach to date, if such an event were to occur and cause interruptions in our operations, causing our business to suffer. To the extent that any disruption or security breach were to result in a loss of or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the further development of our product could be delayed.

A cybersecurity incident, other technology disruptions or failure to comply with laws and regulations relating to privacy and the protection of data relating to individuals could negatively impact our business, our reputation and our relationships with customers.

We use computers in substantially all aspects of our business operations. We also use mobile devices, social networking and other online activities to connect with our employees, suppliers and co-manufacturers. Such uses give rise to cybersecurity risks, including security breaches, espionage, system disruption, theft and inadvertent release of information. Our business involves the storage and transmission of numerous classes of sensitive and/or confidential information and intellectual property, including suppliers’ information, private information about employees and financial and strategic information about us and our business partners. Further, as we pursue new initiatives that improve our operations and cost structure, potentially including acquisitions, we may also be expand and improve our information technologies, resulting in a larger technological presence and corresponding exposure to cybersecurity risk. If we fail to assess and identify cybersecurity risks associated with new initiatives or acquisitions, we may become increasingly vulnerable to such risks. Additionally, while we have implemented measures to prevent security breaches and cyber incidents, our preventative measures and incident response efforts may not be entirely effective. The theft, destruction, loss, misappropriation, or release of sensitive and/or confidential information or intellectual property, or interference with our information technology systems or the technology systems of third parties on which we rely, could result in business disruption, negative publicity, brand damage, violation of privacy laws, loss of customers, potential liability and competitive disadvantage all of which could have a material adverse effect on our business, financial condition or results of operations.

In addition, we may be subject to laws, rules and regulations in the United States, the European Union and other jurisdictions relating to the collection, use and security of personal information and data. Such data privacy laws, regulations and other obligations may require us to change our business practices and may negatively impact our ability to expand our business and pursue business opportunities. We may incur significant expenses to comply with the laws, regulations and other obligations that apply to us. Additionally, the privacy- and data protection-related laws, rules and regulations applicable to us are subject to significant change. Several jurisdictions have passed new laws and regulations in this area, and other jurisdictions are considering imposing additional restrictions. Privacy- and data protection-related laws and regulations also may be interpreted and enforced inconsistently over time and from jurisdiction to jurisdiction. Any actual or perceived inability to comply with applicable privacy or data protection laws, regulations, or other obligations could result in significant cost and liability, litigation or governmental investigations, damage our reputation, and adversely affect our business.

Disruptions in the worldwide economy may adversely affect our business, results of operations and financial condition.

Instability in the global markets and in the geopolitical environment in many parts of the world, including current war between Russia and Ukraine, may put pressure on global economic conditions. The global economy can be negatively impacted by a variety of other factors such as the emergence of a pandemic, or other widespread health emergencies (or concerns over the possibility of such an emergency), man-made or natural disasters, actual or threatened war, armed conflict, trade wars and acts of terrorism or war, political unrest, intergovernmental conflicts or actions, civil strife and other geopolitical uncertainty. Moreover, current market conditions, including inflation, slower growth, changes to fiscal and monetary policy, tighter credit, higher interest rates, high unemployment, geopolitical issues increase in energy costs, unstable global conditions and changes in currency exchange rates can impact our business, operating results and financial condition. Such adverse and uncertain economic conditions may impact consumer demand for alternative proteins, which may in turn impact manufacturer and retailer demand for our technologies and products. In addition, our ability to manage normal commercial relationships with suppliers may suffer. Consumers may shift purchases to lower-priced or other perceived value offerings during economic downturns as a result of various factors, including job losses, inflation, higher taxes, reduced access to credit, change in government economic policy and international trade disputes. In particular, consumers may reduce the amount of alternative proteins that they purchase in favor of conventional meat, which may have lower retail prices, which could indirectly affect our results of operations. Manufacturers and retailers may become more conservative in response to these conditions and seek to delay commencing alternative protein manufacturing operations or reduce existing operations. Our results of operations will depend upon, among other things, the financial condition of our business customers and our ability to supply them with the means to manufacture products that appeal to consumers at the right price. Decreases in demand for the products manufactured by our customers would put downward pressure on margins and would negatively impact our financial results. Prolonged unfavorable economic conditions or uncertainty may result in end consumers making long-lasting changes to their discretionary spending behavior on a more permanent basis, which may likewise have an indirect adverse effect on our sales and profitability.

Furthermore, the international environment in which we operate is affected by inter-country trade agreements and tariffs. As a result of recent revisions in the U.S. administrative policy there are, and may be additional, changes to existing trade agreements, greater restrictions on free trade and significant increases in tariffs on goods imported into the United States. Therefore, there is current uncertainty about the future relationship between the United States and other countries with respect to trade policies, taxes, government regulations, and tariffs, and we cannot predict whether, and to what extent, U.S. trade policies will change in the future, including as a result of changes by the new U.S. presidential administration. For example, the U.S. has recently signaled its intention to change U.S. trade policy, including potentially renegotiating or terminating existing trade agreements and leveraging tariffs. In February 2025, the U.S. imposed additional tariffs on imports from China, and in March 2025 imposed tariffs on imports from Canada and Mexico, the imposition of some of which will be delayed until April 2025. In response, Canada implemented 25% tariffs on U.S. goods worth $20 billion, with plans to extend these tariffs. Mexico also announced retaliatory measures, including tariffs on U.S. products. These additional tariffs or any future tariffs or retaliation by another government against such tariffs or policies have introduced significant uncertainty into the market and have led to increased consumer prices for various goods, including food items. Future actions of the U.S. administration and that of foreign governments with respect to tariffs or international trade agreements and policies, remain currently unclear.

Food safety and food-borne illness incidents may materially adversely affect our business by exposing us to lawsuits, product recalls or regulatory enforcement actions, increasing our operating costs and reducing demand for our product offerings.

Selling food for human consumption involves inherent legal and other risks, and there is increasing governmental scrutiny of and public awareness regarding food safety. Unexpected side effects, illness, injury or death related to allergens, food-borne illnesses or other food safety incidents caused by products we sell, or involving our suppliers or co-manufacturers, could result in the discontinuance of sales of these products or our relationships with such suppliers or co-manufacturers, or otherwise result in increased operating costs, regulatory enforcement actions or harm to our reputation. Shipment of adulterated or misbranded products, even if inadvertent, can result in criminal or civil liability. Such incidents could also expose us to product liability, negligence or other lawsuits, including consumer class action lawsuits. Any claims brought against us may exceed or be outside the scope of our existing or future insurance policy coverage or limits. Any judgment against us that is more than our policy limits or not covered by our policies or not subject to insurance would have to be paid from our cash reserves, which would reduce our capital resources.

The occurrence of food-borne illnesses or other food safety incidents could also adversely affect the price and availability of affected ingredients, resulting in higher costs, disruptions in supply and a reduction in our sales. Furthermore, any instances of food contamination or regulatory noncompliance, whether or not caused by our actions, could compel us, our suppliers, our distributors or our customers, depending on the circumstances, to conduct a recall in accordance with FDA regulations, comparable state laws or foreign laws such as those of the European Union and the United Kingdom. Food recalls could result in significant losses due to their costs, the destruction of product inventory, lost sales due to the unavailability of the product for a period of time and potential loss of existing distributors or customers and a potential negative impact on our ability to attract new customers due to negative consumer experiences or because of an adverse impact on our brand and reputation. The costs of a recall could exceed or be outside the scope of our existing or future insurance policy coverage or limits.

In addition, food companies have been subject to targeted, large-scale tampering as well as to opportunistic, individual product tampering, and we, like any food company, could be a target for product tampering. Forms of tampering could include the introduction of foreign material, chemical contaminants and pathological organisms into consumer products as well as product substitution. FDA regulations require food manufacturers to analyze, prepare and implement mitigation strategies specifically to address tampering (i.e., intentional adulteration) designed to inflict widespread public health harm. If we do not adequately address the possibility, or any actual instance, of intentional adulteration, we could face possible seizure or recall of our products and the imposition of civil or criminal sanctions, which could materially adversely affect our business, financial condition and operating results.

Scrutiny of sustainability and environmental, social, and governance, or ESG, initiatives could increase our costs or otherwise adversely impact our business.

Public companies have recently faced scrutiny related to ESG practices and disclosures from certain investors, capital providers, shareholder advocacy groups, other market participants and other stakeholder groups. Such scrutiny may result in increased costs, enhanced compliance or disclosure obligations, or other adverse impacts on our business, financial condition or results of operations. If our ESG practices and reporting do not meet investor or other stakeholder expectations, we may be subject to investor or regulator engagement regarding such matters. Our failure to comply with any applicable ESG rules or regulations could lead to penalties and adversely impact our reputation, access to capital and employee retention. Such ESG matters may also impact our third-party contract manufacturers and other third parties on which we rely, which may augment or cause additional impacts on our business, financial condition, or results of operations.

RISKS RELATED TO GOVERNMENT REGULATION

We expect that our products and products utilizing our technologies will be subject to regulations that could adversely affect our business and results of operations.

The manufacture and marketing of food products is highly regulated. We, our suppliers and customers, may be subject to a variety of laws and regulations. These laws and regulations apply, directly or indirectly, to many aspects of our business, including the manufacture, composition and ingredients, packaging, labeling, distribution, advertising, sale, quality and safety of food products, as well as the health and safety of our employees and the protection of the environment.

We are focused on commercializing proprietary three-dimensional printers to print structured food, as well as preparing for the manufacturing, distributing and selling of branded end products for consumer consumption.

For the reasons discussed below, we ourselves are not directly regulated by the FDA for United States compliance purposes but apply FDA’s food contact substance standards or analogous foreign regulations for our three-dimensional printers. Specifically, we sell our production machines, as well as provide associated products and services to food processing and food retail companies through a B2B model. Consistent with the Federal Food, Drug and Cosmetic Act, we are not directly regulated by the FDA or USDA. Rather, we believe the regulatory obligation falls on our business customers to ensure that all food that they produce using our products is wholesome and not adulterated. Consistent with food industry norms, we expect that our business customers will therefore request assurances from us that our products are suitable for their intended use from an FDA regulatory perspective. Therefore, we apply FDA food safety standards when manufacturing our three-dimensional printers as a means of assuring our customers that our printers are safe for their intended use and will not result in the production of adulterated food. In particular, we apply applicable food contact substance requirements, such as those of the FDA, when manufacturing our three-dimensional printers. If we are unable to provide regulatory compliance assurance to our customers, we expect that our ability to commercialize our production technology would be adversely impacted.

In addition, enforcement of existing laws and regulations, changes in legal requirements and/or evolving interpretations of existing regulatory requirements may result in increased compliance costs and create other obligations, financial or otherwise, that could adversely affect our business, financial condition or operating results.

In addition, we could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act, or FCPA, and similar worldwide anti-bribery laws, which generally prohibit companies and their intermediaries from making improper payments to officials or other third parties for the purpose of obtaining or retaining business. While our policies mandate compliance with anti-bribery laws, our internal control policies and procedures may not protect us from reckless or criminal acts committed by our employees, contractors or agents. Violations of these laws, or allegations of such violations, could disrupt our business and adversely impact our results of operations, cash flows and financial condition.

Any changes in, or changes in the interpretation of, applicable laws, regulations or policies of the USDA, state regulators or similar foreign regulatory authorities that relate to the use of the word “meat” or other similar words in connection with alternative protein products could adversely affect our business, prospects, results of operations or financial condition.

The USDA, state regulators or similar foreign regulatory authorities, such as Health Canada or the Canadian Food Inspection Agency, or CFIA, or authorities of the EU or the EU member states (e.g., European Food Safety Authority, or EFSA), could take action to impact our ability to use the term “meat” or similar words, such as “beef”, to describe the products our printers will produce. In addition, a food may be deemed misbranded if its labeling is false or misleading in any particular way, and the USDA, CFIA, EFSA or other regulators could interpret the use of the term “meat” or any similar phrase(s) to describe our alternative protein products as false or misleading or likely to create an erroneous impression regarding their composition.

Failure by our raw materials suppliers to comply with food safety, environmental or other laws and regulations, or with the specifications and requirements of our products, may disrupt our supply of products and adversely affect our business.

If our suppliers fail to comply with food safety, environmental or other laws and regulations, or face allegations of non-compliance, their operations may be disrupted. In the event of actual or even alleged non-compliance, we might be forced to find an alternative supplier and we may be subject to lawsuits related to such non-compliance by our suppliers. As a result, our supply of raw materials could be disrupted or our costs could increase, which would adversely affect our business, results of operations and financial condition. The failure of any supplier to produce products that conform to our standards could adversely affect our reputation in the marketplace and result in economic loss. Additionally, actions we may take to mitigate the impact of any disruption or potential disruption in our supply of raw materials, including increasing inventory in anticipation of a potential supply or production interruption, may adversely affect our business, results of operations and financial condition.

RISKS RELATED TO OUR INTELLECTUAL PROPERTY AND POTENTIAL LITIGATION

If we are unable to obtain and maintain effective patent rights for our products, we may not be able to compete effectively in our markets. If we are unable to protect the confidentiality of our trade secrets or know-how, such proprietary information may be used by others to compete against us.

Since September 2019, we have sought patent protection for certain of our products, systems, processes, designs and applications. Our success depends in large part on our ability to obtain, maintain, monitor and enforce patent and other intellectual property protection in the United States and in other countries with respect to our proprietary technology and new products.

We seek to protect our proprietary position and sustain our competitive advantage by filing patent applications in the United States and in other countries. Patent prosecution in the United States and the rest of the world is uncertain, expensive and time consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner in all the necessary locations. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection.

We have a portfolio of 12 patents and provisional and non-provisional pending patent applications. These are filed with the U.S. Patent and Trademark Office, or USPTO, the World Intellectual Property Organization, or WIPO, and when the time comes, in various patent offices around the world, such as Israel, China, Japan, Europe, Canada, Australia, Singapore and South Korea. One of the pending patent applications were filed through the Paris Convention Treaty, or PCT. We cannot offer any assurances about which, if any of the pending patent applications will issue, the scope of protection of any such patent or whether any issued patents will be found invalid and/or unenforceable or will be threatened by third parties. Any successful opposition to these patents or any other patents owned by or licensed to us after patent issuance could deprive us of rights necessary for the successful commercialization of any new products that we may develop.

Further, there is no assurance that all potentially relevant prior art relating to our patent applications has been found, which can invalidate a patent or prevent a patent from issuing from a pending patent application. Even if patents do successfully issue, and even if such patents cover our products, third parties may challenge their validity, enforceability, or scope, which may result in such patents being narrowed, found unenforceable or invalidated. Furthermore, even if they are unchallenged, our patent applications and any future patents may not adequately protect our intellectual property, provide exclusivity for our new products, or prevent others from designing around our claims. Any of these outcomes could impair our ability to prevent competition from third parties, which may have an adverse impact on our business.

If we cannot obtain and maintain effective patent rights for our products, we may not be able to compete effectively, and our business and results of operations would potentially be harmed.

If we are unable to maintain effective proprietary rights for our products, we may not be able to compete effectively in our markets.

In addition to the protection afforded by any patents currently owned and that may be granted, historically, we have relied on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or that we elect not to patent, processes and helpful devices that are not easily known, knowable or easily ascertainable, and for which patent infringement is difficult to monitor and enforce and any other elements of our product development processes, that involve proprietary know-how, as well as information or technology that is not covered by patents. However, trade secrets can be difficult to protect. We seek to protect our proprietary technology and processes, in part, by entering into confidentiality agreements with our employees, consultants, scientific advisors, and contractors. We also seek to preserve the integrity and confidentiality of our data, trade secrets and intellectual property by maintaining physical security of our premises and physical and electronic security of our information technology systems, as well as implementing various standard operating procedures designed to maintain that integrity. Agreements or security measures may be breached, and we may not have adequate remedies for any breach. In addition, our trade secrets and intellectual property may otherwise become known or be independently discovered by competitors.

We cannot provide any assurances that our trade secrets and other confidential proprietary information will not be disclosed in violation of our confidentiality agreements or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. Also, misappropriation or unauthorized and unavoidable disclosure of our trade secrets and intellectual property could impair our competitive position and may have a material adverse effect on our business. Additionally, if the steps taken to maintain our trade secrets and intellectual property are deemed inadequate, we may have insufficient recourse against third parties for misappropriating any trade secret.

Intellectual property rights of third parties could adversely affect our ability to successfully commercialize our products, and we might be required to litigate or obtain licenses from third parties in order to develop or market our product candidates. Such litigation or licenses could be costly or not available on commercially reasonable terms.

At this stage, and in the future it is inherently difficult to conclusively assess our freedom to operate without infringing on third party rights. Our competitive position may be adversely affected if existing patents or patents resulting from patent applications issued to third parties or other third-party intellectual property rights are held to cover our products, systems and processes or elements thereof, or our manufacturing or uses relevant to our development plans. In such cases, we may be limited, or not be in a position to develop or commercialize products or our product candidates unless we successfully pursue litigation to nullify or invalidate the third party intellectual property right concerned, or enter into a license agreement with the intellectual property rights’ holder, if available on commercially reasonable terms. There may also be pending patent applications that should they result in issued patents, could be alleged to be infringed by our new products. If such an infringement claim should be brought and be successful, we may be required to pay substantial damages, royalties, be forced to abandon our new products or seek a license from any patent holders. No assurances can be given that a license will be available on commercially reasonable terms, if at all.

It is also possible that we have failed to identify relevant third party patents or applications. For example, U.S. patent applications filed before July 8, 2019 and certain U.S. patent applications filed after that date that will not be filed outside the United States remain confidential until patents issue. Patent applications in the United States and elsewhere are published 18 months after the earliest filing for which priority is claimed, with such earliest filing date being commonly referred to as the priority date. Therefore, patent applications covering our new products or platform technology could have been filed by others without our knowledge. Additionally, pending patent applications which have been published can, subject to certain limitations, be later amended in a manner that could cover our platform technologies, our new products or the use of our new products. Third party intellectual property right holders may also actively bring infringement claims against us. We cannot guarantee that we will be able to successfully settle or otherwise resolve such infringement claims. If we are unable to successfully settle future claims on terms acceptable to us, we may be required to engage in or continue costly, unpredictable and time-consuming litigation and may be prevented from or experience substantial delays in pursuing the development of and/or marketing our new products. If we fail in any such dispute, in addition to being forced to pay damages, we may be temporarily or permanently prohibited from commercializing our new products that are held to be infringing. We might, if possible, also be forced to redesign our new products so that we no longer infringe the third party intellectual property rights. Any of these events, even if we were ultimately to prevail, could require us to divert substantial financial and management resources that we would otherwise be able to devote to our business.

Third-party claims of intellectual property infringement may prevent or delay our development and commercialization efforts.

Our commercial success depends in part on our avoiding infringement of the patents and proprietary rights of third parties. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which we are developing new products. As our industries expand and more patents are issued, the risk increases that our products may be subject to claims of infringement of the patent rights of third parties.

Third parties may assert that we are employing their proprietary technology without authorization. There may be third-party patents or patent applications with claims to materials, designs or methods of manufacture related to the use or manufacture of our products. There may be currently pending patent applications that may later result in issued patents that our products may infringe. In addition, third parties may obtain patents in the future and claim that use of our technologies or products infringes upon these patents.

If any third-party patents were held by a court of competent jurisdiction to cover aspects of our formulations, processes for designs, or methods of use, the holders of any such patents may be able to block our ability to develop and commercialize the applicable product candidate unless we obtain a license or until such patent expires or is finally determined to be invalid or unenforceable. In either case, such a license may not be available on commercially reasonable terms or at all.

Parties making claims against us may obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize one or more of our products. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from our business. In the event of a successful claim of infringement against us, we may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, pay royalties, redesign our infringing products or obtain one or more licenses from third parties, which may be impossible or require substantial time and monetary expenditure.

Patent policy and rule changes could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of any issued patents.

Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of any patents that may issue from our patent applications, or narrow the scope of our patent protection. The laws of foreign countries may not protect our rights to the same extent as the laws of the United States. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. We therefore cannot be certain that we were the first to file the invention claimed in our owned and licensed patent or pending applications, or that we or our licensor were the first to file for patent protection of such inventions. Assuming all other requirements for patentability are met, in the United States prior to March 15, 2013, the first to make the claimed invention without undue delay in filing, is entitled to the patent, while outside the United States, the first to file a patent application is entitled to the patent. After March 15, 2013, under the Leahy-Smith America Invents Act, or the Leahy-Smith Act, enacted on September 16, 2011, the United States has moved to a first to file system. The Leahy-Smith Act also includes a number of significant changes that affect the way patent applications will be prosecuted and may also affect patent litigation. In general, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of any issued patents, all of which could have a material adverse effect on our business and financial condition.

We may be involved in lawsuits to protect or enforce our intellectual property, which could be expensive, time consuming, and unsuccessful.

Competitors may infringe our intellectual property. If we were to initiate legal proceedings against a third party to enforce a patent covering one of our new products, the defendant could counterclaim that the patent covering our product candidate is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO, or made a misleading statement, during prosecution. Under the Leahy-Smith Act, the validity of U.S. patents may also be challenged in post-grant proceedings before the USPTO. The outcome following legal assertions of invalidity and unenforceability is unpredictable.

Derivation proceedings initiated by third parties or brought by us may be necessary to determine the priority of inventions and/or their scope with respect to our patent or patent applications or those of our licensors. An unfavorable outcome could require us to cease using the related technology or to attempt to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms. Our defense of litigation or interference proceedings may fail and, even if successful, may result in substantial costs and distract our management and other employees. In addition, the uncertainties associated with litigation could have a material adverse effect on our ability to raise the funds necessary to continue our clinical trials, continue our research programs, license necessary technology from third parties, or enter into development partnerships that would help us bring our new products to market.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions, or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of our traded securities.

We may, in the future, be subject to claims that our employees, consultants, or independent contractors have wrongfully or unavoidably used or disclosed confidential information of third parties or that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

We continue to employ individuals who were previously employed at our competitors or potential competitors. We have established standard operating procedures to try and ensure that our employees, consultants, and independent contractors do not use the proprietary information or know-how of others in their work for us, but we may nevertheless be subject to claims that we or our employees, consultants, or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of any of our employees’ former employers or other third parties. Litigation may result and be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel, which could adversely impact our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

We may be subject to claims challenging the inventorship of our intellectual property.

We may be subject to claims that former employees, collaborators or other third parties have an interest in, or right to compensation, with respect to our current patent and patent applications, future patents or other intellectual property as an inventor or co-inventor. For example, we may have inventorship disputes arise from conflicting obligations of consultants or others who are involved in developing our products. Litigation may be necessary to defend against these and other claims challenging inventorship or claiming the right to compensation. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting, and defending patents on products, as well as monitoring their infringement in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States.

Competitors may use our technologies or products in jurisdictions where we have not obtained patent protection to develop their own products and may also export otherwise infringing products to territories where we have patent protection, but enforcement is not as strong as that in the United States. These products may compete with our products. Future patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets, and other intellectual property protection, which could make it difficult for us to stop the marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions, whether or not successful, could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our future patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to monitor and enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

RISKS RELATED TO OUR OPERATIONS IN ISRAEL

Conditions in Israel, including Israel’s conflicts with Hamas and other parties in the Middle East, as well as political and economic instability, may adversely impact our business operations.

We are incorporated under Israeli law, and most of our directors, officers and other employees are based in Israel. Accordingly, our business and operations are directly affected by economic, political, geopolitical, and military conditions in Israel.

Since the establishment of the State of Israel in 1948 and in recent years, armed conflicts between Israel and its neighboring countries, Hamas (an Islamist terrorist militia and political group that controls the Gaza Strip), Hezbollah (an Islamist terrorist militia and political group based in Lebanon) and other terrorist organizations active in the region. These conflicts have involved missile strikes, hostile infiltrations and terrorism against civilian targets in various parts of Israel, which have negatively affected business conditions in Israel.

In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on Israeli population and industrial centers within the State of Israel. These attacks resulted in extensive deaths, injuries and kidnapping of civilians and soldiers. Following the attack, Israel’s security cabinet declared war against Hamas and a military campaign against these terrorist organizations commenced in parallel to their continued rocket and terror attacks. In January 2025, Israel and Hamas entered into a ceasefire agreement, which remained in effect until March 18, 2025, when hostilities resumed. On October 9, 2025, Israel and Hamas entered into a renewed ceasefire agreement, calling for a permanent end of the war. However, there are no assurances that such an agreement will hold. While the conflict has created heightened security concerns, disruptions to business operations, and economic instability, the ceasefire may contribute to improved regional stability. However, the security situation remains fluid, and any renewed military actions, restrictions, or government-imposed measures could adversely affect our operations, supply chains, and financial condition.

Since the commencement of these events, there have been continued hostilities along Israel’s northern border with Lebanon (with the Hezbollah terror organization) and on other fronts from various extremist groups in the region, such as the Houthis in Yemen and various rebel militia groups in Syria and Iraq. In October 2024, Israel began limited ground operations against Hezbollah in Lebanon, and in November 2024, a ceasefire was brokered between Israel and Hezbollah, but there are no guarantees as to whether the agreement will hold or whether further hostilities will resume.

In addition, in April 2024 and October 2024, Iran launched direct attacks on Israel involving hundreds of drones and missiles and threatened to continue to attack Israel and is widely believed to be developing nuclear weapons. In June 2025, in light of continued nuclear threats and intelligence assessments indicating imminent attacks, Israel launched a preemptive strike directly targeting military and nuclear infrastructure inside Iran, aimed at disrupting Iran’s capacity to coordinate or launch further hostilities against Israel, as well as to degrade its nuclear program. In response, Iran launched multiple waves of drones and ballistic missiles at Israeli cities. While most of these attacks were intercepted, several caused civilian casualties and damage to infrastructure. While a ceasefire was reached between Israel and Iran in June 2025 after 12 days of hostilities, the situation remains volatile. Ongoing political instability, widespread protests, and heightened geopolitical tensions involving Iran, including the potential for military escalation and broader regional conflict, may adversely affect economic conditions, disrupt markets, and create uncertainty that could negatively impact our business, financial condition and results of operations. A broader regional conflict involving additional state and non-state actors remains a significant risk. Iran is also believed to have a strong influence among extremist groups in the region, such as Hamas in Gaza, Hezbollah in Lebanon, the Houthi movement in Yemen and various rebel militia groups in Syria and Iraq. These situations may potentially escalate in the future to more violent events which may affect our operations.

While our facilities have not been damaged during the current war, the hostilities with Hamas, Hezbollah, Iran and its proxies and others have caused and may continue to cause damage to private and public facilities, infrastructure, utilities, and telecommunication networks, and may potentially disrupt our operations and supply chains. In addition, Israeli organizations, government agencies and companies have been subject to extensive cyber attacks. This could lead to increased costs, risks to employee safety, and challenges to business continuity, with potential financial losses.

In connection with the ongoing war, several hundred thousand Israeli military reservists were drafted to perform immediate military service, and military reservists are expected to perform long reserve duty service in the coming years. As of the date hereof, only several of our employees are called to active military duty. The absence of our employees due to their military service in the current or future wars or other armed conflicts may materially and adversely affect our ability to conduct our operations. Since the war broke out on October 7, 2023, our operations have not been adversely affected by this situation.

While the intensity and duration of the security situation in Israel have been difficult to predict, as were the economic implications on our business and operations and on Israel’s economy in general, the ceasefires mark a potential shift towards stability in the region. If sustained, this could reduce the risk of disruptions to our business and the Israeli economy in general. However, if the war is renewed or expands to other fronts, such as Lebanon, Syria and the West Bank, our operations may be harmed.

Our commercial insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of certain direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that such government coverage will be maintained or that it will sufficiently cover our potential damages. Any losses or damages incurred by us could have a material adverse effect on our business.

The global perception of Israel and Israeli companies, influenced by actions by international judicial bodies, may lead to increased sanctions and other negative measures against Israel, as well as Israeli companies and academic institutions. There is also a growing movement among countries, activists, and organizations to boycott Israeli goods, services and academic research or restrict business with Israel, which could affect business operations. If these efforts become widespread, along with any future rulings from international tribunals against Israel, they could significantly and negatively impact business operations.

Prior to the October 2023 war, the Israeli government pursued changes to Israel’s judicial system and has recently renewed its efforts to effect such changes. In response to the foregoing developments, certain individuals, organizations, and institutions, both within and outside of Israel, voiced concerns that such proposed changes, if adopted, may negatively impact the business environment in Israel. Such proposed changes may also lead to political instability or civil unrest. If such changes to Israel’s judicial system are pursued by the government and approved by the parliament, this may have an adverse effect on our business, results of operations, and ability to raise additional funds, if deemed necessary by our management and board of directors.

Because a substantial portion of our revenues is expected to be generated in currencies other than our functional currency, we will be exposed to fluctuations in currency exchange rates, which could negatively affect our financial condition.

In the future, we expect that a substantial portion of our revenues will be generated in currencies other than our functional currency. Our functional and presentation currency, in which we currently maintain our financial records and report our financial results, is USD. As a result, our revenues for financial statement purposes might be negatively affected by fluctuations in the exchange rates of currencies in other countries in which our products may be sold, and supplementary services provided.

Currency exchange controls may restrict our ability to utilize our cash flows.

We expect to receive proceeds from sales of any product we may develop, and also to pay a portion of our operational costs and expenses, in New Israeli Shekels, Euros and other foreign currencies. However, we may be subject to existing or future rules and regulations on currency conversion. In 1998, the Israeli currency control regulations were liberalized significantly, and there are currently no currency controls in place. Legislation remains in effect, however, pursuant to which such currency controls could be imposed in Israel by administrative action at any time. We cannot assure that such controls will not be reinstated, or if reinstated, that they would not have an adverse effect on our operations.

Enforcing a U.S. judgment against us and our executive officers and directors, or asserting U.S. securities law claims in Israel, may be difficult.

We are incorporated in Israel. Our executive officers and directors reside in Israel and most of our assets and the assets of these persons may be located outside of the United States. We have been informed by our legal counsel in Israel that it may be difficult to assert claims under U.S. securities laws in original actions instituted in Israel or obtain, a judgment based on the civil liability provisions of the U.S. federal securities laws. Israeli courts may refuse hear a claim based on a violation of U.S. securities laws against us or any of our non-U.S. executive officers and directors because Israel may not be the most appropriate forum to bring such a claim.

In addition, even if an Israeli court agrees to hear such a claim, it may determine that Israeli, and not U.S., law is applicable to the claim. Under Israeli law, if U.S. law is found to be applicable to such a claim, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process, and certain matters of procedure would be governed by Israeli law. There is little binding case law in Israel addressing these matters. Israeli courts might not enforce judgments rendered outside Israel, which may make it difficult to collect on judgments rendered against us or any of our non-U.S. executive officers and directors.

Moreover, an Israeli court will not enforce a non-Israeli judgment if (among other things) it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases), or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel, or if it was obtained by fraud or in absence of due process, or if it is at variance with another valid judgment that was given in the same matter between the same parties, or if a suit in the same matter between the same parties was pending before a court or tribunal in Israel, at the time the foreign action was brought.

As a result of the difficulty associated with enforcing a judgment against us in Israel, you may not be able to collect any damages awarded by either a U.S. or foreign court.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index, or Israeli CPI, plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rate fluctuations.

Our articles of association provide that unless we consent to an alternate forum, the federal district courts of the United States shall be the exclusive forum of resolution of any claims arising under the Securities Act.

Our articles of association provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for any claim asserting a cause of action arising under the Securities Act (for the avoidance of any doubt, such provision does not apply to any claim asserting a cause of action arising under the Exchange Act). Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both U.S. state and federal courts have jurisdiction to entertain such claims. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees and may increase the costs associated with such lawsuits, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of the articles of association inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition. Any person or entity purchasing or otherwise acquiring any interest in our share capital shall be deemed to have notice of and to have consented to the choice of forum provisions of the articles of association described above. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

Our articles of association provide that unless we consent otherwise, the competent courts of Tel Aviv, Israel shall be the sole and exclusive forum for substantially all disputes between the Company and its shareholders under the Companies Law and the Israeli Securities Law.

The competent courts of Tel Aviv, Israel shall, unless we consent otherwise in writing, be the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, or (iii) any action asserting a claim arising pursuant to any provision of the Companies Law or the Israeli Securities Law, 1968, or the Israeli Securities Law. This exclusive forum provision is intended to apply to claims arising under Israeli law and would not apply to claims brought pursuant to the Securities Act or the Exchange Act or any other claim for which federal courts would have exclusive jurisdiction. Such exclusive forum provision in the articles of association will not relieve us of our duties to comply with federal securities laws and the rules and regulations thereunder, and our shareholders will not be deemed to have waived our compliance with these laws, rules and regulations. This exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes us Company or our directors or other employees which may discourage lawsuits against us, our directors, officers and employees.

Your rights and responsibilities as our shareholder will be governed by Israeli law, which may differ in some respects from the rights and responsibilities of shareholders of U.S. corporations.

Since we are incorporated under Israeli law, the rights and responsibilities of our shareholders are governed by our articles of association and Israeli law. These rights and responsibilities differ in some respects from the rights and responsibilities of shareholders of U.S. corporations. In particular, each of our shareholders has a duty to act in good faith and in a customary manner in exercising its rights and performing its obligations toward us and other shareholders and to refrain from abusing its power in, among other things, voting at shareholder meetings on certain matters, such as an amendment to our articles of association, an increase of our authorized share capital, a merger and approval of related party transactions that require shareholder approval. In addition, a controlling shareholder or a shareholder who knows that it possesses the power to determine the outcome of a shareholders vote or to appoint or prevent the appointment of an office holder has a duty to act in fairness toward us. Israeli law does not clearly define the substance of these duties. There is limited case law available to assist in understanding the implications of these provisions that govern shareholder behavior.

Provisions of Israeli corporate and tax law may deter acquisition transactions.

Israeli corporate law regulates mergers, requires tender offers for acquisitions of shares above specified thresholds, requires special approvals for transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to such types of transactions. For example, a merger may not be consummated unless at least 50 days have passed from the date on which a merger proposal is filed by each merging company with the Israel Registrar of Companies and at least 30 days have passed from the date on which the shareholders of both merging companies have approved the merger. In addition, a majority of each class of securities of the target company must approve a merger. Moreover, the Companies law requires that an acquirer in a full tender offer, which as a result would result in the acquirer to hold over 90% of the target company’s voting rights or the target company’s issued and outstanding share capital (or of a class thereof), to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company (or the applicable class). The full tender offer can only be completed if the acquirer receives positive responses from the holders of at least 95% of the issued share capital (or the applicable class) and if a majority of the offerees that do not have a personal interest in the tender offer; unless, the shareholders who did not accept the tender offer hold less than 2% of the issued and outstanding share capital of the company (or of the applicable class), all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. the shareholders, including those who indicated their acceptance of the tender offer, may, at any time within six months following date of acceptance of the tender offer, and petition an Israeli court to determine whether the tender offer was for less than fair value and whether the fair value should be paid as determined by the court. However, an offeror may provide in the offer that a shareholder who accepted the offer will not be entitled to petition the court for appraisal rights as described in the preceding sentence, as long as the offeror and the company disclosed the information required by law in connection with the full tender offer. If the full tender offer was not accepted in accordance with any of the above alternatives, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s voting rights or the company’s issued and outstanding share capital (or of the applicable class) from shareholders who accepted the tender offer. Shares purchased in contradiction to the full tender offer rules under the Companies Law will have no rights and will become dormant shares.

Furthermore, Israeli tax considerations may make potential transactions unappealing to us or to our shareholders whose country of residence does not have a tax treaty with Israel exempting such shareholders from Israeli tax. For example, Israeli tax law does not recognize tax-free share exchanges to the same extent as U.S. tax law. With respect to mergers, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of a number of conditions, including, in some cases, a holding period of two years from the date of the transaction during which sales and dispositions of shares of the participating companies are subject to certain restrictions. Moreover, with respect to certain share swap transactions, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no disposition of the shares has occurred. These provisions could delay, prevent or impede an acquisition of us or our merger with another company, even if such an acquisition or merger would be beneficial to us or to our shareholders.

Our articles of association and Israeli law could prevent a takeover that shareholders consider favorable and could also reduce the market price of our ADSs.

Certain provisions of Israeli law and our articles of association could have the effect of delaying or preventing a change in control and may make it more difficult for a third party to acquire us or for our shareholders to elect different individuals to its board of directors, even if doing so would be beneficial to its shareholders, and may limit the price that investors may be willing to pay in the future for the our ADSs. Among other things:

●	Israeli corporate law regulates mergers and requires that a tender offer be effected when more than a specified percentage of shares in a company are purchased;

●	Israeli corporate law requires special approvals for certain transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to these types of transactions;

●	Israeli corporate law does not provide for shareholder action by written consent for public companies, thereby requiring all shareholder actions to be taken at a general meeting of shareholders;

●	our articles of association divide our directors into three classes, each of which is elected once every three years;

●	our articles of association generally require a vote of the holders of a majority of our outstanding ordinary shares entitled to vote present and voting on the matter at a general meeting of shareholders (referred to as simple majority), and solely the amendment of the provision relating to the removal of members of our board of directors, require a vote of the holders of 65% of our outstanding ordinary shares entitled to vote at a general meeting;

●	our articles of association provide that director vacancies may be filled by our board of directors.

RISKS RELATED TO THIS OFFERING AND OWNERSHIP OF THE ADSs

It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to the Selling Shareholder, or the actual gross proceeds resulting from those sales.

On February 27, 2025, we entered into the ELOC Purchase Agreement with the Selling Shareholder, pursuant to which the Selling Shareholder has committed to purchase up to $8.0 million in ADSs, subject to certain limitations and conditions set forth in the ELOC Purchase Agreement. The ADS that may be issued under the ELOC Purchase Agreement may be sold by us to the Selling Shareholder at our discretion from time to time following the Commencement Date.

We generally have the right to control the timing and amount of any sales of our ADSs to the Selling Shareholder under the ELOC Purchase Agreement. Sales of our ADSs, if any, to the Selling Shareholder under the ELOC Purchase Agreement will depend upon market conditions and other factors. We may ultimately decide to sell to the Selling Shareholder all, some or none of the ADSs that may be available for us to sell to the Selling Shareholder pursuant to the ELOC Purchase Agreement.

Because the purchase price per ADS to be paid by the Selling Shareholder for the ADSs that we may elect to sell to the Selling Shareholder under the ELOC Purchase Agreement, if any, will fluctuate based on the market prices of our ADSs during the applicable pricing period for each purchase made pursuant to the ELOC Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of ADSs that we will sell to the Selling Shareholder under the ELOC Purchase Agreement, the purchase price per ADS that the Selling Shareholder will pay for ADSs purchased from us under the ELOC Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Selling Shareholder under the ELOC Purchase Agreement, if any.

Limitations in the ELOC Purchase Agreement, including a beneficial ownership limitation for the Selling Shareholder, and our ability to meet the conditions necessary to deliver a purchase notice, could prevent us from being able to raise funds up to the Commitment Amount.

Moreover, although the ELOC Purchase Agreement provides that we may sell up to an aggregate of $8.0 million of our ADSs to the Selling Shareholder, only 5,693,950 ADSs are being registered for resale by the Selling Shareholder under the registration statement that includes this prospectus, consisting of the Purchase Notice ADSs that we may elect to sell to the Selling Shareholder, in our sole discretion, from time to time from following the Commencement Date, subject to the restrictions and satisfaction of the conditions in the ELOC Purchase Agreement, through sales under the ELOC Purchase Agreement,. Even if we elect to sell to the Selling Shareholder all of the ADSs being registered for resale under this prospectus, depending on the market prices of our ADSs at the time of such sales, the actual gross proceeds from the sale of all such shares may be substantially less than the $8.0 million Commitment Amount under the ELOC Purchase Agreement, which could materially adversely affect our liquidity.

If we desire to issue and sell to the Selling Shareholder under the ELOC Purchase Agreement more than the number of ADSs being registered for resale under this prospectus, and the beneficial ownership limitation and other limitations in the ELOC Purchase Agreement would allow us to do so, we would need to file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Shareholder of any such additional ADSs and the SEC would have to declare such registration statement or statements effective before we could sell additional ADSs.

Any issuance and sale by us under the ELOC Purchase Agreement of a substantial amount of ADSs in addition to the ADSs being registered for resale by the Selling Shareholder under this prospectus could cause additional substantial dilution to our shareholders. The number of our ADSs ultimately offered for sale by the Selling Shareholder is dependent upon the ADSs, if any, we ultimately sell to the Selling Shareholder under the ELOC Purchase Agreement.

The resale by the Selling Shareholder of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our ADSs to decline and to be highly volatile.

The sale of a substantial amount of our ADSs, including resale of the ELOC ADSs to be held by the Selling Shareholder in the public market could adversely affect the prevailing market price of our ADSs.

We are registering for resale an aggregate of 5,693,950 ELOC ADSs that we may elect, in our sole discretion, to issue and sell to the Selling Shareholder, from time to time, in a maximum offering amount of up to USD 8 million, based on the closing price of our ADSs on the Nasdaq on February 23, 2026, of $1.405 per ADS. Sales of substantial amounts of our ADSs in the public market, or the perception that such sales might occur, could adversely affect the market price of ADSs, and the market value of our other securities. We cannot predict if and when the Selling Shareholder may sell such ADSs in the public markets. Furthermore, in the future, we may issue additional ADSs, ordinary shares or other equity or debt securities convertible into ADSs or ordinary shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our ADS price to decline.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the ELOC Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to the Selling Shareholder. If and when we do elect to sell ADSs to the Selling Shareholder pursuant to the ELOC Purchase Agreement, the Selling Shareholder may resell all, some or none of such ADSs at any time or from time to time in its discretion and at different prices. As a result, investors who purchase ADSs from the Selling Shareholder in this offering at different times will likely pay different prices for those ADSs, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the ADSs they purchase from the Selling Shareholder in this offering as a result of future sales made by us to the Selling Shareholder at prices lower than the prices such investors paid for their ADSs in this offering.

We may require additional financing to sustain our operations and without it we will not be able to continue operations.

The extent to which we rely on the Selling Shareholder as a source of funding will depend on a number of factors, including the prevailing market price of our ADSs, our ability to meet the conditions necessary to sell Purchase Notice ADSs under the ELOC Purchase Agreement, the impacts of the ownership limitations set forth in the ELOC Purchase Agreement and the extent to which we are able to secure funding from other sources. Regardless of the amount of funds we ultimately raise under the ELOC Purchase Agreement, if any, we may seek other sources of funding. Even if we were to sell to the Selling Shareholder the total Commitment Amount under the ELOC Purchase Agreement, we may need additional capital to fully implement our business plan.

Sales and issuances of our ADSs or other securities might result in significant dilution and could cause the price of our ADSs to decline.

To raise capital, we may sell ADSs, convertible securities or other equity securities in one or more transactions other than those contemplated by the Purchase Agreement, at prices and in a manner we determine from time to time. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ADSs, or securities convertible or exchangeable into ADSs, in future transactions may be higher or lower than the price per share paid by investors in this offering. Any sales of additional shares may dilute our shareholders.

Sales of a substantial number of ADSs in the public market or the perception that these sales might occur could depress the market price of our ADSs and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our ADSs. In addition, the sale of substantial numbers of our ADSs could adversely impact their price.

If we fail to comply with the continued listing requirements of the Nasdaq, our ADSs could be delisted, which could adversely affect the liquidity and market price of our ADSs and our ability to raise additional capital.

Our ADSs are listed on the Nasdaq. To maintain our listing, we are required to satisfy certain continued listing requirements, including, among other things, minimum bid price, minimum market value of publicly held shares, minimum shareholders’ equity (or other financial metrics), corporate governance requirements, and timely filing of periodic reports with the SEC.

There can be no assurance that we will be able to comply with Nasdaq’s continued listing standards in the future and in the past we have been temporarily deficient in meeting Nasdaq’s minimum bid price requirement. If we fail to satisfy any of Nasdaq’s continued listing requirements, we may receive a deficiency notice from Nasdaq and, depending on the nature of the deficiency, may be afforded a limited period of time to regain compliance. However, certain deficiencies may not be subject to a cure period or may result in immediate delisting. If we do not regain compliance within any applicable cure period, or if Nasdaq determines that we are not eligible for a compliance period, Nasdaq may determine to delist our ADSs.

On January 26, 2026, Nasdaq filed a rule proposal with the SEC that would permit the immediate suspension and delisting of a company listed on the Nasdaq Capital Market if its market value of listed securities remains below $5 million for 30 consecutive business days. As of the date hereof, our market value of listed securities is below $5 million and if this rule were to go into effect and the market value of our listed securities were to remain below $5 million, we would become subject to immediate suspension and delisting.

A delisting of our ADSs from Nasdaq could materially reduce the liquidity of our ADSs and result in a corresponding material reduction in the price of our ADSs. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, employees and fewer business development opportunities and strategic alternatives. There can be no assurance that our ADSs, if delisted from the Nasdaq in the future, would be listed on a national securities exchange, a national quotation service, the Over-The-Counter Markets or the pink sheets. Delisting from the Nasdaq, or even the issuance of a notice of potential delisting, would also result in negative publicity, make it more difficult for us to raise additional capital, adversely affect the market liquidity of our ADSs, reduce security analysts’ coverage of us and diminish investor, supplier and employee confidence. Additionally, the threat of delisting or the delisting of our ADSs from the Nasdaq could reduce the number of investors willing to hold or acquire our ADSs, thereby further restricting our ability to obtain equity financing, and it could reduce our ability to retain, attract and motivate our directors, officers and employees. In addition, as a consequence of any such delisting, our share price could be negatively affected and our shareholders would likely find it more difficult to sell, or to obtain accurate quotations as to the prices of, our ADSs. Accordingly, any failure to maintain compliance with Nasdaq’s continued listing requirements could have a material adverse effect on our business, financial condition, results of operations and the value of our ADSs.

Our ADS price may be volatile, and you may lose all or part of your investment.

The market price of the ADSs could be highly volatile and may fluctuate substantially, including downward, as a result of many factors, including:

●	changes in the prices of our raw materials or the products manufactured in factories using our technologies;

●	the trading volume of the ADSs;

●	general economic, market and political conditions, including negative effects on consumer confidence and spending levels that could indirectly affect our results of operations;

●	actual or anticipated fluctuations in our financial condition and operating results, including fluctuations in our quarterly and annual results;

●	announcements by us or our competitors of innovations, other significant business developments, changes in distributor relationships, acquisitions or expansion plans;

●	announcement by competitors or new market entrants of their entry into or exit from the alternative protein market;

●	overall conditions in our industry and the markets in which we intend to operate;

●	market conditions or trends in the packaged food sales industry that could indirectly affect our results of operations;

●	addition or loss of significant customers or other developments with respect to significant customers;

●	adverse developments concerning our manufacturers and suppliers;

●	changes in laws or regulations applicable to our products or business;

●	our ability to effectively manage our growth and market expectations with respect to our growth, including relative to our competitors;

●	changes in the estimation of the future size and growth rate of our markets;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

●	additions or departures of key personnel;

●	competition from existing products or new products that may emerge;

●	issuance of new or updated research or reports about us or our industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

●	variance in our financial performance from the expectations of market analysts;

●	our failure to meet or exceed the estimates and projections of the investment community or that we may otherwise provide to the public;

●	fluctuations in the valuation of companies perceived by investors to be comparable to us;

●	disputes or other developments related to proprietary rights, including patents, and our ability to obtain intellectual property protection for our products;

●	litigation or regulatory matters;

●	announcement or expectation of additional financing efforts;

●	our cash position;

●	sales and short-selling of the ADSs;

●	our issuance of equity or debt;

●	changes in accounting practices;

●	ineffectiveness of our internal controls;

●	negative media or marketing campaigns undertaken by our competitors or lobbyists supporting the conventional meat industry;

●	the public’s response to publicity relating to the health aspects or nutritional value of products to be manufactured in factories using our technologies; and

●	other events or factors, many of which are beyond our control.

In addition, the stock markets have experienced extreme price and volume fluctuations. Broad market and industry factors may materially harm the market price of the ADSs, regardless of our operating performance. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes, tariffs, international currency fluctuations, or the effects of disease outbreaks or pandemics, may negatively impact the market price of the ADSs. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against that company. If we were involved in any similar litigation, we could incur substantial costs and our management’s attention and resources could be diverted.

We have never paid dividends on our share capital and we do not intend to pay dividends for the foreseeable future.

We have never declared or paid any dividends on our share capital and do not intend to pay any dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development and growth of our business and for general corporate purposes. Accordingly, any gains from an investment in the ADSs will depend on price appreciation of the ADSs, which may never occur. In addition, Israeli law limits our ability to declare and pay dividends, and may subject our dividends to certain Israeli withholding taxes.

ADS holders may not receive the same distributions or dividends as those we make to the holders of our ordinary shares, and, in some limited circumstances, they may not receive dividends or other distributions on our ordinary shares and may not receive any value for them, if it is illegal or impractical to make them available.

The ADS Depositary has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities underlying the ADSs, after deducting its fees and expenses. ADS holders will receive these distributions in proportion to the number of ordinary shares their ADSs represent. However, the Depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the Securities Act of 1933, as amended, or the Securities Act, but that are not properly registered or distributed under an applicable exemption from registration. In addition, conversion into U.S. dollars from foreign currency that was part of a dividend made in respect of deposited ordinary shares may require the approval or license of, or a filing with, any government or agency thereof, which may be unobtainable. In these cases, the Depositary may determine not to distribute such property and hold it as “deposited securities” or may seek to affect a substitute dividend or distribution, including net cash proceeds from the sale of the dividends that the Depositary deems an equitable and practicable substitute. We have no obligation to register under U.S. securities laws any ADSs, ordinary shares, rights or other securities received through such distributions. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to holders of ADSs. In addition, the Depositary may deduct from such dividends or distributions its fees and may withhold an amount on account of taxes or other governmental charges to the extent the Depositary believes it is required to make such withholding. These restrictions may cause a material decline in the value of the ADSs.

ADS holders do not have the same rights as our shareholders.

ADS holders do not have the same rights as our shareholders. For example, ADS holders may not attend shareholders’ meetings or directly exercise the voting rights attaching to the ordinary shares underlying their ADSs. ADS holders may vote only by instructing the Depositary to vote on their behalf. If we request the Depositary to solicit voting instructions from ADS holders (which we are not required to do), the Depositary will notify ADS holders of a shareholders’ meeting and send or make voting materials available to them. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the Depositary how to vote. For instructions to be valid, they must reach the Depositary by a date set by the Depositary. The Depositary will try, as far as practical, subject to the laws of Israel and the provisions of our articles of association or similar documents, to vote or to have its agents vote the deposited ordinary shares as instructed by ADS holders. If we do not request the Depositary to solicit voting instructions from ADS holders, they can still send voting instructions, and, in that case, the Depositary may try to vote as they instruct, but it is not required to do so. Except by instructing the Depositary as described above, ADS holders won’t be able to exercise voting rights unless they surrender their ADSs and withdraw the ordinary shares. However, they may not know about the meeting enough in advance to withdraw the ordinary shares. We cannot assure ADS holders that they will receive the voting materials in time to ensure that they can instruct the Depositary to vote their ordinary shares. In addition, the Depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that ADS holders may not be able to exercise voting rights and there may be nothing they can do if their ordinary shares are not voted as they requested. In addition, ADS holders have no right to call a shareholders’ meeting.

ADS holders may be subject to limitations on transfer of their ADSs.

ADSs will be transferable on the books of the Depositary. However, the Depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the Depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the Depositary are closed, or at any time if we or the Depositary deem it advisable to do so because of any requirement of law or of any government or governmental body, under any provision of the Deposit Agreement, or for any other reason in accordance with the terms of the Deposit Agreement.

As a foreign private issuer whose ADSs are listed on Nasdaq, we follow certain home country corporate governance practices instead of certain Nasdaq requirements, we are not subject to U.S. proxy rules and are exempt from certain Exchange Act reporting requirements. If we were to lose our foreign private issuer status, our costs to modify our practices and maintain compliance under U.S. securities laws and Nasdaq rules would be significantly higher.

We are a foreign private issuer and are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. We are permitted to follow certain home country corporate governance practices instead of certain requirements of the rules of Nasdaq. As permitted under the Israeli Companies Law 1999, or Companies Law, pursuant to our articles of association, the quorum for an ordinary meeting of shareholders shall be the presence of at least two shareholders present in person, by proxy or by a voting instrument, who hold at least 25% of the voting power of our shares (and in an adjourned meeting, with some exceptions, a minimum of one shareholder) instead of 33 1⁄3% of our issued share capital as otherwise required under the Nasdaq corporate governance rules. We may also adopt and approve material changes to equity incentive plans in accordance with the Companies Law, which does not impose a requirement of shareholder approval for such actions. In addition, we follow Israeli corporate governance practice instead of the Nasdaq requirements to obtain shareholder approval for certain dilutive events (such as issuances that will result in a change of control, certain transactions other than a public offering involving issuances of a 20% or greater interest in us and certain acquisitions of the stock or assets of another company). Additionally, we follow Israeli corporate governance practices instead of Nasdaq requirements with regard to, among other things, the composition of our board of directors. For example, our board of directors currently comprises four directors, all of whom we have determined are independent, however during 2021, the majority of our board of directors was not deemed to be independent, in compliance with our home-country requirements. Accordingly, our shareholders may be afforded less protection that what is provided under the Nasdaq corporate governance rules to investors in U.S. domestic issuers. See “Corporate Governance-Nasdaq Listing Rules and Home Country Practices.”

Additionally, we are exempt from the rules and regulations under the Exchange Act related to the furnishing and content of proxy statements. Section 8103 of the National Defense Authorization Act for Fiscal Year 2026, named the “Holding Foreign Insiders Accountable Act”, which was signed into law on December 18, 2025, will require directors and officers of foreign private issuers to make insider reports under Section 16(a) of the Exchange Act, effective March 18, 2026. Our principal shareholders continue to remain exempt from the reporting under Section 16(a) of the Exchange Act and our directors, officers and principal shareholders continue to remain exempt from the short-swing profit recovery provisions contained in Section 16(b) of the Exchange Act. Furthermore, although under regulations promulgated under the Companies Law, as an Israeli public company listed on Nasdaq, we are required to disclose the compensation of our five most highly compensated officers on an individual basis, this disclosure may not be as extensive as that required of U.S. domestic reporting companies. In addition, we are not required under the Exchange Act to file current reports and quarterly reports, including financial statements, with the SEC as frequently or as promptly as U.S. domestic reporting companies whose securities are registered under the Exchange Act. Moreover, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information. These exemptions and leniencies reduce the frequency and scope of information and protections available to ADS holders in comparison to those applicable to U.S. domestic reporting companies.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers. We would lose our foreign private issuer status if a majority of our shares are owned by U.S. residents and a majority of our directors or executive officers are U.S. citizens or residents or we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. If we are not a foreign private issuer, we will be required to file periodic reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. We may also be required to modify certain of our policies to comply with accepted governance practices associated with U.S. domestic issuers and we would lose our ability to rely upon exemptions from certain corporate governance requirements on U.S. stock exchanges that are available to foreign private issuers. Such modifications and subsequent compliance would cause us to incur significant legal, accounting and other expenses that we would not incur as a foreign private issuer.

If we are a “passive foreign investment company” for U.S. federal income tax purposes, there may be adverse U.S. federal income tax consequences to U.S. investors

Although we have not conducted a formal analysis, based on our income and assets, we believe that we may be treated as a passive foreign investment company, or PFIC, for the preceding taxable year. However, the determination of our PFIC status is made annually based on the factual tests described below. Consequently, while we may be a PFIC in future years, we cannot estimate with certainty at this stage whether or not we are likely to be treated as a PFIC in the current taxable year or any future taxable years. Generally, if, for any taxable year, at least 75 percent of our gross income is “passive income” or at least 50 percent of the average percentage of our assets during the taxable year (based on the average of the fair market values of the assets determined at the end of each quarterly period) are assets that produce or are held for the production of passive income, we will be characterized as a PFIC for U.S. federal income tax purposes. Passive income for this purpose generally includes, among other things, dividends, interest, rents, royalties, gains from commodities and securities transactions, and gains from assets that produce passive income. However, rents and royalties received from unrelated parties in connection with the active conduct of a trade or business should not be considered passive income for purposes of the PFIC test. For example, if we were to be characterized as a PFIC for U.S. federal income tax purposes in any taxable year during which a U.S. Holder (as defined in “Additional Information-Taxation - Material United States federal income tax considerations”) holds ordinary shares or ADSs, such U.S. Holder could be subject to additional taxes and interest charges upon certain distributions by us and any gain recognized on a sale, exchange or other disposition of our shares, whether or not we continue to be characterized as a PFIC. Certain adverse consequences of PFIC status can be mitigated if a U.S. Holder makes a “mark to market” election or an election to treat us as a qualified electing fund, or QEF. See “Additional Information-Taxation-Passive foreign investment company considerations.”

Whether we are a PFIC for any taxable year will depend on the composition of our income and the composition and value of our assets from time to time. Each U.S. Holder is strongly urged to consult its tax advisor regarding these issues and any available elections to mitigate such tax consequences.

If we are a controlled foreign corporation, there could be adverse U.S. federal income tax consequences to certain U.S. Holders.

Each “Ten Percent Shareholder” (as defined below) in a non-U.S. corporation that is classified as a “controlled foreign corporation,” or a CFC, for U.S. federal income tax purposes generally is required to include in income for U.S. federal tax purposes such Ten Percent Shareholder’s pro rata share of the CFC’s “Subpart F income,” “tested income,” “global intangible low-taxed income” and investment of earnings in U.S. property, even if the CFC has made no distributions to its shareholders. Subpart F income generally includes dividends, interest, rents, royalties, gains from the sale of securities and income from certain transactions with related parties. A non-U.S. corporation generally will be classified as a CFC for U.S. federal income tax purposes if Ten Percent Shareholders own, directly or indirectly, more than 50% of either the total combined voting power of all classes of stock of such corporation entitled to vote or of the total value of the stock of such corporation. A “Ten Percent Shareholder” is a United States person (as defined by the Internal Revenue Code of 1986, as amended, or the Code) who owns or is considered to own, directly, indirectly, or constructively, 10% or more of the value or total combined voting power of all classes of stock entitled to vote of such corporation.

The determination of CFC status is complex and includes complex attribution rules. A non-corporate Ten Percent Shareholder with respect to a CFC generally will not be allowed certain tax deductions or foreign tax credits generally available to a corporate Ten Percent Shareholder. Failure to comply with CFC reporting obligations may subject a Ten Percent Shareholder to significant monetary penalties. We cannot provide any assurances that we will furnish to any Ten Percent Shareholder information that may be necessary to comply with the reporting and tax paying obligations applicable under the CFC rules of the Code. U.S. Holders should consult their own tax advisors with respect to the potential adverse U.S. tax consequences of becoming a Ten Percent Shareholder in a CFC.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Some of the statements made under “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” and elsewhere incorporated by reference in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “project,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “intends,” or “continue,” or the negative of these terms or other comparable terminology.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans, and strategies; statements that contain projections of results of operations or of financial condition; expected capital needs and expenses; statements relating to the research, development, completion and use of our products; and all statements (other than statements of historical facts) that address activities, events, or developments that we intend, expect, project, believe, or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our estimates regarding our expenses, future revenue, capital requirements and needs for additional financing;

●	the commercialization and market acceptance of our products and technologies;

●	our ability to launch and penetrate markets in new locations and new market segments;

●	our ability to establish adequate sales, marketing and distribution channels;

●	our expectations regarding the success of the alternative protein manufacturing technologies we are developing;

●	our research and development activities associated with technologies for alternative protein manufacturing, including three-dimensional protein production, which involves a lengthy and complex process;

●	our expectations regarding sales of products based on our alternative protein technologies;

●	our ability to successfully manage our planned growth, and any future acquisitions, joint ventures, collaborations or similar transactions;

●	the competitiveness of the market for our alternative protein technologies;

●	our evolving business model, including our ability to successfully execute our strategic transition and the anticipated impact of such transition on our results of operations and financial condition;

●	our ability to maintain our relationships with key partners and grow relationships with new partners;

●	our ability to enforce our intellectual property rights and to operate our business without infringing, misappropriating, or otherwise violating the intellectual property rights and proprietary technology of third parties;

●	uncertainties regarding the insolvency proceedings filed with respect to Twine, our subsidiary, and the impact of such proceedings on our business and financial condition;

●	our ability to predict and timely respond to preferences for alternative proteins and new trends;

●	our ability to attract, hire and retain qualified employees and key personnel;

●	security, political and economic instability globally and in the Middle East that could harm our business, including due to current security situation in Israel; and

●	other risks and uncertainties, including those listed under the heading “Risk Factors” in our most recent Annual Report on Form 20-F.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the ELOC ADSs by the Selling Shareholder. All net proceeds from the sale of the ADSs covered by this prospectus will go to the Selling Shareholder. We expect that the Selling Shareholder will sell its ADSs as described under “Plan of Distribution.” However, we may receive up to USD 8 million in aggregate gross proceeds from the Selling Shareholder under the ELOC Purchase Agreement in connection with sales of the ELOC ADSs to the Selling Shareholder pursuant to the ELOC Purchase Agreement after the date of this prospectus.

CAPITALIZATION

The following table sets forth our capitalization:

●	on an actual basis as of June 30, 2025; and

●	on a pro forma basis, giving effect to: (i) the sale between July 2025 and January 2026 of 255,055 ADSs in at-the-market sales at an average offering price of $7.92 per ADS, and after deducting the placement agent fees and estimated offering expenses payable by us, resulting in net proceeds of approximately $1.9 million; (ii) the issuance and sale in a follow-on public offering in July 2025, or the July 2025 Public Offering, of 23,022 ADSs and accompanying common warrants at the combined public offering price of $8.40 per ADS and 274,598 pre-funded warrants and accompanying common warrants at the combined public offering price of $8.32 per ADS for aggregate net proceeds of approximately $2.0 million, after deducting the Placement Agent’s fees and estimated offering expenses payable by us, (iii) the exercise of 297,619 common warrants and 274,598 pre-funded warrants from the July 2025 Public Offering for aggregate gross proceeds of approximately $1.4 million, (iv) the issuance of 16,023 ADSs as a result of the conversion of approximately $0.9 million of the convertible loan agreement of June 5, 2025, or the June 2025 Convertible Loan Agreement, with D.B.W. Holdings (2005) Ltd., in connection with the acquisition of Twine, or Acquisition Transaction, and (v) the issuance of 158,465 ADSs and pre-funded milestone warrants, or the Pre-Funded Milestone Warrants, in the Acquisition Transaction, as if such events had occurred on or before June 30, 2025 (collectively, the “Pro Forma Adjustments”).

●	on a pro forma as adjusted basis, to give effect to the issuance and sale of 5,693,950 ADSs representing 22,775,800,000 ordinary shares, as Purchase Notice ADSs, at an assumed offering price of $1.405 per ADS, which is the last reported sales price of our ADSs on the Nasdaq on February 23, 2026, assuming the equity line will be utilized by us and after deducting the estimated offering expenses by us, as if such issuances and sales had occurred on June 30, 2025.

The following depiction of our capitalization on a pro forma as adjusted basis as of June 30, 2025 reflects the Pro Forma Adjustments, and does not reflect exercise of any options or warrants. The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes thereto and other financial information incorporated by reference into this prospectus.

	As of June 30, 2025 (unaudited)
	Actual	Pro Forma	Pro Forma As Adjusted
	(U.S.$ in thousands)
Long-term liabilities:	$874	$-	$-

Shareholders’ equity:
Ordinary shares, no par value	-	-	-
Receivables on account of shares	(122)	(122)	(122)
Additional paid-in capital	86,744	94,006	101,837
Accumulated deficit	(82,541)	(82,564)	(82,564)
Total shareholders’ equity	4,111	11,320	19,151
Total capitalization (long-term liabilities and equity)	$4,985	$11,320	19,151

The above table is based on 915,704,159 ordinary shares representable by 228,926 ADSs issued and outstanding as of June 30, 2025, and excludes:

●	1,603 ADSs (representing approximately 6,410,000 ordinary shares) issuable upon the exercise of options and settlement of restricted share units to purchase ADSs, at a weighted average exercise price of $342.93 per ADS;

●	25,792 of our ADSs (representing approximately 103,168,500 ordinary shares) reserved for future issuance under our 2022 Share Incentive Plan;

●	15,927 ADSs (representing approximately 63,708,000 ordinary shares) issuable upon the exercise of the June 2025 Convertible Loan at a conversion price of $56.00 per ADS, based on a good-faith estimate of the maximum number of ADSs issuable upon such conversion;

●	1,554 ADSs (representing approximately 6,216,000 ordinary shares) issuable to a consultant upon exercise of options at an exercise price to be determined at the time of exercise using a pre-determined formula; and

●	103,189 ADSs (representing approximately 412,753,660 ordinary shares) issuable upon the exercise of investor warrants to purchase ADSs outstanding as of that date, at a weighted average exercise price of $168.49 per ADS.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our ADSs and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements and other factors that our board of directors considers to be relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations provides information that we believe to be relevant to an assessment and understanding of our results of operations and financial condition for the periods described. This discussion should be read in conjunction with our condensed consolidated interim financial statements and the notes to the financial statements, which are included in this Report of Foreign Private Issuer on Form 6-K. In addition, this information should also be read in conjunction with the information contained in our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the Securities and Exchange Commission, or the SEC, on March 31, 2025, or the Annual Report, including the consolidated annual financial statements as of December 31, 2024 and their accompanying notes included therein.

Our Company

We are an international deep-tech company that initiated activities in 2019 and are listed on the Nasdaq Capital Market under the ticker “STKH”. We are focusing on developing and selling 3D-printing production machines, utilizing advanced technologies to revolutionize the food industry, and on launching our own branded alternative protein foods in 2026.

We have developed alternative protein machinery, initially for three-dimensional printing of meat and seafood analogs, followed by hybrid meats that combine cultivated and plant-based elements. We believe that our alternative protein and cultivated meat technologies hold significant potential to reduce the environmental impact of food production (including reducing carbon footprint and promoting biodiversity), improve the supply chain, and offer consumers a range of new product offerings.

We provide production technology and associated supplies needed to commercially produce structured alternative protein products. To that end, we have developed three-dimensional printing capabilities that can mimic meat and seafood texture, flavor, nutritional values and more. Our initial commercial offering combines three-dimensional printers and their supplies, primarily plant-based ingredient blends for printing plant-based meat and fish analogs. So far, we have developed two main types of three-dimensional printer: (1) meat printer - a food production machine that produces meat analogs with a fibrous texture, mimicking meats such as beef, pork and chicken; and (2) fish printer – a food production machine that produces fish and seafood analogs with a flaky texture, such as fish and seafood. These first commercial offerings are intended to affordably generate revenues for our partners and customers by manufacturing plant-based meat and fish analogs, which are not expected to require the lengthy regulatory processes associated with cultivated meats and other novel foods.

For more information regarding our business and operations, see “Business” below.

Component of Operating Results

Revenues

During 2024, we generated initial revenues from the sale of plant-based premix blends.

To date, we have generated minimal revenue since we commenced our alternative protein operations. We expect to increase revenue as we successfully commercialize our technologies, such as revenue from a collaboration or other partnership such as a co-development agreement, or the acquisition of a company that generates revenues. There can be no assurance that we will be successful in commercializing our technologies, in establishing revenue-generating collaborations or acquiring revenue-generating companies.

Research and Development Expenses

Research and development activities were our primary focus, prior to the commencement of our commercialization phase, and we continue to devote resources to developing and improving our products. Development timelines, the probability of success and development costs can differ materially from expectations. In addition, we cannot forecast whether and when collaboration arrangements will be entered into, if at all, and to what degree such arrangements would affect our development plans and capital requirements. We expect our research and development expenses to continue to decrease over the next several years as focus transitions to commercialization. However, we would expect to incur increased research and development expenses if we were to identify and develop additional technologies.

Research and development expenses include the following:

●	employee-related expenses, such as salaries and share-based compensation;

●	expenses relating to outsourced and contracted services, such as external laboratories and consulting, research and advisory services;

●	supply and development costs;

●	expenses, such as materials, incurred in operating our laboratories and equipment; and

●	costs associated with regulatory compliance.

We recognize research and development expenses as we incur them.

Marketing Expenses

Marketing expenses consist primarily of professional services, personnel costs, including share-based compensation related to employees, and business development, public relations and investor relations services.

General and Administrative Expenses

General and administrative expenses consist primarily of personnel costs, including share-based compensation related to directors and employees, corporate costs (such as insurance), facility costs, patent application and maintenance expenses, and professional service costs, including legal, accounting, audit, finance and human resource services, and other consulting fees.

Finance Expenses (income), Net

Finance expenses (income), net, consist primarily of changes in the fair value of financial instruments mandatorily measured at fair value through profit or loss, and exchange rate fluctuations.

Income Taxes

We have yet to generate taxable income. As of December 31, 2024, our operating tax loss carryforwards were approximately $26.6 million.

Impact of the War in Israel

In October 2023, Israel was attacked by the Hamas terrorist organization and entered a state of war on several fronts. In June 2025, following escalating threats and intelligence reports of imminent attacks, Israel conducted preemptive strikes on military and nuclear infrastructure in Iran. Iran responded with drones and missiles attacks, some of which caused civilian casualties and infrastructure damage. After 12 days of hostilities, a ceasefire between Israel and Iran was reached in June 2025. As of October 9, 2025, Israel and Hamas entered into a ceasefire agreement calling for a permanent end of the war. However, there are no assurances that such agreements will hold. As a result, while the ceasefires mark a potential shift towards stability in the region, the situation remains volatile, and the risk of broader regional escalation involving additional actors persists. As of the date this prospectus, conflict continues in parts of the region. Our operations are located in Israel and some of our employees in Israel were called up for reserve service. However, our operations have not been adversely affected by this situation, and we have not experienced disruptions to our business operations. As such, our product and business development activities remain on track.

We are closely monitoring the developments of this war. See “Risk Factors—Risks Related to Our Operations in Israel– Conditions in Israel, including Israel’s conflicts with Hamas and other parties in the Middle East, as well as political and economic instability, may adversely impact our business operations.” for additional information.

Results of Operations

Year Ended December 31, 2024 Compared to Year Ended December 31, 2023

Our results of operations have varied in the past and can be expected to vary in the future due to numerous factors. We believe that period-to-period comparisons of our operating results are not necessarily meaningful and should not be relied upon as indications of future performance.

Below is a summary of our results of operations for the periods indicated (in thousands):

	Year Ended December 31,
	2024	2023	2022

Revenue	$10	$-	$-
Cost of Revenue	$22	$-	$-

Gross loss	$12	$-	$-

Operating expenses:
Research and development	$3,518	$7,095	$6,529
Marketing	1,192	1,937	2,874
Marketing with related party	172	745	2,210
General and administrative	3,582	4,401	5,485
Total operating loss	$8,476	$14,178	$17,098
Finance expense (income), net	45	1,369	(2,565)
Loss from continuing operations	8,521	15,547	14,533
Net loss from discontinued operations	-	1,317	7,326
Loss for the year	$8,521	$16,864	$21,859

Year Ended December 31, 2024, Compared to Years Ended December 31, 2023 and 2022

Revenue and cost of revenue

We recognized initial revenues in 2024, and there is therefore no basis for comparison to previous years.

Research and development expenses

Research and development expenses decreased by approximately $3.6 million, or 50.4%, to approximately $3.5 million for the year ended December 31, 2024, compared to approximately $7.1 million for year ended December 31, 2023. The decrease resulted mainly from reduced payroll expenses, share-based compensation, materials related to our research and development operations and from the SIIRD grant that is recognized as a reduction of research and development expenses.

Research and development expenses increased by approximately $0.5 million, or 8.7%, to approximately $7.0 million for the year ended December 31, 2023, compared to approximately $6.5 million for year ended December 31, 2022. The increase resulted mainly from payroll expenses, materials and professional services expenditures related to our research and development operations.

Marketing expense, including marketing with related party

Marketing expenses decreased by approximately $1.3 million, or 49.1%, to approximately $1.4 million for the year ended December 31, 2024, compared to approximately $2.7 million for year ended December 31, 2023. The decrease resulted mainly from reduction in professional services and personnel costs, including share-based compensation for employees, as well as in business development, public relations and investor relations services.

Marketing expenses decreased by approximately $2.3 million, or 47.3%, to approximately $2.7 million for the year ended December 31, 2023, compared to approximately $5.0 million for year ended December 31, 2022. The decrease resulted mainly from reduction in professional services and personnel costs, including share-based compensation for employees, as well as in business development, public relations and investor relations services.

General and administrative expenses

General and administrative expenses decreased by approximately $0.8 million, or 18.6%, to approximately $3.6 million for the year ended December 31, 2024, compared to approximately $4.4 million for the year ended December 31, 2023. The decrease resulted mainly from payroll expenses, share-based compensation, D&O insurance expenses and corporate costs.

General and administrative expenses decreased by approximately $1.1 million, or 20%, to approximately $4.4 million for the year ended December 31, 2023, compared to approximately $5.5 million for the year ended December 31, 2022. The decrease resulted mainly from decreased employee share-based compensation.

Loss from continuing operations

The loss from continuing operations decreased by approximately $7 million, or 45.2%, to approximately $8.5 million for the year ended December 31, 2024, compared to approximately $15.5 million for the year ended December 31, 2023, driven mainly by decreases in research and development expenses as part of our company-wide economizing measures.

The loss from continuing operations increased by approximately $1.0 million, or 6.9%, to approximately $15.5 million for the year ended December 31, 2023, compared to approximately $14.5 million for the year ended December 31, 2022. After deducting $1.9 million and $3.4 million non-cash share-based compensation in 2023 and 2022, respectively, $1.4 million net financial expenses in 2023, and $2.6 million for net financial income in 2022, the net loss decreased by approximately $1.4 million, or 10.2%, driven mainly by decreases in marketing expenses.

Net loss from discontinued operations

The net loss from a discontinued operation decreased by approximately $1.3 million, or 100%, to $0 million for the year ended December 31, 2024, compared to approximately $1.3 million for the year ended December 31, 2023. This decrease resulted from the operation being discontinued only in 2023 and having no further effect in 2024.

The net loss from a discontinued operation decreased by approximately $6.0 million, or 82%, to approximately $1.3 million for the year ended December 31, 2023, compared to approximately $7.3 million for the year ended December 31, 2022. This decrease resulted mainly from the discontinued operation taking place over a shorter period in 2023 (three months) than in 2022 (12 months).

Six Months Ended June 30, 2025 Compared to Six Months Ended June 30, 2024

Research and Development Expenses. Research and Development expenses decreased by 31%, from $1.6 million in the six-month period ended June 30, 2024 to $1.1 million in the six-month period ended June 30, 2025. The decrease resulted mainly from decreased manpower expenses.

Marketing Expenses. Marketing expenses decreased by 43%, from $0.7 million in the six-month period ended June 30, 2024 to $0.4 million in the six-month period ended June 30, 2025. The decrease resulted mainly from decreases in public relations expenses.

General and Administrative Expenses. General and administrative expenses decreased by 5%, from $2.0 million in the six-month period ended June 30, 2024 to $1.9 million in the six-month period ended June 30, 2025. The decrease resulted mainly from decreased manpower expenses and share-based compensation expenses.

Financial Income, Net. Net financial expenses of $0.2 million were recorded in the six-month period ended June 30, 2025, compared to a net financial income of $0.04 million in the six-month period ended June 30, 2024. The change resulted mainly from an increase in finance expenses due to a commitment fee related to the ELOC Purchase Agreement and decrease in interest income.

Total comprehensive loss. The total comprehensive loss decreased by 11.6%, from $4.3 million in the six-month period ended June 30, 2024 to $3.8 million in the six-month period ended June 30, 2025.

Recent Developments

Private Placement, Convertible Loans and Acquisition Transaction

On June 5, 2025, we entered into a securities purchase agreement, or the June 2025 Private Placement Agreement, with Gefen Capital Investments LP., or Gefen, a major shareholder of Twine, for the purchase and sale in the June 2025 Private Placement of 15,536 ADS, at an offering price of $56.00 per ADS. The June 2025 Private Placement closed on June 10, 2025.

The gross proceeds to us from the June 2025 Private Placement were $870,000. We used the proceeds from the June 2025 Private Placement to provide funding to Twine pursuant to the Twine Convertible Loan Agreement (as defined below).

On June 5, 2025, we entered into the June 2025 Convertible Loan Agreement with D.B.W. Holdings (2005) Ltd., or the Lender, pursuant to which, on June 10, 2025, the Lender provided us with a convertible loan in the amount of $870,000, or the D.B.W. CLA Loan Amount. The D.B.W. CLA Loan Amount bore interest at the rate of 8% per annum until converted into our ADSs, upon completion of the Acquisition Transaction on October 31, 2025, at a conversion price of $56.00 per ADS, or the D.B.W. Conversion Price. We used the D.B.W. CLA Loan Amount to provide funding to Twine pursuant to the Twine Convertible Loan Agreement (as defined below).

On June 5, 2025, we entered into a convertible loan agreement, or the Twine Convertible Loan Agreement, with Twine, pursuant to which on June 10, 2025, we provided Twine with a convertible loan in the amount of $1,740,000, or the Twine CLA Loan Amount. The proceeds from the Twine Convertible Loan Agreement were intended to be used by Twine to accelerate its commercial expansion. Pursuant to the Twine Convertible Loan Agreement, as amended, upon consummation of the Acquisition Transaction on October 31, 2025, we converted the Twine CLA Loan Amount into Series BB Preferred Shares of Twine, at a conversion price of $0.02079 per Twine Conversion Share. The Twine CLA Loan Amount bore interest at the rate of 8% per annum until converted.

We filed registration statements with the SEC, providing for the resale of the ADSs issued pursuant to the June 2025 Private Placement Agreement and the June 2025 Convertible Loan Agreement. The registration statements were declared effective by the SEC, and we committed to keep them effective at all times until the selling shareholders no longer own any securities being registered herein.

On June 5, 2025, we entered into a non-binding memorandum of understanding with Twine with respect to the Acquisition Transaction. On September 21, 2025, we entered into the Purchase Agreement with some of the shareholders of Twine, or the Accepting Shareholders, in connection with the Acquisition Transaction. Pursuant to the Purchase Agreement and following execution of joinder agreements by the other shareholders of Twine, or the Remaining Shareholders, themselves, or by Twine by virtue of a bring-along provision under Twine’s articles of association, we acquired all of the issued and outstanding share capital of Twine on a fully diluted basis in exchange for our issuance to certain shareholders of Twine, or the Receiving Shareholders, by way of a private placement, of 633,860,000 ordinary shares (represented by 158,465 ADSs), and (b) Pre-Funded Milestone Warrants exercisable upon the reaching of predefined milestones or if the holder of such warrants holds less than the Beneficial Ownership Limitation, as defined below, vesting into 581,420,000 ordinary shares (represented by 145,355 ADSs), all exercisable during a period of ten (10) years from the date of issuance and together with the ADS Allocation, representing at the time of allocation approximately 20.2% of our outstanding share capital (assuming the exercise of all Pre-Funded Milestone Warrants) after such issuances. In connection with the Purchase Agreement, Gefen agreed that, until the third anniversary of the closing date of the Acquisition Transaction, it shall refrain from voting all ADSs owned by Gefen against any person nominated or otherwise proposed by Yaron Kaiser or Arik Kaufman for election or appointment to our board of directors.

Following the approval of our shareholders at an annual general meeting held on October 28, 2025, the Acquisition Transaction closed on October 31, 2025, and resulted in Twine becoming a wholly-owned subsidiary of the Company.

On January 15, 2026, we reported that our board of directors had decided to discontinue additional funding of Twine following a strategic review of Twine’s financial performance and capital requirements, as despite meaningful technological progress, Twine had not generated sufficient revenue to support continued investment. We plan to remain focused on strengthening our core operations and advancing initiatives that support near- and long-term shareholder value. On January 22, 2026, we reported that Twine had filed a request with the local district court, or the Court, to receive an order to commence proceedings pursuant to the Israeli Insolvency and Financial Rehabilitation Law, 2018, and on February 10, 2026, the Court ordered the commencement of proceedings.

July 2025 Follow-On Offering

On July 16, 2025, we offered and sold in a public offering on a best efforts basis, or the July Follow-On Offering, (i) 184,174 ADSs, (ii) 2,196,780 pre-funded warrants to purchase up to 2,196,780 ADSs, or the July Pre-Funded Warrants, and (iii) 2,380,954 warrants to purchase up to 2,380,954 ADSs, or the July Common Warrants and, together with the July Pre-Funded Warrants, the July Warrants, at a combined public offering price of $8.40 per ADS and accompanying July Common Warrant, and $8.32 per July Pre-Funded Warrant and accompanying July Common Warrant. Aggregate gross proceeds from the July Follow-On Offering (without taking into account any proceeds from any future exercises of Warrants) were approximately $2.5 million. The July Follow-On Offering closed on July 17, 2025.

The July Pre-Funded Warrants could be exercised at any time until exercised in full at an exercise price of $0.08 per ADS. July The Common Warrants had an exercise price of $8.40 per ADS, were immediately exercisable, and would have expired on the five-year anniversary of the date of issuance.

A holder of the July Warrants will not have the right to exercise any portion of its July Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates or any other persons whose beneficial ownership of Ordinary Shares would be aggregated with the holder’s or any of the holder’s affiliates), would beneficially own Ordinary Shares in excess of 4.99% of the number of the Ordinary Shares outstanding immediately after giving effect to such exercise.

The investors in the July Follow-On Offering entered into a definitive securities purchase agreement with the Company, or the July Purchase Agreement. The July Purchase Agreement contains representations, warranties, indemnification and other provisions customary for transactions of this nature. Pursuant to the July Purchase Agreement, we agreed to abide by certain customary standstill restrictions for a period of forty-five (45) days following the closing of the July Follow-On Offering, subject to limited exceptions. In addition, subject to limited exceptions, the July Purchase Agreement provides that for a period of one year following the closing of the July Follow-On Offering, we will not effect or enter into an agreement to effect a “variable rate transaction” as defined in the July Purchase Agreement.

H.C. Wainwright & Co., LLC acted as the sole placement agent, or the July Placement Agent, on a “best efforts” basis, in connection with the July Follow-On Offering. On May 20, 2025, we entered into a letter agreement with the July Placement Agent to serve as exclusive underwriter, agent or advisor in any offering of our securities for a six-month term, or the July Engagement Agreement. Under the July Engagement Agreement, we agreed to pay the July Placement Agent an aggregate cash fee equal to 7.5% of the gross proceeds received by us in the July Follow-On Offering. We also agreed under the July Engagement Agreement to reimburse the July Placement Agent $25,000 for its non-accountable expenses, up to $90,000 for legal fees and out-of-pocket expenses and for its clearing expenses in the amount of up to $15,950. Pursuant to the July Engagement Agreement, we issued to the July Placement Agent or its designees 166,667 warrants to purchase up to 166,667 ADSs, representing 7.0% of the sum of the ADSs and July Pre-Funded Warrants sold in the July Follow-On Offering, or the July Placement Agent Warrants. The July Placement Agent Warrants have substantially the same terms as the July Common Warrants issued and sold in the July Follow-On Offering, except that the July Placement Agent Warrants have an exercise price of $10.50 per ADS (representing 125% of the combined public offering price per ADS and accompanying July Common Warrant) and will expire on July 16, 2030. The July Engagement Agreement contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The immediate net proceeds to us from the July Follow-On Offering were approximately $2.04 million, after deducting the fees and expenses of the July Placement Agent and other offering expenses payable by us. We intend to use the proceeds from the July Follow-On Offering for additional working capital, for funding the growth of our business, including for the re-purchase of our securities and for general corporate purposes.

The July 2025 Follow-On Offering was made pursuant to a registration statement on Form F-1 (File No. 333-288621), previously filed by us with the SEC and declared effective by the SEC on July 16, 2025.

Warrant Repricing

On September 30, 2025, we entered into inducement offer letter agreements, or the Inducement Letters, with certain holders, or the Holders, of certain of our existing warrants to purchase up to 297,618 ADS, or the Existing Warrants, and collectively, the Warrant Repricing.

Pursuant to the Inducement Letters, the Holders agreed to exercise for cash their Existing Warrants to purchase an aggregate of 297,618 ADSs at a reduced exercise price of $5.00 per ADS, in consideration of our agreement to issue two new series of warrants, or the New Warrants, to purchase up to an aggregate of 892,854 ADSs, or the New Warrant Shares, at an exercise price of $5.00 per ADS, which became exercisable on October 28, 2025, the date on which a general meeting of our shareholders approved an increase of our authorized shares until (i) December 30, 2030 with respect to Series A Warrants to purchase an aggregate of 297,618 ADSs, and (ii) June 30, 2027 with respect to Series B Warrants to purchase an aggregate of 595,236 ADSs. We received aggregate gross proceeds of approximately $1.5 million from the Warrant Repricing, before deducting placement agent fees and other offering expenses payable by us.

We engaged H.C. Wainwright & Co., LLC, or Wainwright, to act as our exclusive placement agent in connection with the transactions contemplated by the Inducement Letters and we paid Wainwright a cash fee equal to 7.5% of the aggregate gross proceeds received from the Warrant Repricing. We also issued to Wainwright or its designees the Placement Agent Warrants to purchase up to 20,833 ADSs (representing 7.0% of the Existing Warrants exercised), which have the same terms as the Series A Warrants except the Placement Agent Warrants have an exercise price equal to $6.25 per ADS (125% of the reduced exercise price of the Existing Warrants). The Placement Agent Warrants are exercisable from the date of issuance until December 30, 2030. The closing of the transactions contemplated pursuant to the Inducement Letters occurred on October 1, 2025.

 February 2025 ELOC

On February 27, 2025, we entered into the ELOC Purchase Agreement with the Selling Shareholder. Pursuant to the ELOC Purchase Agreement, we may sell to the Selling Shareholder up to $8 million, or the Commitment Amount, of our ADSs, or Purchase Notice ADSs, from time to time during the term of the ELOC Purchase Agreement.

In consideration for the Selling Shareholder’s execution and delivery of the ELOC Purchase Agreement, on April 18, 2025, we issued 874 Commitment ADSs, as the Commitment to the Selling Shareholder as the Commitment Fee pursuant to the ELOC Purchase Agreement (based on the dollar volume-weighted average price of the ADSs on the business day immediately preceding the issuance date).

Until June 30, 2026, under the terms and subject to the conditions of the ELOC Purchase Agreement, from time to time, at our discretion, we have the right, but not the obligation, to issue to the Selling Shareholder, and the Selling Shareholder is obligated to purchase, the Purchase Notice ADSs, subject to certain limitations set forth in the ELOC Purchase Agreement. Specifically, from time to time, from and after the Commencement Date, we may, at our discretion, direct the Selling Shareholder to purchase on any single business day up to USD 500 thousand in ADSs, unless mutually agreed between us and the Selling Shareholder, up to an amount of USD 3,000 thousand. The purchase price in respect of any purchase notice shall equal the lowest dollar volume-weighted average price of the ADSs during the five business days prior to the closing of any purchase thereunder, multiplied by 94%.The ELOC Purchase Agreement also prohibits us from directing the Selling Shareholder to purchase any ADSs if those ADSs, when aggregated with all other ADSs and ordinary shares then beneficially owned by the Selling Shareholder and its affiliates, would result in the Selling Shareholder and its affiliates having beneficial ownership, at any single point in time, of more than 4.99% of the voting power or capital rights of our shares outstanding immediately following the issuance of Purchase Notice ADSs.

The ELOC Purchase Agreement will automatically terminate on the earlier of (i) June 30, 2026; (ii) the date on which the ADSs cease trading on the Nasdaq; and (iii) the date on which the Selling Shareholder shall have purchased Purchase Notice ADSs pursuant to this ELOC Purchase Agreement for an aggregate purchase price of the Commitment Amount. The ELOC Purchase Agreement does not include any of the following: (i) limitations on our use of amounts we receive as the purchase price for the ADSs sold to the Selling Shareholder; (ii) financial or business covenants; (iii) restrictions on future financings; (iv) rights of first refusal; or (v) participation rights or penalties.

The ELOC Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. Pursuant to the ELOC Purchase Agreement, we also agreed to file the registration statement to which this prospectus relates with the SEC, covering the resale of the ADSs issued or sold to the Selling Shareholder under the ELOC Purchase Agreement under the Securities Act.

As of February 23, 2026, we had 5,522,396,659 ordinary shares (represented or representable by 1,380,599 ADSs) outstanding, of which 4,491,226,219 ordinary shares (represented or representable by 1,122,806 ADSs) were held by non-affiliates. If all of the 22,775,800,000 ordinary shares (represented by 5,693,950 ADSs) offered by the Selling Shareholder under this prospectus were issued and outstanding, such shares would represent approximately 412% of the total number of ordinary shares outstanding and approximately 507% of the total number of outstanding ordinary shares held by non-affiliates, in each case as of February 23. 2026. The ELOC Purchase Agreement provides that we may sell up to an aggregate of $8.0 million of ADSs to the Selling Shareholder. We have filed the registration statement that includes this prospectus so that we may issue and sell to the Selling Shareholder up to 22,775,800,000 ordinary shares (represented by 5,693,950 ADSs) from time to time from following the Commencement Date, subject to the restrictions and satisfaction of the conditions in the ELOC Purchase Agreement, through sales under the ELOC Purchase Agreement or the issuance of Commitment ADSs should we elect to pay the Commitment Fee in ADSs. Depending on the market prices of our ADSs at the time we elect to issue such shares to the Selling Shareholder under the ELOC Purchase Agreement, we may need to sell more ADSs to the Selling Shareholder than are offered under this prospectus to receive aggregate gross proceeds equal to the $8.0 million total commitment of the Selling Shareholder under the ELOC Purchase Agreement, in which case we must first register for resale under the Securities Act additional ordinary shares represented by ADSs, which could cause additional substantial dilution to our shareholders. The number of shares ultimately offered for resale by the Selling Shareholder is dependent upon the number of ADSs we issue and sell to the Selling Shareholder under the ELOC Purchase Agreement.

The net proceeds under the ELOC Purchase Agreement to us will depend on the frequency and prices at which we sell our ADSs, our ability to meet the conditions set forth in the ELOC Purchase Agreement and any impacts of the ownership limitations described above. We expect that any proceeds received by us from such sales of ADSs under the ELOC Purchase Agreement will be used for working capital and general corporate purposes.

There are substantial risks to our shareholders as a result of the sale and issuance of ADSs to the Selling Shareholder under the ELOC Purchase Agreement. These risks include substantial dilution, significant declines in our ADS price and our inability to draw sufficient funds when needed. See “Risk Factors.” Issuances of our ADSs under the ELOC Purchase Agreement will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted as a result of any such issuance. Although the number of ordinary shares, including ordinary shares represented by ADSs, that our existing shareholders own will not decrease, the shares owned by our existing shareholders will represent a smaller percentage of our total outstanding shares after any such issuances pursuant to the ELOC Purchase Agreement.

Liquidity and Capital Resources

Since the commencement of our food technology operations, we have only generated initial revenues and have incurred operating losses and negative cash flows from our operations. We have funded our operations primarily through the sale of equity securities. As of June 30, 2025, we had $1.4 million in cash and cash equivalents, compared to $1.3 million as of December 31, 2024. The increase resulted mainly from the proceeds of issuances of shares and warrants in the first half of 2025, offset by our ongoing operations. The current balance of cash and cash equivalents is not sufficient to continue our operations for at least 12 months from the date of this prospectus.

Year Ended December 31, 2024 Compared to Year Ended December 31, 2023 and December 31, 2022

Net cash used in operating activities

Net cash used in operating activities decreased by approximately $4.3 million, or 33.5%, to approximately $8.5 million for the year ended December 31, 2024 compared to approximately $12.7 million for the year ended December 31, 2023. This decrease was attributed mainly to a reduction in discontinued operations, which was valued at $1.3 million in 2023 and had no further effect in 2024, and from decrease in research and development and marketing expenses.

Net cash used in operating activities decreased by approximately $2.0 million, or 14.2%, to approximately $12.7 million for the year ended December 31, 2023 compared to approximately $14.8 million for the year ended December 31, 2022. This decrease was attributed mainly to reductions in discontinued operation of $2.4 million due to the discontinued operation taking place over a shorter period in 2023 (three months) than in 2022 (12 months).

Net cash used in investing activities

Net cash used in investing activities increased by approximately $0.2 million, or 25.1%, to approximately $1 million for the year ended December 31, 2024, compared to approximately $0.7 million for the year ended December 31, 2023. This increase was driven mainly by the increase in acquisition of fixed assets, the discontinued operation in 2023 and the proceeds from sale of marketable securities.

Net cash used in investing activities decreased by approximately $2.8 million, or 79%, to approximately $0.7 million for the year ended December 31, 2023, compared to approximately $3.5 million for the year ended December 31, 2022. This decrease was driven by the decrease in acquisition of fixed assets.

Net cash provided by financing activities

Net cash provided by financing activities decreased by approximately $4.9 million, or 43.2%, to approximately $6.4 million for the year ended December 31, 2024, compared to approximately $11.3 million for the year ended December 31, 2023. This decrease was due to the decrease in proceeds from issuance of shares and exercise of warrants.

Net cash provided by financing activities increased by approximately $5.3 million, or 91%, to approximately $11.2 million for the year ended December 31, 2023, compared to approximately $5.8 million for the year ended December 31, 2022. This increase was due to the increase in proceeds from issuance of shares and warrants.

 The table below shows a summary of our cash flows from continued and discontinued operations for the periods indicated.

	Year Ended December 31,
	2024	2023	2022

Net cash used in operating activities	$(8,458)	$(12,727)	$(14,821)
Net cash used in investing activities	(956)	(764)	(3,591)
Net cash provided by financing activities	6,384	11,257	5,899
Effect of exchange rate changes on cash and cash equivalents	42	198	(379)
Net decrease in cash and cash equivalents	$(2,988)	$(2,036)	$(12,892)

Six Months Ended June 30, 2025 Compared to Six Months Ended June 30, 2024

Net cash used in operating activities

For the six months ended June 30, 2025, we used cash in the amount of $2.8 million in our operating activities, compared to $4.4 million for the six months ended June 30, 2024. This decrease was primarily due to a reduction in our expenses as part of our cost-reduction strategy.

Net cash used in investing activities

For the six months ended June 30, 2025, we used cash in the amount of $1.5 million in our investing activities, compared to $0.4 million for the six months ended June 30, 2024. The increase is mainly due to the provision of the convertible loan described in the Twine Convertible Loan Agreement.

Net cash provided by financing activities

For the six months ended June 30, 2025, our net cash provided by financing activities was in the amount of $4.4 million, compared to $5.9 million for the six months ended June 30, 2024. The decrease resulted from the difference between the proceeds of a warrant exercise in 2024 and the proceeds from issuance of shares and warrants and the June 2025 Convertible Loan Agreement in 2025.

We do not currently have any specific commitments or plans for acquisitions; to the extent we do engage in acquisitions, we will do so after ensuring that we will have sufficient funds available to meet our capital requirements, and such acquisitions are likely to affect our projected cash needs. To meet future capital needs, we would need to raise additional capital through equity or debt financing or other strategic transactions. However, any such financing may not be on favorable terms or even available to us. Our failure to obtain sufficient funds on commercially acceptable terms when needed would have a material adverse effect on our business, results of operations and financial condition. Our forecast of the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties, and the actual amount of our expenses could vary materially and adversely as a result of a number of factors. We have based our estimates on assumptions that may prove to be wrong, and our expenses could prove to be significantly higher than we currently anticipate.

Our future capital requirements will depend on many factors, including, but not limited to:

●	the progress and costs of our commercialization activities;

●	our ability to launch and penetrate markets in new locations and new market segments;

●	our ability to establish adequate sales, marketing and distribution channels;

●	the costs of development and expansion of our operational infrastructure;

●	the costs and timing of developing technologies sufficient to allow food production equipment manufacturers and food manufacturers to product products compliant with applicable regulations;

●	our ability, or that of our collaborators, to achieve development milestones and other events or developments under potential future licensing agreements;

●	our ability to maintain our relationships with key partners and grow relationships with new partners;

●	our evolving business model, including our ability to successfully execute our strategic transition and the anticipated impact of such transition on our results of operations and financial condition;

●	the amount of revenues and contributions we receive under future licensing, collaboration, development and commercialization arrangements with respect to our technologies;

●	the costs of filing, prosecuting, enforcing and defending patent claims and other intellectual property rights;

●	the costs of contracting with third parties to provide sales and marketing capabilities for us or establishing such capabilities ourselves, once our technologies are developed and ready for commercialization;

●	the costs of acquiring or undertaking development and commercialization efforts for any future products or technology;

●	the magnitude of our general and administrative expenses; and

●	any additional costs that we may incur under future in- and out-licensing arrangements relating to our technologies and futures products.

Until we can generate significant recurring revenues, we expect to satisfy our future cash needs through capital raising or capital inflows from strategic partnerships. We cannot be certain that additional funding will be available to us on acceptable terms, if at all. If funds are not available on favorable terms, or at all, we may be required to delay, reduce the scope of or eliminate research or development efforts or plans for commercialization with respect to our technologies and make necessary change to our operations to reduce the level of our expenditures in line with available resources.

We are a development-stage technology company and it is not possible for us to predict with any degree of accuracy the outcome of our research and development efforts. As such, it is not possible for us to predict with any degree of accuracy any significant trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our net loss, liquidity or capital resources, or that would cause financial information to not necessarily be indicative of future operating results or financial condition. However, to the extent possible, certain trends, uncertainties, demands, commitments and events are described herein.

Since inception, we have incurred significant losses and negative cash flows from operations and have an accumulated deficit of $78.7 million and $82.5 million, respectively, as of December 31, 2024 and June 30, 2025, respectively. We have financed our operations mainly through fundraising from various investors.

Research and Development, Patents and Licenses, Etc.

There have been no material changes to our research and development activities from those reported under “Business” in this prospectus.

Quantitative and Qualitative Disclosures About Market Risk

Liquidity Risk

Liquidity risk is the risk that we will encounter difficulty in meeting the obligations associated with our financial liabilities that are settled in cash. Cash flow forecasting is performed in our operating entities and aggregated at a consolidated level. We monitor forecasts of our liquidity requirements to ensure we have sufficient cash to meet operational needs. We may be reliant on our ability to raise additional investment capital from the issuance of equity or debt securities to fund our business operating plans and future obligations.

Credit risk

Credit risk is the risk of financial loss to us if a debtor or counterparty to a financial instrument fails to meet its contractual obligations, and arises mainly from our receivables. We restrict exposure to credit risk in the course of our operations by investing primarily in bank deposits.

Equity price risk

As we primarily invest in short-term bank deposits, with only non-material holdings of marketable securities, we do not believe that changes in equity prices pose a material risk to our holdings. However, decreases in the market price of our ordinary shares or ADSs could make it more difficult for us to raise additional funds in the future or require us to raise funds at terms unfavorable to us.

Foreign Currency Exchange Risk

Currency fluctuations could affect us primarily through increased or decreased foreign currency-denominated expenses. Currency fluctuations had an immaterial effect on our results of operations during the years ended December 31, 2024, 2023 and 2022 and the six months ended June 30, 2025 and 2024.

Critical Accounting Policies and Estimates

We describe our significant accounting policies and estimates in Note 2, Summary of Significant Accounting Policies, to the consolidated financial statements contained elsewhere in this prospectus. We believe that these accounting policies and estimates are critical in order to fully understand and evaluate our financial condition and results of operations.

We prepare our financial statements in accordance with U.S. GAAP as issued by the FASB.

In preparing these financial statements, management has made judgments, estimates and assumptions that affect the application of our accounting policies and the reported amounts recognized in the financial statements. On a periodic basis, we evaluate our estimates, including those related to share-based compensation and the fair value measurement of financial instruments at each reporting period. We base our estimates on historical experience, authoritative pronouncements and various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from these estimates.

Recently-Issued Accounting Pronouncements

Certain recently-issued accounting pronouncements, if applicable, are discussed in Note 2 to our consolidated financial statements, regarding the impact of the U.S GAAP standards as issued by the FASB that we will adopt in future periods in our consolidated financial statements.

Emerging Growth Company Status

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirement to hold a non-binding advisory vote on executive compensation, including golden parachute compensation;

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002; and

●	an exemption from compliance with the Critical Audit Matters requirement that the Public Company Accounting Oversight Board has adopted regarding a supplement to the auditor’s report providing additional information about the audit and the financial statements.

We may take advantage of these exemptions for up to five years or until such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; (iii) the date on which we are deemed to be a large accelerated filer under the rules of the SEC; or (iv) the last day of the fiscal year following the fifth anniversary of our initial Nasdaq offering of March 2021, i.e. December 31, 2026. We may choose to take advantage of some but not all of these exemptions. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

BUSINESS

Overview

We are an international deep-tech company that initiated activities in 2019 and are listed on the Nasdaq Capital Market under the ticker “STKH”. We are focusing on developing and selling 3D-printing production machines, utilizing advanced technologies to revolutionize the food industry, and on launching our own branded alternative protein foods in 2026. We have developed alternative protein machinery, initially for three-dimensional printing of meat and seafood analogs, followed by hybrid meats that combine cultivated and plant-based elements. We believe that our alternative protein and cultivated meat technologies hold significant potential to reduce the environmental impact of food production (including reducing carbon footprint and promoting biodiversity), improve the supply chain, and offer consumers a range of new product offerings.

We provide production technology and associated supplies needed to commercially produce structured alternative protein products. To that end, we have developed three-dimensional printing capabilities that can mimic meat and seafood texture, flavor, nutritional values and more. Our initial commercial offering combines three-dimensional printers and their supplies, primarily plant-based ingredient blends for printing plant-based meat and fish analogs. So far, we have developed two main types of three-dimensional printer: (1) meat printer - a food production machine that produces meat analogs with a fibrous texture, mimicking meats such as beef, pork and chicken; and (2) fish printer – a food production machine that produces fish and seafood analogs with a flaky texture, such as fish and seafood. These first commercial offerings are intended to affordably generate revenues for our partners and customers by manufacturing plant-based meat and fish analogs, which are not expected to require the lengthy regulatory processes associated with cultivated meats and other novel foods.

We are led by our Chief Executive Officer, Arik Kaufman, who has founded various Nasdaq- and TASE - traded foodtech companies, and is a founding partner of BlueOcean Sustainability Fund, LLC, led by Ashton Kutcher, Guy Oseary and Effie Epstein, which has partnered with us to assist in attempting to accelerate our growth. Mr. Kaufman holds extensive personal experience in the fields of food-tech and bio-tech, and has led and managed numerous complex commercial negotiations, as part of local and international fundraising, mergers and acquisitions, or M&A, transactions. We have carefully selected personnel for the rest of our executive management team who possess substantial industry experience and share our core values.

Alternative Protein Market Opportunity

Protein is a necessary staple for healthy nutrition. The growth in recent years of both the human population and global wealth is driving a decades-long trend of accelerating demand for meat. The demand for protein products has consistently risen in recent decades and is expected to continue to do so, however the rising growth of demand for farm animals for the food industry has created significant environmental, health, financial and ethical challenges.

Alternative proteins, with an emphasis on meat substitutes, have emerged as a leading method for dealing with these challenges. Globally, more than 670 million kilograms of meat substitutes are consumed annually, at a value of exceeding USD 11 billion in 2024. In the near term alone, this is expected to rise to over 980 million kilograms by 2028, valued at over USD 16 billion.

Meat substitutes are the second most valuable category of plant-based food products in the United States, where sales of plant-based analogs were estimated to be worth USD 1.8 billion in 2023, exceeded only by the People’s Republic of China (USD 2.1 billion in 2023 and 2.4 billion in 2024). Other countries in the world’s most populous continent led global rates of consumer spending for meat substitutes, chiefly Vietnam (24%) and Hong Kong (21%).

Meat substitutes are likewise the second-most valuable category of plant-based food products in Europe, with sales reaching EUR 2 billion in 2022, led by the United Kingdom (21%) and the Netherlands (19%) in rates of consumer spending.

Among those taking note of the potential of the alternative protein market are conventional meat players, seeking to benefit from diversification. For example, Rügenwalder Mühle, the German meat producer, has adapted its operations to became the leading manufacturer of plant-based meat analogs in Germany, with more than 40% overall share. With a rapidly growing global population and increased demand for proteins among existing populations, the alternative protein market can expect to receive a lot more attention in coming years.

Limitations of Conventional Meat Production

In addition to questions about whether conventional meat production can adequately provide for the growing global population, conventional meat production raises serious environmental issues. According to the United Nations, 8% of the world’s freshwater is used for raising livestock for meat and leather. At least 18% of the greenhouse gases entering the atmosphere are from the livestock industry. 26% of the planet’s ice-free land is used for livestock grazing and 33% of croplands are used for animal feed. With regard to treatment of animals in conventional meat production, the Humane Society of the United States estimated in 2023 that more than 92 billion animals are slaughtered annually, with steady increases to be expected in line with increased demand for meat.

Another common consumer concern with industrial-scale animal rearing is the reliance on the intensive use of antibiotics. Antibiotics are used in livestock, especially pigs and poultry, to manage animal health, and to treat or prophylactically prevent diseases such as avian flu and swine flu. Their effects on human health have not been fully resolved, with concerns including the potential growth of antibiotic-resistant diseases in meat for human consumption.

Existing Alternative Proteins and their Limitations

Negative consumer sentiment towards the perceived ethical, health and environmental effects of the global meat industry help explain the strong focus that has developed on creating methods of protein production that are more sustainable, nutritious and conscious of animal welfare. Recent years have seen a combination of increasing consumer awareness and advanced technological development that has led to substantially increased demand for proteins that do not involve animal slaughter besides traditional plant-based proteins, such as soy, peas and chickpeas. Some of the alternative proteins being developed for human consumption for this purpose include:

Plant-Based Meat: These products are designed to look, cook, and taste like traditional meat, with the texture of traditional meat while using plant ingredients. Innovations in this field have led to plant-based burgers, sausages and nuggets that mimic their animal-based counterparts in an approach known as biomimicry.

Cultivated Meat: Meat grown through cellular agriculture, which aims to produce cultivated animal proteins without the need for slaughter. Cultivated meat is grown in cell culture rather than inside animals and applies tissue engineering practices for fat and muscle production for the purpose of human consumption. Stem cells are isolated from animal tissue, such as from an umbilical cord (following birth), an adipose or a muscle tissue, and then cultivated in vitro to form protein biomass, muscle fibers and fat cells.

Fermentation-Derived Proteins: Created through microbial fermentation. Examples include precision fermentation products, and mycoproteins, which are derived from fungi. They are high in protein and fiber, low in saturated fat, and contain no cholesterol. However, they have been associated with allergic and gastrointestinal reactions. They are fermented to become a dough, which can develop a texture similar to that of meat. and precision fermentation products.

Insect-Based Proteins: Insects are an environmentally-friendly source of protein that requires significantly less land and water, and emits significantly less greenhouse gases than large mammals raised for slaughter. In addition, they can be fed food unsuitable for livestock that would otherwise be wasted. While crickets are the most common source of edible insects, research is currently taking place on new insect species of value for food production, as well as methods to produce them economically at scale. Insects can be consumed in their natural state; however many cultures consider insect consumption to be taboo and many people are disgusted by the idea. As a result, research is taking place into developing insect-based products in different forms not easily discernable as insect-based, including flour.

Three-Dimensional Printing Solution

Our three-dimensional food printers are designed as specialized, large-scale production machines, tailored to meet the distinct requirements for producing plant-based meat and seafood alternatives. We are developing two distinct types of industrial-grade printers, engineered to handle the specific textures and production requirements of meat or seafood alternatives, respectively, within high-volume food manufacturing environments.

Our Three-Dimensional Printer Types

Meat-Specific Three-Dimensional Printers

Our meat-specific printers are equipped with advanced Fused Paste Layering, or FPL, technology. This technology is ideal for creating the dense, fibrous textures associated with various types of meat, from beef to poultry. The FPL process meticulously layers plant-based materials to mimic the natural structure of meats, including intricate marbling and texture variations that are critical for authentic taste and mouthfeel. These printers are designed to integrate seamlessly into existing meat production lines within food factories, complementing traditional meat processing equipment with minimal adjustment required.

Seafood-Specific Three-Dimensional Printers

Our seafood-specific printers utilize Drop Location in Space, or DLS, technology, which specializes in replicating the delicate, flaky textures of various seafoods, from white fish to shellfish. DLS technology is designed to precisely position plant-based materials to emulate the unique physical properties of seafood, including layering and tender flakiness, essential for authentic experiences in alternative-protein seafood dishes. These machines are also built to integrate with standard seafood processing lines in food factories, ensuring that they can operate alongside other familiar equipment without disrupting existing workflows.

Key Features of Both Meat- and Seafood-Specific Printers

●	Industrial Scale Production: Both types of printers are designed for high output, capable of continuous operation in demanding factory settings. They support large-scale production needs, ensuring that food manufacturers can meet substantial market demands efficiently.

●	Seamless Factory Integration: Each printer model is crafted to fit into existing production environments easily. They interface smoothly with other factory equipment such as automated feed systems, conveyors, and packaging lines, ensuring a cohesive and streamlined production process.

●	Compliance with Regulatory Standards: We are committed to maintaining strict standards of food safety and hygiene in all of our manufacturing processes. In line with this commitment, all of our three-dimensional food printers – whether meat-specific or seafood-specific – are designed in accordance with regulatory requirements and guidelines, such as the European Hygienic Engineering & Design Group guidelines. This ensures that our printers meet rigorous standards for safe food production, which we believe is essential for maintaining consumer health and trust.

●	Customization and Flexibility: Despite their specialized functions, both printer types offer customizable settings to adjust textures, shapes, and sizes, allowing for a high degree of product personalization and innovation within the plant-based food industry.

By offering these two distinct types of three-dimensional food printers, we aim to provide food manufacturers with the precise tools needed to expand into or enhance their plant-based product offerings. Whether producing plant-based meats with realistic textures or crafting delicate seafood alternatives, our technology is designed to empower manufacturers to be leaders in the rapidly growing market for sustainable and innovative food solutions.

Premix Blends

At the core of our product catalog are the SHMeat™ and SHFish™ premix blends which we are developing in order to offer customers and partners a wide range of plant-based meat and seafood alternatives tailored to a variety of culinary tastes and dietary needs. A premix blend is a mixture of ingredients designed to be mixed with other ingredients before use. These blends are specially formulated to emphasize sustainability, health, and ethical consumption, with the goal of providing a delicious solution for conscientious eaters everywhere.

We are developing SHMeat™ Premix Blends in an array of premix blends to be available in both a printed format, for structured end products such as steaks, and a minced format, for unstructured end products, crafted to enhance culinary creativity and versatility with a range that extends to include pork, lamb, and exotic meat options. Each blend is being developed to mimic the exact taste and texture profile of its traditional meat counterpart, in order to provide an authentic culinary experience. The variety to which we aspire would cater to many kinds of dishes, from traditional recipes needing robust meaty flavors, to innovative dishes exploring novel culinary landscapes.

We are also developing SHFish™ Premix Blends, with the aim of delivering genuine fish and seafood experiences in both printed and minced product forms. This line includes the SHFish™ White Fish premix blend, for creating flaky, tender fillets suitable for both refined and casual dining. We are also developing additional selections, such as salmon, tuna, and various shellfish, in order to provide a diverse array of seafood dishes without the ecological footprint associated with conventional seafood harvesting. Each SHFish™ product is being designed to meticulously capture the unique textures and flavors specific to each seafood type, from the rich texture of salmon to the subtle taste of white fish, for dishes ranging from sophisticated sushi to hearty seafood tacos.

By choosing Steakholder Foods’ innovative solutions, our customers can provide consumers with traditional flavors in a more sustainable and ethical way, helping to transform the global food landscape and paving the way for a more sustainable culinary future.

Advantages

We are focused on developing a process that will allow our food technology customers to operate a high-throughput manufacturing process for high-quality, healthy meat. Our cellular agriculture and bioprinting processes are being designed to be modular, meaning that they can work using different factory sizes. We believe we could license our technology to customers with industrial plants close to urban areas seeking to provide “just in time”, logistically-efficient, local and premium cellular agriculture. In addition, we believe a licensee of our technology could build a plant in a locality that does not have the resources needed for industrial animal husbandry, which would allow places like the United Arab Emirates, Hong Kong or Singapore to potentially become more agriculturally independent by increasing food security. As costs decrease, we believe that our customers could also build production facilities in localities where there is high agricultural seasonality or desertification risk.

We believe that plant-based meats could have several potential advantages over conventionally-harvested meat:

●	Environmental: At least 18% of the greenhouse gases entering the atmosphere today are from the livestock industry. Research shows that the expected environmental footprint of cultivated meat includes approximately 78% to 96% fewer greenhouse gas emissions, 63%-95% less land use, 51% to 78% less water use, and 7% to 45% less energy use than conventionally-produced beef, lamb, pork and poultry. This suggests that the environmental consequences of switching from large-scale, factory farming to lab-grown alternative proteins could have a long-term positive impact on the environment.

●	Mitigating and reducing of health risks: Another potential benefit of lab-grown alternative proteins is that their growth environment is designed to be less susceptible to biological risk and disease, through standardized, tailored production methods consistent with controlled manufacturing practices that are designed to contribute to improved nutrition, health and wellbeing. Therefore, the use of plant-based meats reduces the risk of new diseases and future pandemics. Plant-based and cultivated meats are expected to be insusceptible to animal diseases and should therefore not contribute to pandemic risk because they do not require the use of live animals. Moreover, they may not require antibiotics during production and would therefore not contribute to antibiotic resistance.

●	Animal Suffering: More and more people are grappling with the ethical question of whether humanity should continue to slaughter animals for food. There is a growing trend of opposition to the way animals are raised for slaughter, often in small, confined spaces with unnatural feeding patterns. In many cases, such animals suffer terribly throughout their lives. This consideration is likely a factor in many consumers choosing to incorporate more flexitarian, vegetarian and vegan approaches to their diets in recent years.

●	Alternate Use of Natural Resources: Eight percent of the world’s freshwater supply and one third of croplands are currently used to provide for livestock. Wide-scale acceptance of alternative proteins is expected to free up many of these natural resources, especially in developing economies where they are most needed.

●	Food Waste: The conventional meat industry’s largest waste management problem relates to the disposal of partially-used carcasses, which are usually buried, incinerated, rendered or composted, with attendant problems such as land, water or air pollution. The use of alternative proteins will alleviate this problem, with only the desired cuts of meat or their analogs being produced for consumption and only minimal waste product generated with no leftover carcass.

Our Strategy

Our vision for the alternative protein machinery field is to be a global leader, offering printers based on our three-dimensional printing technology, as well as ingredient blends for use in the printers. In the future, we also aim to provide ingredient blends that include cultivated cells, for the printing of hybrid meat and seafood. We are committed to making the right choice of protein simple for end consumers, by developing commercial production machines that are capable of mimicking meat and seafood texture, flavor and nutritional values, all at an affordable cost so that we can offer our customers food printers to create products that end consumers will want to buy. Operators of our printers will have wide-ranging digital control over parameters of the products they print, including with respect to meat type, three-dimensional modeling, texture, flavor and nutritional values. In this way, end products can be adjusted and customized based on market demand. Our commercial-scale production machines are being designed to be modular, scalable starting from minimal production capacity of up to a few hundred kilograms per hour.

We operate a demonstration center near our headquarters, in order to demonstrate the full commercial production process, including all pre- and post-production stages, such as ingredients blend preparation, pasteurization and packaging, culminating in edible meat analogs produced from a commercial-scale printer. Once we successfully commercialize our first printers, we expect to also be able to demonstrate our printers at work in our customers’ food production sites.

In addition, we are seeking to diversify our potential revenue streams by preparing to launch branded alternative protein food products for the flexitarian and vegetarian markets in the first half of 2026.

Our technologies and processes have the potential to be sustainable. We are developing production processes that are designed to provide sustainability in an industry that, due to inefficiencies inherent in conventional meat farming, is not otherwise expected to be able to meet the growing demand for protein caused by rising population numbers and global affluence. These include the large amounts of land and water use that are needed for raising livestock, which causes precious natural resources to be squandered and the release of methane and other greenhouse gases by livestock. Our production machines are designed to be integrated into food production factories, meeting all relevant food standards, such as technology standards and safety standards.

We have carefully selected personnel for our management team who possess substantial industry experience, from diverse fields including the food industry, business development, three-dimensional printing, food technologies, tissue engineering, industrial stem cell growth, software engineering, electronic and mechanical engineering and print materials development. We believe that this blend of talent and experience in managers who share our core values gives us the requisite insights and capabilities to execute our plan to develop technologies designed to meet demand in a scalable, profitable and sustainable way.

Pipeline Application – Hybrid Product Inks

The cultivated meat industry aims for industrial production at a competitive price compared to conventional meat. However, challenges in scalability and cost have slowed progress. While the vision of cultivated meats steak remains a goal and the industry is actively working to overcome the aforementioned obstacles, our current focus for the next step after commercializing plant-based meat printers is developing hybrid meat blends for our printers, combining plant-based ingredients and cultivated animal cells. Therefore, we continue to develop hybrid products with lab-grown cells from multiple species, such as beef and fish. For example, the addition of bovine cultivated cells to a steak hybrid product is intended to provide qualities of “meatiness,” such as taste, texture, and nutritional values, closer to those of conventional meat products than the alternatives currently available in the market today.

The process of cultivating bovine cells is developed in-house. Integrating these cells into the hybrid product could involve either undifferentiated stem cell biomass or cells differentiated into specialized cell types. Traditional steak is naturally composed of muscle, fat, and connective tissue, so cells forming any of these parts could potentially enhance the final product. We are developing cellular agriculture technology, including cell lines and methods for working with growth media and develop differentiation media, to support the production of cells such as fat and muscle cells as well as undifferentiated biomass. The processes we are developing are designed to allow cells of interest, following humane tissue extraction from the umbilical cord or biopsy, to be isolated, replicated, grown and maintained in vitro under controlled, laboratory conditions.

We are engaged in exploring and evaluating the contributions of fat cells, muscle cells, and undifferentiated stem cells to the hybrid product, while also considering the unique obstacles each of these cell types faces in scaling up to industrial production. In February 2023, we announced that we had analyzed our muscle cells and found that they offer the same amino acid profile as that of the native tissue. The amino acid profile has two important roles in our cultivated beef products – taste and nutritional value. Our biology team tested 17 amino acids and compared them to native tissue, with the results showing that the team was able to create the same amino acid profile in the lab as in animals. For this reason, we believe that hybrid meats printed using our three-dimensional printers have the potential to provide similar nutritional value as that of conventional meats.

Meat is a rich source of amino acids, the building blocks of proteins, which play a crucial role in human nutrition. Essential amino acids, which the human body cannot produce on its own, include leucine, isoleucine, valine, lysine, methionine, phenylalanine, threonine, tryptophan, and histidine. These amino acids are important for a variety of bodily functions, including muscle growth and repair, immune function, and hormone production. The specific amino acid profile of meat, as well as its taste, varies depending on the animal species and how it is raised, as well as the cut of meat.

Integrating fat cells into the final hybrid product also appears to be a promising direction of development. Our cultivated fat biomass is engineered to be antibiotic-free and can be customized to offer personalized nutritional profiles and precise flavors, similar to natural beef fat. To this end, we have conducted a number of taste tests where we demonstrated the potential that our cultivated fat biomass has to enhance the taste of plant-based products. We believe that a product comprised of as little as 10-25% of our cultivated fat biomass combined with plant-based ingredients has the potential to enhance mouthfeel and overall experience.

Collaborations

Gulf Cooperation Council Region Governmental Body

In July 2023, we announced that we had entered into a Memorandum of Agreement for Strategic Cooperation, or MOA, with an accredited GCC-based governmental body as our strategic partner, to advance food security efforts through the application of our 3D printing technology. Commencing with an investment by the strategic partner in the construction of a pilot plant to produce printed products, the MOA eventually aims to create a first-of-its-kind large-scale production facility in the Persian Gulf region. The agreement foresees a material initial down payment to us for the procurement of at least one three-dimensional food printer, followed by a milestone-based sales and procurement plan for industrial-scale output. A definitive agreement has not yet been signed, and we believe that geopolitical considerations may have an impact on the timing of its execution.

Bondor Food Ltd.

In July 2025, we announced that our first formulated, plant-based, white fish kebabs and salmon patties commenced sales at leading vegan specialty stores across Israel, under the brand name Green Future (Atid Yarok). The kebabs and patties are being manufactured by our partner Bondor Foods, following a pilot roll-out and commercial scale-up, signifying our first full product cycle revenue stream—from premix supply to consumer sales.

Sales and Distribution

We have strategically positioned ourselves to pioneer the integration of three-dimensional printing technology in the food manufacturing industry. Our comprehensive business-to-business model focuses on selling advanced three-dimensional food printers alongside our specialized premix blends, empowering food companies to produce and market innovative plant-based products directly. This dual-product approach is designed to both enhance manufacturing efficiency and foster creativity and customization in the plant-based food sector.

Our cutting-edge three-dimensional food printers are designed to meet the specific needs of plant-based food production, with a view to offering precision and versatility in creating complex textures and forms. We believe that these printers are ideal for manufacturers looking to innovate or expand their product lines with high-quality, plant-based alternatives. Their key sales features include:

●	Advanced Printing Technology: Our printers utilize state-of-the-art DLS and FPL technologies, which we view as crucial for replicating the textures and layers of traditional meat and seafood.

●	Customization Capabilities: Each printer is designed to be adjustable to different formulations and textures, providing our clients with the flexibility to create unique products tailored to their markets.

●	Full Installation and Training Services: We ensure that our clients can maximize the use of their printers with comprehensive installation, operational training, and ongoing technical support.

To complement our 3D printers, we offer a range of SHMeat™ and SHFish™ premix blends. These blends are scientifically formulated to work seamlessly with our 3D printing technology, ensuring consistent quality and performance with the following key features:

●	High-Quality Ingredients: Our blends are made from premium, sustainably-sourced ingredients, for a delicious and ethical product outcome.

●	Optimized for 3D Printing: Each blend is specifically developed to perform optimally in our three-dimensional food printers, with properties that support precise extrusion and texturizing.

●	Custom Blend Development: We collaborate with clients to develop custom blends that meet specific dietary needs, flavor profiles, or nutritional specifications.

Our sales strategy emphasizes the synergistic benefits of purchasing both the 3D printers and the premix blends. This integrated solution not only simplifies the production process but also ensures high standards of product quality and innovation which benefit from the following key components:

●	Bundled Offers: We provide attractive pricing options for clients who purchase both the printers and a steady supply of premix blends.

●	Joint Product Development: Working together with clients, we are co-developing products that are both innovative and aligned with current market trends.

●	Long-term Partnership Incentives: We offer long-term contracts that include benefits, such as discounts on blend refills, extended warranties for the printers, and exclusive rights to sell newly developed products in specific markets.

Recognizing the global potential of our technology and products, we are actively seeking out international partnerships to localize production and streamline supply chains, the key features of which are:

●	Local Production Partnerships: We aim to establish partnerships with local manufacturers to produce premix blends regionally, reducing logistics costs and enhancing market responsiveness.

●	Market Adaptation: We are adapting our products and technologies to meet local tastes, dietary preferences, and regulatory requirements, with a view to global market acceptance.

●	Strategic Distribution Networks: We will work with local distributors to leverage their in-depth market knowledge and established networks for effective market penetration.

Intellectual Property

We have sought and continue to seek patent protection as well as other intellectual property rights for our products, processes and technologies in the United States and internationally. Our policy is to pursue, maintain, expand, protect and defend our patent rights and trade secrets, which we believe enable us to deliver long-term protection for the proprietary technologies, inventions and improvements that are commercially important to the development of our business.

Since the beginning of 2022, we have received notices of grant or allowance for patent applications in the USA, Canada, Australia and New Zealand relating to our development of systems and methods to apply external forces to muscle tissue that result in the development of high-quality complex structured meat.

Our existing patent portfolio can currently be divided into two main areas:

Mechanical applications covering printer components and peripherals used in the fabrication of the tissue cultures with two applications filed at the national stage of prosecution: the first is directed to print heads operable in a bioprinting systems for the fabrication of edible biostructures using drop-on-demand, the print heads specifically designed to accommodate bio fluids of suspended systems without causing demixing, while still delivering bio fluids with high accuracy and precision.

The second area includes patents granted in the United States, Canada, New Zealand, and China, is directed to systems and methods of physically manipulating a resilient container (bladder) of bioprinted tissue culture having non-random three-dimensional cell structure over 4 dimensions, namely elongation, compression, torsion and shear, to modulate the tissue and achieve the desired texture for each meat type.

Lastly, applications covering the final consumable formed using mechanical and biological inputs, with a couple of applications currently pending. These include a provisional application for a beef-emulating consumable formed of stacked 3D-pronted layers of muscle and fat tissues; and an application for a method and composition for achieving the flaky characteristics associated with fish.

In addition to patent applications, we maintain trade secrets covering (both positive and negative) know-how and proprietary information relating to our core technologies and make practicable efforts to protect our confidential trade secrets.  To this end, we require our employees engaged in the development of intellectual property to enter into confidentiality agreements prohibiting the disclosure of confidential information and further, require disclosure and assignment of any inventions and associated intellectual property rights that are important to our business. Additionally, we require all entering employees to represent they are not bringing in, or are using any third party’s Trade Secrets.

We have also registered our name, Steakholder Foods, and brand name as registered trademarks in various countries, and maintain ongoing rights to our domain name. Steakholder Foods was registered in Japan and the European Community and is currently undergoing examination in several other countries, including the United States.

While our policy is to obtain patents by application, license or otherwise, to maintain trade secrets and to seek to operate without infringing on the intellectual property rights of third parties, technologies related to our business have been rapidly developing in recent years. Additionally, patent applications that we may file or license from third parties may not result in the issuance of patents, and our current or future issued patents may be challenged, invalidated or circumvented. Therefore, we cannot predict the extent of claims that may be allowed or enforced against our patents, nor be certain of the priority of inventions covered by pending third-party patent applications. If third parties prepare and file patent applications that also claim technology or therapeutics to which we have rights, we may have to engage in proceedings to determine priority of invention, which could result in substantial costs to us, even if the eventual outcome is favorable. Moreover, because of the extensive time required for clinical development and regulatory review of products we may develop, it is possible that the patent or patents on which we rely to protect such products could expire or be close to expiration by the commencement of commercialization, thereby reducing the value of such patent. Loss or invalidation of certain of our patents, or a finding of unenforceability or limited scope of certain of our intellectual property, could also have a material adverse effect on us. See “Risk Factors — Risks Related to our Intellectual Property and Potential Litigation.”

Competition

We view our competition as primarily belonging to one of two groups:

-	Plant-based meat analog manufacturers, especially those who offer structured plant-based products, such as Redefine Meat, Chunk Foods and Juicy Marbles, which are offering or plan to offer whole cuts of plant-based meats. Apart from quality of texture and flavor, regarding which we believe that our three-dimensional printing technology will offer us an advantage, we are distinguished from these competitors by our business-to-business focus (aiming to sell manufacturing machines rather than the food itself), which we expect to provide a wide range of collaboration opportunities, allowing food producers to market their products under their own brand. Also, we are developing our printer technologies as a platform to biomimic a wide variety of species, rather than one specific type of meat or seafood.

-	Machinery providers – as we are developing commercial-scale food production machines, we also view other food machinery providers as competitors, although we have not yet identified any food production machines utilizing similar technologies being developed to produce textured products in high throughput with digital control and development product capabilities.

We expect that demand for our alternative protein manufacturing technologies will be driven by consumer demand for alternative proteins. We believe that we will compete with other alternative protein manufacturers, other machinery providers, and the conventional meat industry as a whole.

Companies Developing Vegetable and Insect Protein Alternatives

There are numerous companies focused on developing meat substitutes. In order for a product to achieve commercial acceptance as an alternative to meat, it must have an appearance, taste, smell and nutritional values that are similar enough to the type of meat that it seeks to replace or with which it seeks to compete. These meat substitute companies generally employ proprietary formulae for manufacturing that are based wholly on ingredients of plant origin. In addition, we are aware of several companies developing insect-protein production capabilities, employing among other insects, flies, larvae and grasshoppers.

Companies Developing Cultivated Meat

The cellular agriculture meat sector is in early stages of development. The sector is currently primarily comprised of companies developing a full technology stack from developing cell lines to scaling up cellular cultivation, developing media and researching the food technology aspects of the final product. Market dynamics have led to a large number of companies operating in this manner. We do not believe that any companies in this space have already developed the capability to produce industrial quantities at prices low enough to compete on a dollar-per-pound basis against conventionally-harvested meat, and despite our cultivated meat technological achievements, we are not focusing our commercialization activities on this domain at this time.

A number of larger companies have begun engaging in this sector. For example, companies such as Cargill, Inc., JBS Foods, Nestlé S.A., Tyson Foods, Inc., Merck & Co., Inc. and Lonza Group AG are currently investing in capabilities to accommodate the market’s desire for change in the cell culture media market. Additionally, a number of bioreactor companies are rumored to be interested in the cellular agriculture market opportunity. Over time, we expect that larger players will continue to increase their exposure to cellular meat production either by selling to, or collaborating with, the many start-ups in the space.

Currently, cellular agriculture companies are for the most part paving their own path, with a goal of producing meat cells suitable as a replacement for ground meat. The ground meat type of cellular product may also be suitable as an ingredient in a hybrid plant-based food product. The cell-types relevant to this effort are primarily muscle and fat cells. What exactly these cell-based companies will offer is likely to be affected by consumer expectations and underlying cost structures. We believe that these companies may have to mix their cellular meat product with plant-based ingredients in the interests of cost or appearance.

Companies Developing Structured Hybrid Meat Products

To our knowledge, our technologies are among the most advanced in the world that are focused on the scaling up of three-dimensional printing of hybrid cultivated meat products, and we were the only company to already publicly demonstrate our food printing technology at large food technology events during 2023. However, there are companies attempting to produce steaks by means of other approaches, such as growing bovine cells, including fat, muscle and connective tissue on a pre-prepared scaffold, in order to create a contiguous piece of meat.

Government Regulation

Meat and Fish Analogs

We have received feasibility reports from the Mérieux NutriSciences group with regard to our proprietary, plant-based, three-dimensionally-printed whitefish and steak, which concluded that the products’ raw materials are permitted for use in plant-based substitutes or Generally Recognized as Safe (GRAS), and hence should be considered to be safe for use in strategically important jurisdictions such as the United States and United Arab Emirates (a pioneer in the field of food security where we intend to construct a large-scale production facility).

In addition to the status of the ingredients we used in the aforementioned products, the report found that as the 3D-printing process does not change the structure or composition of the materials used, the resulting product is unlikely to be classed as a novel food (a food not historically consumed by humans, such as food developed by innovative technologies) but should rather be subject to a conventional approval process.

We expect that federal, state and foreign regulators will have the authority to inspect our customers’ facilities to evaluate compliance with applicable food safety requirements. Federal, state and foreign regulatory authorities also require that certain nutrition and product information appear on the product labels of our customers’ food products and, more generally, that such labels, marketing and advertising be truthful, non-misleading and not deceptive to consumers.

In addition to federal regulatory requirements in the United States, certain states impose their own manufacturing and labeling requirements. For example, states typically require facility registration with the relevant state food safety agency, and those facilities are subject to state inspections as well as federal inspections. Further, states can impose state-specific labeling requirements. In the United States, the USDA will be developing new labeling requirements for foods under its jurisdiction produced through cell culture technology as noted in the ANPR.

We are subject to labor and employment laws, laws governing advertising, privacy laws, safety regulations and other laws, including consumer protection regulations that regulate retailers or govern the promotion and sale of merchandise. Our operations are subject to various laws and regulations relating to environmental protection and worker health and safety matters. We monitor changes in these laws and believe that we are in material compliance with applicable laws.

Environmental, Health and Safety Matters

We, our agents and our service providers, including our manufacturers, may be subject to various environmental, health and safety laws and regulations, including those governing air emissions, water and wastewater discharges, noise emissions, the use, management and disposal of hazardous, radioactive and biological materials and wastes and the cleanup of contaminated sites. We believe that our business, operations and facilities, including, to our knowledge, those of our agents and service providers, are being operated in compliance in all material respects with applicable environmental and health and safety laws and regulations. Based on information currently available to us, we do not expect environmental costs and contingencies to have a material adverse effect on us. However, significant expenditures could be required in the future if we, our agents or our service providers are required to comply with new or more stringent environmental or health and safety laws, regulations or requirements.

Except as stated above, we are not aware of any environmental risks related to our operations, and therefore, we do not believe that environmental regulations will have a significant effect on us. However, in the future, we may be required to meet environmental protection standards or regulations which could have a material impact on our activities, activities, profitability and ability to remain competitive.

Organizational Structure

Our subsidiaries and the countries of their incorporation are as follows:

Name	Jurisdiction of Incorporation	Parent	% Ownership (direct or otherwise)
Steakholder Foods USA, Inc.	Delaware, U.S.	Steakholder Foods Ltd.	100%
Steakholder Innovation Ltd.	Israel	Steakholder Foods Ltd.	100%
Steakholder Foods Europe BV (commenced dissolution)	Belgium	Steakholder Foods Ltd.	100%
Peace of Meat BV (commenced insolvency proceedings)	Belgium	Steakholder Foods Europe BV and Steakholder Foods Ltd.	100%
Twine Solutions Ltd. (commenced insolvency proceedings)	Israel	Steakholder Foods Ltd.	100%

Property and Infrastructure

Our principal executive offices are located at 22 Einstein St., Ness Ziona 7403686 Israel, covering approximately 4,600 square feet, for which the annual rent (including parking fees) is approximately USD 0.1 million, linked to the Israeli CPI. The lease for this facility commenced in January 2026 and will expire in January 2029, although we have an option to end it earlier, in July 2027.

Our demonstration center is also located in Ness Ziona, covering approximately 4,000 square feet, for which the annual rent is approximately USD 0.1 million, linked to the Israeli CPI. The lease for this facility commenced in February 2026 and will expire in August 2026, although we have an option to end it earlier, from May 2026.

Employees

As of December 31, 2025, we employed 12 employees based at our office and laboratory in Rehovot, Israel. In addition, our subsidiary Twine employed 28 employees, based in its office and plant in Rosh HaAyin, Israel. In January 2026, Twine ceased its operations, and has terminated or is in the process of terminating the employment of all of its employees.

Local labor laws govern the length of the workday and workweek, minimum wages for employees, procedures for hiring and dismissing employees, determination of severance pay, annual leave, sick days, advance notice of termination, Social Security payments or regional equivalents, and other conditions of employment, including equal opportunity and anti-discrimination laws. None of our employees is party to any collective bargaining agreements. We generally provide our employees with benefits and working conditions beyond the required minimums. We believe we have a good relationship with our employees, and have never experienced any employment-related work stoppages.

Legal Proceedings

From time to time, we may be party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in any legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations, except as set forth below.

In January 2026, we announced that our board of directors had decided to discontinue additional funding of our subsidiary, Twine, following a strategic review of Twine’s financial performance and capital requirements, following which Twine commenced insolvency proceedings.

MANAGEMENT

The following table sets forth the name, age and position of each of our executive officers and directors as of the date of this prospectus. Unless otherwise stated, the address of our executive officers and directors is Steakholder Foods Ltd., 22 Einstein St., Ness Ziona 7403686 Israel.

Name	Age	Position
Executive Officers:
Arik Kaufman	45	Chief Executive Officer
Oren Attiya	44	Vice President of Finance
Non-Employee Directors:
Yaron Kaiser(1)	48	Chairman of the Board of Directors
David Gerbi(1)(2)(3)	46	Director
Eli Arad(1)(2)(3)	53	Director
Sari Singer(1)(2)(3)	46	Director

(1)	Independent director as defined under Nasdaq Marketplace Rule 5605(a)(2) and SEC Rule 10A-3(b)(1).

(2)	Member of the Audit Committee

(3)	Member of the Compensation Committee

Executive Officers

Arik Kaufman has served as our Chief Executive Officer since January 2022. He has founded various Nasdaq- and TASE-traded foodtech companies, and is a founding partner of the BlueSoundWaves collective, led by Ashton Kutcher, Guy Oseary and Effie Epstein, which partnered with us to assist in attempting to accelerate our growth. Mr. Kaufman holds extensive personal experience in the fields of food-tech and bio-tech, and has led and managed numerous complex commercial negotiations, as part of local and international fundraising, M&A transactions and licensing agreements. He holds a B.A. degree in Law from Reichman University (formerly the Interdisciplinary Center Hertzliya).

Oren Attiya has served as our Vice President of Finance since November 2024. He has served as CEO of CO-Finance since he founded it in 2014, where he provides CFO, controlling and accounting, bookkeeping, and payroll services. He has vast experience in financial management, budgeting and controlling, cash flow management, financial infrastructure development, accounting reporting, and taxation. Between 2008 and 2014, he served as Audit Manager at PwC Israel, where he provided services to public, private, and international companies, and as CFO for Israeli branches of global companies and for high tech startups. He holds a B.A. in Accounting and Economics from Ruppin Academic Center, and is a member of the Institute of Certified Public Accountants in Israel.

Directors

Yaron Kaiser has founded various Nasdaq- or TASE-traded foodtech companies, and served as Chairperson of Wilk Technologies Ltd. between January 2021 and December 2023. Mr. Kaiser is a founding partner of the BlueSoundWaves collective since 2021, and practices law in the fields of securities, commercial and corporate law, representing numerous public companies on fundraising, IPOs, M&A, the Israel Securities Authority and corporate governance, most recently at JST & Co., Law Office, between 2010 and May 2021, and since then as a founding partner of Kaiser Kaufman, Law Firm. He holds an LL.B. degree from the College of Management Academic Studies, Israel.

Eli Arad has served as a director since February 2018. Mr. Arad has been chief executive officer of the life science investment company Merchavia Holdings and Investments Ltd (TASE:MRHL) since 2011. Mr. Arad has served as a director of Cleveland Diagnostics, Inc., a clinical-stage biotechnology company developing technology to improve cancer diagnostics, since 2016, E.N. Shoham Business Ltd. (TASE:SHOM) since 2019, and a number of privately-held companies. He has had leadership roles in many biomedical startup companies, and has extensive experience in all areas of financial management. Mr. Arad is a certified practicing accountant who holds a diploma in Accounting from Ramat Gan College and an Executive B.A. (Hons.) in Business Administration from the Ruppin Academic Center.

David Gerbi has served as a director since August 2019. Mr. Gerbi is managing partner of accounting firm Gerbi & Co., and serves as Chief Financial Officer of Nur Ink Innovations Ltd. (TASE:NURI) and Bee-io Honey Ltd. (TASE:BHNY) since 2021, Golden Energy Power Ltd. (TASE:GLDE) since 2024, and PsyRx CNS Bio-Tech Ltd. (TASE:PSRX) since 2025. He previously served as Chief Financial Officer of Israir Group Ltd. (TASE:ISRG) between 2017 and 2023. Mr. Gerbi holds a B.A. in Business Administration and Accounting from the Israeli College of Management Academic Studies and an M.B.A. in Finance from Tel Aviv University.

Sari Singer has served as a director since March 2021. Ms. Singer has served as General Counsel and Executive Vice President at NewMed Energy LP (formerly Delek Drilling LP), the oil and gas arm of the Delek Group in Israel, and a partner in the Leviathan offshore gas field, as well as other petroleum assets offshore Israel and Cyprus, since 2012, where she has led significant strategic processes, including restructurings and complex financing rounds totaling some $7 billion in various transactions in the international and domestic markets. Ms. Singer holds an LL.B. (cum laude) from Tel Aviv University and has been a member of the Israel Bar since 2007.

Family Relationships

There are no family relationships among any of our directors or officers.

Compensation

Aggregate Compensation of Office Holders

The aggregate compensation we paid to our executive officers and directors for the year ended December 31, 2025, was approximately $2.1 million. This amount includes approximately $0.2 million paid, set aside or accrued to provide pension, severance, retirement or similar benefits or expenses, but does not include share-based compensation expenses, or business travel, professional and business association dues and expenses reimbursed to office holders, and other benefits commonly reimbursed or paid by companies in our industry. As of the date hereof, options to purchase 72 ADSs granted to our officers and directors were outstanding under our share option plans at a weighted average exercise price of $2,076 per share, in addition to restricted share units vesting into 496 ADSs, with no exercise price.

Individual Compensation of Office Holders

The table and summary below outlines the compensation granted to our five most highly compensated executive officers in 2025, including our Chief Executive Officer, the Chairman of our Board of Directors, our former Chief Technologies Officer, Vice-President of Finance and a director, with respect to the year ended December 31, 2025. For purposes of the table and the summary below, “compensation” includes base salary, bonuses, equity-based compensation, retirement or termination payments, benefits and perquisites such as car, phone and social benefits and any undertaking to provide such compensation.

Name and Principal Position	Salary (1)	Bonus (2)	Equity-Based Compensation (3)	Other Compensation	Total
	(USD in thousands)
Mr. Arik Kaufman
Chief Executive Officer	$597	$103	$134	$-	$834
Mr. Yaron Kaiser
Chairman of the Board of Directors	349	72	93	-	514
Mr. Itamar Atzmony
Former Chief Technologies Officer	292	-	30	-	322
Mr. Oren Attiya
Vice President of Finance	104	-	3	-	107
Ms. Sari Singer
Director	$50	$-	$44	$-	$94

(1)	Salary includes the gross salary of the officer or director plus payment by us of social benefits on behalf of the officer or director. Such benefits may include payments, contributions and/or allocations for savings funds (e.g., Managers’ Life Insurance Policy), pension, severance, risk insurance (e.g., life, or work disability insurance), payments for social security and tax gross-up payments, vacation, medical insurance and benefits, convalescence or recreation pay and other benefits and perquisites consistent with our policies.

(2)	Represents annual cash-based bonuses paid or to be paid in 2025 with respect to 2024.

(3)	Represents the equity-based compensation expenses, based on the options’ fair value on the grant date, calculated in accordance with applicable accounting guidance for equity-based compensation. For a discussion of the assumptions used in reaching this valuation, see Note 11 to our annual consolidated financial statements included elsewhere in this prospectus.

Employment Agreements and Director Fees

We have entered into written employment agreements with each of our executive officers, which provide for notice periods of varying duration for termination of the agreement by us or by the relevant executive officer, during which time the executive officer will continue to receive base salary and benefits. These agreements also contain customary provisions regarding noncompetition, confidentiality of information and assignment of inventions. However, the enforceability of the noncompetition provisions may be limited under applicable law. See “Risk Factors - Risks relating to our operations - Under applicable employment laws, we may not be able to enforce covenants not to compete” for a further description of the enforceability of non-competition clauses.

The material employment terms for Mr. Kaufman, our Chief Executive Officer, are as follows since January 24, 2023: (1) a gross annual salary at a cost to us of $414,000, which automatically increases by an amount equal to seven percent at the end of each year of service; (2) an allocation of restricted share units (RSUs) vesting into 1,910,000 ordinary shares (currently equivalent to 478 ADSs), which vested over three years with no exercise price, issued under the 2022 Share Incentive Plan and the Capital Gains tax track pursuant to Section 102 of the Israeli Income Tax Ordinance (New Version), 1961, or Tax Ordinance, which were subject to acceleration upon termination pursuant to either our sale or change in control; (3) an allocation of performance share units (PSUs) which vested into 1,910,000 ordinary shares (currently equivalent to 478 ADSs) in 2024 upon achievement of a pre-determined milestone; (4) reimbursement of annual travel expenses; (5) an allocation in 2025 of restricted share units (RSUs) vesting into 185,632,000 ordinary shares (currently equivalent to 46,408 ADSs), vesting over three years (1/12 of the total at the end of each quarter, commencing with the third quarter of 2025), but fully vested upon the completion of our acquisition of Twine, with no purchase price, and issued under the Capital Gains tax track pursuant to Section 102 of the Tax Ordinance; (6) termination of the employment relationship upon provision of six months’ advance notice by either party; (7) severance pay equal to 25% of the gross annual salary upon termination of Mr. Kaufman’s employment by us, not for cause, following three to twelve months of service, or 50% following twelve or more months of service (or 50% of these amounts upon Mr. Kaufman’s resignation); (8) social benefits that we pay on behalf of officers, such as payments, contributions and/or allocations for savings funds (e.g., Managers’ Life Insurance Policy), pension, severance, risk insurance (e.g., life, or work disability insurance), payments for social security and tax gross-up payments, vacation, medical insurance and benefits, convalescence or recreation pay and other benefits and perquisites consistent with our policies, such as inclusion in our directors’ and officers’ liability insurance policy, and provision of indemnification and exculpation undertakings to the fullest extent permitted by the Companies Law; and (9) an annual performance bonus in the aggregate amount of up to $113,000, subject to his meeting certain performance milestones as determined by our Board of Directors on an annual basis. In 2025, these milestones included completing the installation of our printer at a third party, the launch of a first product in the market, shipment of a first printer to a customer, conclusion of a strategic agreement in the USA, receiving approval for a grant in the amount of at least USD 500,000, meeting our budget goals, and completion of capital raising of up to USD 5 million (on a pro rata basis for lesser amounts).

The material terms for Mr. Kaiser, the Chairman of our board of directors, are as follows since January 24, 2023: (1) an annual fee of $290,000, to be paid in four equal quarterly installments in USD or in NIS at the then-current exchange rate, which automatically increases by an amount equal to seven percent at the end of each year of service; (2) reimbursement of annual travel expenses of up to $18,000; (3) an allocation of restricted share units (RSUs) vesting into 1,340,000 ordinary shares (currently equivalent to 335 ADSs), which vested over three years, with no exercise price, issued under the 2022 Share Incentive Plan and the Capital Gains tax track pursuant to Section 102 of the Tax Ordinance, which were subject to acceleration upon termination pursuant to either our sale or change in control; (4) an allocation of performance share units (PSUs) which vested into 1,340,000 ordinary shares (currently equivalent to 335 ADSs), upon achievement of a pre-determined milestone in 2024; (5) an annual bonus equal to 70% of the bonus awarded to the Chief Executive Officer in the applicable year; (6) an allocation of restricted share units (RSUs) vesting into 129,940,000 ordinary shares (currently equivalent to 32,485 ADSs), vesting over three years (1/12 of the total at the end of each quarter, commencing with the third quarter of 2025), but fully vested upon the completion of our acquisition of Twine, with no purchase price, and issued under the Capital Gains tax track pursuant to Section 102 of the Tax Ordinance; (7) severance pay equal to 12.5% of Mr. Kaiser’s annual fee upon the involuntary termination of his directorship, not for cause, following three to twelve months of service, or 25% following twelve or more months of service (or 50% of these amounts upon Mr. Kaiser’s resignation); and (8) other benefits and perquisites consistent with our policies, such as inclusion in our directors’ and officers’ liability insurance policy, and provision of indemnification and exculpation undertakings to the fullest extent permitted by the Companies Law.

In addition, we pay fees to our non-executive directors in return for their service on our board of directors, in accordance with our compensation policy.

Our other employees are employed under the terms prescribed in their respective employment contracts. The employees are entitled to the social benefits prescribed by law and as otherwise provided in their agreements. These agreements each contain provisions standard for a company in our industry regarding non-competition, confidentiality of information and assignment of inventions. Under currently applicable labor laws, we may not be able to enforce covenants not to compete and therefore may be unable to prevent our competitors from benefiting from the expertise of some of our former employees. See “Risk Factors-Risks Related to Our Operations” for a further description of the enforceability of non-competition clauses.

Executive officers are also employed on the terms and conditions prescribed in employment agreements. These agreements provide for notice periods of varying duration for termination of the agreement by us or by the relevant executive officer, during which time the executive officer will continue to receive base salary and benefits. See “Risk Factors-Risks Related to Our Operations-If we are unable to attract and retain qualified employees, our ability to implement our business plan may be adversely affected.”

2018 Option and RSU Allocation Plan

In June 2018, the board of directors of Ophectra adopted our Option and RSU Allocation Plan, as amended, or the share option plan, to issue options to purchase our ordinary shares and restricted stock units to our directors, officers, employees and consultants, and those of our affiliated companies (as such term is defined under share option plan), or the Grantees. The share option plan is administered by our board of directors or a committee that was designated by the board of directors for such purpose, or the Administrator.

Under the share option plan, we may grant options to purchase ordinary shares and/or RSUs, or options, under four tracks: (i) Approved 102 capital gains options through a trustee, which was approved by the Israeli Tax Authority in accordance with Section 102(a) of the Tax Ordinance, and granted under the tax track set forth in Section 102(b)(2) of the Tax Ordinance. The holding period under this tax track is 24 months from the date of issuance of options to the trustee or such period as may be determined in any amendment of Section 102 of the Tax Ordinance, or any applicable tax ruling or guidelines; (ii) Approved 102 earned income options through a trustee, granted under the tax track set forth is Section 102(b)(1) of the Tax Ordinance. The holding period under this tax track is 12 months from the date of issuance of options to the trustee or such period as may be determined in any amendment of Section 102 of the Tax Ordinance; (iii) Unapproved 102 options (the options will not be issued through a trustee and will not be subject to a holding period); and (iv) 3(i) options (the options will not be subject to a holding period). These options shall be subject to taxation pursuant to Section 3(i) of the Tax Ordinance, or Section 3(i).

Options pursuant to the first three tax tracks (under Section 102 of the Tax Ordinance) can be granted to our employees and directors and the grant of options under Section 3(i) can be granted to our consultants and controlling shareholders (a controlling shareholder is defined under the Section 102 of the Tax Ordinance is a person who holds, directly or indirectly, alone or together with a “relative,” (i) the right to at least 10% of the company’s issued capital or 10% of the voting power; (ii) the right to hold at least 10% of the company’s issued capital or 10% of the voting power, or the right to purchase such rights; (iii) the right to receive at least 10% of the company’s profits; or (iv) the right to appoint a company’s director). Grantees who are not Israeli residents may be granted options that are subject to the applicable tax laws in their respective jurisdictions.

We determine, in our sole discretion, under which of the first three tax tracks above the options are granted and we notify the Grantee in a grant letter, as to the elected tax track. As mentioned above, consultants and controlling shareholders can only be granted Section 3(i) options.

The number of ordinary shares authorized to be issued under the share option plan will be proportionately adjusted for any increase or decrease in the number of ordinary shares issued as a result of a distribution of bonus shares, change in our capitalization (split, combination, reclassification of the shares or other capital change), or issuance of rights to purchase ordinary shares or payment of a dividend. We will not issue fractions of ordinary shares and the number of ordinary shares shall be rounded up to the closest number of ordinary shares.

In the event of a (i) merger or consolidation in which we (in this context, specifically Steakholder Foods Ltd.) are not the surviving entity or pursuant to which the other company becomes our parent company or that pursuant to which we are the surviving company but another entity holds 50% or more of our voting rights, (ii) an acquisition of all or substantially all of our ordinary shares, (iii) the sale of all or substantially all of our assets, or (iv) any other event with a similar impact, we may exchange all of our outstanding options granted under the share option plan that remain unexercised prior to any such transaction for options to purchase shares of the successor corporation (or those of an affiliated company) following the consummation of such transaction.

The exercise price of an option granted under the share option plan will be specified in the grant letter every Grantee received from us in which the Grantee notifies of the decision to grant him/her options under the share option plan, and will be denominated in our functional currency at the time of grant or the currency in which the Grantee is paid, at our discretion.

The Administrator may, in its absolute discretion, accelerate the time at which options granted under the share option plan or any portion of which will vest.

Unless otherwise determined by the Administrator, in the event that the Grantee’s employment was terminated, not for Cause (as defined in the share option plan), the Grantee may exercise that portion of the options that had vested as of the date of such termination until the end of the specified term in the grant letter or the share option plan. The portion of the options that had not vested at such date, will be forfeited and can be re-granted to other Grantees, in accordance with the terms of the share option plan.

At the discretion of our board of directors, and subject to receipt of taxation authority approvals, we may allow Grantees to exercise their options on a cashless basis.

2022 Share Incentive Plan

We adopted the 2022 Share Incentive Plan, on June 10, 2022, and a general meeting of our shareholders approved the 2022 Share Incentive Plan on March 30, 2023. The 2022 Share Incentive Plan provides for the grant of equity-based incentive awards to our employees, directors, office holders, service providers and consultants in order to incentivize them to increase their efforts on behalf of the Company and to promote the success of the Company’s business.

Shares Available for Grants. The maximum number Shares (which means ordinary shares, of no par value, (including ordinary shares resulting or issued as a result of share split, reverse share split, bonus shares, combination or other recapitalization events, and including in the form of ADSs), or shares of such other class of shares as shall be designated by the board of directors of the Company in respect of the relevant award) available for issuance under the 2022 Share Incentive Plan is equal to the sum of (i) 1,063,403,521 Shares, (ii) 1,127,850 Shares, which represents the number of Shares available for issuance under the Option and RSU Allocation Plan, or the Prior Plan, on the effective date of the 2022 Share Incentive Plan, and (iii) an annual increase on the first day of each year beginning in 2023 and on January 1st of each calendar year thereafter and ending on January 1, 2032, equal to the lesser of (A) 5% of the outstanding ordinary shares of the Company on the last day of the immediately preceding calendar year, on a fully diluted basis; and (B) such amount as determined by our board of directors if so determined prior to January 1 of a calendar year. Shares issued under the 2022 Share Incentive Plan may be, in whole or in part, authorized but unissued Shares, (and, subject to obtaining a ruling as it applies to 102 awards) treasury shares (dormant shares) or otherwise Shares that shall have been or may be repurchased by the Company (to the extent permitted pursuant to the Companies Law).

Any Shares (a) underlying an award granted under the 2022 Share Incentive Plan or an award granted under the Prior Plan (in an amount not to exceed 8,498,490 Shares under the Prior Plan) that has expired, or was cancelled, terminated, forfeited, or settled in cash in lieu of issuance of Shares, for any reason, without resulting in the issuance of Shares; (b) if permitted by the Company, subject to an award that are tendered to pay the exercise price of an award; or withholding tax obligations with respect to an award; or, if permitted by the Company, subject to an award that are not delivered to a Grantee because such Shares are withheld to pay the exercise price of such award; or withholding tax obligations with respect to such award may again be available for issuance under the 2022 Share Incentive Plan and for issuance upon exercise or (if applicable) vesting thereof for the purposes of the 2022 Share Incentive Plan, unless determined otherwise by the Board. Our board of directors may also reduce the number of ordinary shares reserved and available for issuance under the 2022 Share Incentive Plan in its discretion.

The maximum aggregate number of Shares that may be issued pursuant to the exercise of incentive stock options granted under the 2022 Share Incentive Plan, or the ISO Limit, shall be the sum of (a) the aggregate number of Shares set forth in clauses (a) and (b) in the above paragraph; and (b) any Shares underlying awards granted under the Prior Plan that are returned to the 2022 Share Incentive Plan (not to exceed 8,498,490 Shares). To the extent permitted under Section 422 of the United States Internal Revenue Code of 1986, and any applicable regulations promulgated thereunder, all as amended (the “Code”), any Shares covered by an award that has expired, or was cancelled, terminated, forfeited, or settled in cash without the issuance of Shares shall not count against the ISO Limit. Shares that actually have been issued under the 2022 Share Incentive Plan shall not become available for future issuance hereunder pursuant to incentive stock options.

Administration. Our board of directors, or a duly authorized committee of our board of directors, or the Administrator, or the Administrator, will administer the 2022 Share Incentive Plan. Under the 2022 Share Incentive Plan, the Administrator has the authority, subject to applicable law, to interpret the terms of the 2022 Share Incentive Plan and any award agreements or awards granted thereunder, designate recipients of awards, determine and amend the terms of awards, including the exercise price of an option award, the fair market value of an ordinary share, the time and vesting schedule applicable to an award or the method of payment for an award, accelerate or amend the vesting schedule applicable to an award, prescribe the forms of agreement for use under the 2022 Share Incentive Plan and take all other actions and make all other determinations necessary for the administration of the 2022 Share Incentive Plan.

The Administrator also has the authority to approve the conversion, substitution, cancellation or suspension under and in accordance with the 2022 Share Incentive Plan of any or all option awards or ordinary shares, and the authority to modify option awards to eligible individuals who are foreign nationals or are individuals who are employed outside Israel to recognize differences in local law, tax policy or custom, in order to effectuate the purposes of the 2022 Share Incentive Plan but without amending the 2022 Share Incentive Plan; provided, that if the Administrator takes such action with respect to an award held by a U.S. service provider, it shall do so in accordance with the requirements of Section 409A of the Code, if applicable.

The Administrator also has the authority to amend and rescind rules and regulations relating to the 2022 Share Incentive Plan or terminate the 2022 Share Incentive Plan at any time before the date of expiration of its ten year term.

Eligibility. The 2022 Share Incentive Plan provides for granting awards under various tax regimes, including, without limitation, in compliance with Section 102 of the Israeli Income Tax Ordinance (New Version) 5271-1961, and the regulations and rules promulgated thereunder, all as amended from time to time (the “Ordinance”), and Section 3(i) of the Ordinance and in compliance with Section 422 of the Code and Section 409A of the Code as they relate to U.S. service providers when granted Nonqualified Stock Options, and to U.S. service providers who are Employees when granted Incentive Stock Options.

Grants. All awards granted pursuant to the 2022 Share Incentive Plan will be evidenced by an award agreement, in a form approved, from time to time, by the Administrator in its sole discretion. The award agreement will set forth the terms and conditions of the award, including the type of award, number of shares subject to such award, vesting schedule and conditions (including performance goals or measures) and the exercise price, if applicable. Certain awards under the 2022 Share Incentive Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards.

Unless otherwise determined by the Administrator and stated in the award agreement, and subject to the conditions of the 2022 Share Incentive Plan, awards vest and become exercisable under the following schedule: 25% of the shares covered by the award on the first anniversary of the vesting commencement date determined by the Administrator (and in the absence of such determination, the date on which such award was granted) and 6.25% of the Shares covered by the award at the end of each subsequent three-month period thereafter over the course of the following three years; provided that the grantee remains continuously as an employee or provides services to the company throughout such vesting dates.

Each award will expire ten years from the date of the grant thereof, unless such shorter term of expiration is otherwise designated by the Administrator.

Awards. The 2022 Share Incentive Plan provides for the grant of stock options (including incentive stock options and nonqualified stock options), ordinary shares, restricted shares, RSUs, stock appreciation rights and other share-based awards.

Options granted under the 2022 Share Incentive Plan to the Company employees who are U.S. residents may qualify as “incentive stock options” within the meaning of Section 422 of the Code, or may be non-qualified stock options. The exercise price of an option may not be less than the par value of the Shares (if the Shares bear a par value) for which such option is exercisable. The exercise price of an Incentive Stock Option may not be less than 100% of the fair market value of the underlying share on the date immediately preceding the day of the grant or such other amount as may be required pursuant to the Code, and in the case of Incentive Stock Options granted to ten percent shareholders, not less than 110%.

Nonqualified stock options may not be granted to a U.S. service provider unless (i) the Shares underlying such options constitute “service recipient stock” under Section 409A of the Code and such options meet the other requirements to be exempt from Section 409A of the Code or (ii) such options comply with the requirements of Section 409A of the Code. A nonqualified stock option may be granted with an exercise price lower than the minimum exercise price set forth above if (i) such option is granted pursuant to an assumption or substitution for another option in accordance with and pursuant to Section 409A of the Code or (ii) the Administrator expressly determined that the option will have a lower exercise price and the Option complies with Section 409A of the Code or meets another exemption under Section 409A of the Code.

Incentive stock options may be granted only to U.S. service providers who are employees of the Company. However, if for any reason an option (or portion thereof) does not qualify as an incentive stock option, then, to the extent of such non-qualification, such option (or portion thereof) shall be treated as a nonqualified stock option granted under the 2022 Share Incentive Plan.

An RSU may be awarded to any service provider, including under Section 102 of the Ordinance. Subject to Applicable Law, RSUs may be granted in consideration of a reduction in the recipient’s other compensation. No payment of exercise price shall be required as consideration for RSUs, unless included in the award agreement or as required by applicable law. The grantee shall not possess or own any ownership rights in the Shares underlying the RSUs. Settlement of vested RSUs shall be made in the form of Shares. Distribution to a grantee of an amount (or amounts) from settlement of vested RSUs can be deferred to a date after vesting as determined by the Administrator; provided, that no such deferral shall be made with respect to RSUs held by a U.S. service provider if such deferral would cause such RSUs to fail to qualify for an exemption under Section 409A of the Code and become subject to the requirements of Section 409A of the Code, unless expressly determined by the Administrator, or would violate the requirements of Section 409A. In no event shall any dividends or dividend equivalent rights be paid before the vesting of the portion of the RSUs to which such dividends or dividend equivalent rights relate, unless otherwise provided for in an award agreement or determined by the Committee. Any RSUs granted under the 2022 Share Incentive Plan that are not exempt from the requirements of Section 409A of the Code shall contain such restrictions or other provisions so that such RSUs will comply with the requirements of Section 409A of the Code.

Exercise. An award under the 2022 Share Incentive Plan may be exercised by providing the Company with a written or electronic notice of exercise and full payment of the exercise price for such shares underlying the award, if applicable, in such form and method as may be determined by the Administrator and permitted by applicable law. An award may not be exercised for a fraction of a share. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2022 Share Incentive Plan, the Administrator may, in its discretion, accept cash, provide for net withholding of shares in a cashless exercise mechanism or direct a securities broker to sell shares and deliver all or a part of the proceeds to the Company or the trustee. The exercise period of an award will be determined by the Administrator and stated in the award agreement, but will in no event be longer than ten (10) years from the date of grant of the award. Notwithstanding anything to the contrary, the Administrator may extend the periods for which awards held by any grantee may continue to vest and/or be exercisable; it being clarified that such awards may lose their entitlement to certain tax benefits under applicable law; if done so with respect to a U.S service provider, the Administrator shall act in accordance with Section 409A of the Code, as applicable.

Transferability. Other than by will, the laws of descent and distribution or as otherwise provided under the 2022 Share Incentive Plan, neither the options nor any right in connection with such options are assignable or transferable.

Termination of Employment. In the event of termination of a grantee’s employment or service with the Company or any of its affiliates, all vested and exercisable awards held by such grantee as of the date of termination may be exercised within three months after such date of termination, unless otherwise determined by the Administrator, but in no event later than the date of expiration of the award as set forth in the award agreement. After such three-month period, all such unexercised awards will terminate and the shares covered by such awards shall again be available for issuance under the 2022 Share Incentive Plan.

In the event of termination of a grantee’s employment or service with the Company or any of its affiliates due to such grantee’s death or permanent disability, or in the event of the grantee’s death within the three month period (or such longer period as determined by the Administrator) following his or her termination of service, all vested and exercisable awards held by such grantee as of the date of termination may be exercised by the grantee or the grantee’s legal guardian, estate or by a person who acquired the right to exercise the award by bequest or inheritance, as applicable, within one year after such date of termination, unless otherwise provided by the Administrator, but in no event later than the date of expiration of the award as set forth in the award agreement. Any awards which are unvested as of the date of such termination or which are vested but not then exercised within the one year period following such date, will terminate and the shares covered by such awards shall again be available for issuance under the 2022 Share Incentive Plan.

Notwithstanding any of the foregoing, if a grantee’s employment or services with the Company or any of its affiliates is terminated for “cause” (as defined in the 2022 Share Incentive Plan), all outstanding awards held by such grantee (whether vested or unvested) will terminate on the date of such termination and the shares covered by such awards shall again be available for issuance under the 2022 Share Incentive Plan.

Any Option that is intended to be an incentive stock option and is exercised later than three (3) months after the grantee ceases to be employed by the Company (or any parent or subsidiary), except in the case of death or “Disability” (as defined in Section 22(e)(3) of the Code), will be deemed a nonqualified stock option. If the grantee ceases to be employed by the Company (or any parent or subsidiary) due to disability, any option that is intended to be an incentive stock option and is exercised later than twelve (12) months after such termination date will be deemed a nonqualified stock option.

Voting Rights. Except with respect to restricted share awards, grantees will not have the rights as a shareholder of the Company with respect to any shares covered by an award until the award has vested and/or the grantee has exercised such award, paid any exercise price for such award and becomes the record holder of the shares. With respect to restricted share awards, grantees will possess all incidents of ownership of the restricted shares, including the right to vote and receive dividends on such shares.

Dividends. Grantees holding restricted share awards will be entitled to receive dividends and other distributions with respect to the shares underlying the restricted share award. Any stock split, stock dividend, combination of shares or similar transaction will be subject to the restrictions of the original restricted share award. Grantees holding RSUs will not be eligible to receive dividend but may be eligible to receive dividend equivalents.

Transactions. In the event of a share split, reverse share split, share dividend, recapitalization, combination or reclassification of the Company’s shares, the Administrator in its sole discretion may, and where required by applicable law shall, without the need for a consent of any holder, make an appropriate adjustment in order to adjust (i) the number and class of shares reserved and available for the outstanding awards, (ii) the number and class of shares covered by outstanding awards, (iii) the exercise price per share covered by any award, (iv) the terms and conditions concerning vesting and exercisability and the term and duration of the outstanding awards, (v) the type or class of security, asset or right underlying the award (which need not be only that of the Company, and may be that of the surviving corporation or any affiliate thereof or such other entity party to any of the above transactions), and (vi) any other terms of the award that in the opinion of the Administrator should be adjusted; provided that any fractional shares resulting from such adjustment shall be rounded to the nearest whole share unless otherwise determined by the Administrator. In the event of a distribution of a cash dividend to all shareholders, the Administrator may determine, without the consent of any holder of an award, that the exercise price of an outstanding and unexercised award shall be reduced by an amount equal to the per share gross dividend amount distributed by the Company, subject to applicable law.

In the event of a merger or consolidation of the Company or a sale of all, or substantially all, of the Company’s shares or assets or other transaction having a similar effect on the Company, or change in the composition of the board of directors, or liquidation or dissolution, or such other transaction or circumstances that our board of directors determines to be a relevant transaction, then without the consent of the grantee, (i) unless otherwise determined by the Administrator, any outstanding award will be assumed or substituted by such successor corporation, or (ii) regardless of whether or not the successor corporation assumes or substitutes the award (a) provide the grantee with the option to exercise the award as to all or part of the shares, and may provide for an acceleration of vesting of unvested awards, (b) cancel the award and pay in cash, shares of the Company, the acquirer or other corporation which is a party to such transaction or other property as determined by the Administrator as fair in the circumstances, or (c) provide that the terms of any award shall be otherwise amended, modified or terminated, as determined by the Administrator to be fair in the circumstances. Changes with respect to awards held by U.S. service providers shall be made in accordance with the requirements of Section 409A of the Code or Section 424 of the Code, as applicable and to the extent necessary to avoid adverse tax consequences under Section 409A of the Code, a transaction or other event will not be deemed a Merger/Sale for purposes of awards granted to U.S. service providers unless the transaction or other event qualifies as a change in control event within the meaning of Section 409A of the Code.

Board Practices

Board of Directors

Our board of directors consists of four directors, three of whom are deemed independent directors under the corporate governance standards of the Nasdaq Marketplace Rules and the independence requirements of Rule 10A-3 of the Exchange Act, as well as the standards of the Companies Law.

Under our articles of association, our board of directors must consist of no less than three and no more than seven directors (including the external directors, if any), divided into three classes with staggered three-year terms. Each class of directors consists, as nearly as possible, of one-third of the total number of directors constituting the entire board of directors. At each annual general meeting of our shareholders, the election or re-election of directors following the expiration of the term of office of the directors of that class of directors will be for a term of office that expires on the third annual general meeting following such election or re-election.

Our directors are divided among the three classes as follows:

●	the Class I director is Mr. Eli Arad and his term will expire at the Company’s annual general meeting of shareholders to be held in 2026;

●	the Class II director is Mr. David Gerbi and his term will expire at the Company’s annual general meeting of shareholders to be held in 2027; and

●	the Class III directors are Mr. Yaron Kaiser and Ms. Sari Singer and their respective terms will expire at the Company’s annual general meeting of shareholders to be held in 2028.

Pursuant to our articles of association, the vote general required to appoint a director is a simple majority vote of holders of our voting shares participating and voting at the relevant meeting, provided that (i) in the event of a contested election, the method of calculation of the votes and the manner in which the resolutions will be presented to our shareholders at the general meeting shall be determined by our board of directors in its discretion, and (ii) in the event that our board of directors does not or is unable to make a determination on such matter, then the directors will be elected by a plurality of the voting power represented at the general meeting in person or by proxy and voting on the election of directors.

Each director will hold office until the annual general meeting of our shareholders for the year in which such director’s term expires, unless the tenure of such director expires earlier pursuant to the Companies Law or unless such director is removed from office. Under our articles of association, the approval of the holders of at least 65% of the total voting power of our shareholders is generally required to remove any of our directors from office.

In addition, our articles of association allow our board of directors to appoint new directors to fill vacancies which can occur for any reason or as additional directors, provided that the number of board members shall not exceed the maximum number of directors mentioned above. A director so appointed will hold office until the next annual general meeting of our shareholders for the election of the class of directors in respect of which the vacancy was created, or in the case of a vacancy due to the number of directors being less than the maximum number of directors stated in our articles of association, until the next annual general meeting of our shareholders for the election of the class of directors to which such director was assigned by our board of directors. Our board of directors may continue to operate for as long as the number of directors is no less than the minimum number of directors mentioned above.

In addition, under the Companies Law, our board of directors must determine the minimum number of directors who are required to have financial and accounting expertise. Under applicable regulations, a director with financial and accounting expertise is a director who, by reason of his or her education, professional experience and skill, has a high level of proficiency in and understanding of business accounting matters and financial statements. He or she must be able to thoroughly comprehend the financial statements of the company and initiate discussion regarding the manner in which financial information is presented. In determining the number of directors required to have such expertise, the board of directors must consider, among other things, the type and size of the company and the scope and complexity of its operations. Our board of directors has determined that we require at least one director with the requisite financial and accounting expertise and that Eli Arad and David Gerbi have such expertise.

External Directors

The Companies Law requires a public Israeli company to have at least two external directors who meet certain independence criteria to ensure that they are unaffiliated with the company and its controlling shareholder. An external director must have either financial and accounting expertise or professional qualifications, as defined in the regulations promulgated under the Companies Law, and at least one of the external directors is required to have financial and accounting expertise. An external director is entitled to reimbursement of expenses and compensation as provided in the regulations promulgated under the Companies Law, but is otherwise prohibited from receiving any other compensation from the company, directly or indirectly, during his or her term and for two years thereafter.

Pursuant to regulations promulgated under the Companies Law, as a company with shares traded on Nasdaq, we have elected no to comply with the requirements to appoint external directors and related rules concerning the composition of the audit committee and compensation committee of the board of directors. We are still subject to the gender diversity rule under the Companies Law, which requires that if, at the time a director is to be elected or appointed, all members of the board of directors are of the same gender, the director to be appointed must be of the other gender. The conditions to the exemptions from the Companies Law requirements are that: (i) the company does not have a “controlling shareholder,” as such term is defined under the Companies Law, (ii) its shares are traded on certain U.S. stock exchanges, including Nasdaq, and (iii) it complies with the director independence requirements and the audit committee and compensation committee composition requirements under U.S. laws, including the rules of the applicable exchange, that are applicable to U.S. domestic issuers.

Committees of the Board of Directors

Our board of directors has established the following committees. Each committee operates in accordance with a written charter that sets forth the committee’s structure, operations, membership requirements, responsibilities and authority to engage advisors.

Audit Committee

Under the Companies Law, the Exchange Act and Nasdaq Marketplace Rules, we are required to maintain an audit committee.

The responsibilities of an audit committee under the Companies Law include identifying and addressing flaws in the business management of the company, reviewing and approving related party transactions, establishing whistleblower procedures, overseeing the company’s internal audit system and the performance of its internal auditor, and assessing the scope of the work and recommending the fees of the company’s independent accounting firm. In addition, the audit committee is required to determine whether certain related party actions and transactions are “material” or “extraordinary” for the purpose of the requisite approval procedures under the Companies Law and to establish procedures for considering proposed transactions with a controlling shareholder.

In accordance with U.S. law and Nasdaq Marketplace Rules, our audit committee is also responsible for the appointment, compensation and oversight of the work of our independent auditors and for assisting our board of directors in monitoring our financial statements, the effectiveness of our internal controls and our compliance with legal and regulatory requirements.

Under the Companies Law, the audit committee must consist of at least three directors who meet certain independence criteria. Under the Nasdaq Marketplace Rules, we are required to maintain an audit committee consisting of at least three independent directors, all of whom are financially literate and one of whom has accounting or related financial management expertise. Each of the members of the audit committee is required to be “independent” as such term is defined in Rule 10A-3(b)(1) under the Exchange Act.

Our audit committee currently consists of Eli Arad, Sari Singer and David Gerbi. All members are independent directors as defined in the Companies Law, SEC rules and Nasdaq listing requirements. Our board of directors has determined that all members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq Marketplace Rules. Our board of directors has determined that Eli Arad and David Gerbi are audit committee financial experts as defined by the SEC rules and have the requisite financial experience as defined by the Nasdaq Marketplace Rules.

Compensation Committee

Under both the Companies Law and Nasdaq Marketplace Rules, we are required to establish a compensation committee.

The responsibilities of a compensation committee under the Companies Law include recommending to the board of directors, for ultimate shareholder approval by a special majority, a policy governing the compensation of directors and officers based on specified criteria, reviewing modifications to and implementing such compensation policy from time to time, and approving the actual compensation terms of directors and officers prior to approval by the board of directors.

The Companies Law stipulates that the compensation committee must consist of at least three directors who meet certain independence criteria. Under Nasdaq Marketplace Rules, we are required to maintain a compensation committee consisting of at least two independent directors; each of the members of the compensation committee is required to be independent under Nasdaq Marketplace Rules relating to compensation committee members, which are different from the general test for independence of board and committee members.

Our compensation committee currently consists of Eli Arad, Sari Singer and David Gerbi. All members are independent directors as defined in the Companies Law, SEC rules and regulations, and Nasdaq Marketplace Rules.

Director Nominations

We do not have a standing nominating committee. In accordance with Rule 5605(e)(2) of the Nasdaq Rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. Our board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. As we do not have a standing nominating committee, we will not have a nominating committee charter in place.

Our board of directors will consider candidates for nomination who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. In general, in identifying and evaluating nominees for director, our board of directors will also consider experience in corporate management such as serving as an officer or former officer of a publicly held company, experience as a board member of another publicly held company, professional and academic experience relevant to our business, leadership skills, experience in finance and accounting or executive compensation practices, whether candidate has the time required for preparation, participation and attendance at board meetings and committee meetings, if applicable, independence and the ability to represent the best interests of our shareholders.

Internal Auditor

Under the Companies Law, the board of directors is required to appoint an internal auditor recommended by the audit committee. The role of the internal auditor is to examine, among other things, whether the company’s actions comply with applicable law and proper business procedures. The internal auditor may not be an interested party, a director or an officer of the company, or a relative of any of the foregoing, nor may the internal auditor be our independent accountant or a representative thereof. Our current internal auditor is Mr. Eyal Basch, CSA, CISA, CRISC, who is a member of the Institute of Internal Auditors in Israel.

Fiduciary Duties and Approval of Related Party Transactions

Fiduciary duties of directors and officers

Israeli law imposes a duty of care and a duty of loyalty on all directors and officers of a company. The duty of care requires a director or officer to act with the level of care with which a reasonable director or officer in the same position would have acted under the same circumstances. The duty of care includes, among other things, a duty to use reasonable means, under the circumstances, to obtain information on the advisability of a given action brought for his approval or performed by virtue of his position and other important information pertaining to such action. The duty of loyalty requires the director or officer to act in good faith and for the benefit of the company.

Disclosure of Personal Interests of an Office Holder and Approval of Certain Transactions

Under the Companies Law, a company may approve an act specified above which would otherwise constitute a breach of the office holder’s fiduciary duty, provided that the office holder acted in good faith, the act or its approval does not harm the company, and the office holder discloses to the company his or her personal interest in the transaction (including any significant fact or document) a reasonable time before the approval of such act. Any such approval is subject to the terms of the Companies Law, setting forth, among other things, the appropriate bodies of the company required to provide such approval, and the methods of obtaining such approval.

The Companies Law requires that an office holder promptly disclose to the company any direct or indirect personal interest that he or she may have and all related material information or documents known to him or her relating to any existing or proposed transaction by the company. An interested office holder’s disclosure must be made promptly and, in any event, no later than the first meeting of the board of directors at which the transaction is considered. An office holder is not obliged to disclose such information if the personal interest of the office holder derives solely from the personal interest of his or her relative in a transaction that is not considered an extraordinary transaction.

If the transaction is an extraordinary transaction, the office holder must also disclose any personal interest held by:

●	the office holder’s relatives (spouse, siblings, parents, grandparents, descendants, spouse’s descendants and the spouses of any of these people); or

●	any company in which the office holder or his or her relatives holds 5% or more of the shares or voting rights, serves as a director or general manager or has the right to appoint at least one director or the general manager.

Under the Companies Law, unless the articles of association of a company provide otherwise, a transaction with an office holder or with a third party in which the office holder has a personal interest, which is not an extraordinary transaction, requires approval by the board of directors or a committee authorized by the board of directors. If the transaction considered is an extraordinary transaction with an office holder or third party in which the office holder has a personal interest, then audit committee approval is required prior to approval by the board of directors. Under specific circumstances, shareholder approval may also be required. For the approval of compensation arrangements with directors and executive officers, see “Compensation-Compensation of Directors and Executive Officers.”

Any persons who have a personal interest in the approval of a transaction that is brought before a meeting of the board of directors or the audit committee may not be present at the meeting or vote on the matter. However, if the chairman of the board of directors or the chairman of the audit committee, as applicable, has determined that the presence of an office holder with a personal interest is required, such office holder may be present at the meeting for the purpose of presenting the matter. Notwithstanding the foregoing, a director who has a personal interest may be present at the meeting of the board of directors or the audit committee (as applicable) and vote on the matter if a majority of the members of the board of directors or the audit committee (as applicable) have a personal interest in the approval of such transaction. If a majority of the directors at a board of directors meeting have a personal interest in the transaction, such transaction also generally requires approval of the shareholders of the company.

A “personal interest” is defined under the Companies Law as the personal interest of a person in an action or in a transaction of the company, including the personal interest of such person’s relative or the interest of any other corporate body in which the person and/or such person’s relative is a director or general manager, a 5% shareholder or holds 5% or more of the issued and outstanding share capital of the company or of its voting rights, or has the right to appoint at least one director or the general manager, but excluding a personal interest stemming solely from the fact of holding shares in the company. A personal interest also includes (i) a personal interest of a person who votes according to a proxy of another person, including in the event that the other person has no personal interest, and (ii) a personal interest of a person who gave a proxy to another person to vote on his or her behalf regardless of whether the discretion of how to vote lies with the person voting.

An “extraordinary transaction” is defined under the Companies Law as any of the following:

●	a transaction other than in the ordinary course of business;

●	a transaction that is not on market terms; or

●	a transaction that may have a material impact on the company’s profitability, assets or liabilities.

Disclosure of Personal Interests of a Controlling Shareholder and Approval of Transactions

Pursuant to the Companies Law, the disclosure requirements that apply to an office holder also apply to a controlling shareholder of a public company. Extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, including a private placement in which a controlling shareholder has a personal interest, and the terms of engagement of the company, directly or indirectly, with a controlling shareholder or a controlling shareholder’s relative (including through a corporation controlled by a controlling shareholder), regarding the company’s receipt of services from the controlling shareholder, and if such controlling shareholder is also an office holder or employee of the company, regarding his or her terms of employment, require the approval of each of (i) the audit committee (or the compensation committee with respect to the terms of the engagement as an office holder or employee, including insurance, indemnification and compensation), (ii) the board of directors and (iii) the shareholders, in that order. In addition, the shareholder approval must fulfill one of the following requirements:

●	a majority of the shares held by shareholders who have no personal interest in the transaction and are voting at the meeting must be voted in favor of approving the transaction, excluding abstentions; or

●	the shares voted by shareholders who have no personal interest in the transaction who vote against the transaction represent no more than 2% of the voting rights in the company.

Such majority determined in accordance with the majority requirement described above is hereinafter referred to as the Compensation Special Majority Requirement.

Any such transaction for which the term is more than three years must be approved in the same manner every three years, unless with respect to certain transactions as permitted by the Companies Law, the audit committee has determined that a longer term is reasonable under the circumstances. In addition, transactions with a controlling shareholder or a controlling shareholder’s relative who serves as an executive officer in a company, directly or indirectly (including through a corporation under his control), involving the receipt of services by a company or their compensation can have a term of five years from the company’s initial public offering under certain circumstances.

The Companies Law requires that every shareholder that participates, in person or by proxy, in a vote regarding a transaction with a controlling shareholder, must indicate in advance or in the ballot whether or not that shareholder has a personal interest in the vote in question. Failure to so indicate generally results in the invalidation of that shareholder’s vote. However, regulations promulgated under the Companies Law provide that, for a company with shares listed on a stock exchange like Nasdaq, a shareholder may indicate to the company that such shareholder has no personal interest in the resolution by casting his/her vote; provided that the ballot states that, by casting his/her vote, such shareholders declares that he/she has no personal interest in the resolution, except for a personal interest that was disclosed to the company.

Disclosure of Compensation of Executive Officers

For so long as we qualify as a foreign private issuer, we are not required to comply with the proxy rules applicable to U.S. domestic filers, including the requirement applicable to emerging growth companies to disclose the compensation of our chief executive officer and other two most highly compensated executive officers on an individual, rather than an aggregate, basis. Nevertheless, regulations promulgated under the Companies Law require us to disclose in the proxy statement for the annual general meeting of our shareholders (or to include a reference therein to other previously furnished public disclosure) the annual compensation of our five most highly compensated executive officers on an individual, rather than an aggregate, basis. This disclosure will not be as extensive as that required of a U.S. domestic issuer.

Compensation of Directors and Executive Officers

Directors. Under the Companies Law, the compensation of our directors requires the approval of our compensation committee, the subsequent approval of the board of directors and, unless exempted under regulations promulgated under the Companies Law, the approval of the shareholders at a general meeting. If the compensation of our directors is inconsistent with our compensation policy, then, provided that those provisions that must be included in the compensation policy according to the Companies Law have been considered by the compensation committee and board of directors, and provided that shareholder approval is obtained by the Compensation Special Majority Requirement.

Executive Officers (other than the Chief Executive Officer). The Companies Law requires the approval of the compensation of a public company’s executive officers (other than the chief executive officer) in the following order: (i) the compensation committee, (ii) the company’s board of directors and (iii) if such compensation arrangement is inconsistent with the company’s compensation policy, the company’s shareholders (the Compensation Special Majority Requirement). However, if the shareholders of the company do not approve a compensation arrangement with an executive officer that is inconsistent with the company’s compensation policy, the compensation committee and board of directors may override the shareholders’ decision if each of the compensation committee and the board of directors determine, based on detailed reasons and after reexamining the proposed compensation arrangement, that the approval of the proposed compensation arrangement is in the best interest of the company.

Chief Executive Officer. The Companies Law requires the approval of the compensation of a public company’s chief executive officer in the following order: (i) the company’s compensation committee, (ii) the company’s board of directors and (iii) the company’s shareholders (the Compensation Special Majority Requirement). However, if the shareholders of the company do not approve a compensation arrangement with the chief executive officer that deviates from the company’s compensation policy, the compensation committee and board of directors may override the shareholders’ decision if each of the compensation committee and the board of directors provide a detailed report for their decision. The approval of each of the compensation committee and the board of directors should be in accordance with the company’s compensation policy; however, in special circumstances, they may approve compensation terms of a chief executive officer that are inconsistent with such policy provided that they have considered those provisions that must be included in the compensation policy according to the Companies Law and that shareholder approval was obtained (by a special majority vote as discussed above with respect to the approval of director compensation). In addition, the compensation committee may waive the shareholder approval requirement with regards to the approval of the engagement terms of a candidate for the chief executive officer position, if the compensation committee determines that the compensation arrangement is consistent with the company’s compensation policy, and that the chief executive officer did not have a prior business relationship with the company or a controlling shareholder of the company and that subjecting the approval of the engagement to a shareholder vote would impede the company’s ability to employ the chief executive officer candidate.

Compensation Policy

Under the Companies Law, we are required to approve, at least once every three years, a compensation policy with respect to our directors and officers. Following the recommendation of our compensation committee, the compensation policy must be approved by our board of directors and our shareholders. The shareholder approval must be by a simple majority of all votes cast, provided that (i) such majority includes a simple majority of the votes cast by non-controlling shareholders having no personal interest in the matter or (ii) the total number of votes of shareholders mentioned in clause (i) above who voted against such transaction does not exceed 2% of the total voting rights in the company. Nevertheless, if the shareholders of the company do not approve the proposed compensation policy, our compensation committee and board of directors may override the shareholders’ decision if each of the compensation committee and the board of directors determine, based on detailed reasons and after reexamining the proposed compensation policy, that the adoption of the proposed compensation policy is in the best interest of the company. In addition, and without derogating from the aforementioned, under the Companies Law, our board of directors shall periodically review the compensation policy and any necessary amendment thereto, resulting from material changes in the circumstances under which it was adopted, or from other relevant factors.

Directors’ Service Contracts

There are no arrangements or understandings between us and any of our subsidiaries, on the one hand, and any of our directors, on the other hand, providing for benefits upon termination of their employment or service as directors of our company or any of our subsidiaries.

Duties of Shareholders

Under the Companies Law, a shareholder has a duty to refrain from abusing its power in the company and to act in good faith and in an acceptable manner in exercising its rights and performing its obligations to the company and other shareholders, including, among other things, when voting at meetings of shareholders on the following matters:

●	an amendment to the articles of association;

●	an increase in the company’s authorized share capital;

●	a merger; and

●	the approval of related party transactions and acts of office holders that require shareholder approval.

A shareholder also has a general duty to refrain from discriminating against other shareholders.

The remedies generally available upon a breach of contract also apply to a breach of the shareholder duties mentioned above, and in the event of discrimination against other shareholders, additional remedies may be available to the injured shareholder.

In addition, any controlling shareholder, any shareholder that knows that its vote can determine the outcome of a shareholder vote and any shareholder that, under a company’s articles of association, has the power to appoint or prevent the appointment of an office holder, or any other power with respect to a company, is under a duty to act with fairness towards the company. The Companies Law does not describe the substance of this duty except to state that the remedies generally available upon a breach of contract also apply in the event of a breach of the duty to act with fairness, taking the shareholder’s position in the company into account.

Exculpation, Insurance and Indemnification of Directors and Officers

Under the Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our articles of association include such a provision. The company may not exculpate in advance a director from liability arising from a breach of his or her duty of care in connection with a prohibited dividend or distribution to shareholders.

As permitted under the Companies Law, our articles of association provide that we may indemnify an office holder in respect of the following liabilities, payments and expenses incurred for acts performed by him or her as an office holder, either in advance of an event or following an event:

●	financial liability that was imposed upon him in favor of another person pursuant to a judgment, including a compromise judgment or an arbitrator’s award approved by a court;

●	reasonable litigation expenses, including attorneys’ fees paid by an officeholder following an investigation or proceeding conducted against him by an authority authorized to conduct such investigation or proceeding, and which ended without the filing of an indictment against him and without any financial obligation being imposed on him as an alternative to a criminal proceeding, or which ended without the filing of an indictment against him but with the imposition of a financial obligation as an alternative to a criminal proceeding for an offense which does not require proof of mens rea or in connection with a financial sanction;

●	reasonable litigation expenses, including attorneys’ fees paid by the officeholder or which he was required to pay by a court, in a proceeding filed against him by the Company or on its behalf or by another person, or in criminal charges from which he was acquitted, or in criminal charges in which he was convicted of an offense which does not require proof of mens rea;

●	a financial obligation imposed on the officeholder for the benefit of all of the parties damaged by the violation of an administrative proceeding;

●	expenses incurred by an officeholder in connection with an Administrative Proceeding conducted in his regard, including reasonable litigation expenses, and including attorneys’ fees;

●	expenses incurred by an officeholder in connection with a proceeding under the Antitrust Law, 5748-1988 and/or in connection with it (a “Proceeding Under the Antitrust Law”), conducted regarding him, including reasonable litigation expenses, and attorneys’ fees; and

●	any other liability or expense in respect of which it is permitted or shall be permitted by Law to indemnify an officeholder.

As permitted under the Israeli Companies Law, our articles of association provide that we may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder:

●	breach of the duty of care to the Company or to any other person;

●	breach of the fiduciary duty to the Company, provided that the officeholder acted in good faith and had reasonable grounds to assume that his act would not adversely affect the Company’s best interests;

●	financial liability imposed upon him in favor of another person;

●	financial liability imposed on the officeholder for the benefit of all of the parties damaged by the violation of an administrative proceeding;

●	expenses incurred or to be incurred by an officer in connection with an Administrative Proceeding, including reasonable litigation expenses, and including attorneys’ fees;

●	expenses incurred or to be incurred in connection with a proceeding under the Antitrust Law, including reasonable litigation expenses, and including attorneys’ fees; and

●	any other event in respect of which it is permitted and/or shall be permitted by Law to insure the liability of an officeholder.

Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

●	a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a fine, monetary sanction or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders must be approved by the compensation committee and the board of directors and, with respect to directors or controlling shareholders, their relatives and third parties in which controlling shareholders have a personal interest, also by the shareholders.

Our articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted or to be permitted by law. Our office holders are currently covered by a directors’ and officers’ liability insurance policy. As of the date of this prospectus, no claims for directors’ and officers’ liability insurance have been filed under this policy and we are not aware of any pending or threatened litigation or proceeding involving any of our office holders, including our directors, in which indemnification is sought.

Employees

As of December 31, 2025, we employed 12 employees based at our headquarters in Rehovot, Israel.

Local labor laws govern the length of the workday and workweek, minimum wages for employees, procedures for hiring and dismissing employees, determination of severance pay, annual leave, sick days, advance notice of termination, Social Security payments or regional equivalents, and other conditions of employment and include equal opportunity and anti-discrimination laws. None of our employees is party to any collective bargaining agreements. We generally provide our employees with benefits and working conditions beyond the required minimums. We believe we have a good relationship with our employees, and have never experienced any employment-related work stoppages.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our ordinary shares, including ordinary shares represented by ADSs as of the date of this prospectus by:

●	each person or entity known by us to own beneficially 5% or more of our outstanding ordinary shares;

●	each of our directors and executive officers individually; and

●	all of our executive officers and directors as a group.

The beneficial ownership of our ordinary shares is determined in accordance with the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. For purposes of the table below, we deem ordinary shares issuable pursuant to options that are currently exercisable or exercisable within 60 days of the date of this registration statement to be outstanding and to be beneficially owned by the person holding the options or warrants for the purposes of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person.

Except where otherwise indicated, we believe, based on information furnished to us by such owners, that the beneficial owners of the ordinary shares listed below have sole investment and voting power with respect to such shares.

None of our shareholders has different voting rights from other shareholders. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company. As of the date of this prospectus, there were three holders of record of our ordinary shares in the United States.

Unless otherwise noted below, each shareholder’s address is c/o Steakholder Foods Ltd., 22 Einstein St., Ness Ziona 7403686 Israel.

	American Depositary Shares Beneficially Owned
Name of Beneficial Owner	Number		Percentage(1)
Directors and executive officers
Arik Kaufman(2)	62,161		4.5%
Oren Attiya(3)	94		*
Yaron Kaiser(4)	48,229		3.5%
David Gerbi(5)	8,278		*
Eli Arad(6)	8,265		*
Sari Singer(7)	8,267		*
All directors and executive officers as a group (6 persons)	120,609	(8)	8.8%

5% or greater shareholders
Gefen Capital Investments, LP(9)	297,081		19.5%

*	Less than one percent (1%).

(1)	Based on 1,380,599 ADSs, representing or able to represent ordinary shares, outstanding as of the date of this prospectus.

(2)	Consists of 47,434 ADSs, 14,685 ADSs which have vested or are expected to vest within 60 days of the date of this prospectus from employee RSUs for which Messrs. Kaufman and Kaiser hold a power of attorney with regard to their voting rights only, and options exercisable into 42 ADSs within 60 days of the date of this prospectus, with an exercise price of $2,076. These options expire on March 16, 2026.

(3)	Consists of 78 ADSs and RSUs vesting into 16 ADSs within 60 days of the date of this prospectus.

(4)	Consists of 33,514 ADSs based on information provided to us by Mr. Kaiser, 14,685 ADSs which have vested or are expected to vest within 60 days of the date of this prospectus from employee RSUs for which Messrs. Kaufman and Kaiser hold a power of attorney with regard to their voting rights only, and options to purchase 30 ADSs exercisable within 60 days of the date of this prospectus with an exercise price of $2,076. These options expire on March 16, 2026.

(5)	Consists of 8,251 ADSs and RSUs vesting into 27 ADSs within 60 days of the date of this prospectus.

(6)	Consists of 8,238 ADSs and RSUs vesting into 27 ADSs within 60 days of the date of this prospectus.

(7)	Consists of 8,240 ADSs and RSUs vesting into 27 ADSs within 60 days of the date of this prospectus.

(8)	ADSs attributed to more than one executive director or officer appear once in the total amount attributed to all directors and officers as one group.

(9)	Based on information contained in a Schedule 13D filed with the SEC on November 10, 2025 by Gefen Capital Investments, LP. Consists of 151,726 ADSs and pre-funded milestone warrants exercisable into 145,355 ADSs within 60 days of the date of this prospectus, with an exercise price of $0.01. These warrants expire on October 31, 2035.

SELLING SHAREHOLDER

This prospectus relates to the offer and sale by the selling shareholder indicated below (the “Selling Shareholder”) of an aggregate of 5,693,950 ELOC ADSs that we may, in our discretion, elect to issue and sell to the Selling Shareholder, from time to time after the date of this prospectus. We are registering the ADSs pursuant to the provisions of the ELOC Purchase Agreement we entered into with the Selling Shareholder on February 27, 2025, in order to permit it to offer the shares for resale from time to time. Except for the transactions contemplated by the ELOC Purchase Agreement or as otherwise disclosed in this prospectus, the Selling Shareholder has not had any material relationship with us within the past three years.

The Selling Shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Any underwriters, broker-dealers or agents that participate in the sale of the ADSs or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act.

The table below lists the Selling Shareholder and other information regarding the beneficial ownership of the of ADSs by the Selling Shareholder. The second column lists the number of ADSs beneficially owned by the Selling Shareholder, based on its ownership of the ADSs as of February 23, 2026, without regard to any limitations on exercises or conversion, as applicable. The third column lists the ADSs being offered by this prospectus by the Selling Shareholder. The fourth column assumes the sale of all of the shares offered by the Selling Shareholder pursuant to this prospectus.

The Selling Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Selling Shareholder	ADSs Beneficially Owned Prior to Offering (1)	Maximum Number of ADSs to be Sold Pursuant to this Prospectus	Number of ADSs Owned After the Offering
Alumni Capital LP (2)	5,721,384	5,693,950	27,434

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. ADSs subject to Warrants currently exercisable, or exercisable within 60 days of February 23, 2026, as well as all ADSs registered herein, are counted as outstanding for computing the holdings of the selling shareholder holding such options or warrants.

(2)	The securities are directly held by Alumni Capital LP, a Delaware limited partnership, whose address is 601 Brickell Key Drive, Suite 700, Miami, FL 33131, and may be deemed to be beneficially owned by Ashkan Mapar, as the General Partner of Alumni Capital. The ELOC ADSs are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling shareholder from exercising that portion of the ADSs that would result in the selling shareholder and its affiliates owning, after exercise, a number of ADSs in excess of the beneficial ownership limitation.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of the material transactions we entered into with related parties since January 1, 2023. We believe that we have executed all of our transactions with related parties on terms no less favorable to us than those we could have obtained from unaffiliated third parties.

Our Board of Directors, acting through our Audit Committee, is responsible for the review, approval, or ratification of related party transactions between us and related persons. Under Israeli law, related party transactions are subject to special approval requirements, see “Board Practices-Fiduciary Duties and Approval of Related Party Transactions.”

Employment Agreements and Director Fees

We have entered into written employment agreements with each of our executive officers, which provide for notice periods of varying duration for termination of the agreement by us or by the relevant executive officer, during which time the executive officer will continue to receive base salary and benefits. These agreements also contain customary provisions regarding non-competition, confidentiality of information and assignment of inventions. However, the enforceability of the noncompetition provisions may be limited under applicable law. See “Risk factors - Risks relating to our operations - Under applicable employment laws, we may not be able to enforce covenants not to compete” for a further description of the enforceability of non-competition clauses. For further information, see “Management - Employment and Consulting Agreements.”

Directors and Officers Insurance Policy and Indemnification and Exculpation Agreements

In accordance with our articles of association, we have obtained Directors and Officers insurance for our executive officers and directors, and provide indemnification, exculpation and exemption undertakings to each of our directors and officers to the fullest extent permitted by the Companies Law.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital is a summary of the material terms of our articles of association and Israeli corporate law regarding our ordinary shares and the holders thereof. This description contains all material information concerning our ordinary shares but does not purport to be complete.

Articles of Association

Our purpose as set forth in our articles of association is to engage in any lawful activity. Our Israeli company number is 520041955. The address of our registered office is 22 Einstein St., Ness Ziona 7403686 Israel.

Share capital

Our authorized share capital consists of 50,000,000,000 ordinary shares with no par value each, equivalent to 12,500,000 ADSs.

All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

Ordinary Shares

In the last three years (since February 2023), we have issued 1,338,093 ADSs representing ordinary shares in a combination of private and public offerings, including pre-funded warrants and shares in abeyance still outstanding.

Warrants

In the last three years, we have issued warrants to purchase ordinary shares representable by an aggregate of 1,349,922 ADSs to investors and underwriters, of which no warrants have expired, warrants to purchase an aggregate of 312,619 ADSs have been exercised and 1,037,303 of which are currently outstanding. The exercise prices of the warrants range from $5.00 to $500.00 per ADS.

Options and Restricted Share Units

In the last three years, we have issued options to directors, employees and consultants to purchase an aggregate of 185 ADSs which remain outstanding. None of the options issued in the last three years have been exercised. The exercise price of the options is $4.00 per ADS.

In the last three years, we have issued restricted share units to directors and employees (including of subsidiaries) vesting into an aggregate of 21,576 ADSs which remain outstanding, with no exercise price.

Transfer of shares

Our fully paid ordinary shares are issued in registered form and may be freely transferred under our amended and restated articles of association, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the ordinary shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our amended and restated articles of association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Election of directors

Under our amended and restated articles of association, our board of directors must consist of not less than three (3) but no more than seven (7) directors. Pursuant to our amended and restated articles of association, each of our directors is appointed by a simple majority vote of holders of our ordinary shares, participating and voting at an annual general meeting of our shareholders provided that (i) in the event of a contested election the method of calculation of the votes and the manner in which the resolutions will be presented to our shareholders at the general meeting shall be determined by our board of directors in its discretion, and (ii) in the event that our board of directors does not or is unable to make a determination on such matter, then the directors will be elected by a plurality of the voting power represented at the general meeting in person or by proxy and voting on the election of directors. In addition, our directors are divided into three classes, one class being elected each year at the annual general meeting of our shareholders, and serve on our board of directors until the third annual general meeting following such election or re-election or until they are removed by a vote of 65% of the total voting power of our shareholders at a general meeting of our shareholders or upon the occurrence of certain events in accordance with the Israeli Companies Law, 5759-1999 (the “Companies Law”) and our amended and restated articles of association. In addition, our amended and restated articles of association provide that vacancies on our board of directors may be filled by a vote of a simple majority of the directors then in office. A director so appointed will hold office until the next annual general meeting of our shareholders for the election of the class of directors in respect of which the vacancy was created, or in the case of a vacancy due to the number of directors being less than the maximum number of directors stated in our amended and restated articles of association, until the next annual general meeting of our shareholders for the election of the class of directors to which such director was assigned by our board of directors.

Dividend and liquidation rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our amended and restated articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited financial statements (less the amount of previously distributed dividends, if not reduced from the earnings), provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution. If we do not meet such criteria, then we may distribute dividends only with court approval; as a company listed on an exchange outside of Israel, however, court approval is not required if the proposed distribution is in the form of an equity repurchase, provided that we notify our creditors of the proposed equity repurchase and allow such creditors an opportunity to initiate a court proceeding to review the repurchase. If within 30 days such creditors do not file an objection, then we may proceed with the repurchase without obtaining court approval. In each case, we are only permitted to distribute a dividend if our board of directors and, if applicable, the court determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year and no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in our amended and restated articles of association as special general meetings. Our board of directors may call special general meetings of our shareholders whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that our board of directors is required to convene a special general meeting of our shareholders upon the written request of (1) any two or more of our directors, (2) one-quarter or more of the serving members of our board of directors or (3) as a company listed on an exchange in the U.S., one or more shareholders holding, in the aggregate, either (a) 10% or more of our outstanding issued shares and 1% or more of our outstanding voting power or (b) 10% or more of our outstanding voting power.

Under Israeli law, one or more shareholders holding at least 1% of the voting rights at the general meeting of the shareholders may request that the board of directors include a matter in the agenda of a general meeting of the shareholders to be convened in the future, provided that it is appropriate to discuss such a matter at the general meeting. Notwithstanding the foregoing, as a company listed on an exchange outside of Israel, a matter relating to the appointment or removal of a director may only be requested by one or more shareholders holding at least 5% of the voting rights at the general meeting of the shareholders. Our amended and restated articles of association contain procedural guidelines and disclosure items with respect to the submission of shareholder proposals for general meetings.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings of shareholders are the shareholders of record on a date to be decided by the board of directors, which, as a company listed on an exchange outside Israel, may be between four and 60 days prior to the date of the meeting. Furthermore, the Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of shareholders:

●	amendments to our articles of association;

●	appointment, terms of service or and termination of service of our auditors;

●	appointment of directors, including external directors (if applicable);

●	approval of certain related party transactions;

●	increases or reductions of our authorized share capital;

●	a merger; and

●	the exercise of our board of directors’ powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

The Companies Law requires that a notice of any annual general meeting or special general meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes, among other things, the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting. Under the Companies Law and our amended and restated articles of association, shareholders are not permitted to take action by way of written consent in lieu of a meeting.

Voting rights

All ordinary shares have identical voting and other rights in all respects.

Quorum

Pursuant to our amended and restated articles of association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting of shareholders. The quorum required for our general meetings of shareholders consists of at least two shareholders present in person or by proxy in accordance with the Companies Law who hold or represent at least 33 1⁄3% of the total outstanding voting power of our shares, except that if (i) any such general meeting was initiated by and convened pursuant to a resolution adopted by the board of directors and (ii) at the time of such general meeting we qualify as to use the forms and rules of a “foreign private issuer,” the requisite quorum will consist of two or more shareholders present in person or by proxy who hold or represent at least 25% of the total outstanding voting power of our shares. The requisite quorum shall be present within half an hour of the time fixed for the commencement of the general meeting. A general meeting adjourned for lack of a quorum shall be adjourned either to the same day in the next week, at the same time and place, to such day and at such time and place as indicated in the notice to such meeting, or to such day and at such time and place as the chairperson of the meeting shall determine. At the reconvened meeting, any number of shareholders present in person or by proxy shall constitute a quorum, unless a meeting was called pursuant to a request by our shareholders, in which case the quorum required is one or more shareholders, present in person or by proxy and holding the number of shares required to call the meeting as described above.

Vote requirements

Our amended and restated articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Companies Law or by our amended and restated articles of association. Under the Companies Law, certain actions require the approval of a special majority, including: (i) an extraordinary transaction with a controlling shareholder or in which the controlling shareholder has a personal interest, (ii) the terms of employment or other engagement of a controlling shareholder of the company or a controlling shareholder’s relative (even if such terms are not extraordinary) and (iii) certain compensation-related matters. Under our amended and restated articles of association, the alteration of the rights, privileges, preferences or obligations of any class of our shares (to the extent there are classes other than ordinary shares) requires the approval of a simple majority of the class so affected (or such other percentage of the relevant class that may be set forth in the governing documents relevant to such class), in addition to a majority of all classes of shares voting together as a single class at a shareholder meeting. Under our amended and restated articles of association, the approval of the holders of at least 65% of the total voting power of our shareholders is generally required to remove any of our directors from office.

Access to corporate records

Under the Companies Law, all shareholders generally have the right to review minutes of our general meetings, our shareholder register (including with respect to material shareholders), our articles of association, our financial statements, other documents as provided in the Companies Law, and any document we are required by law to file publicly with the Israeli Registrar of Companies or the Israel Securities Authority. Any shareholder who specifies the purpose of its request may request to review any document in our possession that relates to any action or transaction with a related party which requires shareholder approval under the Companies Law. We may deny a request to review a document if we determine that the request was not made in good faith, that the document contains a trade secret or a patent or that the document’s disclosure may otherwise impair our interests.

Acquisitions under Israeli law

Full tender offer. A person wishing to acquire shares of a public Israeli company who would, as a result, hold over 90% of the target company’s voting rights or the target company’s issued and outstanding share capital (or of a class thereof), is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company (or the applicable class). If (a) the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company (or the applicable class) and the shareholders who accept the offer constitute a majority of the offerees that do not have a personal interest in the acceptance of the tender offer or (b) the shareholders who did not accept the tender offer hold less than 2% of the issued and outstanding share capital of the company (or of the applicable class), all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. A shareholder who had its shares so transferred may petition an Israeli court within six months from the date of acceptance of the full tender offer, regardless of whether such shareholder agreed to the offer, to determine whether the tender offer was for less than fair value and whether the fair value should be paid as determined by the court. However, an offeror may provide in the offer that a shareholder who accepted the offer will not be entitled to petition the court for appraisal rights as described in the preceding sentence, as long as the offeror and the company disclosed the information required by law in connection with the full tender offer. If the full tender offer was not accepted in accordance with any of the above alternatives, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s voting rights or the company’s issued and outstanding share capital (or of the applicable class) from shareholders who accepted the tender offer. Shares purchased in contradiction to the full tender offer rules under the Companies Law will have no rights and will become dormant shares.

Special tender offer. The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of 25% or more of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company. These requirements do not apply if (i) the acquisition occurs in the context of a private placement by the company that received shareholders’ approval as a private placement whose purpose is to give the purchaser 25% or more of the voting rights in the company, if there is no person who holds 25% or more of the voting rights in the company or as a private placement whose purpose is to give the purchaser 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company, (ii) the acquisition was from a shareholder holding 25% or more of the voting rights in the company and resulted in the purchaser becoming a holder of 25% or more of the voting rights in the company, or (iii) the acquisition was from a shareholder holding more than 45% of the voting rights in the company and resulted in the purchaser becoming a holder of more than 45% of the voting rights in the company. A special tender offer must be extended to all shareholders of a company. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, its controlling shareholders, holders of 25% or more of the voting rights in the company and any person having a personal interest in the acceptance of the tender offer, or anyone on their behalf, including any such person’s relatives and entities under their control).

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer, or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. The board of directors shall also disclose any personal interest that any of the directors has with respect to the special tender offer or in connection therewith. An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer is accepted, then shareholders who did not respond to or that had objected the offer may accept the offer within four days of the last day set for the acceptance of the offer and they will be considered to have accepted the offer from the first day it was made.

In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity at the time of the offer may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer. Shares purchased in contradiction to the special tender offer rules under the Companies Law will have no rights and will become dormant shares.

Merger. The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain conditions described under the Companies Law are met, a simple majority of the outstanding shares of each party to the merger that are represented and voting on the merger. The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, such determination taking into account the financial status of the merging companies. If the board of directors determines that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

For purposes of the shareholder vote of a merging company whose shares are held by the other merging company, or by a person or entity holding 25% or more of the voting rights at the general meeting of shareholders of the other merging company, or by a person or entity holding the right to appoint 25% or more of the directors of the other merging company, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares voted on the matter at the general meeting of shareholders (excluding abstentions) that are held by shareholders other than the other party to the merger, or by any person or entity who holds 25% or more of the voting rights of the other party or the right to appoint 25% or more of the directors of the other party, or any one on their behalf including their relatives or corporations controlled by any of them, vote against the merger. In addition, if the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders. If the transaction would have been approved but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the valuation of the merging companies and the consideration offered to the shareholders. If a merger is with a company’s controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders.

Under the Companies Law, each merging company must deliver to its secured creditors the merger proposal and inform its unsecured creditors of the merger proposal and its content. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging company, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger is filed with the Israeli Registrar of Companies and 30 days from the date that shareholder approval of both merging companies is obtained.

Anti-takeover measures

The Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. No preferred shares will be authorized under our amended and restated articles of association. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our amended and restated articles of association, which requires the prior approval of the holders of a majority of the voting power attached to our issued and outstanding shares at a general meeting of shareholders. The convening of the meeting, the shareholders entitled to participate and the vote required to be obtained at such a meeting will be subject to the requirements set forth in the Companies Law and our amended and restated articles of association.

In addition, we have a classified board structure whereby our directors are divided into three classes with staggered three-year terms. At each annual general meeting of the Company’s shareholders, the election or re-election of directors (other than external directors, if any) following the expiration of the term of office of the directors of that class of directors will be for a term of office that expires on the third annual general meeting following such election or re-election, such that from the annual general meeting of 2023 and thereafter, each year the term of office of only one class of directors will expire. We believe this mechanism effectively limits the ability of any investor or potential investor or group of investors or potential investors to gain control of our board of directors.

Approval of Business Combination Transactions

According to our amended and restated articles of association, unless otherwise approved by our board of directors in advance, the Company cannot enter into a business combination (as defined in the amended and restated articles of association) with any shareholder or any of its affiliates and/or investors for a period of three years following (i) with respect to any shareholder holding twenty percent (20%) or more of the voting power of the Company’s share capital and (ii) with respect to all shareholders, each time as such shareholder and/or any of its affiliates and/or investors become(s) (other than due to a buyback, redemption or cancellation of shares by the Company) the holder(s) (beneficially or of record) of 20% or more of the issued and outstanding voting power of the Company’s share capital.

Forum Selection Clause

Our amended and restated articles of association provide that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or Securities Act; and, for the avoidance of any doubt, such provision does not apply to any claim asserting a cause of action arising under the Exchange Act. Our amended and restated articles of association also provide that unless the Company consents in writing to the selection of an alternative forum, the competent courts in Tel Aviv, Israel shall be the exclusive forum for any derivative action or proceeding brought on behalf of the Company, any action asserting a breach of a fiduciary duty owed by any of the Company’s directors, officers or other employees to the Company or shareholders of the Company or any action asserting a claim arising pursuant to any provision of the Companies Law or the Israeli Securities Law, 5728-1968, and the regulations promulgated thereunder.

Amendment of Amended and Restated Articles of Association

Any amendment of our amended and restated articles of associations requires, in addition to the approval of the shareholders of the Company, the approval of our board of directors with the affirmative vote of a majority of the then serving directors.

Borrowing Powers

Pursuant to the Companies Law and our amended and restated articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our amended and restated articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Changes in capital

Our amended and restated articles of association enable us to increase or reduce our share capital. Any such changes are subject to Israeli law and must be approved by a resolution duly passed by our shareholders at a general meeting of shareholders. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

Transfer Agent

The transfer agent and registrar for our ordinary shares is Computershare. Its address is 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, and its telephone number is (212) 805-7100.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel.

Description of American Depositary Shares

The Bank of New York Mellon, as depositary, registers and delivers the ADSs. Each ADS represents 4,000 ordinary shares (or a right to receive 4,000 ordinary shares). Each ADS also represents any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADSs are administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name or (ii) by having uncertificated ADSs registered in your name or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, or DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

ADS holders are not treated as shareholders and do not have shareholder rights. Israeli law governs shareholder rights. The depositary is the holder of the ordinary shares underlying the ADSs. Registered holders of ADSs have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. For directions on how to obtain copies of those documents see “Where You Can Find More Information.”

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes or other governmental charges that must be paid will be deducted. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Shares. The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to deliver a fraction of an ADS (or ADSs representing those ordinary shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed ordinary shares (or ADSs representing those ordinary shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary exercises rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of ordinary shares, new ADSs representing the new ordinary shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary will have a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other securities. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited ordinary shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Israel and the provisions of our articles of association or similar documents, to vote or to have its agents vote the ordinary shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the ordinary shares. However, you may not know about the meeting enough in advance to withdraw the ordinary shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares represented by your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if the ordinary shares represented by your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing ordinary shares or ADS holders must pay	For
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of ordinary shares or rights or other property cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the ordinary shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

$.05 (or less) per ADS per calendar year	Depositary services

Registration or transfer fees	Transfer and registration of ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw ordinary shares

Expenses of the depositary	Cable (including SWIFT), telex and facsimile transmissions (when expressly provided in the deposit agreement)

Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or ordinary shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert foreign currency itself or through any of its affiliates or the custodian or we may convert foreign currency and pay U.S. dollars to the depositary. Where the depositary converts foreign currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, fees and transaction spreads that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained by it or its affiliates in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be most favorable to ADS holders, subject to its obligations to act without negligence or bad faith. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts foreign currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a subdivision, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:

●	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

●	we delist the ADSs from an exchange in the United States on which they were listed and do not list them on another exchange in the United States or list our ordinary shares on an exchange outside the United States and make arrangements for trading of ADSs on the U.S. over the counter market within a reasonable time;

●	the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act;

●	we appear to be insolvent or enter insolvency proceedings;

●	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

●	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

●	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our obligations and the obligations of the depositary; Limits on liability to holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs

●	are not liable if we are or it is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

●	are not liable if we exercise or it exercises discretion permitted under the deposit agreement;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

●	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system;

●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person; and

●	the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Ordinary Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

●	when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

●	when you owe money to pay fees, taxes and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, or DRS, and Profile Modification System, or Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

You will not by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

Transfer Agent

The depositary for the ADSs representing our ordinary shares is the Bank of New York Mellon. Its address is 240 Greenwich Street, New York, New York 10286 and its telephone number is (212) 495-1784.

Taxation

The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our ordinary shares or ADSs. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Israeli tax considerations and government programs

The following is a summary of the current tax regime in the State of Israel, which applies to us and to persons who hold our ordinary shares or ADSs.

This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of this kind of investor include traders in securities or persons who do not hold our ordinary shares or ADSs as a capital asset. Some parts of this discussion are based on a new tax legislation which has not been subject to judicial or administrative interpretation. The discussion should not be construed as legal or professional tax advice and does not cover all possible tax considerations.

HOLDERS AND POTENTIAL INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE ISRAELI OR OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES OR ADSs, INCLUDING, IN PARTICULAR, THE EFFECT OF ANY FOREIGN, STATE OR LOCAL TAXES.

General corporate tax structure in Israel

Israeli resident companies are generally subject to corporate tax on both ordinary income and capital gains, currently at the rate of 23% of a company’s taxable income. Capital gains derived by an Israeli resident company are subject to tax at the prevailing corporate tax rate. However, the effective tax rate payable by a company that derives income from a “Preferred Enterprise”, a “Special Preferred Enterprise”, a “Preferred Technology Enterprise” or “Special Preferred Technology Enterprise” which are benefitted tax regimes under the Law for Encouragement of Capital Investments-1959, may be considerably lower. Capital gains derived by an Israeli company are generally subject to the prevailing regular corporate tax rate.

Taxation of our shareholders

Capital gains

Capital gains tax is generally imposed on the disposal of capital assets by an Israeli resident, and on the disposal of capital assets by a non-Israeli resident if those assets (i) are located in Israel, (ii) are shares or a right to shares in an Israeli resident corporation, (iii) represent, directly or indirectly, rights to assets located in Israel, or (iv) a right in a foreign resident corporation, which in its essence is the owner of a direct or indirect right to property located in Israel (with respect to the portion of the gain attributed to the property located in Israel), unless a specific exemption is available or unless a tax treaty between Israel and the shareholder’s country of residence provides otherwise. The ITO distinguishes between “Real Capital Gain” and “Inflationary Surplus.” Real Capital Gain is the excess of the total capital gain over Inflationary Surplus. The Inflationary Surplus is a portion of the total capital gain which is equivalent to the increase of the relevant asset’s price that is attributable to the increase in the Israeli consumer price index or, in certain circumstances, a foreign currency exchange rate, between the date of purchase and the date of sale. Inflationary Surplus is not currently subject to tax in Israel.

Real Capital Gain accrued by individuals on the sale of our ordinary shares or ADSs will be taxed at the rate of 25%. However, if the individual shareholder is a “Substantial Shareholder” (i.e., a person who holds, directly or indirectly, alone or together with another, 10% or more of one of the Israeli resident company’s means of control (including, among other things, the right to receive profits of the company, voting rights, the right to receive the company’s liquidation proceeds and the right to appoint a director)) at the time of sale or at any time during the preceding 12-month period, and/or claims a deduction for interest and linkage differences expenses in connection with the purchase and holding of such shares, such gain will be taxed at the rate of 30%.

Individual and corporate shareholders dealing in securities in Israel are taxed at the tax rates applicable to business income in 2025, a tax rate of 23% for corporations and a marginal tax rate of up to 47% for individuals, unless contrary provisions in a relevant tax treaty applies. In addition, a 3% excess tax (as discussed below) is levied on individuals whose total taxable income in Israel in 2025 exceeded NIS 721,560. As detailed below, according to new legislation, in effect as of January 1, 2025, an additional 2% excess tax will apply on Capital-Sourced Income (defined as income from any source other than employment income, business income or income from “personal effort”), to the extent that the Individual’s Capital Sourced Income exceeds the specified threshold of NIS 721,560 (and regardless of the employment/business income amount of such individual).

Notwithstanding the foregoing, generally, capital gain derived from the sale of our ordinary shares or ADSs by a shareholder who is a non-Israeli resident (whether an individual or a corporation) should be exempt from Israeli capital gain tax, provided, among others, that:(i) the ordinary shares or ADSs were purchased upon or after the listing of the securities on the stock exchange, and (ii) the seller does not have a permanent establishment in Israel to which the derived capital gain is attributable. However, non-Israeli entities (including corporations) will not be entitled to the foregoing exemption if Israeli residents, whether directly or indirectly: (i) have a controlling interest of more than 25% in such non-Israeli entity or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli entity. In addition, such exemption is not applicable to a person whose gains from selling or otherwise disposing of the shares or ADSs are deemed to be business income. In addition, the sale of ordinary shares or ADSs may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, the U.S.-Israel Tax Treaty, or the Treaty, generally exempts U.S. residents (for purposes of the U.S.-Israel Treaty) holding the shares as a capital asset from Israeli capital gains tax in connection with such sale, exchange or disposition unless either (i) the U.S. treaty resident owns, directly or indirectly, 10% or more of the Israeli resident company’s voting rights at any time within the 12-month period preceding such sale, exchange or disposition; (ii) the seller, if an individual, has been present in Israel for a period or periods aggregating to 183 days or more during the relevant taxable year; (iii) the capital gain from the sale, exchange or disposition was derived through a permanent establishment of the U.S. resident in Israel; (iv) the capital gain arising from such sale, exchange or disposition is attributed to real estate located in Israel, or (v) the capital gains arising from such sale, exchange or disposition is attributed to royalties. In any such case, the sale, exchange or disposition of such shares or ADSs would be subject to Israeli tax, to the extent applicable; however, under the U.S.-Israel Treaty, a U.S. resident would be permitted to claim a credit for the Israeli tax against the U.S. federal income tax imposed with respect to the sale, exchange or disposition, subject to the limitations in U.S. laws applicable to foreign tax credits. The U.S.-Israel Treaty does not provide such credit against any U.S. state or local taxes.

In some instances where our shareholders may be liable for Israeli tax on the sale of their shares or ADSs, the payment of the consideration may be subject to withholding tax at source in Israel. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding tax at source at the time of sale. Specifically, in transactions involving a sale of all of the shares of an Israeli resident company, in the form of a merger or otherwise, the Israel Tax Authority may require from shareholders who are not liable for Israeli tax to sign declarations in forms specified by this authority or obtain a specific exemption from the Israel Tax Authority to confirm their status as non-Israeli residents, and, in the absence of such declarations or exemptions, may require the purchaser of the shares to withhold tax at source.

Upon the sale of securities traded on a stock exchange, a detailed return, including a computation of the tax due, must be filed and an advance payment must be made on January 31 and July 31 of every tax year, in respect of sales of securities made within the previous six months by Israeli residents for whom tax has not already been deducted. However, if all tax due was withheld at source according to applicable provisions of the ITO and the regulations promulgated thereunder, there is no need to file a return and no advance payment must be paid, provided that (i) such income was not generated from business conducted in Israel by the taxpayer, (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed and an advance payment does not need to be made, and (iii) the taxpayer is not obligated to pay excess tax (as further explained below). Capital gains are also reportable on the annual income tax return.

Dividends

Israeli residents who are individuals are generally subject to Israeli income tax for dividends paid (other than bonus shares or share dividends) at 25%, or 30% if the recipient of such dividend is a Substantial Shareholder, as defined above, at the time of distribution or at any time during the preceding 12-month period. Israeli resident corporations are generally exempt from Israeli corporate tax on the receipt of dividends paid on shares of Israeli resident corporations.

Non-Israeli residents (whether individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid on ordinary shares at the rate of 25% or 30% (if the dividend recipient is a Substantial Shareholder at the time of distribution or at any time during the preceding 12-month period). Such dividends are generally subject to Israeli withholding tax at a rate of 25% so long as the shares are registered with a nominee company (whether the recipient is a Substantial Shareholder or not), unless a reduced rate is provided under an applicable tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate). Under the U.S.- Israel Treaty and subject to the eligibility to the benefits under such treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a U.S. resident (for purposes of the U.S.-Israel Treaty) is 25%. However, for dividends not generated by a Preferred Enterprises, Special Preferred Enterprise, a Preferred Technology Enterprise or Special Preferred Technology Enterprise under the Encouragement of Capital Investments Lawand paid to a U.S. corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, the maximum rate of withholding tax is generally 12.5%, provided that not more than 25% of the gross income of the Israeli resident paying corporation for such preceding year consists of certain types of dividends and interest. Notwithstanding the foregoing, dividends distributed from income attributed to an Approved Enterprise, Benefited Enterprise or Preferred Enterprise Special Preferred Enterprise, a Preferred Technology Enterprise or Special Preferred Technology Enterprise are not entitled to such reduction under such tax treaty but are subject to withholding tax at the rate of 15% , provided that the conditions related to the holding of 10% of our voting capital and to our gross income for the previous year (as set forth in the previous sentence) are met. The aforementioned rates under the U.S.-Israel Treaty would not apply if the dividend income is derived through a permanent establishment of the U.S. resident in Israel. In this case, 20% withholding tax rate will apply for such dividend to a United States corporate shareholder under the Encouragement of Capital Investments Law (4% withholding tax rate will apply providing certain conditions are met on dividend distribution from Preferred Technology Enterprise or Special Preferred Technology Enterprise)

If the dividend is attributable partly to income derived from a Preferred Enterprise, Special Preferred Enterprise, a Preferred Technology Enterprise or Special Preferred Technology Enterprise, and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income. U.S. residents (for purposes of the U.S.-Israel Treaty) who are subject to Israeli withholding tax on a dividend may be entitled to a credit or deduction for United States federal income tax purposes up to the amount of the taxes withheld, subject to detailed rules contained in U.S. tax law.

A non-Israeli resident who receives dividends from which tax was withheld is generally exempt from the obligation to file tax returns in Israel in respect of such income, provided, inter alia, that (i) such income was not derived from a business conducted in Israel by the taxpayer, (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed and (iii) the taxpayer is not obliged to pay excess tax (as further explained below).

Excess Tax

Individuals who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) are also subject to an additional tax at a rate of 3% on annual income exceeding NIS 721,560 for 2025 (which amount will be linked to the annual change in the Israeli consumer price index from 2028), including, but not limited to, dividends, interest and capital gain. According to new legislation, in effect as of January 1, 2025, an additional 2% excess tax will apply on Capital-Sourced Income to the extent that the Individual’s Capital Sourced Income exceeds the specified threshold of NIS 721,560 for 2025 (and regardless of the employment/business income amount of such individual). This new excess tax applies, among other things, to income from capital gains, dividends, interest, rental income, or the sale of real property.

Estate and gift tax

Israeli law presently does not impose estate or gift taxes.

Material United States federal income tax considerations

The following discussion describes material United States federal income tax considerations relating to the acquisition, ownership, and disposition of shares or ADSs by a U.S. Holder (as defined below) that acquires our shares or ADSs and holds them as a capital asset. This discussion is based on the tax laws of the United States, including the Code, Treasury regulations promulgated or proposed thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof. These tax laws are subject to change, possibly with retroactive effect, and subject to differing interpretations that could affect the tax consequences described herein. In addition, this section is based in part upon the representations of the Depositary and the assumption that each obligation in the Deposit Agreement and any related agreements will be performed in accordance with its terms. This discussion does not address the tax consequences to a U.S. Holder under the laws of any state, local or foreign taxing jurisdiction.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our shares or ADSs that, for United States federal income tax purposes, is:

●	an individual who is a citizen or resident of the United States,

●	a domestic corporation (or other entity taxable as a corporation);

●	an estate the income of which is subject to United States federal income taxation regardless of its source; or

●	a trust if (1) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all substantial decisions of the trust or (2) a valid election under the Treasury regulations is in effect for the trust to be treated as a United States person.

A “Non-U.S. Holder” is a beneficial owner of our ordinary shares that is neither a U.S. Holder nor a partnership (or other entity treated as a partnership for United States federal income tax purposes).

This discussion does not address all aspects of United States federal income taxation that may be applicable to U.S. Holders in light of their particular circumstances or status (including, for example, banks and other financial institutions, insurance companies, broker and dealers in securities or currencies, traders that have elected to mark securities to market, regulated investment companies, real estate investment trusts, partnerships or other pass-through entities, corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, pension plans, persons that hold our shares as part of a straddle, hedge or other integrated investment, persons subject to alternative minimum tax or whose “functional currency” is not the U.S. dollar).

If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) holds our shares or ADSs, the tax treatment of a person treated as a partner in the partnership for United States federal income tax purposes generally will depend on the status of the partner and the activities of the partnership. Partnerships (and other entities or arrangements so treated for United States federal income tax purposes) and their partners should consult their own tax advisors.

In general, and taking into account the earlier assumptions, for United States federal income and Israeli tax purposes, a holder that holds ADRs evidencing ADSs will be treated as the owner of the shares represented by those ADRs. Exchanges of shares for ADRs, and ADRs for shares, generally will not be subject to United States federal income or Israeli tax.

This discussion addresses only U.S. Holders and does not discuss any tax considerations other than United States federal income tax considerations. Prospective investors are urged to consult their own tax advisors regarding the United States federal, state, and local, and non-United States tax consequences of the purchase, ownership, and disposition of our shares or ADSs.

Dividends

We do not expect to make any distribution with respect to our shares or ADSs. However, if we make any such distribution, under the United States federal income tax laws, and subject to the PFIC rules discussed below, the gross amount of any dividend we pay out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes) will be includible in income for a U.S. Holder and subject to United States federal income taxation. Dividends paid to a noncorporate U.S. Holder that constitute qualified dividend income will be taxable at a preferential tax rate applicable to long-term capital gains of, currently, 20 percent, provided that the U.S. Holder holds the shares or ADSs for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meets other holding period requirements. If we are treated as a PFIC, dividends paid to a U.S. Holder will not be treated as qualified dividend income. If we are not treated as a PFIC, dividends we pay with respect to the shares or ADSs generally may be qualified dividend income, provided that the holding period requirements are satisfied by the U.S. Holder.

A U.S. Holder must include any Israeli tax withheld from the dividend payment in the gross amount of the dividend even though the holder does not in fact receive it. The dividend is taxable to the holder when the holder, in the case of shares, or the Depositary, in the case of ADSs, receives the dividend, actually or constructively. The amount of the dividend distribution includible in a U.S. Holder’s income will be the U.S. dollar value of the NIS payments made, determined at the spot NIS/U.S. dollar rate on the date the dividend distribution is includible in income, regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend payment is included in income to the date the payment is converted into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes.

Dividends paid with respect to our ordinary shares or ADSs will be treated as foreign source income, which may be relevant in calculating the holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends that we distribute generally should constitute “passive category income,” or, in the case of certain U.S. Holders, “general category income.” A foreign tax credit for foreign taxes imposed on distributions may be denied if holders do not satisfy certain minimum holding period requirements. The rules relating to the determination of the foreign tax credit are complex, and you should consult your tax advisor to determine whether and to what extent you will be entitled to this credit.

To the extent a distribution with respect to our shares or ADSs exceeds our current or accumulated earnings and profits, as determined under United States federal income tax principles, the distribution will be treated, first, as a tax-free return of the U.S. Holder’s investment, up to the holder’s adjusted tax basis in its shares or ADSs, and, thereafter, as capital gain, which is subject to the tax treatment described below in “-Gain on Sale, Exchange or Other Taxable Disposition.”

Subject to certain limitations, the Israeli tax withheld in accordance with the Treaty and paid over to Israel will be creditable or deductible against a U.S. Holder’s United States federal income tax liability.

Subject to the discussion below under “Information reporting and backup withholding,” if you are a Non-U.S. Holder, you generally will not be subject to United States federal income (or withholding) tax on dividends received by you on your ordinary shares, unless you conduct a trade or business in the United States and such income is effectively connected with that trade or business (or, if required by an applicable income tax treaty, the dividends are attributable to a permanent establishment or fixed base that such holder maintains in the United States).

Gain on sale, exchange or other taxable disposition

Subject to the PFIC rules described below under “-Passive Foreign Investment Company Considerations,” a U.S. Holder that sells, exchanges or otherwise disposes of shares or ADSs in a taxable disposition generally will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. Dollar value of the amount realized and the holder’s tax basis, determined in U.S. Dollars, in the shares or ADSs. Gain or loss recognized on such a sale, exchange or other disposition of shares or ADSs generally will be long-term capital gain if the U.S. Holder’s holding period in the shares or ADSs exceeds one year. Long-term capital gains of non-corporate U.S. Holders are generally taxed at preferential rates. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. A U.S. Holder’s ability to deduct capital losses is subject to limitations.

Subject to the discussion below under “Information reporting and backup withholding,” if you are a Non-U.S. Holder, you generally will not be subject to United States federal income or withholding tax on any gain realized on the sale or exchange of such ordinary shares unless:

●	such gain is effectively connected with your conduct of a trade or business in the United States (or, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base that such holder maintains in the United States); or

●	you are an individual and have been present in the United States for 183 days or more in the taxable year of such sale or exchange and certain other conditions are met.

For a cash basis taxpayer, units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. In that case, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and the settlement date of such a purchase or sale. An accrual basis taxpayer, however, may elect the same treatment required of cash basis taxpayers with respect to purchases and sales of our ordinary shares that are traded on an established securities market, provided the election is applied consistently from year to year. Such election may not be changed without the consent of the IRS. An accrual basis taxpayer who does not make such election may recognize exchange gain or loss based on currency fluctuations between the trade date and the settlement date. Any foreign currency gain or loss a U.S. Holder realizes will be U.S. source ordinary income or loss.

The determination of whether the ADSs or ordinary shares are traded on an established securities market is not entirely clear under current U.S. federal income tax law. Please consult your tax advisor regarding the proper treatment of foreign currency gains or losses with respect to a sale or other disposition of our ordinary shares.

Passive foreign investment company considerations

Although we have not conducted a formal PFIC analysis, based on our income and assets, we believe that we may be treated as a PFIC for the preceding taxable year. However, the determination of our status is made annually based on the factual tests described below. Consequently, while we may be treated as a PFIC in future years, we cannot estimate with certainty at this stage whether or not we are likely to be treated as a PFIC for the current or future taxable years. If we were classified as a PFIC in any taxable year, a U.S. Holder would be subject to special rules with respect to distributions on and sales, exchanges and other dispositions of the shares or ADSs. We will be treated as a PFIC for any taxable year in which at least 75 percent of our gross income is “passive income” or at least 50 percent of the average percentage of our assets during the taxable year, measured based on the average of the fair market values of the assets determined at the end of each quarterly period, are assets that produce or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, rents, royalties, gains from commodities and securities transactions, and gains from assets that produce passive income. In determining whether we are a PFIC, a pro rata portion of the income and assets of each corporation in which we own, directly or indirectly, at least a 25% interest (by value) is taken into account.

Excess distribution rules

If we were a PFIC with respect to a U.S. Holder, then unless the holder makes one of the elections described below, a special tax regime would apply to the U.S. Holder with respect to (a) any “excess distribution” (generally, aggregate distributions in any year that are greater than 125% of the average annual distribution received by the holder in the shorter of the three preceding years or the holder’s holding period for the shares or ADSs) and (b) any gain realized on the sale or other disposition of the shares or ADSs. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (a) the excess distribution or gain had been realized ratably over the U.S. Holder’s holding period, (b) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax at the U.S. Holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (c) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. If we were determined to be a PFIC, this tax treatment for U.S. Holders would apply also to indirect distributions and gains deemed realized by U.S. Holders in respect of stock of any of our subsidiaries determined to be PFICs. In addition, dividend distributions would not qualify for the lower rates of taxation applicable to long-term capital gains discussed above under “Dividends”.

A U.S. Holder that holds the shares or ADSs at any time during a taxable year in which we are classified as a PFIC generally will continue to treat such shares or ADSs as shares or ADSs in a PFIC, even if we no longer satisfy the income and asset tests described above, unless the U.S. Holder elects to recognize gain, which will be taxed under the excess distribution rules as if such shares or ADSs had been sold on the last day of the last taxable year for which we were a PFIC.

Certain elections by a U.S. Holder would alleviate some of the adverse consequences of PFIC status and would result in an alternative treatment of the shares or ADSs, as described below. However, we do not currently intend to provide the information necessary for U.S. Holders to make “QEF elections,” as described below, and the availability of a “mark-to-market election” with respect to the shares or ADSs is a factual determination that will depend on the manner and quantity of trading of our shares or ADSs, as described below. A mark-to-market election cannot be made with respect to the stock of any of our subsidiaries.

QEF election

If we were a PFIC, the rules above would not apply to a U.S. Holder that makes an election to treat our shares or ADSs as stock of a “qualified electing fund” or QEF. A U.S. Holder that makes a QEF election is required to include in income its pro rata share of our ordinary earnings and net capital gain as ordinary income and long-term capital gain, respectively. A U.S. Holder makes a QEF election generally by attaching a completed IRS Form 8621 to a timely filed United States federal income tax return for the year beginning with which the QEF election is to be effective (taking into account any extensions). A QEF election can be revoked only with the consent of the IRS. In order for a U.S. Holder to make a valid QEF election, we must annually provide or make available to the holder certain information. We cannot provide any assurances that we will provide to U.S. Holders the information required to make a valid QEF election.

Mark-to-market election

If we were a PFIC, the rules above also would not apply to a U.S. Holder that makes a “mark-to-market” election with respect to the shares or ADSs, but this election will be available with respect to the shares or ADSs only if they meet certain minimum trading requirements to be considered “marketable stock” for purposes of the PFIC rules. In addition, a mark-to-market election generally could not be made with respect to the stock of any of our subsidiaries unless that stock were itself marketable stock, and the election may therefore be of limited benefit to a U.S. Holder that wants to avoid the excess distribution rules described above. Shares or ADSs will be marketable stock if they are regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission or on a non-U.S. exchange or market that meets certain requirements under the Treasury regulations. Shares or ADSs generally will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded.

A U.S. Holder that makes a valid mark-to-market election for the first tax year in which the holder holds (or is deemed to hold) our shares or ADSs and for which we are a PFIC will be required to include each year an amount equal to the excess, if any, of the fair market value of such shares or ADSs the holder owns as of the close of the taxable year over the holder’s adjusted tax basis in such shares or ADSs. The U.S. Holder will be entitled to a deduction for the excess, if any, of the holder’s adjusted tax basis in the shares or ADSs over the fair market value of such shares or ADSs as of the close of the taxable year, but only to the extent of any net mark-to-market gains with respect to such shares or ADSs included by the U.S. Holder under the election for prior taxable years. The U.S. Holder’s basis in such shares or ADSs will be adjusted to reflect the amounts included or deducted pursuant to the election. Amounts included in income pursuant to a mark-to-market election, as well as gain on the sale, exchange or other taxable disposition of such shares or ADSs, will be treated as ordinary income. The deductible portion of any mark-to-market loss, as well as loss on a sale, exchange or other disposition of our shares or ADSs to the extent that the amount of such loss does not exceed net mark-to-market gains previously included in income, will be treated as ordinary loss.

The mark-to-market election applies to the taxable year for which the election is made and all subsequent taxable years, unless the shares cease to be treated as marketable stock for purposes of the PFIC rules or the IRS consents to its revocation. The excess distribution rules described above generally will not apply to a U.S. Holder for tax years for which a mark-to-market election is in effect. However, if we were a PFIC for any year in which the U.S. Holder owns the shares or ADSs but before a mark-to-market election is made, the interest charge rules described above would apply to any mark-to-market gain recognized in the year the election is made.

PFIC reporting obligations

A U.S. Holder of PFIC shares must generally file an annual information return on IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

U.S. Holders are urged to consult their tax advisors as to our status as a PFIC, and the tax consequences to them if we were a PFIC, including the reporting requirements and the desirability of making, and the availability of, a QEF election or a mark-to-market election with respect to the shares or ADSs.

Medicare tax

Non-corporate U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of shares or ADSs. A United States person that is an individual, estate or trust is encouraged to consult its tax advisors regarding the applicability of this Medicare tax to its income and gains in respect of any investment in our shares or ADSs.

Information reporting with respect to foreign financial assets

Individual U.S. Holders may be subject to certain reporting obligations on IRS Form 8938 (Statement of Specified Foreign Financial Asset) with respect to the shares or ADSs for any taxable year during which the U.S. Holder’s aggregate value of these and certain other “specified foreign financial assets” exceed a threshold amount that varies with the filing status of the individual. This reporting obligation also applies to domestic entities formed or availed of to hold, directly or indirectly, specified foreign financial assets, including the shares or ADSs. Significant penalties can apply if U.S. Holders are required to make this disclosure and fail to do so.

Information reporting and backup withholding

In general, information reporting may apply to dividends in respect of shares or ADSs and the proceeds from the sale, exchange or redemption of shares of ADSs that are paid to a holder of shares or ADSs within the United States (and in certain cases, outside the United States), unless such holder is an exempt recipient such as a corporation. Backup withholding (currently at a 24% rate) may apply to such payments if a holder of shares or ADSs fails to provide a taxpayer identification number (generally on an IRS Form W-9) or certification of other exempt status or fails to report in full dividend and interest income.

Backup withholding is not an additional tax. A U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed the U.S. Holder’s income tax liability by filing a refund claim with the Internal Revenue Service.

PLAN OF DISTRIBUTION

On February 27, 2025, we entered into the ELOC Purchase Agreement with the Selling Shareholder. The ELOC Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, the Selling Shareholder is committed to purchase up to $8.0 million in ADSs following the Commencement Date. From time to time, and at our sole discretion, we may present the Selling Shareholder with purchase notices to purchase our ADSs. The ADSs would be purchased pursuant to the ELOC Purchase Agreement at the lowest dollar volume-weighted average price of the ADSs during the five business days prior to the closing of any purchase thereunder, multiplied by 94%.

The ADSs offered by this prospectus are being offered by the Selling Shareholder. The Selling Shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. We have agreed in the ELOC Purchase Agreement to provide customary indemnification to the Selling Shareholder.

It is possible that our shares may be sold from time to time by the Selling Shareholder in one or more of the following manners:

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	to a broker-dealer as principal and resale by the broker-dealer for its account;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for our common stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	a combination of any such methods of sale.

The Selling Shareholder has agreed that, during the term of the ELOC Purchase Agreement, neither the Selling Shareholder or its affiliates will engage in any short sales or hedging transactions with respect to our ADS.

We have advised the Selling Shareholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of our ADSs covered by this prospectus by the Selling Shareholder. We estimate that our total expenses for the offering will be approximately $50 thousand (excluding the Commitment Fee). In consideration for the Selling Shareholder’s execution and delivery of the ELOC Purchase Agreement, on April 18, 2025. we issued 874 Commitment ADSs to the Selling Shareholder as the Commitment Fee pursuant to the ELOC Purchase Agreement (based on the dollar volume-weighted average price of the ADSs on the business day immediately preceding the issuance date).

EXPENSES

Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with the offer and sale of ordinary shares by the selling shareholders. With the exception of the SEC registration fee, all amounts are estimates and may change:

SEC registration fee	$1,082
Legal fees and expenses	$30,000
Accounting fees and expenses	$10,000
Printing expenses	$10,000
Transfer agent / depositary bank fees and expenses	$114,000
Miscellaneous expenses	$5,000
Total	$170,082

LEGAL MATTERS

Greenberg Traurig, P.A., Tel Aviv, Israel, has passed upon certain legal matters regarding the securities offered hereby under U.S. law, and Meitar | Law Offices, Ramat Gan, Israel, has passed upon certain legal matters regarding the securities offered hereby under Israeli law. If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Steakholder Foods Ltd. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2024 consolidated financial statements contains an explanatory paragraph that states that the Company’s significant losses, negative cash flows from operations, and accumulated deficit raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F, with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Section 8103 of the National Defense Authorization Act for Fiscal Year 2026, named the “Holding Foreign Insiders Accountable Act”, which was signed into law on December 18, 2025, will require directors and officers of foreign private issuers to make insider reports under Section 16(a) of the Exchange Act, effective March 18, 2026. Our principal shareholders continue to remain exempt from the reporting under Section 16(a) of the Exchange Act and our directors, officers and principal shareholders continue to remain exempt from the short-swing profit recovery provisions contained in Section 16(b) of the Exchange Act.

The registration statement on Form F-1 of which this prospectus forms a part, including the exhibits and schedules thereto, and reports and other information are filed by us with, or furnished to, the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have irrevocably appointed Steakholder Foods USA, Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of Securities in connection with this offering. The address of our agent is 1007 North Orange Street, 10th Floor, Wilmington, Delaware, 19801, United States.

We have been informed by our legal counsel in Israel, Meitar | Law Offices, that it may be difficult to initiate an action with respect to U.S. securities law in original actions instituted in Israel or obtain a judgement based on the civil liability provisions of the U.S. federal securities laws. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to hear such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

Moreover, an Israeli court will not enforce a non-Israeli judgment if (among other things) it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases), or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel, or if it was obtained by fraud or in absence of due process, or if it is at variance with another valid judgment that was given in the same matter between the same parties, or if a suit in the same matter between the same parties was pending before a court or tribunal in Israel, at the time the foreign action was brought.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

STEAKHOLDER FOODS LTD

Steakholder Foods Ltd.

STEAKHOLDER FOODS LTD

Report of Independent Registered Public Accounting Firm

To the Shareholders of Steakholder Foods Ltd.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Steakholder Foods Ltd. and its subsidiaries, (hereinafter: “the Company”) as of December 31, 2024 and 2023, the related consolidated statements of comprehensive loss, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2024, and the related notes (collectively, “the consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2024, in conformity with U.S generally accepted accounting principles.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1e to the consolidated financial statements, the Company has incurred significant losses and negative cash flows from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1e. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis of opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

 Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Somekh Chaikin
Somekh Chaikin

Member Firm of KPMG International

We have served as the Company’s auditor since 2020.

Tel Aviv, Israel

March 31, 2025

STEAKHOLDER FOODS LTD

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands (except share data)

	December 31,
	2024	2023
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	1,260	4,248
Marketable securities (including related parties)	102	351
Prepaid expenses and other current assets	411	367

Total current assets	1,773	4,966

NON-CURRENT ASSETS:
Restricted deposits	314	301
Long-term loan	54	-
Right-of-use asset	2,788	3,212
Property and equipment, net	2,858	2,344

Total non-current assets	6,014	5,857

Total assets	7,787	10,823

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payables and accruals	927	1,783
Other liabilities	192	193
Trade payables	166	154
Current lease liability	386	355

Total current liabilities	1,671	2,485

NON-CURRENT LIABILITIES

Long term lease liability	2,069	2,456

Total non-current liabilities	2,069	2,456

COMMITMENTS AND CONTINGENT LIABILITIES (Note 8)

SHAREHOLDERS’ EQUITY
Ordinary shares – no par value, Authorized 5,000,000,000 shares. Issued and outstanding 349,603,759 and 251,756,047 at December 31, 2024 and December 31, 2023, respectively	-	-
Additional paid in capital	82,744	76,058
Accumulated deficit	(78,697)	(70,176)

Total shareholders’ equity	4,047	5,882

Total liabilities and shareholders’ equity	7,787	10,823

The accompanying notes are an integral part of the consolidated financial statements.

STEAKHOLDER FOODS LTD

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

U.S. dollars in thousands (except per share data)

	Year ended December 31,
	2024	2023	2022

Revenue	10	-	-
Cost of revenue	22	-	-

Gross loss	12	-	-

Research and development, net	3,518	7,095	6,529
Marketing	1,192	1,937	2,874
Marketing with related party	172	745	2,210
General and administrative	3,582	4,401	5,485

Total operating loss	8,476	14,178	17,098

Financial expenses (income), net	45	1,369	(2,565)

Loss from continuing operations	8,521	15,547	14,533

Net loss from discontinued operations	-	1,317	7,326

Loss for the year	8,521	16,864	21,859

Other comprehensive (income) loss:

Foreign currency translation differences	-	(230)	121

Other comprehensive (income) loss for the year, net	-	(230)	121

Total comprehensive loss	8,521	16,634	21,980

Net loss per share from continuing operations – basic and diluted	(0.02)	(0.07)	(0.11)
Net loss per share from discontinued operations – basic and diluted	-	(0.01)	(0.05)
Weighted average shares outstanding – basic and diluted	417,642,811	236,645,676	135,900,869

The accompanying notes are an integral part of the consolidated financial statements.

STEAKHOLDER FOODS LTD

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

U.S. dollars in thousands (except per share data)

	Ordinary Shares (*)		Additional Paid-in	Other Comprehensive	Accumulated	Total Shareholders’
	Shares	Value (**)	Capital	Income (loss)	deficit	Equity
Balance as of January 1, 2022	125,770,108	-	52,963	(109)	(31,453)	21,401

Exercise of stock options and RSU	1,107,736	-	53	-	-	53
Share-based compensation	-	-	3,356	-	-	3,356
Issuance of shares and warrants, net	19,593,836	-	6,570	-	-	6,570
Other comprehensive loss	-	-	-	(121)	-	(121)
Net loss	-	-	-	-	(21,859)	(21,859)

Balance as of December 31, 2022	146,471,680	-	62,942	(230)	(53,312)	9,400
Share-based compensation	3,462,487	-	1,859	-	-	1,859
Issuance of shares and warrants, net	101,821,880	-	11,257	-	-	11,257
Other comprehensive loss	-	-	-	230	-	230
Net loss	-	-	-	-	(16,864)	(16,864)

Balance as of December 31, 2023	251,756,047	-	76,058	-	(70,176)	5,882
Share-based compensation	8,317,863	-	377	-	-	377
Issuance of shares, net	17,875,400	-	324	-	-	324
Issuance and exercise of warrants, net	71,654,449	-	5,985	-	-	5,985
Net loss	-	-	-	-	(8,521)	(8,521)

Balance as of December 31, 2024	349,603,759	-	82,744	-	(78,697)	4,047

(*)	Not including shares held in abeyance
(**)	No par value

The accompanying notes are an integral part of the consolidated financial statements.

STEAKHOLDER FOODS LTD

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Year ended December 31,
	2024	2023	2022
Cash flows from operating activities:

Net Loss	(8,521)	(16,864)	(21,859)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	467	503	837
Change in fair value of financial liabilities	-	(4)	(2,603)
Change in fair value of other investment	-	1,148	(99)
Change in fair value of marketable securities (including related parties)	179	84	-
Change in lease right of use assets	424	417	494
Change in lease liabilities	(356)	(524)	(486)
Share-based compensation	205	1,114	1,146
Share-based compensation with related party	172	745	2,210
Loss from the sale of Fixed assets	23	-	-
Impairment loss on fixed asset	-	-	1,210
Loss of control of discontinued operation	-	(178)	-
Decrease (increase) in prepaid expenses and other current assets	(30)	153	1,904
Research and development expenses	-	-	1,562
Foreign exchange gain or losses	(71)	162	210
Increase (decrease) in trade payables	(41)	(460)	452
Increase (decrease) in accounts payables and accruals	(909)	977	201
Net cash used in operating activities	(8,458)	(12,727)	(14,821)

Cash flows from investing activities:

Acquisition of fixed assets	(985)	(270)	(2,901)
Increase (decrease) in restricted deposit	(14)	16	5
Long-term loan provided	(54)	-	-
Proceeds from other investment	-	88	143
Investment in process research and development asset	-	-	(838)
Proceeds from the sale of (Investment in) marketable securities (including related parties)	65	(435)	-
Proceeds from the sale of Fixed assets	32	-	-
Net cash decrease from loss of control over discontinued operations	-	(163)	-
Net cash used in investing activities	(956)	(764)	(3,591)

Cash flows from financing activities:

Proceeds from issuance of shares and warrants	422	12,500	6,300
Issuance costs	(642)	(1,243)	(454)
Proceeds from exercise of warrants and stock options	6,604	-	53
Net cash provided by financing activities	6,384	11,257	5,899
Effect of exchange rate changes on cash and cash equivalents	42	198	(379)
Decrease in cash and cash equivalents	(2,988)	(2,036)	(12,892)

Cash and cash equivalents, beginning of the year	4,248	6,284	19,176
Cash and cash equivalents end of the year	1,260	4,248	6,284

Supplemental information for non-cash transactions
Non-cash purchase of property and equipment	52	-	7
Issuance of shares and options against in process research and development asset	-	-	724
Right-of-use asset recognized with corresponding lease liability	-	-	3,787
Issuance costs	75	-	-

The accompanying notes are an integral part of the consolidated financial statements.

STEAKHOLDER FOODS LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – GENERAL

a.	Steakholder Foods Ltd. (formerly Ophectra Real Estate and Investments Ltd., Meat-Tech 3D Ltd. and MeaTech 3D Ltd.) (the “Company”) was incorporated in Israel on July 22, 1992 as a private company limited by shares in accordance with the Companies Ordinance, 1983, and later a publicly-traded company whose ordinary shares were listed for trade on the Tel Aviv Stock Exchange (TASE). In March 2021, the Company completed an initial public offering on the Nasdaq Capital Market (Nasdaq), listing American Depositary Shares (ADSs), each representing one hundred (100) ordinary shares of no par value, for trade under the ticker STKH, and later voluntarily de-listed its ordinary shares from the TASE. The Company’s official address is 5 David Fikes St., Rehovot, Israel. In July 2022, the Company changed its name from MeaTech 3D Ltd. to Steakholder Foods Ltd.

b.	The Company’s foodtech activities were commenced in July 2019 by a company called MeaTech Ltd., which merged with the Company in January 2020 and became a fully-owned subsidiary, now called Steakholder Innovation Ltd. As the Company was the surviving entity of the merger, and continued the pre-merger business operations, utilizing the pre-merger management and employees of MeaTech Ltd., the transaction was treated as a reverse acquisition that does not constitute a business combination. The Company had two subsidiaries that ceased their operations, and therefore were deconsolidated in 2024.

c.

The Company is developing and selling two types of 3D-printing production machines, plant-based premix blends and plant-based products that aim to replicate the complex textures of traditional meats such as beef steaks, white fish, shrimp, and eel. Also, the Company is exploring the integration of cultivated cells, preparing for future advancements in food technology. The Company believes that its alternative protein and cultivated meat technologies hold significant potential to reduce the environmental impact of food production (including reducing carbon footprint and promoting biodiversity), improve the supply chain, and offer consumers a range of new product offerings.

d.

Since its inception, the Company has incurred significant losses and negative cash flows from operations and as of December 31, 2024, has an accumulated deficit of USD 78,697 thousand. The Company has financed its operations mainly through fundraising from various investors. The Company’s management expects that the Company may continue to generate losses and negative cash flows from operations for the foreseeable future. In considering the Company’s expected cash usage, the Company’s cash balance as of December 31, 2024, and as of the date of approval of the financial statements is not sufficient to continue the Company’s operations for at least 12 months from the date of approval of the financial statements, which raises substantial doubt about the Company’s ability to continue as a going concern.

In order to continue the Company’s operations, including research and development and sales and marketing, the Company is looking to secure financing from various sources, including capital inflows from strategic partnerships or additional investment funding (See also Note 17). There is no assurance that the Company will be successful in obtaining the level of financing necessary to finance its operations. If the Company is unsuccessful in securing sufficient financing, it may need to cease operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

e.	In October 2023, Israel was attacked by a terrorist organization and entered a state of war. As of the date of these consolidated financial statements, the war in Israel is ongoing and continues to evolve. The Company’s activities in Israel have not been substantially affected. During the year ended December 31, 2024, the impact of this war on the Company’s results of operations and financial condition was immaterial, however such impact may increase, and even become material, as a result of the continuation, escalation or expansion of such war. In such a scenario, the Company may encounter difficulties in raising funds and establishing new collaborations with foreign companies.

STEAKHOLDER FOODS LTD

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	Basis of preparation:

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as issued by the Financial Accounting Standards Board, or FASB.

B.	Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The accounting and measurement estimates that require management’s subjective judgments include, but are not limited to, those related to share-based compensation at each balance sheet date. The Company evaluates its estimates and judgments on an ongoing basis and revises them when necessary. Actual results may differ from the original or revised estimates.

C.	Principles of consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Intercompany transactions and balances have been eliminated upon consolidation.

D.	Foreign currency translation and transactions

The Company’s management believes that the United States dollar (“USD”) is the currency that represents the primary economic environment in which the Company and its Israeli subsidiary operate and is therefore the functional currency of their operations. Thus, the functional and reporting currency of the Company is the U.S. dollar.

E.	Discontinued operations

In 2023, the Company’s subsidiary, Peace of Meat BV (hereinafter – Peace of Meat, or POM), entered into bankruptcy proceedings and was appointed a liquidator following cessation of funding by the Company. Peace of Meat met the definition of a discontinued operation as of March 31, 2023. Pursuant to the guidance of ASC 205-20 Presentation of Financial Statements – Discontinued Operations, the net expenses of the subsidiary have been included in “Net loss from discontinued operations” in the Company’s consolidated statements of comprehensive loss.

F.	Cash and cash equivalents

Cash and Cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less, at the date acquired.

G.	Restricted deposit

Restricted deposits are automatically renewed on a weekly basis and are used as security for the rental of premises and for the Company’s credit cards. As of December 31, 2024 and 2023, the Company’s bank deposits were denominated in New Israeli Shekels (“NIS”) and bore interest at a weighted average interest rate of 4.16%.

STEAKHOLDER FOODS LTD

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

H.	Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, restricted deposits, other investment marketable securities and a long-term loan.

For cash and cash equivalents and restricted deposits, the Company is exposed to credit risk in the event of default by the financial institutions to the extent of the amounts recorded on the consolidated balance sheets exceed government-insured limits. The Company maintains its cash and cash equivalents and restricted deposits with financial institutions that management believes are of high credit quality and has not experienced any losses on these accounts.

For its long-term loan, the Company is exposed to credit risk in the event of default by the borrower.

I.	Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and impairment. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets as follows:

Estimated useful life
Computers	3 years
Laboratory equipment	7 years
Machinery and equipment	10 years
Office Equipment	7-14 years
Leasehold Improvements	8 years

Depreciation begins at the time the asset is placed in service. Maintenance and repairs are charged to expense as incurred while significant renewals and improvements are capitalized. Upon retirement or sale, the cost of the disposed asset and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statements of comprehensive loss.

The carrying amounts of property and equipment are reviewed for impairment in accordance with ASC Topic 360, Property, Plant and Equipment (“ASC 360”), whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The determination of whether any impairment exists includes a comparison of estimated undiscounted future cash flows anticipated to be generated over the remaining life of an asset or asset group to their net carrying amount. If such assets are considered to be impaired, the impairment loss to be recognized is measured by the amount by which the carrying amount of the asset or asset group exceeds the fair value of the asset or asset group. There were no impairment losses during financial years 2024 and 2023. For the year ended on December 31, 2022, the Company recorded an impairment loss of USD 1,210 thousand.

J.	Segment reporting

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the enterprise’s chief operating decision maker (“CODM”), or decision-making group, in deciding how to allocate resources and in assessing performance. The Company evaluated segment reporting in accordance with Accounting Standards Codification (“ASC”) Topic 280, Segment Reporting. The Company concluded that it operates in a single operating segment and a single reportable segment based on the operating results available and evaluated regularly by the CODM to make decisions about resource allocation and performance assessment.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. This ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The amendments in this ASU should be applied retrospectively to all prior periods presented in the financial statements. The Company adopted the new accounting standard for the fiscal year 2024. See also note 13.

K.	Leases

The Company accounts for its leases in accordance with ASC Topic 842, Leases (“ASC 842”). The Company determines if an arrangement is a lease at inception and classifies its leases at commencement. Leases are classified as either finance leases or operating leases. A lease is classified as a finance lease if any one of the following criteria are met: the lease transfers ownership of the asset by the end of the lease term; the lease contains an option to purchase the asset that is reasonably certain to be exercised; the lease term is for a major part of the remaining useful life of the asset; the present value of the lease payments equals or exceeds substantially all of the fair value of the asset; or the underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of lease term. A lease is classified as an operating lease if it does not meet any one of these criteria. During the periods presented, the Company’s lease is accounted for as an operating lease.

STEAKHOLDER FOODS LTD

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

The Company’s lease agreements may include lease and non-lease components, such as services or maintenance, which are combined and accounted for as a single lease component. Certain lease agreements contain variable payments, including payments linked to a consumer price index (“CPI”). Variable lease payments linked to a CPI are initially measured using the index in effect at lease commencement, and will not be subsequently adjusted, unless the liability is reassessed for other reasons. Subsequent increases in the CPI are treated as variable lease payments and recognized in the period in which the obligation for those payments is incurred.

Right of use (ROU) assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at commencement date, based on the present value of lease payments over the lease term. As the Company cannot readily determine the rate implicit in the lease, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The ROU assets also include any prepaid lease payments and lease incentives.

The Company’s lease terms may include options to extend or terminate the lease. These options are included in the lease terms when it is reasonably certain they will be exercised. Leases with expected terms of 12 months or less are not recorded on the consolidated balance sheets.

The carrying amounts of ROU assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of such assets may not be recoverable. There were no impairment charges during any of the periods presented.

Leases are presented in the Company’s consolidated balance sheets in long-term assets, and current and non-current liabilities.

Operating lease expenses (excluding variable lease payments) are recognized in the consolidated statements of comprehensive loss on a straight-line basis over the lease term.

L.	Fair value measurement

The Company applies ASC Topic 820, Fair Value Measurement (“ASC 820”), that defines fair value and establishes a framework for measuring and disclosing fair value. The Company measures certain financial assets and liabilities at fair value based on applicable accounting guidance using a fair value hierarchy, which requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s classification within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Three levels of inputs may be used to measure fair value.

Level 1 -	Quoted prices in active markets for identical assets or liabilities.

Level 2 -	Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 -	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying value of cash and cash equivalents, restricted deposits and other current assets, accounts payables and accruals and trade and other payables approximate their fair values due to the short-term maturities of such instruments.

STEAKHOLDER FOODS LTD

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

M.	Marketable securities and other investments

Marketable securities consist of investments in equity securities with readily determinable fair values. The Company accounts for investments in marketable equity securities in accordance with ASC Topic 321, Investments - Equity Securities (“ASC 321”). These investments are measured at fair value using a Level 1 fair value measurement, with realized and unrealized gains and losses reported in financial income (expenses), net in the consolidated statements of comprehensive loss.

For other investments, the Company accounts for investments in fixed maturity securities as trading at acquisition, based on intent or via the election of the fair value option in accordance with ASC Topic 320, Investments - Debt Securities (“ASC 320”). The investment is carried at fair value using a Level 3 fair value measurement, with realized and unrealized gains and losses reported in financial income (expenses), net in the consolidated statements of comprehensive loss (for the investment in the separation agreement with Therapin see also Note 7.)

The Company considers impairments to be changes in value that are driven by a change in the debtor’s ability to meet its payment obligations and records an allowance and recognizes a corresponding loss in financial income (expenses), net when the impairment is incurred. During the year ended December 31, 2023, a credit impairment loss was recognized for an amount of USD 1,148 thousand. During the years ended December 31, 2024 and 2022, no credit loss impairments were recognized.

The Company classifies its other investment as either short-term or long-term based on each instrument’s underlying contractual maturity date as well as the intended time of realization. Other investment with maturities of 12 months or less are classified as short-term, and other investments with maturities greater than 12 months are classified as long-term.

N.	Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance. The assessment considers whether the warrants are freestanding financial instruments, meet the definition of a liability under ASC 480, and meet all of the requirements for equity classification, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification.

This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent reporting period end date while the warrants are outstanding. Warrants that meet all the criteria for equity classification are recorded within additional paid-in capital.

STEAKHOLDER FOODS LTD

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

O.	Contingencies

The Company accounts for contingent liabilities in accordance with ASC 450 “Contingencies”. A provision is recorded when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

With respect to legal matters, provisions are reviewed and adjusted to reflect the impact of negotiations, estimated settlements, legal rulings, advice of legal counsel and other information and events pertaining to a particular matter.

P.	Severance pay

The Israeli Severance Pay Law, 1963 (“Severance Pay Law”), specifies that employees are entitled to severance payment, following the termination of their employment. Under the Severance Pay Law, the severance payment is calculated as one month salary for each year of employment, or a portion thereof.

All the Company’s liability for severance pay is covered by the provisions of Section 14 of the Severance Pay Law (“Section 14”). Under Section 14, employees are entitled to monthly deposits, at a rate of 8.33% of their monthly salary, contributed on their behalf to their insurance funds. Payments in accordance with Section 14 release the Company from any future severance payments in respect of those employees. As a result, the Company does not recognize any liability for severance pay due to these employees and the deposits under Section 14 are not recorded as an asset in the Company’s balance sheet.

Severance expense for the years ended December 31, 2024, 2023 and 2022, amounted to USD 237 thousand, USD 323 thousand and USD 305 thousand, respectively.

Q.	Basic and diluted net loss per ordinary share

The Company follows FASB ASC 260, Earnings Per Share (“ASC 260”), which requires the reporting of both basic and diluted earnings per ordinary share. Earnings per share (“EPS”) is calculated using the weighted average number of ordinary shares outstanding during each period.

Basic net loss per share for both continuing and discontinued operations are computed by dividing net loss from continuing operations and net loss from discontinued operations attributable to ordinary shareholders by the weighted-average number of ordinary shares, including (i) pre-funded warrants to purchase ordinary shares, outstanding for the period because their exercise requires only little or no consideration. (ii) shares held in abeyance because there is no consideration required for delivery of the shares.

Diluted net loss per share for both continuing and discontinued operations is computed by dividing the net loss by the weighted-average number of ordinary shares and dilutive ordinary share equivalents outstanding for the period determined using the treasury-share and if-converted methods, as applicable. For all periods presented, there is no difference in the number of shares used to calculate basic and diluted shares outstanding as inclusion of the potentially dilutive securities would be anti-dilutive.

R.	Revenues

The Company generates revenues from the sale of plant-based premix blends.

The Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps:

1.	Identify the contract(s) with a customer;

2.	Identify the performance obligations in the contract;

3.	Determine the transaction price;

4.	Allocate the transaction price to the performance obligations in the contract;

5.	Recognize revenue when (or as) the performance obligation is satisfied.

The Company accounts for a contract with customer when both it and its counterparty have approved and committed to the contract, the rights of the parties and payment terms are identified, the contract has commercial substance and collectability of consideration is probable. The Company’s sales contract includes one type of performance obligation, which is satisfied at a point in time. The Company recognizes revenue upon transfer of control of the plant-based premix blends to the customer in an amount that reflects the consideration the Company expects to receive in exchange for the plant-based premix blends. The transfer of control over the plant-based premix blends occurs when the Company fulfills its performance obligations according to the agreed-upon terms of the contract with the customer. Currently, the Company does not provide a right of return.

During the reporting period, the Company supplied a customer in Israel with plant-based premix blends. The Company recognizes revenue related to the sale of the premix blends during the reporting period upon the delivery of goods to the customer.

STEAKHOLDER FOODS LTD

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

S.	Research and development

Research and development costs are expensed to the statement of Comprehensive loss as incurred, net of government grants which represents participations in research and development.

Research and development costs, consisting primarily of employee compensation, operating supplies, facility costs and depreciation, are expensed as incurred.

The Company receives royalty-bearing grants, which represents participation of the Israel Innovation Authority and the Singapore-Israel Industrial Research and Development (SIIRD) Foundation in approved programs for research and development. At the time the grants were received, successful development of the related projects was not assured. As such, these grants are recognized as a reduction of research and development expenses as the related costs are incurred.

T.	Share-based compensation

The Company accounts for share-based compensation in accordance with ASC 718, “Compensation - Stock Compensation” (“ASC 718”), which requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is recognized as an expense over the requisite service periods in the Company’s consolidated statements of comprehensive loss.

The Company recognizes compensation costs for awards conditioned only on continued service that have a graded vesting schedule using the accelerated method based on the multiple-option award approach. Forfeitures are accounted for as they occur.

For performance-based share units, the Company recognizes compensation expenses for the value of such awards, if and when the Company concludes that it is probable that a performance condition will be achieved based on the accelerated attribution method over the requisite service period. The Company reassesses the probability of vesting at each reporting period for awards with performance conditions and adjusts compensation cost based on its probability assessment.

The Company accounts for options granted to consultants and other service providers under ASC 718. The fair value of these options was estimated using a Black-Scholes option-pricing model and is recognized as an expense over the requisite service periods in the Company’s consolidated statements of comprehensive loss.

The Company estimates the fair value of stock options on the grant date using the binomial and Monte Carlo option pricing models. The option pricing models require the input of highly subjective assumptions, including the expected term of the option, the expected volatility of the price of the Company’s ADSs and the expected dividend yield of ordinary shares. The assumptions used to determine the fair value of the option awards represent management’s best estimates. These estimates involve inherent uncertainties and the application of management’s judgment. Expected volatility was calculated based upon historical volatility of share price of similar companies.

The expected option term represents the period that the Company’s stock options are expected to be outstanding and is determined based on the simplified method until sufficient historical exercise data will support using expected life assumptions. The risk-free interest rate is based on the yield from U.S. treasury bonds with an equivalent term. The Company has historically not paid dividends and has no foreseeable plans to pay dividends.

STEAKHOLDER FOODS LTD

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

U.	Income taxes

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes”.

Deferred income taxes are determined utilizing the “asset and liability” method based on the estimated future tax effects of temporary differences between the financial accounting and tax basis of assets and liabilities under the applicable tax laws, and on tax rates anticipated to be in effect when the deferred income taxes are expected to be paid or realized. A valuation allowance is provided if, based upon the weight of available evidence, it is more likely than not that a portion of the deferred income tax assets will not be realized. In determining whether a valuation allowance is needed, the Company considers all available evidence, including historical information, long range forecast of future taxable income and evaluation of tax planning strategies. Amounts recorded for valuation allowance can result from a complex series of judgments about future events and can rely on estimates and assumptions. Deferred income tax liabilities and assets are classified as non-current.

ASC 740 also contains a two-step approach of recognizing and measuring a liability for uncertain tax positions. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement.

As of December 31, 2024, and 2023, no liability for unrecognized tax benefits was recorded.

V.	New accounting pronouncements

The Company qualifies as an emerging growth company (“EGC”) as defined under the Jumpstart Our Business Startups Act (the “JOBS Act”). Using exemptions provided under the JOBS Act for EGCs, the Company has elected to defer compliance with new or revised ASUs until it is required to comply with such updates, which is generally consistent with the adoption dates of private companies.

Recently issued accounting pronouncements, not yet adopted

In December 2023, the FASB issued ASU 2023-09 Improvements to Income Tax Disclosures. The ASU improves the transparency of income tax disclosures by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) income taxes paid disaggregated by jurisdiction. It also includes certain other amendments to improve the effectiveness of income tax disclosures. For public business entities, the ASU is effective for annual periods beginning after December 15, 2025. The Company is evaluating the potential impact of this guidance on its consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03 Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosure (Subtopic 220-40): Disaggregation of Income Statement Expense and ASU 2025-01, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date. The ASU improves the disclosures about a public business entity’s expenses and provides more detailed information about the types of expenses in commonly presented expense captions. The amendments require that at each interim and annual reporting period an entity will, inter alia, disclose amounts of purchases of inventory, employee compensation, depreciation and amortization included in each relevant expense caption (such as cost of sales, general and administrative, and research and development). The ASU is effective for annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is evaluating the potential impact of this guidance on its consolidated financial statement disclosures.

STEAKHOLDER FOODS LTD

NOTE 3 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

	December 31,
	2024	2023
Institutions	107	37
Prepaid expenses	292	330
Other	12	-
	411	367

NOTE 4 – PROPERTY AND EQUIPMENT, NET

The composition of property and equipment, net is as follows:

	December 31,
	2024	2023
Cost:
Computers	240	228
Laboratory equipment	1,836	1,764
Machinery and equipment	1,160	477
Office Equipment	294	272
Leasehold Improvements	804	627
	4,334	3,368

Less – accumulated depreciation	(1,476)	(1,024)

	2,858	2,344

The depreciation expense related to property and equipment, net for the years ended December 2024, 2023 and 2022 was included in the Company’s consolidated statements of comprehensive loss, excluding discontinued operations in the amount of USD 0 thousand, USD 51 thousand and USD 453 thousand, respectively.

Additionally, during the year, the Company sold fixed assets for total consideration of USD 32 thousand with a net book value of USD 55 thousand.

	Year ended December 31,
	2024	2023	2022
Research and development, net	355	299	297
Marketing	6	23	26
General and administrative	106	130	61
	467	452	384

NOTE 5 – ACOUNT PAYABLES AND ACCRUALS

	December 31,
	2024	2023
Accrued expenses	394	532
Employee benefits	523	1,241
Other	10	10
	927	1,783

STEAKHOLDER FOODS LTD

NOTE 6 – LEASES

The Company’s main operating lease expenses include lease of office space and laboratory facilities. The lease agreement for this property was signed in 2021 for a four-year initial term with an option to extend for an additional four-year term. As of December 31, 2024, the Company estimated that the lease extension option would be exercised. For details of a subsequent event to the balance sheet date, see Note 17(d).

The Company determines if an arrangement is or contains a lease at contract inception and recognizes a right of use asset and a lease liability at the lease commencement date.

As of December 31, 2024 and 2023, the Company has no financing leases.

The components of lease expense were as follows for the periods presented (in thousands):

	Year ended December 31,
	2024	2023	2022
Operating lease cost	638	580	586
Short-term lease cost	-	-	20
Variable lease cost	73	52	26
Total lease cost	711	632	632

The weighted-average remaining lease term and discount rate related to operating leases were as follows:

	December 31,
	2024	2023
Weighted average remaining lease term	5.1	7
Weighted average discount rate	8.767%	8.767%

Cash payments related to operating lease liabilities for the years ended December 31, 2024, 2023, and 2022, were USD 641 thousand, USD 620 thousand and USD 604 thousand, respectively.

The maturities of the Company’s operating lease liabilities were as follows (in thousand):

Fiscal years ending December 31,	December 31, 2024
2025	575
2026	595
2027	595
2028	595
Thereafter	647

Total undiscounted lease payments	3,007

Less imputed interest	(552)

Total lease liabilities	2,455

NOTE 7 – FAIR VALUE MEASUREMENT

The following tables present information about the Company’s financial assets and liabilities measured at fair value on a recurring basis and indicate the level of the fair value hierarchy used to determine such fair values:

	Year ended December 31, 2024
	Fair value measurements using input type
	Fair Value	Level 1	Level 2	Level 3
Financial Assets:
Marketable securities	102	102	-	-
	102	102	-	-

	Year ended December 31, 2023
	Fair value measurements using input type
	Fair Value	Level 1	Level 2	Level 3
Financial Assets:
Marketable securities	351	351	-	-
	351	351	-	-

STEAKHOLDER FOODS LTD

NOTE 7 – FAIR VALUE MEASUREMENT (CONT.)

During the years ended December 31, 2024, and 2023, the Company had no transfers in or out of Level 3 of the fair value hierarchy of its assets measured at fair value.

Marketable securities with a former related party

On April 3, 2023, the Company announced its participation in an investment round in Wilk Technologies Ltd. (TASE: WILK), which was a related party at that time, alongside leading players in the food industry, such as Danone and the Central Bottling Co. Ltd. (owner of Tara, Coca Cola Israel and more). As part of the investment, the Company purchased ordinary shares of Wilk in the amount of USD 435 thousand at a 15% discount to its 45-day average closing price, giving the Company a 2.5% investment in Wilk. As of December 31, 2024, the investment is no longer considered a related-party transaction.

The Company re-measured the asset using a Level 1 fair value measurement, as its prices are quoted in an active market.

Other investments

On May 26, 2020, the Company entered into a separation agreement with Therapin, replacing an investment agreement with a debt arrangement. Therapin committed to monthly payments totaling NIS 4,800 thousand, plus NIS 2,450 thousand upon an exit event. The agreement allows for shares or cash repayment upon exit. Under ASC 825, the Company opted for fair value accounting, using Level 3 measurement. During 2023, Therapin experienced delays in payments to the Company, which received only USD 88 thousand. Due to Therapin’s financial difficulties, and the current market conditions in the cannabis sector in which Therapin operated, in November 2023, Therapin filed for a stay of proceeding in the District Court in Nazareth. Therefore, the Company assesses no further payments will be received and revaluated the investment to USD 0 as of December 31, 2024 and 2023. For the year ended December 31, 2024, the Company did not record any re-valuation financing expense or income. For the year ended December 31, 2023, the Company recorded a re-valuation financing expense in the amount of USD 1,148 thousand and for the year ended December 31, 2022 the Company recorded a re-valuation financing income in the amount of USD 99 thousand.

NOTE 8 – COMMITMENTS AND CONTINGENT LIABILITIES

From time to time, the Company may be involved in claims and legal proceedings. The Company reviews the status of each matter and assesses its potential financial exposure. If the potential loss from any claim or legal proceeding is considered probable and the amount can be reasonably estimated, the Company accrues a liability for the estimated loss. The Company is not currently involved in any legal proceedings that could reasonably be expected to have a material adverse effect on its business, prospects, financial condition or results of operations.

Ophectra

a.	In November 2020, the Israeli Securities Authority, or ISA, initiated an administrative proceeding claiming negligent misstatement regarding certain immediate and periodic reports published by the Company’s predecessor, Ophectra, regarding two alleged matters during the years 2017 and 2018. The ISA views the Company as a party to this proceeding, notwithstanding the infractions being alleged against Ophectra, from a period prior to its merger with MeaTech. This proceeding is of an administrative nature and carries a potential penalty in the form of a monetary fine. In April 2021, following negotiations with the ISA, the Company agreed to settle the matter for USD 192 thousand (NIS 700 thousand), for which the Company recorded a loss contingency. The settlement is subject to approval of the ISA’s Enforcement Committee. As all the other parties to the proceeding with regard to one of the two matters before the tribunal were found not liable, and as the Chairman of the administrative tribunal hearing the case wrote that the interests of justice dictate that the Company should likewise not be found liable, the Company has initiated procedures to formalize this determination with respect to the Company, notwithstanding the settlement. However due to lack of certainty with the regard to the outcome of this proceeding, and due to a second matter before the tribunal for which not all parties have been found not liable, the Company has retained the aforementioned provision.

b.	In February 2021, a civil claim was lodged against the fund that was set up at the time of the merger with MeaTech to settle claims relating to Ophectra’s activities prior to the merger, in an amount of approximately USD 700 thousand (NIS 2,695 thousand). In March 2025, the settlement fund and other parties settled the matter out of court, which adopted the parties’ settlement, and, pursuant to a joint motion submitted to it, dismissed the claim against the Company’s settlement fund.

STEAKHOLDER FOODS LTD

NOTE 9 – ENGAGEMENT IN COLLABORATIONS AGREEMENTS AND PILOT PROGRAMS

Collaboration agreement with Wyler Farm

On May 13, 2024, the Company announced a royalties and raw materials supply agreement (the “Wyler Agreement”) with Wyler Farm Ltd., a leader in alternative protein production, whereby Wyler Farm will manufacture alternative proteins on a commercial scale using materials purchased from the Company, and pay the Company royalties from the sales. Additionally, the Company agreed to finance the procurement of the equipment necessary for Wyler to establish alternative proteins production, as a result of which, the company has recognized an amount of USD 54 thousand as a long-term loan as of December 31, 2024. Pursuant to the terms of the loan, Wyler Farm will reimburse the Company for the full cost of purchasing the equipment in quarterly payments in amounts derived from revenues generated by products manufactured using materials provided pursuant to the Wyler Agreement. Any unrepaid portion of the loan will bear 5% annual interest.  The Wyler Agreement has an initial term of two years and shall automatically be renewed for a successive 12-month period provided the parties have reached an agreement or alternatively subject to the automatic update mechanism, regarding the sales target, as described in the Wyler Agreement. As of December 31, 2024, no revenues have yet been recognized.

The execution of the Wyler Agreement was deemed the achievement of pre-determined performance conditions that led to the vesting of performance share units (PSUs) into 32,500 ADS. For further information, see Note 11.

Agreement with Premazon

On July 23, 2024, the Company announced an agreement with Premazon, a renowned frozen foods manufacturer and institutional market distributor. This partnership will introduce a new line of plant-based fish products, developed with Steakholder’s fish premix blends and made commercially available through Premazon’s manufacturing capabilities and distribution network. Through this partnership, Premazon will integrate the Company’s fish premix blends into a new plant-based white fish kebab line.

On September 17, 2024, the Company signed a supply agreement with Bondor Foods Ltd. (“Bondor Foods”), a sister company of Premazon. This agreement has an initial term of two years and shall automatically be renewed for successive 12-month period unless either party provides a written notice of termination at least 90 days before the renewal date. According to the agreement, the Company will receive orders from Bondoor Foods and deliver the fish premix blends in return for payment according to the Company’s updated price list.

In December 2024, the Company delivered its first order to Bondor Foods, resulting in the recognition of 10 thousand USD in revenue.

NOTE 10 – SHAREHOLDERS’ EQUITY

(1)	The holders of ordinary share have the right to one vote for each ordinary share held of record by such holder with respect to all matters on which shareholders are entitled to vote, to receive dividends as they may be declared at the discretion of the Company’s Board of Directors and to participate in the balance of the Company’s assets remaining after liquidation, dissolution or winding up, ratably in proportion to the number of ordinary shares held by them. Except for contractual rights of certain investors, shareholders have no pre-emptive or similar rights and are not subject to redemption rights and carry no subscription or conversion rights.

(2)	As part of the acquisition of Peace of Meat, during 2022 and 2021 the Company issued 846,000 shares and 5,923,000 ordinary shares, respectively to the Peace of Meat shareholders.

(3)	On July 5, 2022, the Company consummated a securities purchase agreement with a single U.S. institutional investor for the purchase and sale of 60,000 ADSs, at a price of USD 35 per ADS, pre-funded warrants to purchase 125,714 ADSs at a price of USD 34.999 (that was already paid) with an exercise price of USD 0.001 per ADS to be paid once exercised, classified as equity, and warrants to purchase 185,714 ADSs for five years with an exercise price of USD 35.0 per ADS, classified as equity. The securities were offered in the framework of a registered direct offering. The gross proceeds were approximately USD 6,500 thousand, and the net proceeds were approximately USD 5,800 thousand. Issuance costs were recognized as a reduction of equity. All pre-funded warrants were exercised through December 31, 2022.

STEAKHOLDER FOODS LTD

NOTE 10 – SHAREHOLDERS’ EQUITY (CONT.)

(4)	On January 9, 2023, the Company consummated an underwritten public offering of 155,000 ADSs at a price of USD 10 per ADS, pre-funded warrants, classified in equity, to purchase 495,000 ADSs at a purchase price of USD 9.999 per warrant and an exercise price of USD 0.001 per ADS, and ADS warrants, classified in equity, to purchase 650,000 ADSs, exercisable immediately for a period of five years, with an exercise price of USD 10 per ADS, for total immediate gross proceeds of approximately USD 6,500 thousand.

As part of the offering, the Company issued Underwriter Warrants, classified as equity, to purchase 16,250 ADSs. The Underwriter Warrants are exercisable beginning six months from the effective date of the offering, from time to time, in whole or in part, for a period of five years, with an exercise price of USD 10 per ADS with an aggregated fair value of USD 131 thousand, that were allocated to premium on shares.

In addition, the underwriters were granted with an option exercisable within 45 days from January 9, 2023, to purchase up to 97,500 additional ADSs and Warrants to purchase 97,500 additional ADSs, from the Company at the public offering price, less the underwriting discounts and commissions. This option was not exercised by the underwriters. Underwriting discounts and other offering expenses totaled approximately USD 700 thousand.

Following the public offering the Company entered into a warrant amendment (the “Amendment”) according to which the exercise price of the warrants to purchase 185,714 ADSs was reduced from USD 35 to USD 10, and the termination date was extended for approximately six months. The Amendment was accounted for as a modification of a freestanding equity-classified warrant that remains equity classified after the modification. according to ASU 2021-04. The effect of the modification was recognized as an equity issuance cost. All pre-funded warrants were exercised through December 31, 2023.

(5)	On July 27, 2023, the Company consummated a securities purchase agreement with a single U.S. institutional investor for the purchase and sale of: (i) 109,500 ADSs, at an offering price of USD 10 per ADS, and (ii) pre-funded warrants to purchase up to 490,500 ADSs at an offering price of USD 9.99 per pre-funded warrant. Each pre-funded warrant was exercisable for one ADS. The pre-funded warrants had an exercise price of USD 0.01 per ADS and could be exercised at any time for a period of 3.5 years until exercised in full. The pre-funded warrants were classified in equity, and were all exercised through December 31, 2024. The securities were offered in the framework of a registered direct offering. In addition, the Company allocated warrants to purchase 42,000 ADSs, to the placement agent (or its designees) as compensation in connection with this offering, at an exercise price of USD 12.50 per ADS. The ADS Warrants were classified as equity. In a concurrent private placement, the Company allocated to the investor unregistered warrants to purchase up to 600,000 ADSs at an exercise price of USD 11 per ADS. The gross proceeds were approximately USD 6,000 thousand, and the net proceeds were approximately USD 5,500 thousand.

(6)

On January 24, 2024, the Company entered into an inducement offer letter agreement with a certain holder of existing warrants to exercise these warrants as follows: (i) 600,000 ADSs issued in July 2023 at an exercise price of USD 11.0 per ADS, (ii) 650,000 ADSs issued in January 2023 at an exercise price of USD 10.00 per ADS and (iii) 185,714 ADSs issued in July 2022 at an exercise price of USD 10.00 per ADS (all herein “the Exercised Warrants”). The total immediate gross proceeds were approximately USD 6,600 thousand. Pursuant to the letter agreement, the holder agreed to exercise for cash its Exercised Warrants to an aggregate of 1,435,714 ADSs at a reduced exercise price of USD 4.60 per ADS in consideration of New Warrants to purchase up to an aggregate of 2,871,429 ADSs at an exercise price of USD 4.85 per ADS that have a term of exercise of between three and a half years with respect to 1,200,000 New Warrants and five years with respect to 1,671,429 New Warrants, classified as equity. Due to beneficial ownership limitation provisions in the inducement letter, only 70,500 Exercised Warrants were immediately exercised into ADSs, while the remaining 1,365,214 ADSs were placed in abeyance for the benefit of the Holder until receipt of notice from the latter that the ADSs may be issued in compliance with such limitation. As of the balance sheet date, notices to issue 414,213 ADSs had been received from the holder, with shares representable by 951,001 ADSs remaining in abeyance. Underwriting discounts and other offering expenses totaled approximately USD 600 thousand.

In accordance with ASU 2021-04, the modification of the equity-classified warrants was accounted for as issuance costs of the equity instruments issued.

As part of the warrant exercise and New Warrant allocation, the Company issued Underwriter Warrants, classified as equity, to purchase 100,500 ADSs. The Underwriter Warrants are exercisable from time to time, in whole or in part, for a period of five years from the effective date of the offering, with an exercise price of USD 5.75 per ADS.

STEAKHOLDER FOODS LTD

NOTE 10 – SHAREHOLDERS’ EQUITY (CONT.)

(7)	On April 4, 2024, the Company effected an adjustment to the ratio of ordinary shares to American Depositary Shares (“ADSs”) at a ratio of 10:1, such that after the ratio adjustment was effected, every 10 ADSs were consolidated into 1 ADS and each ADS now represents one hundred (100) ordinary shares, instead of ten (10) ordinary shares prior to the ratio adjustment. All share and per share amounts, and exercise prices of stock options, warrants, and pre-funded warrants, if applicable, in the consolidated financial statements and notes thereto have been presented with the updated ratio of ordinary shares to ADSs.

(8)	On August 1, 2024, the Company filed a supplement to its shelf registration statement on Form F-3 with the SEC, which allows the Company to sell, from time to time, and at its discretion, subject to the Company’s compliance with applicable laws and the applicable requirements of an At-the-Market Offering Agreement (as defined below), ADSs having an aggregate offering price of up to $4.0 million pursuant to an “at the market” offering program (the “ATM Program”). The Company uses the net proceeds from sales of its ADSs issued under the ATM Program for general corporate and working capital purposes. The timing of any sales and the number of shares sold, depend on a variety of factors determined by the Company.

The At-the-Market Offering Agreement was entered into by the Company and H.C. Wainwright & Co., LLC (“Wainwright”), as sales agent, on August 1, 2024. The Company pays Wainwright a commission equal to 3% of the aggregate gross proceeds of any shares sold through Wainwright pursuant to the Offering Agreement. In addition, pursuant to the Agreement, the Company incurred additional costs of USD 75 thousand as a result of the establishment of the ATM Program facility. The Company is not obligated to sell any shares under the Offering Agreement. As of December 31, 2024, the Company had received gross proceeds of approximately $0.4 million for the sale of 178,754 ADSs under the Offering Agreement, and approximately $3.6 million of capacity under the Offering Agreement remained available. For details of sales subsequent to the balance sheet date, see Note 17(c) below.

The table below summarizes the Company’s equity securities in ADS terms as of December 31, 2024:

	Warrants outstanding as of December 31, 2024	Exercise price in USD	Expiration date
Shares in Abeyance	951,001
ADS warrants	3,030,179	4.85-12.5	2.5-4

Total outstanding	3,981,180

STEAKHOLDER FOODS LTD

NOTE 11 – SHARE-BASED COMPENSATION

The Company has adopted a share-based compensation plan, the 2022 Share Incentive Plan (the Plan), from which share-based compensation awards can be granted to employees, directors and consultants. As of December 31, 2024, there were 197,731 ADSs authorized for issuance and not yet issued under the Plan.

The Company has issued stock option and restricted share unit (RSU) awards to management, other employees, consultants, and directors. These awards generally vest ratably over a three-year period and the option awards expire after a term of five years or four years from the date of grant. The Company’s option and RSUs awards have vesting conditions based on service periods. The Company allocated performance share units (PSUs) that vested in 2024, with vesting conditions based on achievement of pre-determined performance conditions.

New allotments during the year ended December 31, 2024, all of which are non-tradable and physically-settled, are set out below:

Date of grant	Eligible Recipients	Terms of the instrument	No. of ADSs	Vesting Conditions
April 30, 2024	Company Employees	Restricted share units	1,590	1/3 after one year from the commencement of employment and the balance in quarterly tranches over 2 years
May 1, 2024	Consultant	Stock options	7,400	4 quarterly tranches
June 30, 2024	Company Employees	Restricted share units	7,600	1/3 after one year from the commencement of employment and the balance in quarterly tranches over 2 years
August 28, 2024	Company Employees	Restricted Share Units	2,000	1/3 after one year from the commencement of employment and the balance in quarterly tranches over 2 years

Total securities exercisable into shares			18,590

(1)	On March 30, 2023, the Chairman of the Board was granted performance share units, which vested in full upon the achievement of an engagement with a strategic partner/corporation operating in the field of food, healthcare, pharmaceuticals or printing in a joint development agreement to collaborate to develop technology or products for the purpose of later commercialization, as the execution of the Wyler Agreement during 2024 was deemed the achievement of this performance condition, which led to the vesting of the PSUs into 13,400 ADS. USD 61 thousand of the share-based payment for these PSUs was recognized in 2023, and the remaining USD 37 thousand in 2024. For more information see Note 10.

(2)	On April 20, 2023, the Chief Executive Officer was granted performance share units, which vested in full into 19,100 ADSs as described above. USD 87 of the share-based payment for these PSUs was recognized in 2023, and the remaining USD 53 thousand in 2024. For additional information, see Note 10.

(3)	During 2024, the Company issued restricted stock units to its employees and stock options to a consultant who provided the Company with advertising services, at a fair value of USD 71 thousand. The assumption for the cumulative fair value estimate is detailed in the table below.

STEAKHOLDER FOODS LTD

NOTE 11 – SHARE-BASED COMPENSATION (CONT.)

The fair value at the date the options were awarded in 2024 was estimated using a Black-Scholes model.

The fair value of the Company’s stock options granted to employees, consultant and directors for the years ended December 31, 2024, 2023 and 2022 was estimated using the following assumptions:

	2024	2023	2022
Expected volatility	91.04%	97.57%-119.85%	91.25%-100.74%
Risk free interest rate	4.73%	3.78%-4.92%	2.03%-4.04%
Expected dividend	0%	0%	0%
Expected term (in years)	5 years	1.5-2 years	2-2.8 years

The Expected Volatility was determined on the basis of the weighted average share price volatility of the company, as well as similar companies, for a period equal to the expected terms of the share options. The risk-free interest rate is based on the yield from U.S. treasury bonds with an equivalent term. The Company has historically not paid dividends and has no foreseeable plans to pay dividends. The estimated exercise coefficient for executives and non-executives is approximately 2.8 and 2, respectively. Share price was determined according to quoted share prices on Nasdaq.

Transactions related to the grant of options to employees, directors and non-employees under the Company’s options plan during the year ended December 31, 2024 were as follows:

	Number of options	Weighted average exercise price (USD)	Weighted average remaining contractual term (in years)	Aggregate Intrinsic Value (USD)
Outstanding at January 1, 2024	9,974,095	0.05	6.41	-
Granted	740,000	-	5	0.02
Exercised	-	-	-	-
Forfeited	(53,333)	0.24	-	-
Expired	(1,962,492)	0.62	-	-
Outstanding at December 31, 2024	8,698,270	0.6	5.3	0.02
Vested and expected to vest at end of period	8,698,270	0.6	5.3	-
Exercisable at December 31, 2024	8,328,987	0.63	5.38	-

The weighted-average grant-date fair value of RSUs and options granted during the years 2024, 2023 and 2022 was USD 0.04, USD 0.08 and USD 0.24 per ordinary share, or $4.00, $8.00 and $24.00 per ADS, respectively.

The total intrinsic value of options exercised during the years ended December 31, 2024, 2023 and 2022, was USD 0, USD 0 thousand and USD 246 thousand, respectively.

Transactions related to restricted share units (RSUs) during the year ended December 31, 2024, were as follows:

	Number of RSUs (ordinary shares)	Weighted average grant date fair value (USD)
Outstanding at January 1, 2024	18,128,650	0.08
Granted	1,119,000	0.03
Vested	(8,317,863)	0.11
Forfeited	(4,523,487)	0.08
Outstanding at December 31, 2024	6,406,300	0.04

The total intrinsic value of vested RSUs during the years ended December 31, 2024, 2023 and 2022, was USD 328 thousand, USD 271 thousand and USD 120, respectively.

STEAKHOLDER FOODS LTD

NOTE 11 – SHARE-BASED COMPENSATION (CONT.)

As of December 31, 2024, the total compensation cost related to non-vested awards not yet recognized was approximately USD 183 thousand, which is expected to be recognized over a period of up to three years.

The total equity-based compensation expense related to all of the Company’s equity-based awards recognized for the years ended December 31, 2024, 2023 and 2022 was comprised as follows:

	Year ended December 31,
	2024	2023	2022
Research and development, net	(220)	476	627
Marketing	206	832	2,291
General and administrative	391	551	438
Total share-based compensation expenses	377	1,859	3,356

NOTE 12 – BASIC AND DILUTED NET LOSS PER ORDINARY SHARE

A reconciliation of net loss available to ordinary shareholders and the number of shares in the calculation of basic and diluted loss per share is as follows (in thousands, except share and per share amounts):

	Year ended December 31,
	2024	2023	2022
Net loss from continuing operations attributable to ordinary shareholders	(8,521)	(15,547)	(14,533)
Net loss from discontinued operations	-	(1,317)	(7,326)

Weighted-average shares used in computing net loss per share, basic and diluted	417,642,811	236,645,676	135,900,869

Net loss per share from continuing operations, basic and diluted	(0.02)	(0.07)	(0.11)

Net loss per share from discontinued operations, basic and diluted	-	(0.01)	(0.05)

In computing diluted loss per share for the years ended December 31, 2024, 2023 and 2022, no account was taken of the potential dilution that could occur upon the exercise of warrants, options granted under employee stock compensation plans, and contingently issuable shares, amounting to 318,122,430, 177,699,182 and 55,632,713 ordinary shares, as of December 31, 2024, 2023 and 2022, respectively since they had an anti-dilutive effect on net loss per share.

STEAKHOLDER FOODS LTD

NOTE 13 – SEGMENT REPORTING

The Company operates and manages its business as one reportable and operating segment - development and sales of 3D printing production machines and plant-based products. The Company’s chief operating decision maker is the Chief Executive Officer. The Company’s chief operating decision maker uses consolidated operating loss and net loss to measure segment profit or loss, allocate resources, and assess performance.

To make operating decisions, the CODM examines, within each operational function, the payroll and employee benefits. The accounting policies of the development and sales of 3D printing production machines and plant-based products segment are the same as those described in the summary of significant accounting policies. The CODM does not examine the segment’s assets.

The following table presents the operations for the reportable segment during the years ended December 31, 2024, 2023 and 2022 (in thousands):

	2024	2023	2022
Revenue	10	-	-
Cost of revenue
Payroll and Employee benefits	17	-	-
Other cost of revenue	5	-	-
Total cost of revenue	22	-	-

Gross loss	12	-	-

Research and development - Payroll and Employee benefits	2,085	3,679	3,259
Marketing - Payroll and Employee benefits	513	847	821
General and administrative - Payroll and Employee benefits	941	1,276	1,478
Depreciation and amortization expenses	467	503	837
Share-based compensation expenses	377	1,859	3,356
Other operating expenses (*)	4,081	6,014	7,347
Total operating expenses	8,464	14,178	17,098

Total operating loss	8,476	14,178	17,098

Change in fair value of financial liabilities	-	(4)	(2,603)
Impairment from other investment	-	1,148	(99)
Loss from marketable securities	179	84	-
Interest income	(160)	(196)	(83)
Other financial expenses (income), net	26	337	220
Loss from continuing operations	8,521	15,547	14,533
Net loss from discontinued operations	-	1,317	7,326
Loss for the year	8,521	16,864	21,859

(*)	Other operating expenses include materials, directors and officers insurance, public relations and advertising, consulting and professional services, corporate costs and facility costs.

NOTE 14 – RELATED PARTY BALANCES AND TRANSACTIONS

The directors of the Company are entitled to a service fee and share-based compensation (and in the case of the Chairman of the Board, domestic travel expenses and an annual performance-based bonus). In the years ended December 31, 2024, 2023 and 2022, the Company incurred net expenses of USD 723 thousand, USD 852 thousand and USD 720 thousand, respectively, in the consolidated statement of comprehensive loss in respect of director compensation.

Mr. Kaufman, the Chief Executive Officer of the Company, and Yaron Kaiser, the Chairman of the Board of Directors of the Company, are also founders of BlueOcean Sustainability Fund, LLC, known as BlueSoundWaves, which provides the Company with marketing, consulting, and investor engagement services in the U.S., in exchange for warrants to purchase ordinary shares and restricted share units, which were recognized as share-based payments expenses. BlueSoundWaves is led by prominent investment community personalities Ashton Kutcher, Guy Oseary, and Effie Epstein. In the years ended December 31, 2024, 2023 and 2022, the Company incurred net expenses of USD 172 thousand, USD 745 thousand and USD 2,210 thousand, respectively in marketing expenses with this related party.

In addition, the Company invested in equity securities of a related party in 2023 - see Note 7. For information about share-based compensation see Note 11.

STEAKHOLDER FOODS LTD

NOTE 15 – INCOME TAX

A.	The components of the net profit (loss) before the provision for income taxes from continuing operation were as follows:

	Years ended December 31,
	2024	2023	2022
Israel	(8,521)	(15,492)	(13,658)
Foreign	-	(55)	(875)

Total	(8,521)	(15,547)	(14,533)

B.	Provision for income taxes

No taxes on income were recorded for the years 2024 and 2023.

C.	Reconciliation of the theoretical tax expenses

A reconciliation of the Company’s theoretical income tax expense at the Israeli statutory rate of 23% to actual income tax expense is as follows:

	Years ended December 31,
	2024	2023	2022
	(in thousand)
Theoretical income tax benefit	(1,960)	(3,576)	(3,343)
Foreign tax rate differentials*	-	(2)	(16)
Reduced tax rate for preferred enterprises	-	-	-
Non-deductible expenses	46	195	613
Change in valuation allowance	1,709	3,417	1,507
Foreign exchange impact	205	(34)	1,239

Total	-	-	-

*The Company’s Belgian subsidiaries’ corporate tax rate was limited to 25% in respect of Belgian operations.

D.	Deferred tax assets and liabilities

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

STEAKHOLDER FOODS LTD

NOTE 15 – INCOME TAX (CONT.)

The following table presents the significant components of the Company’s deferred tax assets and liabilities including the discontinued operation:

	Years ended December 31,
	2024	2023	2022
	(in thousand)
Deferred tax assets:
Net operating loss carryforwards	6,126	7,468	4,158
Research and development expenses	557	467	812
Accruals and reserves	51	120	138
Shared-based compensations	1,859	1,821	1,554
Financial income	732	684	793
Financial instruments	206	-	-
Leases	17	-	-
Fixed asset	11	10	7
Gross deferred tax assets	9,559	10,570	7,462
Valuation allowance	(9,559)	(7,850)	(4,433)
Total deferred tax assets	-	2,720	3,029

Deferred tax liabilities:
Leases	-	(1)	(31)
Financial instruments	-	(2,534)	(2,797)
Financial expenses	-	-	(16)
Other	-	(185)	(185)
Gross deferred tax liabilities	-	(2,720)	(3,029)
Deferred tax assets (liabilities), net	-	-	-

A valuation allowance is provided when it is more likely than not that the deferred tax assets will not be realized. The Company has established a valuation allowance to offset the deferred tax assets at December 31, 2024, 2023 and 2022 due to the uncertainty of realizing future tax benefits from its net operating loss carryforwards and other deferred tax assets.

The Company’s roll forward of the valuation allowance is as follows:

	Balance at the beginning of the fiscal year	credited to expenses	Balance at the end of the fiscal year
Valuation allowance on deferred tax assets:
Fiscal year ended December 31, 2022	(2,926)	(1,507)	(4,433)
Fiscal year ended December 31, 2023	(4,433)	(3,417)	(7,850)
Fiscal year ended December 31, 2024	(7,850)	(1,709)	(9,559)

As of December 31, 2024, 2023 and 2022, the Company recorded a deferred tax asset in the amount of USD 0, USD 6,284 thousand, and USD 5,846 thousand, respectively, in respect of its discontinued operations. The deferred tax asset is fully offset by deferred tax liabilities and a valuation allowance

STEAKHOLDER FOODS LTD

NOTE 15 – INCOME TAX (CONT.)

E.	As of December 31, 2024 and 2023, the Company had approximately USD 26,635 thousand and USD 31,843 thousand in net operating loss carryforwards in Israel that can be carried forward indefinitely.

F.	The Company is not currently subject to any tax assessments in any tax jurisdictions. The Company has final assessments through 2018.

NOTE 16 – GEOGRAPHIC INFORMATION

As of December 31, 2024 and 2023, all of the Company’s property and equipment is located in Israel.

NOTE 17 – SUBSEQUENT EVENTS

a.	On February 27, 2025, the Company entered into a securities purchase agreement (the “SPA”) with a certain investor (“the Investor”), whereby the Investor purchased, following true-up adjustment: (i) 192,660 ADSs, each representing one hundred (100) ordinary shares, no par value, at a final offering price of $1.1391 per ADS, (ii) warrants to purchase up to 1,097,358 ADSs with an exercise price of $2.00 per ADS, and (iii) pre-funded warrants to purchase up to 904,698 ADSs, where the purchase of ADSs pursuant to the SPA would have otherwise resulted in the Investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% of the Company’s outstanding ADSs immediately following the consummation of the SPA. The Investor purchased each pre-funded warrant for $1.139. Each of the pre-funded warrants is exercisable for one ADS at an exercise price of $0.0001 per ADS, is immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. The warrants and pre-funded warrants were classified as equity.

b.

On February 27, 2025, the Company entered into an At-the-Money Offering Agreement (“ATMOA”) with the Investor, establishing an $8 million equity line of credit with the Investor. Pursuant to the ATMOA, the Company shall have the right, but not the obligation, to issue to the Investor, and the Investor is obligated to purchase upon notification, up to $0.5 million in ADSs (unless mutually agreed on an amount of up to $3 million) at any one time, and $8 million in total over the duration of the ATMOA. The purchase price in respect of any purchase notice shall equal 6% less than the lowest dollar volume-weighted average price of the ADSs during the five business days prior to the closing of any purchase thereunder.

In consideration for the Investor’s execution and delivery of the ATMOA, the Company agreed to pay the Investor a commitment fee equal to 2% of the line of credit within three business days of the effective date of the registration statement to be filed by the Company to register ADSs that may be issued pursuant to the ATMOA. At the Company’s election, the commitment fee is payable in (i) cash or (ii) ADSs (based on the dollar volume-weighted average price of the ADSs on the business day immediately preceding the issuance date).

The ATMOA cannot be used to the extent that it would require the allocation of ADSs, if those ADSs, when aggregated with all other ADSs and ordinary shares then beneficially owned by the Investor and its affiliates, would result in the Investor and its affiliates having beneficial ownership of more than 4.99% of the voting power of the Company and the number of ordinary shares and ADSs outstanding immediately after their allocation.

The ATMOA will automatically terminate on the earlier of (i) June 30, 2026; (ii) the date on which the ADSs cease trading on the Nasdaq; and (iii) the date on which the Investor has purchased $8 million worth of ADSs pursuant to the ATMOA.

c.	Since January 1, 2025, we have sold 169,534 ADSs for gross proceeds of approximately $278 thousand and net proceeds of approximately $265 thousand under an At-the-Money offering detailed in Note 10 above, with underwriter fees of approximately $13 thousand.

d.	On March 20, 2025, as part of the Company’s cost-reduction strategy, the Company signed an agreement with a third party in regards with the lease agreement of the laboratory and offices of the Company, originally signed in 2021. The original lease was signed for a four-year term with an option to extend the lease for an additional four-year term. According to the agreement, the third party will take over the lease agreement from the Company and sublease the property to the Company for a reduced amount, effectively reducing the Company’s rental expenses by about 50% between March and November 2025, and will compensate the Company for waivers on the part of the Company, which will not exercise its aforementioned option. The termination of the agreement in November 2025 with regard to the Company is expected to eliminate the right-of-use asset and the lease liability, which are valued at USD 2.8 million and USD 2.4 million, respectively, as of December 31, 2024.

STEAKHOLDER FOODS LTD

Steakholder Foods Ltd.

Unaudited Condensed Consolidated Financial Statements As At June 30, 2025

STEAKHOLDER FOODS LTD

CONDENSED CONSOLIDATED INTERIM BALANCE SHEETS (UNAUDITED)

U.S. dollars in thousands (except share data)

	June 30,	December 31,
	2025	2024
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	1,377	1,260
Marketable securities (including related parties)	48	102
Assets held for disposal	441	-
Prepaid expenses and other current assets	245	411

Total current assets	2,111	1,773

NON-CURRENT ASSETS:
Restricted deposits	13	314
Long-term loan	54	54
Convertible loan	1,747	-
Right-of-use asset	-	2,788
Property and equipment, net	1,933	2,858

Total non-current assets	3,747	6,014

Total Assets	5,858	7,787

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payables and accruals	727	927
Other liabilities	103	192
Trade payables	43	166
Current lease liability	-	386

Total current liabilities	873	1,671

NON-CURRENT LIABILITIES

Convertible loan	874	-
Long term lease liability	-	2,069

Total non-current liabilities	874	2,069

COMMITMENTS AND CONTINGENT LIABILITIES

SHAREHOLDERS’ EQUITY
Ordinary shares – no par value, Authorized 5,000,000,000 shares. Issued and outstanding 915,704,159 and 349,603,759 at June 30, 2025 and December 31, 2024, respectively	-	-
Receivables on account of shares	(122)	-
Additional paid in capital	86,774	82,744
Accumulated deficit	(82,541)	(78,697)

Total shareholders’ equity	4,111	4,047

Total liabilities and shareholders’ equity	5,858	7,787

The accompanying notes are an integral part of the condensed consolidated interim financial statements.

STEAKHOLDER FOODS LTD

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF COMPREHENSIVE LOSS (UNAUDITED)

U.S. dollars in thousands (except share and per share data)

	Six months ended June 30,
	2025	2024

Research and development	1,158	1,641
Marketing	363	576
Marketing with related party	-	143
General and administrative	1,924	2,002

Total operating loss	3,445	4,362

Financial expenses (income), net	193	(41)
Other expenses	206	14

Total comprehensive loss	3,844	4,335

Net loss per share – basic and diluted	0.0071	0.011
Weighted average shares outstanding – basic and diluted	544,608,702	398,123,569

The accompanying notes are an integral part of the condensed consolidated financial statements.

STEAKHOLDER FOODS LTD

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (UNAUDITED)

U.S. dollars in thousands (except per share data)

	Ordinary Shares		Receivables on account	Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Value(*)	of shares	Capital	deficit	Equity
Balance as of December 31, 2024	349,603,759	-	-	82,744	(78,697)	4,047

Share-based compensation	20,645,500	-	-	184	-	184
Issuance of shares and warrants, net	527,987,700	-	(122)	3,686	-	3,564
Issuance of shares according to the ATMOA	17,467,200		-	160	-	160
Net loss for the period	-	-	-	-	(3,844)	(3,844)
Balance as of June 30, 2025	915,704,159	-	(122)	86,774	(82,541)	4,111

(*)	No par value

The accompanying notes are an integral part of the condensed consolidated interim financial statements.

STEAKHOLDER FOODS LTD

	Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Value(*)	Capital	deficit	Equity
Balance as of December 31, 2023	251,756,047	-	76,058	(70,176)	5,882

Share-based compensation	6,050,080	-	233	-	233
Exercise and issuance of warrants, net	24,440,000	-	5,985	-	5,985
Net loss for the period	-	-	-	(4,335)	(4,335)
Balance as of June 30, 2024	282,246,127	-	82,276	(74,511)	7,765

(*)	No par value

The accompanying notes are an integral part of the condensed consolidated interim financial statements.

STEAKHOLDER FOODS LTD

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS (UNAUDITED)

U.S. dollars in thousands

	Six months ended June 30,
	2025	2024
Cash flows from operating activities:

Net Loss	(3,844)	(4,335)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	481	228
Change in fair value of marketable securities (including related parties)	36	109
Reduction in the carrying amount of right of use assets	2,788	209
Change in operating lease liabilities	(2,480)	(205)
Share-based compensation	184	90
Loss on Disposal of Fixed Assets	3	-
Share-based compensation with related party	-	143
Decrease ( increase) in prepaid expenses and other current assets	176	(258)
Other expenses	-	14
Foreign exchange gain or losses	46	(59)
Non-cash finance expenses	160	-
increase (decrease) in trade payables	(4)	218
Decrease in other liabilities	(97)	-
Interest income	(7)	-
Interest expenses	4	-
Decrease in accounts payables and accruals	(261)	(530)

Net cash used in operating activities	(2,815)	(4,376)

Cash flows from investing activities:

Acquisition of fixed assets	(74)	(344)
Decrease (increase) in restricted deposit	312	(7)
Proceeds from realization of property and equipment	22	28
Grant of short-term loan	-	(52)
Investment in convertible loan	(1,740)	-
Investment in marketable securities (including related parties)	22	-

Net cash used in investing activities	(1,458)	(375)

Cash flows from financing activities:

Proceeds from issuance of shares and warrants	3,677	-
Issuance costs	(183)	(619)
Proceeds from issuance and exercise of warrants	-	6,604
Proceeds from convertible loans	870	-
Net cash provided by financing activities	4,364	5,985

Effect of exchange rate changes on cash and cash equivalents	26	(46)
Increase in cash and cash equivalents	117	1,188

Cash and cash equivalents, beginning of the year	1,260	4,248
Cash and cash equivalents end of the period	1,377	5,436

Supplemental disclosure of cash flow information:
Non-cash purchase of property and equipment	-	91
Non-cash Issuance costs	5	-
Receivables on account of shares	122	-

The accompanying notes are an integral part of the condensed consolidated interim financial statements.

STEAKHOLDER FOODS LTD

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 – GENERAL

a.	Steakholder Foods Ltd. (formerly Ophectra Real Estate and Investments Ltd., Meat-Tech 3D Ltd. and MeaTech 3D Ltd.) (the “Company”) was incorporated in Israel on July 22, 1992 as a private company limited by shares in accordance with the Companies Ordinance, 1983, and later a publicly-traded company whose ordinary shares were listed for trade on the Tel Aviv Stock Exchange (TASE). In March 2021, the Company completed an initial public offering on the Nasdaq Capital Market (Nasdaq), listing American Depositary Shares (ADSs), each representing one hundred (100) ordinary shares of no par value, for trade under the ticker STKH, and later voluntarily de-listed its ordinary shares from the TASE. The Company’s official address is 5 David Fikes St., Rehovot, Israel. In July 2022, the Company changed its name from MeaTech 3D Ltd. to Steakholder Foods Ltd.

b.	The Company is developing and selling two types of 3D-printing production machines, plant-based premix blends and plant-based products that aim to replicate the complex textures of traditional meats such as beef steaks, white fish, shrimp, and eel. Also, the Company is exploring the integration of cultivated cells, preparing for future advancements in food technology. The Company believes that its alternative protein and cultivated meat technologies hold significant potential to reduce the environmental impact of food production (including reducing carbon footprint and promoting biodiversity), improve the supply chain, and offer consumers a range of new product offerings.

c.	Since its inception, the Company has incurred significant losses and negative cash flows from operations and as of June 30, 2025, has an accumulated deficit of USD 82,541 thousand. The Company has financed its operations mainly through fundraising from various investors. The Company’s management expects that the Company may continue to generate losses and negative cash flows from operations for the foreseeable future. In considering the Company’s expected cash usage, the Company’s cash balance as of June 30, 2025, and as of the date of approval of the financial statements is not sufficient to continue the Company’s operations for at least 12 months, which raises substantial doubt about the Company’s ability to continue as a going concern.

In order to continue the Company’s operations, including research and development and sales and marketing, the Company is looking to secure financing from various sources, including capital inflows from strategic partnerships or additional investment funding (See also Note 3 and Note 11). There is no assurance that the Company will be successful in obtaining the level of financing necessary to finance its operations. If the Company is unsuccessful in securing sufficient financing, it may need to cease operations. The condensed consolidated interim financial statements do not include any adjustments that might result from the outcome of this uncertainty.

d.	Since October 2023, Israel has been in a state of war, which escalated in June 2025 before a ceasefire was reached. Some employees were called to reserve duty; however, our product and business development activities remain on track. The situation remains volatile, and its duration and impact are uncertain. The Company has not identified any material adverse effect on its operations or financial statements as of June 30, 2025.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	Basis of preparation:

The condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The accompanying unaudited condensed consolidated interim financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and do not include all of the information required for full annual financial statements. The unaudited condensed consolidated financial statements should be read in conjunction with the Company’s 2024 annual audited consolidated financial statements and footnotes, which were filed with the U.S. Securities and Exchange Commission (the “SEC”) as part of the Company’s Annual Report on Form 20-F for the year ended December 31, 2024.

The results of operations for the six months ended June 30, 2025 shown in these financial statements are not necessarily indicative of the results to be expected for the full year ending December 31, 2025.

STEAKHOLDER FOODS LTD

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

B.	Use of Estimates

The preparation of condensed consolidated interim financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the condensed consolidated interim financial statements and accompanying notes. The accounting and measurement estimates that require management’s subjective judgments include, but are not limited to, those related to share-based compensation, and the fair value measurement of financial instrument at each reporting period. The Company evaluates its estimates and judgments on an ongoing basis and revises them when necessary. Actual results may differ from the original or revised estimates.

The Company classifies the Any Market Purchase Agreements (ATMOA) entered (see Note 3B) as a derivative instrument measured at fair value at each reporting period, as settlement provisions under this agreement are not indexed to the Company’s own stock.

The Company classifies assets as held for sale (see Note 4A) when management commits to a formal plan to actively market the assets at a reasonable price relative to fair value, the assets are available for immediate sale in their current condition, an active program to locate a buyer and complete the transaction has been initiated, the sale is expected to be completed within one year, with no significant changes anticipated to the plan. Once designated as held for sale, the Company records the assets at the lower of their carrying value or estimated fair value, less costs to sell, ceases depreciation and amortization, and reassesses their fair value each reporting period until disposal.

C.	Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, restricted deposits, Convertible loan and marketable securities.

For cash and cash equivalents and restricted deposits, the Company is exposed to credit risk in the event of default by the financial institutions to the extent of the amounts recorded on the consolidated balance sheets exceed government-insured limits. The Company maintains its cash and cash equivalents and restricted deposits with financial institutions that management believes is of high credit quality and has not experienced any losses on these accounts.

D.	Significant accounting policies

The accounting policies applied in these interim financial statements are the same as those applied in the Company’s annual audited consolidated financial statement for the year ended December 31, 2024.

NOTE 3 – SHAREHOLDERS’ EQUITY

A.

On February 27, 2025, the Company entered into a securities purchase agreement (the “SPA”) with a certain investor (“the Investor”), whereby the Investor purchased, following true-up adjustment: (i) 38,532 ADSs, each representing one hundred (500) ordinary shares, no par value, at a final offering price of $5.6955 per ADS, (ii) warrants to purchase up to 219,472 ADSs with an exercise price of $10.00 per ADS, and (iii) pre-funded warrants to purchase up to 180,940 ADSs, where the purchase of ADSs pursuant to the SPA would have otherwise resulted in the Investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% of the Company’s outstanding ADSs immediately following the consummation of the SPA. The Investor purchased each pre-funded warrant for $5.695. The gross proceeds were approximately $1.25 million, and the net proceeds were approximately $1.2 million. Issuance costs were recognized as a reduction in equity. Each of the pre-funded warrants is exercisable for one ADS at an exercise price of $0.0005 per ADS, is immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. The warrants and pre-funded warrants were classified as equity.

B.	On February 27, 2025, the Company entered into an At-the-Money Offering Agreement (“ATMOA”) with the Investor, establishing an $8 million equity line of credit (the “Commitment Amount”) with the Investor. Pursuant to the ATMOA, the Company shall have the right, but not the obligation, to issue to the Investor, and the Investor is obligated to purchase upon notification, up to $0.5 million in ADSs (unless mutually agreed on an amount of up to $3 million) at any one time, and $8 million in total over the duration of the ATMOA. The purchase price in respect of any purchase notice shall equal 6% less than the lowest dollar volume-weighted average price of the ADSs during the five business days prior to the closing of any purchase thereunder.

STEAKHOLDER FOODS LTD

NOTE 3 – SHAREHOLDERS’ EQUITY (CONT.)

In April 2025, in consideration for the Investor’s execution and delivery of the ATMOA, the Company paid the Investor 34,934 ADSs, as a commitment fee equal to two percent of the Commitment Amount (based on the dollar volume-weighted average price of the ADSs preceding the issuance date). Accordingly, financing expenses of $160 thousand were recognized as an increase in Additional Paid-In Capital.

The ATMOA cannot be used to the extent that it would require the allocation of ADSs, if those ADSs, when aggregated with all other ADSs and ordinary shares then beneficially owned by the Investor and its affiliates, would result in the Investor and its affiliates having beneficial ownership of more than 4.99% of the voting power of the Company and the number of ordinary shares and ADSs outstanding immediately after their allocation.

The ATMOA will automatically terminate on the earlier of (i) June 30, 2026; (ii) the date on which the ADSs cease trading on the Nasdaq; and (iii) the date on which the Investor has purchased $8 million worth of ADSs pursuant to the ATMOA.

C.	From January 1, 2025 through June 30, 2025, the Company sold 522,017 ADSs under its At-the-Market offering, generating gross proceeds of approximately $1.7 million and net proceeds of approximately $1.62 million of which $0.12 million were received after the cut-off date, after deducting underwriter fees of approximately $0.08 million. Since July 1, 2025, the Company has sold an additional 143,002 ADSs under the At-the-Market offering, resulting in gross proceeds of approximately $0.5 million and net proceeds of approximately $0.48 million, after deducting underwriter fees of approximately $0.02 million.

D.	On April 28, 2025, the Company effected an adjustment to the ratio of ordinary shares to American Depositary Shares (“ADSs”) at a ratio of 5:1, such that after the ratio adjustment was effected, every 5 ADSs were consolidated into 1 ADS and each ADS now represents five hundred (500) ordinary shares, instead of one hundred (100) ordinary shares prior to the ratio adjustment. All share and per share amounts, and exercise prices of stock options, warrants, and pre-funded warrants, if applicable, in the condensed consolidated interim financial statements and notes thereto have been adjusted for all periods presented to give effect to this adjustment to the ratio of ordinary shares to ADSs.

The table below summarizes the Company’s equity securities in ADS terms, as of June 30, 2025:

	Warrants outstanding as of June 30, 2025	Exercise price in USD	Expiration date
Pre-funded warrants (*)	-	0.01	-
Shares in abeyance	-	-	-
Ordinary warrants	825,507	10-62.50	3-4.6 years
Total outstanding	825,507	-	-

(*)	During the six months ended June 30, 2025, 180,940 ADS pre-funded warrants were exercised.

NOTE 4 – EVENT DURING THE PERIOD

A.

On March 20, 2025, as part of the Company’s cost-reduction strategy, the Company signed an amendment to the lease agreement (amendment lease agreement) in regards with the lease agreement of the laboratory and offices of the Company, originally signed in 2021. The original lease was signed for a four-year term with an option to extend the lease for an additional four-year term. According to the amendment lease agreement, a third party will take over the lease agreement from the Company and the Company will sublease the property from March through November 2025 in a reduced amount, effectively reducing the Company’s rental expenses by about 50%. As such the right-of-use asset and the lease liability, which were valued at USD 2.8 million and USD 2.4 million, respectively, as of December 31, 2024, are not presented as of the balance sheet date. The Company had no penalty in regards to the early termination of the original lease due to the replacement of the third party as the lessee in the original lease agreement. In addition, under the terms of the amendment lease agreement, certain assets, primarily leasehold improvements and some furniture, are to be sold by the Company to the third party. As a result, the Company classified USD 441 thousand as assets held for disposal as of June 30, 2025.

On July 9, 2025, the Company established a bank guarantee in connection with the sublease agreement, backed by a restricted deposit of USD 189 thousand. As the restricted deposit was made subsequent to June 30, 2025, no restricted cash was recognized in the accompanying financial statements.

STEAKHOLDER FOODS LTD

NOTE 4 – EVENT DURING THE PERIOD (CONT.)

B.	On June 5, 2025, the Company entered into a securities purchase agreement with Gefen Capital Investments LP – Series Twine for a private placement of 124,286 ADSs at $7.00 per ADS, raising gross proceeds of $870,000. The placement closed on June 10, 2025. Proceeds are designated for funding Twine Solutions Ltd. under a convertible loan agreement.

On the same date, the Company entered into a $870,000 convertible loan agreement with D.B.W. Holdings (2005) Ltd., bearing 8% annual interest and maturing on May 30, 2027. If the Company acquires all of Twine’s share capital by August 30, 2025 (or within a 30-day extension), the loan will convert into ADSs at $7.00 per share. Otherwise, it remains repayable at maturity. The Company also committed to register the resale of conversion shares.

Additionally, the Company provided Twine with a $1.74 million convertible loan, bearing 8% interest and maturing on August 31, 2025 (extendable by 30 days). If the acquisition is completed before maturity, the Company may convert the loan into Twine Series BB Preferred Shares at $0.02079 per share. If not, the loan converts automatically at maturity. All agreements include customary terms and conditions.

On June 5, 2025, the Company entered into a non-binding memorandum of understanding with Twine with respect to the Acquisition Transaction. The Acquisition Transaction remains subject to final due diligence, definitive agreements, approval by the Company’s shareholders at a general meeting and customary closing conditions.

NOTE 5 – ACCOUNT PAYABLES AND ACCRUALS

	June 30,	December 31,
	2025	2024
Accrued expenses	266	394
Employee benefits	451	523
Other	10	10
	727	927

NOTE 6 – FAIR VALUE MEASUREMENT

The Company applies ASC Topic 820, Fair Value Measurement (“ASC 820”), that defines fair value and establishes a framework for measuring and disclosing fair value. The Company measures certain financial assets and liabilities at fair value based on applicable accounting guidance using a fair value hierarchy, which requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s classification within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Three levels of inputs may be used to measure fair value.

STEAKHOLDER FOODS LTD

NOTE 6 – FAIR VALUE MEASUREMENT (CONT.)

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The following tables present information about the Company’s financial assets and liabilities measured at fair value on a recurring basis and indicate the level of the fair value hierarchy used to determine such fair values:

	Six months ended June 30, 2025
	Fair value measurements using input type
	Fair Value	Level 1	Level 2	Level 3
Financial Assets:
Marketable securities	$48	$48	$-	$-

	Year ended December 31, 2024
	Fair value measurements using input type
	Fair Value	Level 1	Level 2	Level 3
Financial Assets:
Marketable securities	$102	$102	$-	$-

The Company re-measured the asset using a Level 1 fair value measurement, as its prices are quoted in an active market.

ATMOA

The Company’s At-the-Market Offering Agreement (ATMOA), as described in Note 3B, is, in substance, a purchased call option over the Company’s own shares. Accordingly, the ATMOA has no substantial fair value until shares are sold under the agreement. Upon the sale of shares under the ATMOA, the difference between the cash proceeds received (net of transaction costs) and the closing price of the Company’s ordinary shares on the date of issuance is recognized as financing income or expense. As of June 30, 2025, the fair value of the ATMOA is zero.

Fair value gain and losses arising from the ATMOA are measured with reference to the spot price of the Company’s shares sold, less consideration receivable from the ATMOA Investor.

NOTE 7 – SEGMENT REPORTING

The Company operates and manages its business as one reportable and operating segment - development and sales of 3D printing production machines and plant-based products. The Company’s chief operating decision maker is the Chief Executive Officer. The Company’s chief operating decision maker uses consolidated operating loss and net loss to measure segment profit or loss, allocate resources, and assess performance.

To make operating decisions, the CODM examines, within each operational function, the payroll and employee benefits. The accounting policies of the development and sales of 3D printing production machines and plant-based products segment are the same as those described in the summary of significant accounting policies. The CODM does not examine the segment’s assets.

The following table presents the operations for the reportable segment during the six months ended June 30, 2025 and 2024 (in thousands):

	Six months ended June 30,
	2025	2024
Research and development - Payroll and Employee benefits	779	1,126
Marketing - Payroll and Employee benefits	262	249
General and administrative - Payroll and Employee benefits	392	565
Depreciation and amortization expenses	481	228
Share-based compensation expenses	184	233
Other operating expenses (*)	1,347	1,961
Total operating expenses	3,445	4,362

Loss from marketable securities	36	109
Interest income	(13)	(122)
Other financial expenses (income), net	170	(28)
Other expenses	206	14
Loss for the year	3,844	4,335

(*)	Other operating expenses include materials, directors and officers insurance, public relations and advertising, consulting and professional services, corporate costs and facility costs.

STEAKHOLDER FOODS LTD

NOTE 8 – SHARE-BASED COMPENSATION

The Company has adopted a share-based compensation plan, the 2022 Share Incentive Plan (the Plan), from which share-based compensation awards can be granted to employees, directors and consultants. As of June 30, 2025, there were 206,337 ADSs authorized for issuance and not yet issued under the Plan.

The Company has issued stock option and restricted share unit (RSU) awards to management, other employees, consultants, and directors. These awards generally vest ratably over a three-year period and the option awards expire after a term of five years or four years from the date of grant. The Company’s option and RSUs awards have vesting conditions based on service periods. During the first six months of 2025, the Company allocated RSUs vesting into 1,500 ADSs to an officer. In addition, the Company allocated 37,197 ADSs to employees in lieu of annual bonuses.

The fair value of the Company’s stock options granted to a consultant for the six months ended June 30, 2024 were estimated using the following assumptions:

2024
Expected volatility	91.04%
Risk free interest rate	4.73%
Expected dividend	0%
Expected term (in years)	5 years

The expected volatility was determined on the basis of a weighted average share price volatility of the Company, as well as similar companies, for a period equal to the share options expected terms. The risk-free interest rate is based on the yield from U.S. treasury bonds with an equivalent term. The Company has historically not paid dividends and has no foreseeable plans to pay dividends. Share price was determined according to quoted share prices on Nasdaq.

Transactions related to the grant of options to employees, directors and consultant under the Company’s options plan during the six months ended June 30, 2025 were as follows:

	Number of options	Weighted average exercise price (USD)	Weighted average remaining contractual term (in years)	Aggregate Intrinsic Value (USD)
Outstanding at January 1, 2025	8,698,270	0.6	5.3	0.02

Expired	(771,000)	0.64	-	-
Outstanding at June 30, 2025	7,927,270	0.06	5.3	0.02
Vested and expected to vest at end of period	7,927,270	0.06	5.3	-
Exercisable at June 30, 2025	7,927,270	0.06	5.3	-

Transactions related to restricted share units (RSUs) during the six months ended June 30, 2025, were as follows:

	Number of RSU and PSU	Weighted average grant date fair value (USD)
Outstanding at January 1, 2025	6,406,300	0.04
Granted	19,348,500	0.01
Vested	(20,645,500)	0.01
Forfeited	(410,800)	0.07
Outstanding at June 30, 2025	4,698,500	0.04

The total equity-based compensation expense related to all of the Company’s equity-based awards recognized for the six months ended June 30, 2025 and 2024 amounted for approximately USD 184 thousand and USD 233 thousand, respectively.

STEAKHOLDER FOODS LTD

NOTE 9 - BASIC AND DILUTED NET LOSS PER ORDINARY SHARE

The Company follows FASB ASC 260, Earnings Per Share (“ASC 260”), which requires the reporting of both basic and diluted earnings per ordinary share. Earnings per share (“EPS”) is calculated using the weighted average number of ordinary shares outstanding during each period.

Basic earnings per share is computed by dividing net loss from continuing operations and net loss from discontinued operations attributable to ordinary shareholders by the weighted-average number of ordinary shares, including (i) pre-funded warrants to purchase ordinary shares, outstanding for the period because their exercise requires only little or no consideration. (ii) shares held in abeyance because there is no consideration required for delivery of the shares.

Diluted net loss per share is computed by dividing the net loss by the weighted-average number of ordinary shares and dilutive ordinary share equivalents outstanding for the period determined using the treasury-share and if-converted methods, as applicable. For all periods presented, there is no difference in the number of shares used to calculate basic and diluted shares outstanding as inclusion of the potentially dilutive securities would be anti-dilutive.

A reconciliation of net loss available to ordinary shareholders and the number of shares in the calculation of basic and diluted loss per share is as follows (in thousands, except share and per share amounts):

	Six months ended June 30,
	2025	2024

Net loss attributable to ordinary shareholders	3,844	4,335

Weighted-average shares used in computing net loss per share, basic and diluted	544,608,702	398,123,569

Net loss per share, basic and diluted	0.0071	0.011

In computing diluted loss per share for the six months ended June 30, 2025 and 2024, no account was taken of the potential dilution that could occur upon the exercise of warrants, conversion of convertible loan, options granted under employee stock compensation plans, and contingently issuable shares, amounting to 487,798,059 and 322,195,110 shares outstanding, respectively, since they had an anti-dilutive effect on net loss per share.

NOTE 10 – RELATED PARTY BALANCES AND TRANSACTIONS

The directors of the Company are entitled to a service fee and share-based compensation (and in the case of the Chairman of the Board, domestic travel expenses and an annual performance-based bonus). In the six months ended June 30, 2025 and 2024, the Company incurred net expenses of USD 358 thousand and USD 485 thousand, respectively, for directors fees and share-based compensation in the condensed consolidated interim financial statement of comprehensive loss.

Mr. Kaufman, CEO of the company, and Yaron Kaiser, Chairman, are also founding partners of BlueOcean Sustainability Fund, LLC, doing business as BlueSoundWaves which provides the Company with marketing, consulting, and investor engagement services in the U.S., in exchange for warrants to purchase ordinary shares and restricted share units, which are recognized as share-based payments expenses. In the six months ended June 30, 2024, the Company incurred net marketing expenses of USD 143 thousand, to this related party.

STEAKHOLDER FOODS LTD

NOTE 11 – SUBSEQUENT EVENTS

A.	On July 16, 2025, the Company offered and sold in a public offering on a best efforts basis (the “Offering”) (i) 184,174 ADSs, (ii) 2,196,780 pre-funded warrants to purchase up to 2,196,780 ADSs (the “Pre-Funded Warrants”), and (iii) 2,380,954 warrants to purchase up to 2,380,954 ADSs (the “Common Warrants” and together with the Pre-Funded Warrants, the “Warrants”), at a combined public offering price of $1.05 per ADS and accompanying Common Warrant, and $1.04 per Pre-Funded Warrant and accompanying Common Warrant. Aggregate gross proceeds from the Offering (without taking into account any proceeds from any future exercises of Warrants) were approximately $2.5 million, and net proceeds were approximately $2.04 million, after deducting the fees and expenses of H.C. Wainwright & Co., LLC, which acted as the sole placement agent (the “Placement Agent”) and other offering expenses payable by the Company. The Offering closed on July 17, 2025.

The Pre-Funded Warrants were exercisable at any time at an exercise price of $0.01 per ADS and have been exercised as of the date hereof. The Common Warrants have an exercise price of $1.05 per ADS, are immediately exercisable, and expire on the five-year anniversary of the date of issuance.

The Placement Agent acted on a “best efforts” basis, in connection with the Offering. The Company issued to the Placement Agent or its designees 166,667 warrants to purchase up to 166,667 ADSs, representing 7.0% of the sum of the ADSs and Pre-Funded Warrants sold in the Offering (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Common Warrants issued and sold in the Offering, except that the Placement Agent Warrants have an exercise price of $1.3125 per ADS (representing 125% of the combined public offering price per ADS and accompanying Common Warrant) and will expire on July 16, 2030.

TWINE SOLUTIONS LTD.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2024

U.S. DOLLARS IN THOUSANDS

- - - - - - - - - - - - - - - - - - - - - - - -

Kost Forer Gabbay & Kasierer 144 Menachem Begin Road, Building A, Tel-Aviv 6492102, Israel	Tel: +972-3-6232525 Fax: +972-3-5622555 ey.com

REPORT OF INDEPENDENT AUDITORS

To the Shareholders of

TWINE SOLUTIONS LTD.

Opinion

We have audited the financial statements of Twine Solutions Ltd. (“the Company”), which comprise the balance sheets as of December 31, 2024 and 2023, and the related statements of operations, changes in convertible preferred shares and shareholders’ deficit and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, has a net capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
December 24, 2025	A Member of EY Global

TWINE SOLUTIONS LTD.

BALANCE SHEETS

U.S. dollars in thousands

	December 31,
	2024	2023
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	178	145
Restricted cash	139	-
Trade receivables	186	54
Other receivables	129	63
Inventory	907	1,319

Total current assets	1,539	1,581

NON-CURRENT ASSETS:

Restricted deposits	99	53
Right-of-use assets	333	97
Fixed assets	287	206

Total non-current assets	719	356

Total assets	2,258	1,937

The accompanying notes are an integral part of the financial statements.

TWINE SOLUTIONS LTD.

BALANCE SHEETS

U.S. dollars in thousands, except share and per share data

	December 31,
	2024	2023
LIABILITIES, CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:

Trade payables	2,131	2,004
Other payables	1,170	977
Loan from related parties	150	-
Deferred revenues	838	2,001
Short-term lease liabilities	183	110

Total current liabilities	4,472	5,092

NON-CURRENT LIABILITIES:

Loans from a bank	1,055	946
Long-term lease liabilities	167	-
Warrants	123	-

Total non-current liabilities	1,345	946

Total liabilities	5,817	6,038

CONVERIBLE PREFERED SHARES of NIS 0.01 par value each – 246,573,475 and 7,861,018 shares authorized issued and outstanding on December 31, 2024 and 2023, respectively.	4,638	37,672

SHAREHOLDERS’ DEFICIT: (Note 7)
Ordinary shares of NIS 0.01 par value each - 500,356,900 and 9,739,300 shares authorized on December 31, 2024 and 2023, respectively; 9,782,052 and 237,172 shares issued and outstanding on December 31, 2024 and 2023, respectively.	27	- *)
Additional paid-in capital	38,044	417
Accumulated deficit	(46,268)	(42,190)

Total shareholders’ deficit	(8,197)	(41,773)

Total liabilities, convertible preferred shares and shareholders’ equity	2,258	1,937

*)	Represents an amount lower than $1.

The accompanying notes are an integral part of the financial statements.

December 24, 2025	/s/ Alon Bar-Shany	/s/ Allon Maoz
Date of approval of the financial statements	Alon Bar-Shany Chairman of the Board	Allon Maoz CEO

TWINE SOLUTIONS LTD.

STATEMENTS OF OPERATIONS

U.S. dollars in thousands

	Year ended December 31
	2024	2023
Revenues	1,218	902
Cost of revenues	1,301	3,259
Gross loss	(83)	(2,357)

Operating expenses:

Research and development, net	2,504	5,075
Sales and marketing	306	1,438
General and administrative	1,166	2,102

Total operating expenses	3,976	8,615

Operating loss	(4,059)	(10,972)
Financial expenses	(214)	(341)
Other income	195	8
Net loss for the year	(4,078)	(11,305)

The accompanying notes are an integral part of the financial statements.

TWINE SOLUTIONS LTD.

STATEMENTS OF CONVERTIBLE PREFERRED SHARED AND SHAREHOLDERS’ DEFICIT

U.S. dollars in thousands, except share and per share data

	Convertible preferred shares		Ordinary Shares			Additional paid-in	Accumulated	Total shareholders’
	Number	Amount	Number	Amount		Capital	deficit	deficit

Balance as of December 31, 2022	1,917,392	34,592	237,172	-	*)	345	(30,885)	(30,540)

Issuance of shares	5,943,626	3,000	-	-		-	-	-
Receipt on account of shares	-	80	-	-		-	-	-
Share based payments	-	-	-	-		72	-	72
Net loss for the year	-	-	-	-		-	(11,305)	(11,305)

Balance as of December 31, 2023	7,861,018	37,672	237,172	-	*)	417	(42,190)	(41,773)

Issuance of shares	246,573,475	4,558	-	-		-	-	-
Conversion of convertible preferred shares into ordinary shares	(7,861,018)	(37,592)	9,544,880	27		37,592	-	37,619
Share based payments	-	-	-	-		35	-	35
Net loss for the year	-	-	-	-		-	(4,078)	(4,078)

Balance as of December 31, 2024	246,573,475	4,638	9,782,052	27		38,044	(46,268)	(8,197)

*)	Represents an amount lower than $ 1.

The accompanying notes are an integral part of the financial statements.

TWINE SOLUTIONS LTD.

STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Year ended December 31,
	2024	2023
Cash flows for operating activities:

Net loss	(4,078)	(11,305)
Adjustments required to reconcile net loss to net cash used in operating activities:
Share-based compensation expenses	35	72
Change in fair value of warrant liability	123	-
Depreciation	136	465
Financial expenses for lease	34	24
Finance expenses related to loan interest	109	-
Decrease (increase) in other receivables	(66)	440
Decrease (increase) in trade receivables	(132)	430
Increase (decrease) in trade payables	127	1,628
Decrease in Inventory	412	838
Increase (decrease) in other payables	193	(482)
Change in operating lease right of use assets	208	681
Repayment of lease liabilities	(238)	(670)
Increase (decrease) in deferred revenue	(663)	1,143

Net cash used in operating activities	(3,800)	(6,736)

Cash flows from investing activities:

Decrease (increase) in restricted deposits	(46)	1,441
Proceeds from sales of property, plant & equipment	-	214
Purchase of property, plant & equipment	(217)	-

Net cash provided by (used in) investing activities	(263)	1,655

Cash flows from financing activities:

Proceeds from loans from related parties	150	-
Proceeds from issuance of shares including receipt on account of shares	4,085	3,080
Repayment of long-term loan	-	(1,590)

Net cash provided by financing activities	4,235	1,490

Change in cash, cash equivalents and restricted cash	172	(3,591)
Cash, cash equivalents restricted cash and at the beginning of the period	145	3,736

Cash, cash equivalents and restricted cash at the end of period	317	145
Supplemental disclosures of non-cash transactions:
Right-of-use asset recognized with corresponding lease liability	444	352
Conversion of advances from customers to convertible preferred shares	500	-
Receivable on account of convertible preferred shares	350	-
Conversion of convertible preferred shares into ordinary shares	37,592	-

*)	Represents an amount lower than $ 1.

The accompanying notes are an integral part of the financial statements.

TWINE SOLUTIONS LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 1:- GENERAL

a.	Twine Solutions Ltd. (“the Company”) was incorporated and commenced its operations on February 26, 2015 under the laws of the State of Israel. The Company is engaged in research and development in the field of digital printing and coloring of sewing threads.

b.	The financial statements have been prepared assuming the Company will continue as a going concern, which assumes that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company incurred losses in the amount of approximately $ 4,078 thousand during the year ended December 31, 2024 and has an accumulated deficit of approximately $ 46,268 thousand as of December 31, 2024. The Company’s continued operations are conditional on financing its operations through additional fundraising until profitability is achieved. These factors raise significant doubts about the Company’s ability to continue operating as a going concern. The financial statements did not include any adjustments regarding the carrying amounts and classifications of assets and liabilities that may be necessary if the Company is unable to continue operating as a going concern. Such adjustments could be material.

c.	During 2023, as a result of accumulated losses and liabilities, the Company encountered cash-flow difficulties. Accordingly, on November 12, 2023, the Company filed a motion with the court for a stay of proceedings in order to formulate a debt arrangement and appoint an arrangement administrator. On November 16, 2023, the court granted the motion, issued a stay-of-proceedings order, and appointed an arrangement administrator. During the stay-of-proceedings period, the Company engaged with its creditors (secured creditor, priority creditors, and unsecured creditors) and succeeded in formulating a debt arrangement. On February 20, 2024, the court approved the arrangement. See also note 12a.

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES

The Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), applied on a consistent basis, as follows:

a.	Financial statements in U.S. dollars:

The functional currency of the Company is the U.S dollar, as the U.S. dollar is the currency of the primary economic environment in which the Company has operated and expects to continue to operate in the foreseeable future. The majority of the Company’s operations are currently conducted in Israel and most of the Israeli expenses are currently paid in new Israeli shekels (“NIS”); However, financing and investing activities and the Company’s budget are made in U.S dollars. Accordingly, management has designated the U.S dollar as the currency of its primary economic environment and thus its functional, reporting currency financial statements and accompanying notes.

TWINE SOLUTIONS LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The Company transactions and balances denominated in U.S. dollars are presented at their original amounts. Non-dollar transactions and balances have been remeasured to U.S. dollars in accordance with ASC 830, foreign currency matters, of the Financial Accounting Standards Board (“FASB”). All transaction gains and losses from remeasurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statements of operations as financial income or expenses, as appropriate.

b.	Cash and cash equivalents:

Cash equivalents represent short-term highly liquid investments that are readily convertible into cash with original maturities of three months or less at the date acquired.

c.	Restricted cash:

Restricted cash represents funds held with a trustee and designated for payments in accordance with the Company’s debt arrangement (see Note 10a).

The following table provides a reconciliation of the cash balances reported on the balance sheets and the cash, cash equivalents and restricted cash at the end of the year balances reported in the statements of cash flows:

	December 31,
	2024	2023
Cash and cash equivalents as reported on the balance sheets	178	145
Restricted cash as reported on the balance sheets	139	-

Cash, cash equivalents and restricted cash, as reported in the statements of cash flows	317	145

d.	Restricted deposit:

Restricted deposit is primarily invested in a long-term bank deposit, which is used as collateral for lease commitments and credit line.

TWINE SOLUTIONS LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

e.	Property and equipment:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated on a the straight-line basis over the estimated useful life. The following are the annual depreciation rates for various types of property and equipment:

%
Computers and related equipment	33
Office furniture and electronic equipment	7-33
Laboratory equipment	15
Leasehold improvements	Over the shorter of the term of the lease, or the useful life of the assets

f.	Inventory valuation:

The Company’s inventory consists of purchased parts and subassemblies, work in process, and finished goods.

Inventories are stated at the lower of cost or net realizable value, cost is determined using the first-in, first-out (FIFO) method and includes purchase costs and, where applicable, production costs incurred in bringing the inventory to its present location and condition.

Net realizable value represents the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation.

g.	Revenues:

The Company generates revenues from sales of systems, consumables and services. The Company sells its products directly to end-users and indirectly through independent distributors, all of whom are considered end-users.

The Company recognizes revenues in accordance with ASC No. 606, “Revenue from Contracts with Customers”. As such, the Company recognizes revenue under the core principle that transfer of control to the Company’s customers should be depicted in an amount reflecting the consideration the Company expects to receive in revenue. Therefore, the Company identifies a contract with a customer, identifies the performance obligations in the contract, determines the transaction price, allocates the transaction price to each performance obligation in the contract and recognizes revenues when, or as, the Company satisfies a performance obligation.

TWINE SOLUTIONS LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Revenues from products, which consist of systems and consumables, are recognized at the point in time when control has transferred, in accordance with the agreed-upon delivery terms. Revenues from services are derived mainly from the sale of spare parts and service contracts. The Company’s revenues from spare parts are recognized at the point in time when control has transferred. Service contracts are recognized over time, on a straight-line basis, over the period of the service as the services have a consistent continuous pattern of transfer to a customer during the contract period.

For multiple performance obligations arrangements, such as selling a system with service contract, the Company accounts for each performance obligation separately as it is distinct. The transaction price is allocated to each distinct performance obligation on a relative standalone selling price (“SSP”) basis and revenue is recognized for each performance obligation when control has passed, or service has been rendered.

The Company does not account for training and installation as a separate performance obligation due to its immateriality in the context of its contracts. Accordingly, revenues from training and installation are recognized upon the delivery of its systems.

Contract liabilities include amounts received from customers for which revenue has not yet been recognized. Contract liabilities amounted to $838 and $2,001 as of December 31, 2024 and 2023, respectively, and are presented under deferred revenues and. During the year ended December 31, 2024, the Company recognized revenues in amount of $663, which had been included in the contract liabilities balance on January 1, 2024.

The Company receives payments from customers based upon billing cycles and contract terms which may vary by contract type. Invoice payment terms are usually 30 days. In instances where the timing of revenue recognition differs from the timing of invoicing, the Company determines its contracts generally to not include a significant financing component since the Company’s selling prices are not subjected to billing terms nor is its purpose to receive financing from its customers or to provide customers with financing. In addition, the Company elect to apply the practical expedient to not adjust the promised amount of consideration for the effects of a significant financing component if the Company expects, at contract inception, that the period between when the Company will transfer a promised good or service to a customer and when the customer will pay for that good or service will be one year or less.

Remaining performance obligations represent contracted revenues that have not yet been recognized, and which includes deferred revenues and non-cancelable contracts that will be invoiced and recognized as revenue in future periods. The Company elected to apply the optional exemption under paragraph ASC 606-10-50-14(a) not to disclose the remaining performance obligations that relate to contracts with an original expected duration of one year or less for which deferred revenues have not been recorded yet.

The aggregate amount of transaction price allocated to the remaining performance obligations was $838 as of December 31, 2024, which are expected to be satisfied and recognized in 2025.

TWINE SOLUTIONS LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Revenue is measured based on the consideration specified in a contract with a customer, excluding taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction, that are collected by the Company from a customer.

Shipping and handling fees charged to the Company’s customers are recognized as revenue in the period shipped and the related costs for providing these services are recorded as cost of revenues.

h.	Impairment of long-lived assets:

The Company’s long-lived assets are reviewed for impairment in accordance with ASC 360, “Property, Plant and Equipment”, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

As of December 31, 2024 and 2023, no impairment losses have been identified.

i.	Leases:

The Company evaluates the contracts it enters into to determine whether such contracts contain leases. A contract contains a lease if the contract conveys the right to control the use of identified property, plant or equipment for a period of time in exchange for consideration.

The Company determines if an arrangement is a lease at inception of the contract, which is the date on which the terms of the contract are agreed to, and the agreement creates enforceable rights and obligations. The commencement date of the lease is the date that the lessor makes an underlying asset available for the lessee’s use. At commencement, contracts containing a lease are further evaluated for classification as an operating or finance lease where the Company is a lessee.

ROU assets and lease liabilities are recognized at commencement date based on the present value of remaining lease payments over the lease term. For this purpose, the Company considers only payments that are fixed and determinable at the time of commencement. As the Company’s lease arrangements as a lessee do not provide an implicit rate, thus, the Company uses its incremental estimated borrowing rate at lease commencement to measure the right-of-use (“ROU”) assets and lease liabilities. The ROU asset is recorded net of any lease incentives received. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise such options. Operating lease expense is generally recognized on a straight-line basis over the lease term.

The Company elected to combine its lease and non-lease components and to not recognize a lease liability and a right-of-use (“ROU”) asset on the balance sheet for leases with a term of twelve months or less.

TWINE SOLUTIONS LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

j.	Trade Receivables:

The Company’s trade receivables when it has unconditional right to consideration for amounts invoiced and yet unbilled invoices. The Company’s allowance for credit losses for trade receivables is based upon its assessment of various factors, including historical experience, the age of the trade receivable balances, credit quality of its customers, current economic conditions and other factors. The allowance of credit losses was not material for the periods presented.

k.	Research and development expenses:

Research and development expenses consist primarily of payroll and related costs, subcontractors, materials, and other project-related costs incurred in connection with the development of the Company’s products and technology. Research and development expenses are expensed as incurred. The Company does not capitalize research and development costs.

Participation grants from the Israel Innovation Authority (the “IIA”) for research and development activity are recognized at the time the Company is entitled to such grants based on the costs incurred and included as a deduction from research and development costs. Research and development grants recognized during the years ended December 31, 2024, and 2023 were $413 and $53, respectively.

l.	Income taxes:

The Company is subject to income taxes in Israel. The Company account for income taxes in accordance with ASC 740, “Income Taxes”. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The financial effect of changes in tax laws or rates is accounted for in the period of enactment. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

m.	Use of estimates:

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions. The Company’s management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made.

TWINE SOLUTIONS LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

On an ongoing basis, the Company’s management evaluates estimates, including those related to liabilities, fair values of share-based awards and warrants. Such estimates are based on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

n.	Fair value of financial instruments:

The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments.

The carrying amounts of cash, cash equivalents, restricted deposit, other receivables, trade payables and other payables approximate their fair value due to the short-term maturity of such instruments.

The Company adopted the provisions of ASC 820 – “fair value measurement”, with respect to non-financial assets and liabilities measured at fair value on a non-recurring basis.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 describes three levels of inputs that may be used to measure fair value as follows:

The Company measures financial assets and liabilities at fair value at each reporting period using a fair value hierarchy which requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s classification within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Three levels of inputs may be used to measure fair value-

Level 1	-	quoted prices in active markets for identical assets or liabilities;

Level 2	-	significant other than quoted prices included within Level 1 observable inputs based on market data obtained from sources independent of the reporting entity;

Level 3	-	inputs that are unobservable (for example cash flow modeling inputs based on assumptions).

The carrying amounts of the Company’s financial instruments, including, other receivables, trade receivables, warrants and other payables approximate their fair value due to the short-term maturity of such instruments.

TWINE SOLUTIONS LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

o.	Legal and other contingencies:

The Company accounts for its contingent liabilities in accordance with ASC 450 “Contingencies”. A provision is recorded when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. With respect to legal matters, provisions are reviewed and adjusted to reflect the impact of negotiations, estimated settlements, legal rulings, advice of legal counsel and other information and events pertaining to a particular matter. As of December 31, 2024, the Company is not a party to any litigation that could have a material adverse effect on the Company’s business, financial position, results of operations or cash flows. Legal costs incurred in connection with loss contingencies are expensed as incurred.

p.	Concentrations of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, cash equivalents and restricted cash, other receivables and trade payables.

Cash and cash equivalents, and restricted deposit are invested in a major bank in Israel. Management believes that the financial institution that holds the Company’s investments is financially sound and, accordingly, minimal credit risk exists with respect to these investments.

The Company has no off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

q.	Severance pay:

Pursuant to Section 14 of the Severance Compensation Law, 1963 (“Section 14”), all of the employees of the Company are included under this section as of March 2016, are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made in their name with insurance companies. Payments in accordance with Section 14 release the Company from any future severance payments in respect of those employees. Deposits under Section 14 are not recorded as an asset in the Company’s balance sheet.

Severance expenses for the years ended December 31, 2024 and 2023 were $382 and $598, respectively.

r.	Share-based compensation:

The Company accounts for share-based compensation in accordance with ASC 718, “Compensation—Stock Compensation”. ASC 718 requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model.

The fair value of share-based awards granted to employees was estimated using the Black-Scholes option pricing model.

TWINE SOLUTIONS LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The option-pricing model requires a number of assumptions, of which the most significant are the expected share price volatility and the expected option term. The risk-free interest rate is based on the yield from U.S. treasury bonds with an equivalent term. The expected term of options granted was calculated using the “simplified” method (expected term = (vesting term + original contractual term)/2). The Company has historically not paid dividends and has no foreseeable plans to pay dividends. The Company recognizes the related expenses over the vesting period.

The Company recognizes compensation expenses for the value of its awards, which have graded vesting based on service conditions, using the straight-line method, over the requisite service period of each of the awards. The Company recognizes forfeitures of awards as they occur.

The following weighted-average assumptions were used:

	Year ended
	December 31,
	2024	2023

Expected volatility	54.29%	52.73%
Risk-free interest rate	4.38%	3.84%
Dividend yield	0%	0%
Expected term (in years)	7	7

s.	recently issued accounting pronouncements

In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-09, Income Taxes (Topic 740) - Improvements to Income Tax Disclosures. The ASU requires that an entity disclose specific categories in the effective tax rate reconciliation as well as provide additional information for reconciling items that meet a quantitative threshold. Further, the ASU requires certain disclosures of state versus federal income tax expense and taxes paid. The amendments in this ASU are required to be adopted for fiscal years beginning after December 15, 2024 with early adoption is permitted. The Company is currently evaluating the impact of adopting the ASU on its financial statements disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Topic 220-40), Disaggregation of Income Statement Expenses, which requires disaggregated disclosure in the notes to the financial statements of prescribed categories of expenses within relevant income statement captions. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026 and interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact on its financial statement disclosures.

TWINE SOLUTIONS LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

In July 2025, the FASB issued ASU 2025-05, Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses for Accounts Receivable and Contract Assets, which provides a practical expedient when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606, Revenue from Contracts with Customers. The practical expedient assumes that current conditions as of the balance sheet date do not change for the remaining life of the assets. The guidance is effective for the Company for the first quarter beginning January 1, 2026, with early adoption permitted. The Company is currently evaluating the impact on its financial statement disclosures.

In September 2025, the FASB issued ASU 2025-06, Intangible - Goodwill and Other Internal-Use Software (Subtopic 350-40), Targeted Improvements to the Accounting for Internal-Use Software, which modernizes the accounting guidance for costs to develop software for internal use. It removes the previous development stage model and introduces a more judgment-based approach. The guidance is effective for the Company for the first quarter beginning January 1, 2028, with early adoption permitted. The Company is currently evaluating the impact on its financial statement disclosures.

NOTE 3:- OTHER RECEIVABLES

	December 31,
	2024	2023

Institutions	74	57
Government Grants - Israel Innovation Authority	50	-
Advances to vendors	2	2
Prepaid expenses	3	4
	129	63

NOTE 4:- INVENTORY

	December 31,
	2024	2023

Purchased parts and subassemblies	345	470
Work–in–process	272	341
Finished goods	290	508
	907	1,319

TWINE SOLUTIONS LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 5:- PROPERTY AND EQUIPMENT, NET

	December 31,
	2024	2023
Cost:
Computers and related equipment	10	100
Office furniture and electronic equipment	42	99
Laboratory equipment	542	1,062
Leasehold improvements	97	168
	691	1,429
Accumulated depreciation:
Computers and related equipment	8	81
Office furniture and electronic equipment	16	70
Laboratory equipment	376	905
Leasehold improvements	4	167
	404	1,223
Depreciated cost	287	206

Depreciation expenses for the year ended December 31, 2024 and 2023 were $ 136 and $ 465, respectively.

NOTE 6:- OTHER PAYABLE

	December 31,
	2024	2023

Employees and payroll accruals	994	845
Accrued expenses and others	176	132
	1,170	977

NOTE 7:- LEASES

The Company’s main operating lease expenses relate primarily to leases of office space and laboratory facilities. The Company entered into a lease agreement in 2020, which was terminated by mutual agreement in early 2024.

In February 2024, the Company relocated and entered into a new lease for a different property. As of December 31, 2024, the Company does not expect that any extension options under the new lease will be exercised.

The Company determines if an arrangement is or contains a lease at contract inception and recognizes a right of use asset and a lease liability at the lease commencement date.

As of December 31, 2024 and 2023, the Company has no financing leases.

TWINE SOLUTIONS LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 7:- LEASES (Cont.)

i)	The weighted-average remaining lease term and discount rate related to operating leases were as follows:

	December 31,
	2024	2023

Weighted average remaining lease term	2.25	0.16
Weighted average discount rate	25.1%	26.7%

ii)	The maturities of the Company’s operating lease liabilities:

December 31,
2024
2025	173
2026	173
2027	44
Total undiscounted lease payments	390

Less imputed interest	(40)

Total lease liabilities	350

Lease expenses for the years ended December 31, 2024 and 2023 were $127 and $260, respectively.

Cash paid for amounts included in the measurement of operating lease liabilities was $378 and $654 during the years ended December 31, 2024 and 2023, respectively.

NOTE 8:- FAIR VALUE MEASUREMENT

The Company measures certain financial liabilities at fair value on a recurring basis.

Fair value is determined based on the following hierarchy:

Level 1 – quoted prices (unadjusted) in active markets for identical instruments.

Level 2 – observable inputs other than quoted prices included in Level 1.

Level 3 – unobservable inputs used for the valuation of the instrument.

As of December 31, 2024, the Company had one financial liability measured at fair value on a recurring basis, which consists of a warrant liability classified within Level 3 of the fair value hierarchy.

TWINE SOLUTIONS LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 8:- FAIR VALUE MEASUREMENT (Cont.)

	Year ended
	December 31, 2024
	Fair Value	Level 1	Level 2	Level 3

Financial assets:

Cash and cash equivalents	178	178	-	-
Restricted cash	139	139	-	-
Restricted deposits	186	186	-	-

Financial liabilities:

Warrant liability	123	-	-	123

	Year ended
	December 31, 2023
	Fair Value	Level 1	Level 2	Level 3

Financial assets:

Cash and cash equivalents	145	145	-	-
Restricted deposits	53	53	-	-

The warrant liability is classified within Level 3 of the fair value hierarchy as it is valued using unobservable inputs. The fair value of the warrants was estimated using Black-Scholes option-pricing model, which incorporates significant assumptions such as expected volatility, risk-free interest rate, expected term of the warrants and the Company’s share price Changes in these assumptions could materially affect the fair value of the liability.

The following table summarizes the changes in the Company’s Level 3 warrant liability for the years ended December 31, 2024 and 2023:

	December 31,
	2024	2023

Balance at January 1	-	-
Issuance of warrants	184	250
Changes in fair value	(61)	-
Exercises / expirations	-	(250)
Balance at December 31	123	-

TWINE SOLUTIONS LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 9:- CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ DEFICIT

a.	The share capital consists of Ordinary Shares and Convertible Preferred Shares, of NIS 0.01 par value each:

	December 31, 2024
		Issued and	Liquidation
	Authorized	outstanding	preference

Ordinary shares	500,356,900	9,782,052
Series BB Convertible Preferred shares	282,161,000	204,485,900	$17,005
Series BB-1 Convertible Preferred shares	132,275,100	42,087,500	$3,500

	December 31, 2023
		Issued and	Liquidation
	Authorized	outstanding	preference

Ordinary shares	13,635,738	237,172
Series A-1 Convertible Preferred shares	110,770	110,770	$2,629
Series A-2 Convertible Preferred shares	36,924	36,924	$654
Series B-1 Convertible Preferred shares	115,304	115,304	$2,188
Series B-2 Convertible Preferred shares	196,114	196,114	$4,890
Series B-3 Convertible Preferred shares	437,410	437,410	$12,657
Series C Convertible Preferred shares	1,020,870	1,020,870	$38,939
Series D-1 Convertible Preferred shares	32,079	32,079	$310
Series D-2 Convertible Preferred shares	5,661,155	5,558,983	$42,941
Series E Convertible Preferred shares	750,005	352,564	$9,650

b.	Ordinary shares:

Ordinary shares confer upon their holders the right to receive notice, participate and vote in shareholders’ meetings of the Company, the right to receive dividends when and if declared, and the right to share in residual assets upon liquidation after distribution to the holders of preferred shares.

TWINE SOLUTIONS LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 9:- CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ DEFICIT (Cont.)

c.	Preferred shares:

Preferred shares confer upon their holders all rights granted to holders of ordinary shares. Each preferred share is convertible, at the option of its holder, into such number of ordinary shares as determined in the Company’s Articles of Association.

In the event of a Liquidation, Deemed Liquidation Event, or dividend distribution, the preferred shareholders are entitled to liquidation preferences and other priority rights as specified in the Articles of Association.

All classes of Preferred shares are redeemable in a deemed liquidation event, which is not under the control of the Company; thus, the Company classified the stock outside permanent equity pursuant to ASC 480-10-S99. As of December 31, 2024 and 2023, the Company did not adjust the carrying values of the Preferred shares to the deemed liquidation values of such shares since a liquidation event was not probable. Subsequent adjustments to increase the carrying values to the ultimate liquidation values will be made only when it becomes probable that such a deemed liquidation event will occur.

d.	On March 20, 2023, the Company entered into an investment agreement with existing and new shareholders. Pursuant to the agreement, the Company raised a total of $250 thousand, in consideration for which 32,079 Series D-1 preferred shares, par value NIS 0.01 per share, were issued.

As part of this financing round, the Company also received advances of approximately $80 thousand in respect of Series BB preferred shares, which were ultimately issued during 2024.

In addition, under this agreement, the Company granted investors 4,538,040 warrants to purchase up to 581,800 Series E preferred shares, par value NIS 0.01 per share. During the year, 2,750,000 warrants were exercised for total proceeds of $352,564.

Furthermore, pursuant to this agreement, SAFE investments from 2021 and 2022 in an aggregate amount of $34,658 thousand were converted into 5,558,982 Series D-2 preferred shares, par value NIS 0.01 per share.

e.	In February 2024, in accordance with agreements entered into between the Company and COATS, approximately $700 that had been received in 2023 as advances for machines was converted into $500 in Series BB-1 preferred shares, par value NIS 0.01 per share.

f.	On March 5, 2024, the Company entered into an investment agreement with existing and new shareholders. Pursuant to the agreement, the Company raised a total of $4,232 (net of issuance expenses of $18), in exchange for which 204,485,933 Series BB preferred shares, par value NIS 0.01 per share, were issued. This amount also includes advances of approximately $80 thousand received in 2023 in respect of Series BB shares.

TWINE SOLUTIONS LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 9:- CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ DEFICIT (Cont.)

As December 31, 2024, $250 were not received from the investor.

The Company also converted all of its outstanding convertible preferred shares of all classes outstanding prior to the March 2024 round into ordinary shares.

In addition, under this agreement, the Company granted investors 36,405,450 warrants convertible into Series AA preferred shares, par value NIS 0.01 per share. These warrants have not yet been exercised.

g.	On October 30, 2024, the Company entered into an additional investment agreement with existing shareholders. Pursuant to the agreement, the Company raised a total of $875 thousand, in exchange for which 42,087,542 Series BB-1 preferred shares, par value NIS 0.01 per share, were issued.

As December 31, 2024, $100 were not received from the investor.

h.	Share Option Plan:

On May 7, 2015, the Company adopted a Share Option Plan under which options may be granted to employees and other service providers as determined by the Board of Directors. Options are exercisable into ordinary shares of the Company, par value NIS 0.01 per share, generally vest over three to four years, and expire 10 years from the grant date unless terminated earlier under the Plan. The Company initially reserved 153,409 ordinary shares for issuance under the Plan and increased this reserve by an additional 111,645 shares on November 18, 2018.

In July 2019, the Company allocated an additional 180,000 options under the Plan. (total reserve: 445,054 shares).

To date, the Company has granted approximately 441 thousand options under the Plan.

TWINE SOLUTIONS LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 9:- CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ DEFICIT (Cont.)

A summary of the Company’s options activity and related information is as follows:

	Year ended
	December 31, 2024
			Weighted
			average
		Weighted	remaining	Aggregate
		average	contractual	Intrinsic
	Number of	exercise	term	Value
	options	price	(in years)	(USD)

Outstanding at beginning of period	157,721	9.83	4.10	-	*)
Forfeiture	(43,519)	9.98	-	-

Outstanding at end of period	114,202	10.07	4.54	-	*)
Exercisable options	104,110	9.97	4.48	-	*)

*)	Represent an amount lower than $1

As of December 31, 2024, there was a total of $14 unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 1 year.

The total share-based compensation expenses relating to all of the Company’s share-based awards recognized for the years ended December 31, 2024, 2023 were included in items of the statements of operations, as follows:

	December 31,
	2024	2023

Cost of Revenues	10	21
Research and development expenses, net	16	32
Selling and marketing expenses	8	17
General and administrative expenses	1	3
	35	73

NOTE 10:- FINANCIAL EXPENSES:

	For the year ended
	December 31,
	2024	2023

Foreign exchange differences, net	(11)	127
Interest expense	122	128
Remeasurement of Warrants	123	-
Finance costs on lease liabilities	34	23
Others	(54)	63
	214	341

TWINE SOLUTIONS LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 11:- INCOME TAXES

a.	The components of the net loss before the provision for income taxes from continuing operation were as follows:

	For the year ended December 31,
	2024	2023

Israel	(4,276)	(11,307)
	(4,276)	(11,307)

b.	Provision for income taxes

No taxes on income were recorded for the years 2024 and 2023.

For 2024 and 2023, the main reconciling items of the Company’s statutory tax rate of 23% and the effective tax rate of (0.1)% and (0.3)%, respectively, were tax carryforward losses and other temporary differences, such as research and development expenses, for which a full valuation allowance was provided.

c.	Reconciliation of the theoretical tax expenses

The main reconciling items between the statutory tax rate of the Company and the effective tax rate are the non-recognition of tax benefits from accumulated net operating loss carryforward among the Company due to the uncertainty of the realization of such tax benefits

d.	Tax assessments:

The Company considered final tax assessments until 2019.

e.	Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

As of December 31, 2024, the Company has provided valuation allowance of $ 17,533 in respect of deferred tax assets resulting from tax loss carryforward and other temporary differences. Management currently believes that since the Company has a history of losses, it is more likely than not that the deferred tax regarding the loss carryforward and other temporary differences will not be realized in the foreseeable future.

f.	Net operating losses carry forward:

The Company have accumulated losses and deductions for tax purposes as of December 31, 2024, in the amount of approximately $ 73,944, which may be carried forward and offset against taxable income in the future for an indefinite period.

TWINE SOLUTIONS LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 12:- COMMITMENTS AND CONTINGENT LIABILITIES

a.	Debt Arrangement:

During 2023, as a result of accumulated losses and liabilities, the Company encountered cash-flow difficulties. Accordingly, on November 12, 2023, the Company filed a motion with the court for a stay of proceedings in order to formulate a debt arrangement and appoint an arrangement administrator.

On November 16, 2023, the court granted the motion, issued a stay-of-proceedings order, and appointed an arrangement administrator. During the stay-of-proceedings period, the Company engaged with its creditors (secured creditor, priority creditors, and unsecured creditors) and succeeded in formulating a debt arrangement. On February 20, 2024, the court approved the arrangement.

Main Terms of the Arrangement:

1.	Priority creditors – will be repaid 100% of their approved claims within six (6) months from the date of approval of the arrangement. Payments of liabilities to provident and pension funds will be made within twelve (12) months from the approval date. To the extent an employee’s claim is approved above the statutory priority cap, such excess amount will be repaid as an unsecured claim.

2.	Secured creditor – will be repaid 100% of its approved claim, commencing in the first quarter of 2026, in quarterly installments over a period of three (3) years. In any event, the secured creditor will be repaid in full before completion of payments to unsecured creditors.

Unsecured creditors – will be repaid 100% of their approved claims, commencing in the first quarter of 2026, in quarterly installments over a period of three (3) years. As of the date of signing of the financial statements, the arrangement administrator has issued non-final decisions in respect of most unsecured claims. The Company will formulate its position regarding these decisions and will consider whether to appeal certain of them, if it deems appropriate.

The amount available for distribution to creditors will equal 75% of the Company’s quarterly free cash flow (based on unaudited financial statements) and will not be less than USD 200 thousand per quarter (USD 800 thousand per year).

Quarterly payments will be made on account of the annual dividend to creditors, which will be calculated based on the Company’s annual free cash flow (in accordance with audited financial statements).

In addition, special agreements were reached with COATS (which is a customer and shareholder of the Company), as well as with the lessor of the Company’s offices located at Beit Kodak, Petah Tikva.

As of December 31, 2024, the Company deposited NIS 508 thousand into the trustee’s account to secure fulfillment of its obligations under the arrangement.

TWINE SOLUTIONS LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 12:- COMMITMENTS AND CONTINGENT LIABILITIES (Cont.)

As of the date of signing of the financial statements, the Company has repaid the amounts owed by it as priority claims, except for amounts owed to the Israeli Tax Authority, with which the Company reached a payment arrangement, and to the National Insurance Institute.

b.	Grants from the Israel Innovation Authority:

The Company participated in several research and development support programs of the Israel Innovation Authority (formerly the Office of the Chief Scientist). As of December 31, 2024, the aggregate grants received under these programs totaled approximately USD 2,732 thousand.

The Company is obligated to pay royalties to the National Authority for Technological Innovation, calculated based on the consideration from the sale of products whose development was supported by the State. Such royalties are payable at a rate of 3%–3.5% of sales of the relevant products, up to 100% of the grants received by the Company, linked to the U.S. dollar and bearing LIBOR interest. Payment of royalties is contingent upon sales of the products; in the absence of sales, the Company is not required to pay royalties.

As of December 31, 2024, the Company’s accrued contingent liability in favor of the National Innovation Authority amounts to approximately USD 2,630 thousand, excluding accrued interest.

NOTE 13:- RELATED PARTY TRANSACTIONS

a.	Balances:

	December 31,
	2024	2023

Loans (1)	150	-
Deferred revenue (2)	832	1,807

b.	Transactions:

	Year ended December 31,
	2024	2023

Revenues (2)	325	116
Other income (2)	200	-

(1)	On December 31, 3024, the Company received a loan from one of its investors in the amount of $150 thousand. The loan bears interest at a monthly rate of 1%.

(2)	Represents balances and transactions with COATS (see also note 9e).

TWINE SOLUTIONS LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 14:- SUBSEQUENT BALANCE SHEET DATE EVENTS

The Company evaluated subsequent events through December 23, 2025, the date these financial statements were available to be issued, and determined that there were no events requiring adjustment to, or disclosure in, the financial statements except as described below

On October 28, 2025, the Company entered into binding agreements with Steakholder Foods Ltd. (Nasdaq: STKH) (“Stakeholder”) pursuant to which Steakholder will acquire all of the Company’s outstanding share capital. The consideration will consist of a combination of American Depositary Shares (ADSs), pre-funded warrants, contingent warrants, and employee options to be issued by Steakholder.

In connection with the transaction, Gefen Capital provided loans to Twine, made an equity investment in Steakholder and provided Steakholder with a convertible loan in the total amount of $2,584 thousand. The equity investment and convertible loan were advanced by Stakeholder to the Company on a back-to-back basis.

The loan to Twine was converted into equity upon the closing of the transaction.

On December 1, 2025, the Company’s Board of Directors approved an efficiency and cost reduction plan (the “Efficiency Plan”) designed to align the Company’s operating expenses with its committed financial targets for the fiscal year 2026. This plan is a necessary measure to ensure the Company can meet the operational and financial milestones outlined in its 2026 financial plan.

NOTE 15:- SUBSEQUENT EVENTS (UNAUDITED)

In January 2026, Steakholder’s board resolved to discontinue additional funding of Twine, and Twine subsequently filed a request with the Central District Court in Israel to open insolvency proceedings under the Israeli Insolvency and Financial Rehabilitation Law, 2018. The proceedings are at an early stage, and the Company cannot yet assess their impact on its business.

- - - - - - - - - - - - - - - - - - -

TWINE SOLUTIONS LTD.

INTERIM FINANCIAL STATEMENTS

AS OF JUNE 30, 2025

U.S. DOLLARS IN THOUSANDS

- - - - - - - - - - - - - - - - - - -

TWINE SOLUTIONS LTD.

BALANCE SHEETS

U.S. dollars in thousands

	June 30,	December 31,
	2025	2024
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	1,278	178
Restricted cash	9	139
Trade receivables	10	186
Other receivables	105	129
Inventory	809	907
Total current assets	2,211	1,539

NON-CURRENT ASSETS:
Restricted deposits	108	99
Right-of-use assets	259	333
Fixed assets	231	287
Total non-current assets	598	719
Total assets	2,809	2,258

The accompanying notes are an integral part of the financial statements.

TWINE SOLUTIONS LTD.

BALANCE SHEETS (UNAUDITED)

U.S. dollars in thousands, except share and per share data

	June 30,	December 31,
	2025	2024
	(unaudited)
LIABILITIES, CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Trade payables	2,311	2,131
Other payables	1,554	1,170
Loan from related parties	2,605	150
Current maturities of a loan from a bank	385	-
Deferred revenues	723	838
Short-term lease liabilities	187	183
Total current liabilities	7,765	4,472
NON-CURRENT LIABILITIES:
Loans from a bank	829	1,055
Long-term lease liabilities	115	167
Warrants	102	123

Total non-current liabilities	1,046	1,345

Total liabilities	8,811	5,817
CONVERIBLE PREFERED SHARES of NIS 0.01 par value each – 414,436,100 shares authorized on June 30, 2025 and December 2024. 246,573,475 shares issued and outstanding on June 30, 2025 and December 2024	4,988	4,638
SHAREHOLDERS’ DEFICIT:
Ordinary shares of NIS 0.01 par value each – 500,356,900 shares authorized on June 30, 2025 and December 2024; 9,782,052 shares issued and outstanding on June 30, 2025 and December 2024	27	27
Additional paid-in capital	38,056	38,044
Accumulated deficit	(49,073)	(46,268)

Total shareholders’ deficit	(10,990)	(8,197)

Total liabilities, convertible preferred shares and shareholders’ equity	2,809	2,258

*)	Represents an amount lower than $ 1.

The accompanying notes are an integral part of the financial statements.

December 29, 2025	/s/ Alon Bar-Shany	/s/ Allon Maoz
Date of approval of the financial statements	Alon Bar-Shany Chairman of the Board	Allon Maoz CEO

TWINE SOLUTIONS LTD.

STATEMENTS OF OPERATIONS (Unaudited)

U.S. dollars in thousands

	Six Months Ended June 30,
	2025	2024
Revenues	224	183
Cost of revenues	519	264
Gross loss	(295)	(81)
Operating expenses:
Research and development, net	1,273	1,240
Sales and marketing	111	97
General and administrative	558	576
Total operating expenses	1,942	1,913
Operating loss	(2,237)	(1,994)
Financial expenses (income)	568	(52)
Other income	-	168
Net loss for the period	(2,805)	(1,774)

The accompanying notes are an integral part of the financial statements.

TWINE SOLUTIONS LTD.

STATEMENTS OF CONVERTIBLE PREFERRED SHARED AND SHAREHOLDERS’ DEFICIT (Unaudited)

U.S. dollars in thousands, except share and per share data

	Convertible preferred					Additional		Total
	shares		Ordinary Shares			paid-in	Accumulated	shareholders’
	Number	Amount	Number	Amount		Capital	deficit	deficit
Balance as of December 31, 2023	7,861,018	37,672	237,172	-	*)	417	(42,192)	(41,775)
Issuance of shares	204,485,933	2,939	-	-		-	-	-
Conversion of convertible preferred shares into ordinary shares	(7,861,018)	(37,592)	9,544,880	27		37,592	-	37,619
Share based payments	-	-	-	-		17	-	17
Net loss for the period	-	-	-	-		-	(1,774)	(1,774)
Balance as of June 30, 2024	204,485,933	3,019	9,782,052	27		38,026	(43,966)	(5,913)

Balance as of December 31, 2024	246,573,475	4,638	9,782,052	27		38,044	(46,268)	(8,197)
Funds received on account of shares issued in 2024	-	350	-	-		-	-
Share based payments	-	-	-	-		12	-	12
Net loss for the period	-	-	-	-		-	(2,805)	(2,805)
Balance as of June 30, 2025	246,573,475	4,988	9,782,052	27		38,056	(49,073)	(10,990)

*)	Represents an amount lower than $ 1.

The accompanying notes are an integral part of the financial statements.

TWINE SOLUTIONS LTD.

STATEMENTS OF CASH FLOWS (Unaudited)

U.S. dollars in thousands

	Six Months Ended June 30,
	2025	2024
Cash flows for operating activities:

Net loss for the period	(2,805)	(1,774)
Adjustments required to reconcile net loss to net cash used in operating activities:
Share-based compensation expenses	12	17
Change in fair value of warrant liability	(21)	43
Depreciation	56	67
Financial expenses for lease	40	6
Finance expenses related to loan interest	193	18
Decrease (increase) in other receivables	24	(1,013)
Decrease (increase) in trade receivables	176	(27)
Increase (decrease) in trade payables	180	(89)
Decrease in Inventory	98	116
Decrease (increase) in other payables	384	287
Change in operating lease right of use assets	74	134
Repayment of lease liabilities	(88)	(151)
Increase (decrease) in deferred revenue	(115)	360

Net cash used in operating activities	(1,792)	(2,006)

Cash flows from investing activities:

decrease in restricted deposits	(9)	(30)
Purchase of property, plant & equipment	-	(150)

Net cash used in investing activities	(9)	(180)

Cash flows from financing activities:

Proceeds from issuance of shares	350	2,466
Proceeds from loans from related parties	2,421	-

Net cash provided by financing activities	2,771	2,466

Change in cash and cash equivalents	970	280
Cash and restricted cash at beginning of the period	317	145

Cash and restricted cash at end of period	1,287	425
Supplemental disclosures of non-cash transactions:
Right-of-use asset recognized with corresponding lease liability	-	444
Conversion of advances from customers to convertible preferred shares	-	500
Receivable on account of convertible preferred shares	-	250
Conversion of convertible preferred shares into ordinary shares	-	37,592

*)	Represents an amount lower than $ 1.

The accompanying notes are an integral part of the financial statements.

TWINE SOLUTIONS LTD.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands

NOTE 1:- GENERAL

a.	Twine Solutions Ltd. (“the Company”) was incorporated and commenced its operations on February 26, 2015 under the laws of the State of Israel. The Company is engaged in research and development in the field of digital printing and coloring of sewing threads.

b.	The financial statements have been prepared assuming the Company will continue as a going concern, which assumes that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company incurred losses in the amount of approximately $ 2,805 thousand during the period ended June 30, 2025 and has an accumulated deficit of approximately $ 49,073 thousand as of June 30, 2025. The Company’s continued operations are conditional on financing its operations through additional fundraising until profitability is achieved. These factors raise significant doubts about the Company’s ability to continue operating as a going concern. The financial statements did not include any adjustments regarding the carrying amounts and classifications of assets and liabilities that may be necessary if the Company is unable to continue operating as a going concern. Such adjustments could be material.

c.	During 2023, as a result of accumulated losses and liabilities, the Company encountered cash-flow difficulties. Accordingly, on November 12, 2023, the Company filed a motion with the court for a stay of proceedings in order to formulate a debt arrangement and appoint an arrangement administrator. On November 16, 2023, the court granted the motion, issued a stay-of-proceedings order, and appointed an arrangement administrator. During the stay-of-proceedings period, the Company engaged with its creditors (secured creditor, priority creditors, and unsecured creditors) and succeeded in formulating a debt arrangement. On February 20, 2024, the court approved the arrangement.

NOTE 2:- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation:

The unaudited interim financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The accompanying unaudited interim financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and do not include all of the information required for full annual financial statements. The unaudited financial statements should be read in conjunction with the Company’s 2024 annual audited financial statements and footnotes.

The results of operations for the six months ended June 30, 2025 shown in these financial statements are not necessarily indicative of the results to be expected for the full year ending December 31, 2025.

The Company’s significant accounting policies are discussed in Note 2, Summary of Significant Accounting Policies, in the Company’s Annual Report for the year ended December 31, 2024. There have been no significant changes to these policies during the six months ended June 30, 2025

TWINE SOLUTIONS LTD.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands

NOTE 2:- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

b.	The following table provides a reconciliation of the cash balances reported on the balance sheets and the cash, cash equivalents and restricted cash at the end of the year balances reported in the statements of cash flows:

	June 30,	December 31,
	2025	2024
Cash and cash equivalents as reported on the balance sheets	1,278	178
Restricted cash as reported on the balance sheets	9	139
Cash, cash equivalents and restricted cash, as reported in the statements of cash flows	1,287	317

c.	Contract liabilities include amounts received from customers for which revenue has not yet been recognized. Contract liabilities amounted to $723 and $838 as of June 30, 2025 and December 31, 2024, respectively, and are presented under deferred revenues and. During the period ended June 30, 2025, the Company recognized revenues in amount of $ 115, which had been included in the contract liabilities balance on January 1, 2025.

d.	Remaining performance obligations represent contracted revenues that have not yet been recognized, and which includes deferred revenues and non-cancelable contracts that will be invoiced and recognized as revenue in future periods. The Company elected to apply the optional exemption under paragraph ASC 606-10-50-14(a) not to disclose the remaining performance obligations that relate to contracts with an original expected duration of one year or less for which deferred revenues have not been recorded yet.

The aggregate amount of transaction price allocated to the remaining performance obligations was $ 115 as of June 30, 2025, which are expected to be satisfied and recognized in 2025 and 2026.

TWINE SOLUTIONS LTD.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands

NOTE 2:- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

e.	recently issued accounting pronouncements

In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-09, Income Taxes (Topic 740) - Improvements to Income Tax Disclosures. The ASU requires that an entity disclose specific categories in the effective tax rate reconciliation as well as provide additional information for reconciling items that meet a quantitative threshold. Further, the ASU requires certain disclosures of state versus federal income tax expense and taxes paid. The amendments in this ASU are required to be adopted for fiscal years beginning after December 15, 2024 with early adoption is permitted. The Company is currently evaluating the impact of adopting the ASU on its financial statements disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Topic 220-40), Disaggregation of Income Statement Expenses, which requires disaggregated disclosure in the notes to the financial statements of prescribed categories of expenses within relevant income statement captions. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026 and interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact on its financial statement disclosures.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses for Accounts Receivable and Contract Assets, which provides a practical expedient when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606, Revenue from Contracts with Customers. The practical expedient assumes that current conditions as of the balance sheet date do not change for the remaining life of the assets. The guidance is effective for the Company for the first quarter beginning January 1, 2026, with early adoption permitted. The Company is currently evaluating the impact on its financial statement disclosures.

In September 2025, the FASB issued ASU 2025-06, Intangible - Goodwill and Other Internal-Use Software (Subtopic 350-40), Targeted Improvements to the Accounting for Internal-Use Software, which modernizes the accounting guidance for costs to develop software for internal use. It removes the previous development stage model and introduces a more judgment-based approach. The guidance is effective for the Company for the first quarter beginning January 1, 2028, with early adoption permitted. The Company is currently evaluating the impact on its financial statement disclosures.

TWINE SOLUTIONS LTD.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands

NOTE 3:- FAIR VALUE MEASUREMENT

The Company measures certain financial liabilities at fair value on a recurring basis .

Fair value is determined based on the following hierarchy:

Level 1 – quoted prices (unadjusted) in active markets for identical instruments.

Level 2 – observable inputs other than quoted prices included in Level 1.

Level 3 – unobservable inputs used for the valuation of the instrument.

As of June 30, 2025, the Company had one financial liability measured at fair value on a recurring basis, which consists of a warrant liability classified within Level 3 of the fair value hierarchy.

		Period ended June 30, 2025
	Fair Value	Level 1	Level 3
Financial assets:
Cash and cash equivalents	1,278	1,278
Restricted cash	9	9
Restricted deposits	108	108
Financial liabilities:
Warrant liability	102	-	102

TWINE SOLUTIONS LTD.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands

NOTE 3:- FAIR VALUE MEASUREMENT (CONT.)

		Year ended
		December 31, 2024
	Fair Value	Level 1	Level 3
Financial assets:
Cash and cash equivalents	178	178
Restricted cash	139	139
Restricted deposits	186	186

Financial liabilities:
Warrant liability	123	-	123

NOTE 4:- CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ DEFICIT

a.	The share capital consists of Ordinary Shares and Convertible Preferred Shares, of NIS 0.01 par value each:

	June 30, 2025 and December 31, 2024
		Issued and	Liquidation
	Authorized	outstanding	preference
Ordinary shares	500,356,900	9,782,052
Series BB Convertible Preferred shares	282,161,000	204,485,933	$17,005
Series BB-1 Convertible Preferred shares	132,275,100	42,087,542	$3,500

b.	Ordinary shares:

Ordinary shares confer upon their holders the right to receive notice, participate and vote in shareholders’ meetings of the Company, the right to receive dividends when and if declared, and the right to share in residual assets upon liquidation after distribution to the holders of preferred shares.

TWINE SOLUTIONS LTD.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands

NOTE 4:- CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ DEFICIT (CONT.)

c.	Preferred shares:

Preferred shares confer upon their holders all rights granted to holders of ordinary shares. Each preferred share is convertible, at the option of its holder, into such number of ordinary shares as determined in the Company’s Articles of Association.

In the event of a Liquidation, Deemed Liquidation Event, or dividend distribution, the preferred shareholders are entitled to liquidation preferences and other priority rights as specified in the Articles of Association.

All classes of Preferred shares are redeemable in a deemed liquidation event, which is not under the control of the Company; thus, the Company classified the stock outside permanent equity pursuant to ASC 480-10-S99. As of June 30, 2025 and December 31, 2024, the Company did not adjust the carrying values of the Preferred shares to the deemed liquidation values of such shares since a liquidation event was not probable. Subsequent adjustments to increase the carrying values to the ultimate liquidation values will be made only when it becomes probable that such a deemed liquidation event will occur.

d.	In February, 2024, in accordance with agreements entered into between the Company and COATS, approximately $700 thousand that had been received in 2023 as advances for machines was converted into $500 Series BB-1 preferred shares, par value NIS 0.01 per share.

e.	On March 5, 2024, the Company entered into an investment agreement with existing and new shareholders. Pursuant to the agreement, the Company raised a total of $4,232 thousand (net of issuance expenses of $18), in exchange for which 204,485,933 Series BB preferred shares, par value NIS 0.01 per share, were issued. This amount also includes advances of approximately $80 thousand received in 2023 in respect of Series BB shares. Out of this amount, approximately amount of $700 was received after June 30, 2024.

The Company also converted all of its outstanding convertible preferred shares of all classes outstanding prior to the March 2024 round into ordinary shares.

In addition, under this agreement, the Company granted investors 36,405,450 warrants convertible into Series AA preferred shares, par value NIS 0.01 per share. These warrants have not yet been exercised.

As of June 2025, the Company had received the full investment amount.

f.	On October 30, 2024, the Company entered into an additional investment agreement with existing shareholders. Pursuant to the agreement, the Company raised a total of $875 thousand, in exchange for which 42,087,542 Series BB-1 preferred shares, par value NIS 0.01 per share, were issued.

As of June 2025, the Company had received the full investment amount.

TWINE SOLUTIONS LTD.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands

NOTE 5:- RELATED PARTY TRANSACTIONS

a.	Balances:

	June 30,	December 31,
	2025	2024
Loans (1)	2,605	150
Deferred Revenue (2)	714	832

b.	Transactions:

	Period ended
	June 30,
	2025	2024
Finance expenses (1)	30	-
Revenues (2)	132	325
Other Income (2)	-	200

(1)	A.	On December 31, 2024, the Company received a loan from one of its investors in the amount of $150 thousand. The loan bears interest at a monthly rate of 1%.

B.	On June 5, 2025, the Company received a convertible loan from Steakholder Foods Inc. in the amount of $1,740 thousand. The loan bears interest at an annual rate of 8%.

C.	On February 26,2025 and on June 17, 2025, the Company received loans from one of its investors in the amount of $685 thousand. The loan bears interest at a monthly rate of 1%.

(2)	Represents balances and transactions with COATS.

TWINE SOLUTIONS LTD.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

U.S. dollars in thousands

NOTE 6:- SUBSEQUENT BALANCE SHEET DATE EVENTS

The Company evaluated subsequent events through December 23, 2025, the date these financial statements were available to be issued, and determined that there were no events requiring adjustment to, or disclosure in, the financial statements except as described below

On October 28, 2025, the Company entered into binding agreements with Steakholder Foods Ltd. (Nasdaq: STKH) pursuant to which Steakholder will acquire all of the Company’s outstanding share capital. The consideration will consist of a combination of American Depositary Shares (ADSs), pre-funded warrants, contingent warrants, and employee options to be issued by Steakholder.

In connection with the transaction, Gefen Capital made an equity investment in Steakholder and provided Steakholder with an additional $2,584 thousand convertible loan, which was advanced to the Company on a back-to-back basis.

The convertible loan was converted into equity upon the closing of the transaction.

On December 1, 2025, the Company’s Board of Directors approved an efficiency and cost reduction plan (the “Efficiency Plan”) designed to align the Company’s operating expenses with its committed financial targets for the fiscal year 2026. This plan is a necessary measure to ensure the Company can meet the operational and financial milestones outlined in its 2026 financial plan.

NOTE 7:- SUBSEQUENT EVENTS (UNAUDITED)

In January 2026, Steakholder’s board resolved to discontinue additional funding of Twine, and Twine subsequently filed a request with the Central District Court in Israel to open insolvency proceedings under the Israeli Insolvency and Financial Rehabilitation Law, 2018. The proceedings are at an early stage, and the Company cannot yet assess their impact on its business.

- - - - - - - - - - - - - - - - - - -

Steakholder Foods Ltd.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

Introduction

On June 5, 2025, Steakholder Foods Ltd. (the “Company” or “Steakholder”) entered into a memorandum of understanding to acquire Twine Solutions Ltd. (“Twine”), as well as related private placement and convertible loan agreements. On September 21, 2025, the Company entered into a binding securities purchase agreement to acquire Twine (the “Acquisition”), which was consummated on October 31, 2025 (the “Closing”). Following the Acquisition, the following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X of the U.S. Securities Act of 1933, as amended, as amended by the final rule, Release 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

Background – June 2025 Agreements

On June 5, 2025, the Company entered into a convertible loan agreement (the “Twine Convertible Loan Agreement”) with Twine pursuant to which the Company provided Twine with a convertible loan in the amount of $1,740,000 (the “Twine CLA Loan Amount”). The Twine CLA Loan Amount bore interest at the rate of 8% per annum and could not be repaid in whole or in part by Twine prior to its maturity date in November 2025, without the Company’s prior written consent. Pursuant to the Twine Convertible Loan Agreement, when the Company consummated the Acquisition transaction prior to the Twine Maturity Date (such date, the “Twine Conversion Date”), the Company had the option to either (i) leave the Twine CLA Loan Amount outstanding until Twine Maturity Date, on which date Twine would repay the Twine CLA Loan Amount in full plus interest or (ii) convert the Twine CLA Loan Amount into Series BB Preferred Shares of Twine (the “Twine Conversion Shares”), at a conversion price of $0.02079 per Twine Conversion Share (the “Twine Conversion Price”). The Company elected to convert the Twine CLA Loan Amount.

On June 5, 2025, the Company also entered into a convertible loan agreement (the “D.B.W. Convertible Loan Agreement”) with D.B.W. Holdings (2005) Ltd. (the “Lender”) pursuant to which the Lender provided the Company with a convertible loan in the amount of $870,000 (the “D.B.W. CLA Loan Amount”). The D.B.W. CLA Loan Amount bore interest at the rate of 8% per annum, had a maturity date of May 30, 2027 (the “D.B.W. Maturity Date”) and could be repaid in whole or in part at any time by the Company. The closing of the transaction contemplated by the D.B.W. Convertible Loan Agreement was June 10, 2025, with proceeds used for funding the Twine CLA Loan Amount. The Company used the D.B.W. CLA Loan Amount to provide funding to Twine pursuant to the Twine Convertible Loan Agreement. Pursuant to the D.B.W. Convertible Loan Agreement, following the Closing, the outstanding D.B.W. CLA Loan Amount was automatically converted into the Company’s ADSs (the “D.B.W. Conversion Shares”), at a conversion price of $56.00 per ADS (the “D.B.W. Conversion Price”).

On June 5, 2025, the Company also entered into a securities purchase agreement with Gefen Capital Investments LP for a private placement of 15,536 ADSs at $56.00 per ADS, raising gross proceeds of $870,000. The placement closed on June 10, 2025, with proceeds used for funding the Twine CLA Loan Amount.

Background – Acquisition Agreement

On October 31, 2025, (the “Closing”), the Company consummated the transactions contemplated by the Securities Purchase Agreement (“SPA”), dated September 21, 2025, to purchase Twine. Pursuant to the terms and subject to the conditions contained in the SPA, including approval of a general meeting of the Company’s shareholders by the requisite majority, upon the Closing the Company acquired the entire fully-diluted equity of Twine, in return for which the Company issued 158,465 ADSs and 145,355 prefunded milestone warrants (“Prefunded Warrants”) to purchase ADSs (together, the “SPA ADSs”) to Twine securityholders, together representing after such issuance and theoretical exercise thereof, 20.5% of the issued and outstanding share capital of the Company.

The Prefunded Warrants may be exercised upon the achievement of certain defined milestones within a period of up to 10 years from its date of issuance, and may also be exercised beforehand, to the extent that the holder holds less than 24.99% of the issued and outstanding share capital of the Company.

In connection with the Closing, the Company issued restricted share units to Twine employees, and two Twine nominees were appointed to the Company’s Board of Directors.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2025, combines the unaudited historical consolidated interim balance sheet of the Company as of June 30, 2025, with the unaudited historical balance sheet of Twine as of June 30, 2025, giving effect to the acquisition, as if they had been consummated as of June 30, 2025. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2025 and for the year ended December 31, 2024, gives effect to the acquisition, and related financing transactions, as if they had been completed on January 1, 2024, the beginning of the earliest period presented. The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of shares outstanding, as if the Acquisition had occurred on January 1, 2024.

The unaudited pro forma condensed combined financial information does not purport to be indicative of the financial position and results of operations that the Company will obtain in the future, or that the Company would have obtained if the Acquisition had been consummated as of the dates indicated above.

The pro forma adjustments are based upon currently available information and upon certain assumptions that the Company believes are reasonable. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of the Company.

The unaudited pro forma condensed combined balance sheet as of June 30, 2025, has been prepared using, and should be read in conjunction with, the following:

●	Steakholder’s unaudited consolidated balance sheet as of June 30, 2025 and the related notes; and

●	Twine’s unaudited balance sheet as of June 30, 2025, and the related notes.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2025, has been prepared using, and should be read in conjunction with, the following:

●	Steakholder’s unaudited consolidated statement of operations for the six months ended June 30, 2025, and the related notes; and

●	Twine’s unaudited statements of operations for the six months ended June 30, 2025, and the related notes.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024, has been prepared using, and should be read in conjunction with, the following:

●	Steakholder’s audited consolidated statement of operations for the year ended December 31, 2024, and the related notes; and

●	Twine’s audited statements of operations for the year ended December 31, 2024, and the related notes.

The unaudited pro forma condensed combined financial information has been prepared solely for informational purposes. Information regarding these pro forma adjustments is subject to risks and uncertainties that could cause actual results to differ materially from the Company’s unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information is not intended to represent and does not purport to be indicative of what the combined company financial condition or results of operations would have been had the transaction and other adjustments related to the transaction occurred at an earlier date or on the dates assumed.

Recent Developments

In January 2026, the Company’s board of directors resolved to discontinue additional funding of Twine, following a strategic review of Twine’s financial performance and capital requirements, following which Twine filed a request with the Central District Court of the State of Israel to receive an order to commence proceedings pursuant to the Israeli Insolvency and Financial Rehabilitation Law, 2018. The insolvency proceedings are at a preliminary stage and the Company cannot currently assess the effects of such proceedings on the Company’s business.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2025

(U.S Dollars in thousands, except per share amounts)

	Steakholder Foods	Twine	Transaction Accounting Adjustments	Note	Pro Forma Combined
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	1,377	1,278	(70)	(A)	2,585
Restricted cash	-	9	-		9
Marketable securities	48	-	-		48
Assets held for disposal	441	-	-		441
Trade receivables, net	-	10			10
Inventory	-	809	-		809
Prepaid expenses and other current assets	245	105	-		350

Total current assets	2,111	2,211	(70)		4,252

NON-CURRENT ASSETS:
Restricted deposits	13	108	-		121
Long-term loan	54	-	-		54
Convertible loan	1,747	-	(1,747)	(B)	-
Right-of-use asset	-	259	43	(G)	302
Property and equipment, net	1,933	231	-		2,164
Technology	-	-	2,481	(G)	2,481
Goodwill	-	-	3,483	(G)	3,483

Total non-current assets	3,747	598	4,260		8,605

Total Assets	5,858	2,809	4,190		12,857

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payables and accruals	727	1,554	177	(A)	2,458
Other liabilities	103	-	-		103
Trade payables	43	2,311	-		2,354
Deferred income	-	723	-		723
Loans from banks-current maturities	-	385	-		385
Loan from related parties	-	2,605	(1,747)	(B)	-
			(858)	(C)
Short-term lease liabilities	-	187	-		187

Total current liabilities	873	7,765	(2,428)		6,210

NON-CURRENT LIABILITIES

Warrants	-	102	(35)	(E)	-
			(67)	(F)
Convertible loan	874	-	(874)	(D)	-
Loans from banks	-	829	-		829
Long term lease liability	-	115	-		115

Total non-current liabilities	874	1,046	(976)		944

SHAREHOLDERS’ EQUITY
Convertible preferred shares	-	4,988	(4,988)	(F)	-
Ordinary shares, NIS 0.01 par value each - 500,356,900 shares authorized on June 30, 2025 and December 2024; 9,782,052 shares issued and outstanding on June 30, 2025 and December 2024	-	27	(27)	(F)	-
Ordinary shares – no par value, Authorized 5,000,000,000 shares. Issued and outstanding 915,704,159 and 349,603,759 at June 30, 2025 and December 31, 2024, respectively	-	-	-		-
Receivables on account of shares	(122)	-	-		(122)
Additional paid in capital	86,774	38,056	(20)	(A)	88,593
			858	(C)
			874	(D)
			(38,914)	(F)
			965	(H)

Accumulated deficit	(82,541)	(49,073)	(227)	(A)	(82,768)
			35	(E)
			49,038	(F)

Total shareholders’ equity	4,111	(6,002)	7,594		5,703

Total liabilities and shareholders’ equity	5,858	2,809	4,190		12,857

See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Income Statement

For the Six Months Ended June 30, 2025

(U.S Dollars in thousands, except per share amounts)

	Steakholder Foods	Twine	Transaction Accounting Adjustments	Note	Pro Forma Combined

Revenue	-	224	-		224
Cost of revenue	-	519	124	(aa)	640
			(3)	(bb)

Gross loss	-	295	121		416

Research and development	1,158	1,273	(5)	(bb)	2,426
Sales and marketing	363	111	(2)	(bb)	472
General and administrative	1,924	558	-		2,482

Total operating loss	3,445	2,237	114		5,796

Financial expenses (income), net	193	568	(6)	(cc)	755
Other expenses	206	-	-		206

Total comprehensive loss	3,844	2,805	108		6,757

Net loss per share – basic and diluted	(0.0071)	-	-		(0.012)
Weighted average shares outstanding – basic and diluted	544,608,702	-	319,843	(dd)	544,928,545

See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Income Statement

For the Year Ended December 31, 2024

(Dollars in thousands, except per share amounts)

	Steakholder Foods	Twine	Transaction Accounting Adjustments	Note	Pro Forma Combined

Revenue	10	1,218	-		1,228
Cost of revenue	22	1,301	248	(aa)	1,586
			15	(bb)

Gross loss	12	83	263		358

Research and development	3,518	2,504	24	(bb)	6,046
Sales and marketing	1,192	306	12	(bb)	1,510
Marketing with related party	172	-	-		172
General and administrative	3,582	1,166	227	(ee)	4,977
			2	(bb)

Total operating loss	8,476	4,059	528		13,063

Financial expenses, net	45	214	61	(cc)	320
Other expenses (income)	-	(195)	-		(195)

Total comprehensive loss	8,521	4,078	589		13,188

Net loss per share – basic and diluted	(0.02)	-	-		(0.032)
Weighted average shares outstanding – basic and diluted	417,642,811	-	319,843	(dd)	417,962,654

See accompanying notes to unaudited pro forma condensed combined financial information.

Note 1 - Basis of Presentation

In accordance with Article 11-02 of Regulation S-X, the objective of the pro forma financial information is to provide investors with information about the continuing impact of a particular transaction by illustrating how the Acquisition of Twine by the Company might have affected the Company’s historical financial statements if the transaction had been consummated at an earlier time.

Steakholder’s and Twine’s historical financial statements were prepared in accordance with U.S. GAAP and are denominated in U.S. dollars. The accounting policies used in the preparation of the unaudited pro forma condensed combined financial information are consistent with those described in the Company’s unaudited financial statements as of and for the six months ended June 30, 2025 and the Company’s audited financials as of and for the year ended December 31, 2024.

Management performed a comprehensive review of the accounting policies between the two entities. Management is currently not aware of any significant accounting policy differences and has therefore not made any adjustments to the pro forma condensed combined financial information related to any potential differences.

The unaudited pro forma condensed combined financial information does not include the realization of any cost savings from operating efficiencies, synergies or other restructuring activities which might result from the Acquisition.

The historical combined financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the statement of income (loss), expected to have a continuing impact on the combined results.

The Acquisition was accounted for as a business combination using the acquisition method of accounting under the provisions of ASC 805, Business Combinations (“ASC 805”), and using the fair value concepts defined in ASC 820, Fair Value Measurements (“ASC 820”). Steakholder was determined as the accounting acquirer in the transaction based on an analysis of the criteria outlined in ASC 805 and the facts and circumstances specific to this transaction. Under ASC 805, all assets acquired, and liabilities assumed are recorded at their acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of acquisition consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. The determination of the fair values of the assets acquired and liabilities assumed (and the related determination of estimated useful lives of amortizable identifiable intangible assets) requires significant judgment and estimates. The estimates and assumptions used include the projected timing and amount of future cash flows and discount rates reflecting risk inherent in the future cash flows related to the businesses acquired. Although the Company believes the fair values assigned to the assets acquired and liabilities assumed from the acquisition are reasonable, new information may be obtained about facts and circumstances that existed as of the date of the acquisition during the twelve-month period following the acquisition which could cause actual results to differ materially from the unaudited pro forma condensed combined financial information.

Note 2. Preliminary Purchase Price Allocation (“PPA”)

The fair value of the consideration is based on a preliminary, unaudited valuation made by a third-party appraiser as of the Closing date. The purchase price allocation is based on provisional amounts, which may be updated in the course of finalizing the Company’s annual financial statements. For details of recent developments, see “Introduction – Recent Developments” above.

The preliminary aggregate purchase consideration is as follows:

Preliminary Aggregate Purchase Consideration	USD In thousands
ADS (i)	$504
Prefunded Warrants (ii)	$461
Total Acquisition Consideration	965

i.	158,465 ADSs, totaling approximately $504,000 based on a fair value of $3.18 per share close share price at the Closing date.

ii.	145,355 Prefunded Warrants to purchase up to 145,355 ADSs, at an exercise price of $0.01 per ADS issued at the Closing, totaling approximately $461,000.

The aggregate preliminary purchase consideration allocation to assets acquired and liabilities assumed is provided throughout these notes to the unaudited pro forma condensed combined financial statements and is presented as if the closing date were June 30,2025.

The following table provides a summary of the preliminary aggregate purchase consideration allocation of assets acquired, liabilities assumed and intangible assets preliminary estimate of their respective fair values using a third-party appraiser:

Preliminary Aggregate Purchase Consideration Allocation	USD In Thousands
Cash and cash equivalent	1,278
Restricted Cash	9
Trade Receivables	10
Other Receivables	105
Inventory	809
Restricted Deposits	108
Rights of Use Assets	302
Fixed Assets	231
Trade Payables	(2,311)
Accounts payables and accruals	(1,554)
Current Maturities of Bank Loans	(385)
Deferred Revenues	(723)
Loan from related parties	(1,747)
Short-term Lease Liabilities	(187)
Bank Loans	(829)
Long-term Lease Liabilities	(115)
Intangible Assets:
Technology	2,481
Goodwill	3,483
Total purchase price consideration	965

The estimated useful life of the intangible asset (in years) is as follows:

Estimated Useful Life
Technology	10

●	The identifiable intangible asset acquired consisted of developed technology with estimated useful life of 10 years. The Company amortizes the fair value of this intangible asset based on the discounted free cash flow over their respective useful life.

The preliminary aggregate purchase consideration allocation set forth above reflects the recording of goodwill of $3,483,000. Goodwill represents the excess of the preliminary aggregate purchase consideration over the preliminary estimated fair values of recorded tangible and intangible assets acquired and liabilities assumed in the Acquisition. The actual amount of goodwill to be recorded in connection with the Acquisition is subject to change once the valuation of the fair value of tangible and intangible assets acquired and liabilities assumed has been completed. The final valuation of such assets and liabilities is expected to be completed as soon as practicable but no later than one year after the consummation of the Acquisition.

The determination of the fair values of the assets acquired and liabilities assumed (and the related determination of estimated useful lives of amortizable identifiable intangible assets) requires significant judgment and estimates. The estimates and assumptions used include the projected timing and amount of future cash flows and discount rates reflecting risk inherent in the future cash flows related to the businesses acquired. Although the Company believes the fair values assigned to the assets acquired and liabilities assumed from the acquisition are reasonable, new information may be obtained about facts and circumstances that existed as of the date of the acquisition during the twelve-month period following the acquisition which could cause actual results to differ materially from the unaudited pro forma condensed combined financial information.

Note 3 - Pro Forma Adjustments

The unaudited pro forma combined financial statements include pro forma adjustments that are (i) directly attributable to the transaction which was completed the Closing date, and (ii) factually supportable. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The pro forma adjustments reflect the purchase price allocation (“PPA”) determined as if the closing date were June 30, 2025, based on the estimated fair values of the assets acquired and liabilities assumed in accordance with ASC 805, Business Combinations. Additionally, the unaudited pro forma condensed combined financial statements do not give effect to revenue synergies, operating efficiencies or cost savings that may be achieved with respect to the combined company.

The unaudited pro forma condensed combined financial information is based upon the historical consolidated and condensed consolidated financial statements of the Company and of Twine and certain adjustments which the Company believes are reasonable to give effect to the transaction. These adjustments are based upon currently available information and certain assumptions, and therefore, the actual adjustments will likely differ from the pro forma adjustments. In particular, such adjustments include information based upon the Company’s preliminary allocation of the PPA consideration, which is subject to adjustment based upon the completion of the Company’s valuation analysis.

The adjustments made in preparing the unaudited pro forma condensed combined balance sheet as of June 30, 2025, are as follows:

A.	Reflecting the total estimated transaction costs amount of approximately $306,000, consisting of legal, accounting, and other professional fees incurred or expected to be incurred in connection with the Acquisition, of which a total of approximately $59,000 were included as an accrual in Steakholder’s historical financial statements. Additionally, out of the total transaction costs, $20,000 relate directly to the issuance of SPA ADSs classified as equity and were recorded directly to Additional Paid-In Capital.

B.	Reflecting the elimination of the Twine CLA Loan Amount upon the Closing of the Acquisition in accordance with the Twine Convertible Loan Agreement terms.

C.	Reflecting the conversion of a loan received by Twine from a previous shareholder upon the Closing of the Acquisition in accordance with its terms.

D.	Reflecting the conversion of the D.B.W. CLA Loan Amount upon the Closing of the Acquisition in accordance with the D.B.W. Convertible Loan Agreement terms.

E.	Reflecting the expiration of a warrant to purchase preferred shares of Twine issued to Mizrahi Tefahot Bank on September 5, 2022, and amended on June 30, 2023 (the “Mizrahi Warrant”) upon the Closing, in accordance with its terms.

F.	Reflecting the elimination of Twine’s historical equity and Twine’s BB-1 liability-classified warrants acquired in the business combination.

G.	Reflecting the technology valued at $2,481,000 as per the valuation described above, and goodwill valued at $3,483,000, which represents the excess of the preliminary purchase price over the fair value of the assets acquired and liabilities assumed (see also Note 2 above).

H.	Reflecting the total fair value preliminary purchase consideration of $965,000 issued in the form of ADSs and prefunded warrants classified as equity (see also Note 2 above).

The adjustments made in preparing the unaudited pro forma condensed combined income statement for the six months ended June 30, 2025, are as follows:

aa.	Presenting an incremental amortization expense recorded as a result of the intangible assets recognized in the Acquisition (see also Note 2).

bb.	Reflecting the difference between Twine’s historical share-based compensation expenses and the estimated share-based compensation expense of approximately $10,000 for RSUs issued to Twine’s employees, vesting in equal monthly installments over six months from the grant date.

cc.	Presenting income statement impacts of nonrecurring amounts related to Twine’s convertible loans and liability-classified warrants to be settled as of the Closing date of Acquisition in accordance with their original terms.

dd.	Reflecting the net loss per share calculated using the historical weighted average number of shares outstanding, adjusted to reflect:

SPA ADSs (*)	303,820
D.B.W. Conversion Shares	16,023
Total	319,843

(*)	including the Prefunded Warrants as these are currently exercisable by the holder.

The adjustments made in preparing the unaudited pro forma condensed combined income statement for the year ended December 31, 2024, are as follows:

aa.	Representing an incremental amortization expense recorded as a result of the intangible assets recognized in the Acquisition transaction (see also Note 2).

bb.	Reflecting the difference between Twine’s historical share-based compensation expenses and the estimated share-based compensation expense of approximately $54,000 for RSUs issued to Twine’s employees, vesting in equal monthly installments over six months from the grant date.

cc.	Presenting income statement impacts of nonrecurring amounts related to Twine’s liability-classified warrants to be settled as of the Closing date of Acquisition in accordance with their original terms.

dd.	Reflecting the net loss per share calculated using the historical weighted average number of shares outstanding, adjusted to reflect:

SPA ADSs (*)	303,820
D.B.W. Conversion Shares	16,023
Total	319,843

(*)	including the Prefunded Warrants as these are currently exercisable by the holder.

ee.	Reflecting the total estimated transaction costs amount of approximately $306,000, consisting of legal, accounting, and other professional fees incurred or expected to be incurred in connection with the Acquisition, of which a total of approximately $59,000 were included as an accrual in Steakholder’s historical financial statements. Additionally, out of the total transaction costs, $20,000 relate directly to the issuance of SPA ADSs classified as equity and recorded directly to Additional Paid-In Capital.

5,693,950 American Depositary Shares, each representing four thousand (4,000) Ordinary Shares

February, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors, Officers and Employees

Under the Israeli Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care, but only if a provision authorizing such exculpation is included in its articles of association. Our amended articles of association include such a provision, to the fullest extent permitted by law. The company may not exculpate in advance a director from liability arising out of a prohibited dividend or other distribution to shareholders.

Under the Israeli Companies Law and the Israeli Securities Law, 5728-1968, or the Israeli Securities Law, a company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of any such event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	a financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction;

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent; and

●	expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder, or certain compensation payments made to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Israeli Securities Law.

Under the Israeli Companies Law and the Israeli Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

●	a breach of the duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a breach of the duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

●	a financial liability imposed on the office holder in favor of a third party; and

●	expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder or certain compensation payments to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Securities Law.

Under the Israeli Companies Law, a company may not indemnify, exculpate or enter into an insurance contract for office holder liability, for any of the following:

●	a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a fine, monetary sanction or forfeit levied against the office holder.

Under the Israeli Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to the chief executive officer and a director or (under certain circumstances), also by the shareholders. See Item 6C to the 2024 Annual Report “Directors, Senior Management and Employees —Board Practices—Approval of Related Party Transactions under Israeli Law.” However, the insurance of office holders shall not require shareholder approval and may be approved only by the compensation committee, if the engagement terms are determined in the company’s compensation policy and that policy was approved by the shareholders by a special majority (as described in Item 6C to the 2024 Annual Report “Directors, Senior Management and Employees —Board Practices—Approval of Related Party Transactions under Israeli Law”), provided that the policy is on market terms and is not likely to materially impact the company’s profitability, assets or obligations.

Our amended articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted under the Israeli Companies Law and the Israeli Securities Law. We have obtained directors’ and officers’ liability insurance for the benefit of our office holders and intend to continue to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Israeli Companies Law.

We have entered into indemnification and exculpation agreements with each of our current officers and directors exculpating them from a breach of their duty of care to us to the fullest extent permitted by the Israeli Companies Law and undertaking to indemnify them to the fullest extent permitted by the Israeli Companies Law and the Israeli Securities Law, to the extent that these liabilities are not covered by insurance. This indemnification is limited to events determined as foreseeable by our board of directors based on our activities, as set forth in the indemnification agreements. Under such indemnification agreements, the maximum aggregate amount of indemnification that we may pay to any and all of our currently serving or future officers and directors together may not exceed the higher of $5 million and 25% of our shareholders equity according to our most recent financial statements at the time of payment. In the opinion of the SEC, however, indemnification of directors and office holders for liabilities arising under the Securities Act of 1933, as amended, is against public policy and therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

We have issued securities which were not registered under the Securities Act as set forth below.

The following is a summary of transactions during the preceding three years involving sales of our securities that were not registered under the Securities Act:

●	In July 2023, we issued warrants to purchase 60,000,000 ordinary shares represented by 600,000 ADSs exercisable at a price of $11.00 per ADS. In addition, we also issued placement agent warrants to purchase 4,200,000 ordinary shares represented by 42,000 ADSs exercisable at a price of $12.50 per ADS.

●	On February 27, 2025, we entered into a securities purchase agreement, or SPA, with the Selling Shareholder, whereby the Selling Shareholder would purchase (i) 192,660 ADSs, each representing one hundred (100) ordinary shares, no par value, at a final offering price of $1.1391 per ADS, (ii) warrants to purchase up to 1,097,358 ADSs with an exercise price of $2.00 per ADS, or the ADS Warrants, and (iii) pre-funded warrants to purchase up to 904,698 ADSs, or Pre-Funded Warrants, and, collectively with the ADS Warrants, the Warrants, to the extent the purchase of ADSs pursuant to the SPA would have otherwise resulted in the Selling Shareholder, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding ADSs immediately following the consummation of the SPA. Each of the Pre-Funded Warrants is exercisable for one ADS. The Pre-Funded Warrants were purchased for $1.139 each, have an exercise price of $0.0001 per ADS, are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

●	On February 27, 2025, we entered into the ELOC Purchase Agreement with the Selling Shareholder, establishing an $8 million ELOC. Pursuant to the ELOC Purchase Agreement, we may sell to the Selling Shareholder up to $8 million, or the Commitment Amount, of our ADSs, or Purchase Notice ADSs, from time to time during the term of the ELOC Purchase Agreement. In consideration for the execution and delivery of the ATMOA by the Selling Shareholder, on April 18, 2025. we issued 874 Commitment ADSs, as the Commitment to the Selling Shareholder as the Commitment Fee pursuant to the ELOC Purchase Agreement (based on the dollar volume-weighted average price of the ADSs on the business day immediately preceding the issuance date). The resale of 5,693,950 ADSs, representing the Purchase Notice ADSs, is being registered for resale pursuant to this Registration Statement.

●	On June 5, 2025, we entered into the June 2025 Private Placement Agreement for the purchase and sale in the of 124,286 ADS, at an offering price of $7.00 per ADS.

●

On September 30, 2025, pursuant to inducement letters, we issued an aggregate of 297,618 ADSs to warrant holders at a reduced exercise price of $5.00 per ADS, in consideration of our agreement to issue the holders with two new series of warrants to purchase up to an aggregate of 892,854 ADSs at an exercise price of $5.00 per ADS.

●	On October 31, 2025, we issued 158,465 ADSs and 145,355 pre-funded milestone warrants to holders of securities of Twine in connection with the Acquisition Transaction, as well as 16,023 ADSs as part of the conversion of a convertible loan in the amount of $870 thousand plus interest at a price of $56 per ADS, pursuant to the June 2025 Convertible Loan Agreement.

We believe that the offers, sales and issuances of the securities described in the preceding paragraphs were exempt from registration either (a) under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder (including Regulation D and Rule 506), in that the transactions were between an issuer and sophisticated investors or members of its senior executive management and did not involve any public offering within the meaning of Section 4(a)(2) or (b) under Regulation S promulgated under the Securities Act in that offers, sales and issuances were not made to persons in the United States and no directed selling efforts were made in the United States.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Articles of Association of the Registrant (incorporated herein by reference to Exhibit 99.1 to the registrant’s Report on Form 6-K furnished to the SEC on October 29, 2025)
4.1	Form of Deposit Agreement between Steakholder Foods Ltd. (f/k/a MeaTech 3D Ltd.), the Bank of New York Mellon as Depositary, and owners and holders from time to time of ADSs issued by the Company (incorporated herein by reference to Exhibit 4.1 to the registrant’s registration statement on Form F-1, as amended, filed with the SEC on March 5, 2021 (File No. 333-253257))
4.2	Form of Specimen American Depositary Receipt (incorporated herein by reference to Exhibit 4.1 to the registrant’s registration statement on Form F-1, as amended, filed with the SEC on March 5, 2021 (File No. 333-253257))
5.1*	Opinion of Meitar | Law Offices, Israeli counsel to the registrant
10.1	Services and Collaboration Agreement by and between the Registrant and BlueOcean Substainability Fund, LLC, dated October 6, 2021 (incorporated herein by reference to Exhibit 4.4 to the registrant’s Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on March 24, 2022)
10.2+	Employment Agreement by and between the Registrant and Arik Kaufman, dated March 15, 2022, as amended on April 5, 2022 and April 30, 2023 (incorporated herein by reference to Exhibit 4.3 to the registrant’s Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on April 30, 2024)
10.3	Form of Indemnification Agreement (incorporated by reference to Exhibit 4.4 to the Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on April 30, 2024).
10.4#	Form of Exculpation Agreement (incorporated herein by reference to Exhibit 4.7 to the registrant’s Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on March 24, 2022)
10.5#+	Option and Restricted Stock Unit Allocation Plan (incorporated herein by reference to Exhibit 4.8 to the registrant’s Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on March 24, 2022)
10.6+	2022 Share Incentive Plan (incorporated herein by reference to Exhibit 4.9 to the registrant’s Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on April 4, 2023)
10.7+	Compensation Policy for Directors and Officers (incorporated by reference to Exhibit 4.8 to the Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on April 30, 2024).
10.8	Securities Purchase Agreement, dated as of February 27, 2025, between the Company and the investor identified on the signature page thereto (incorporated herein by reference to Exhibit 10.1 to the registrant’s Report on Form 6-K furnished to the SEC on February 28, 2025)
10.9	Form of ADS Warrant (incorporated herein by reference to Exhibit 10.2 to the registrant’s Report on Form 6-K furnished to the SEC on February 28, 2025)
10.10	Form of Pre-Funded Warrant (incorporated herein by reference to Exhibit 10.3 to the registrant’s Report on Form 6-K furnished to the SEC on February 28, 2025)
10.11	Registration Rights Agreement, dated as of February 27, 2025, between the Company and the investor identified on the signature page thereto (incorporated herein by reference to Exhibit 10.4 to the registrant’s Report on Form 6-K furnished to the SEC on February 28, 2025)
10.12	Any Market Purchase Agreement, dated as of February 27, 2025 between the Company and the investor identified on the signature page thereto (incorporated herein by reference to Exhibit 10.5 to the registrant’s Report on Form 6-K furnished to the SEC on February 28, 2025)
10.13	Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the registrant’s Report on Form 6-K furnished to the SEC on June 11, 2025)
10.14	Convertible Loan Agreement (incorporated herein by reference to Exhibit 10.2 to the registrant’s Report on Form 6-K furnished to the SEC on June 11, 2025)

10.15	Convertible Loan Agreement (incorporated herein by reference to Exhibit 10.3 to the registrant’s Report on Form 6-K furnished to the SEC on June 11, 2025)
10.16	Form of Common Warrant (incorporated herein by reference to Exhibit 4.1 to the registrant’s Report on Form 6-K furnished to the SEC on July 16, 2025)
10.17	Form of Pre-Funded Warrant (incorporated herein by reference to Exhibit 4.2 to the registrant’s Report on Form 6-K furnished to the SEC on July 16, 2025)
10.18	Form of Placement Agent Warrant (incorporated herein by reference to Exhibit 4.3 to the registrant’s Report on Form 6-K furnished to the SEC on July 16, 2025)
10.19	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the registrant’s Report on Form 6-K furnished to the SEC on July 16, 2025)
10.20	Form of Inducement Letter (incorporated herein by reference to Exhibit 10.1 to the registrant’s Report on Form 6-K furnished to the SEC on October 1, 2025)
10.21	Form of New Warrant (incorporated herein by reference to Exhibit 10.2 to the registrant’s Report on Form 6-K furnished to the SEC on October 1, 2025)
10.22	Form of Placement Agent Warrant (incorporated herein by reference to Exhibit 10.3 to the registrant’s Report on Form 6-K furnished to the SEC on October 1, 2025)
10.23	Share Purchase Agreement. Dated September 21. 2025, by and among Twine Solutions Ltd., each of the Accepting Shareholders (as defined therein) and Steakholder Foods Ltd. (incorporated herein by reference to Exhibit 10.4 to the registrant’s registration statement on Form F-3, filed with the SEC on November 17, 2025)
10.24	Form of Pre-Funded Milestone Warrant (incorporated herein by reference to Exhibit 10.5 to the registrant’s registration statement on Form F-3, filed with the SEC on November 17, 2025)
21.1*	List of Subsidiaries
23.1*	Consent of Somekh Chaikin, member firm of KPMG International, independent registered public accounting firm
23.2*	Consent of Meitar | Law Offices, Israeli counsel to the registrant (included in Exhibit 5.1)
24.1*	Power of Attorney (included in the signature page of the Registration Statement)
107*	Filing Fee Table

*	Filed herewith.

#	English translation of original Hebrew document

+	Management contract or compensatory plan.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

The Registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, the registrant is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

(b) Financial Statement Schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the consolidated financial statements and related notes thereto.

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ness Ziona, State of Israel on this 27th day of February, 2026.

STEAKHOLDER FOODS LTD.

By:	/s/ Arik Kaufman
Name:	Arik Kaufman
Title:	Chief Executive Officer

POWER OF ATTORNEY

The undersigned officers and directors of Steakholder Foods Ltd. hereby constitute and appoint Arik Kaufman, with full power of substitution, our true and lawful attorneys-in-fact and agents to take any actions to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the SEC, in connection with this registration statement on Form F-1, including the power and authority to sign for us in our names in the capacities indicated below any and all further amendments to this registration statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Yaron Kaiser	Chairman of the Board of Directors	February 27, 2026
Yaron Kaiser

/s/ Arik Kaufman	Chief Executive Officer (Principal Executive Officer)	February 27, 2026
Arik Kaufman

/s/ Oren Attiya	Vice President, Finance (Principal Financial and Accounting Officer)	February 27, 2026
Oren Attiya

/s/ Eli Arad	Director	February 27, 2026
Eli Arad

/s/ David Gerbi	Director	February 27, 2026
David Gerbi

/s/ Sari Singer	Director	February 27, 2026
Sari Singer

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Steakholder Foods Ltd., has signed this registration statement on February 27, 2026.

Steakholder Foods USA, Inc.

Authorized U.S. Representative

By:	/s/ Arik Kaufman
Name:	Arik Kaufman
Title:	Authorized Representative